As filed with the Securities and Exchange Commission on August 11, 2020

Registration No. ___-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TODOS MEDICAL LTD.

(Exact name of Registrant as specified in its charter)

Israel	2835	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

1 Hamada Street

Rehovot, Israel

+972-8-633-3964

(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

Carl M. Sherer Rimon PC 245 Park Avenue, 39th Floor New York, NY 10167 Telephone No. (800) 930-7271 Facsimile No.: (617)997-0098	Jeffrey J. Fessler Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Telephone No. (212) 634-3067 Facsimile No.: (917) 438-6133

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging Growth Company [X]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, Nominal Value 0.01 per share	50,000,000 shares	$0.085	$4,250,000	$552

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable as a result of share splits, share dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion. Dated August 11, 2020

TODOS MEDICAL LTD.

50,000,000 Ordinary Shares

This prospectus relates to the resale of up to 50,000,000 ordinary shares by Lincoln Park Capital Fund, LLC, whom we refer to in this prospectus as “Lincoln Park” or the “selling shareholder.”

The ordinary shares to which this prospectus relates have been or may be issued by us to Lincoln Park pursuant to a purchase agreement, dated as of August 4, 2020, we entered into with Lincoln Park. On August 5, 2020, we sold 3,437,500 ordinary shares to Lincoln Park in an initial purchase under the purchase agreement for a total purchase price of $275,000. We also issued 5,812,500 ordinary shares to Lincoln Park as consideration for its irrevocable commitment to purchase our ordinary shares under the purchase agreement. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of ordinary shares by the selling shareholder. However, we may receive up to an additional $10,000,000 aggregate gross proceeds under the purchase agreement from any sales of ordinary shares we make to Lincoln Park pursuant to the purchase agreement after the date of this prospectus. See “The Lincoln Park Transaction” for a description of the purchase agreement and “Selling Shareholder” for additional information regarding Lincoln Park.

The selling shareholder may sell or otherwise dispose of the ordinary shares described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling shareholder may sell or otherwise dispose of the ordinary shares being registered pursuant to this prospectus. The selling shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.

We will pay the expenses incurred in registering under the Securities Act the offer and sale of the ordinary shares to which this prospectus relates by the selling shareholder, including legal and accounting fees. See “Plan of Distribution”.

Concurrently with this prospectus, we are filing another registration statement on Form F-1 including a prospectus for the resale of up to an additional 131,114,728 of our ordinary shares by certain investors pursuant to purchase agreements, and for the resale of shares obtained by the exercise of warrants and the conversion of convertible notes by certain of our shareholders (the “Other F-1”). The 131,114,728 shares to be registered for resale are not included in our outstanding shares in this prospectus. The other shares being registered pursuant to the Other F-1 are included in our outstanding shares in this prospectus when such share numbers are calculated on a fully diluted basis.

Our ordinary shares are currently quoted on the OTCQB Venture Market operated by OTC Markets Group Inc., or the OTCQB Market, under the symbol “TOMDF”. On August 7, 2020, the closing price of our ordinary shares, as reported on the OTCQB Market, was $0.089 per ordinary share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Start-ups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” on page 10 to read about factors you should consider before buying our ordinary shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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We have not authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we may authorize to be delivered or made available to you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Lincoln Park is offering to sell ordinary shares and seeking offers to purchase ordinary shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of ordinary shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

We have not taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless the context otherwise requires, references in this prospectus to the “Company,” “Todos Medical,” “Todos,” “we,” “us,” “our” and other similar designations refer to Todos Medical Ltd. The terms “shekel,” “Israeli shekel” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar” or “$” refer to United States dollars, the lawful currency of the United States of America. All references to “shares” in this prospectus refer to the ordinary shares of Todos Medical Ltd., par value NIS 0.01 per share. As is discussed elsewhere in this prospectus, Todos’ shareholders have approved a reverse split of its shares based upon a ratio to be determined by Todos’ management. That reverse split will not take place before this registration statement becomes effective. See “Recent Developments – Reverse Split.”

MARKET, INDUSTRY AND OTHER DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Statement Regarding Forward-Looking Statements.”

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our ordinary shares, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this prospectus.

Overview of the Company

Todos Medical Ltd. (“Todos Medical,” the “Company,” “we,” “our,” “us”), is a medical diagnostics company engaged in the development and commercialization of blood tests for the detection of immune-related diseases, beginning with cancer. Our core proprietary technology centers on testing blood cells using a Fourier-transform infrared (“FTIR”) spectrometer to turn biological information into data, and then using our patented Total Biochemical Infrared Analysis (“TBIA”) deep learning data analytics platform to mine the data in order to develop algorithms that are indicative of the presence of cancer, and the tissue of origin in the body where the cancer is located. The TBIA detection method is based on cancer’s influence on the immune system that triggers biochemical changes in peripheral blood. The primary advantages of the TBIA platform are the high accuracy (sensitivity and specificity) and low costs of goods sold (“COGS”) due to the biological information being captured using spectroscopy versus biological antibody capture methods that require the manufacture of multiple antibodies to capture a biological signature. TBIA is based upon technology originally invented by researchers at Ben Gurion University (“BGU”) and Soroka Medical Center of Israel (“Soroka”), whose intellectual property has been licensed to us. We have received a CE Mark in the European Union authorizing the commercial use of the TBIA platform in the diagnosis of breast cancer and colon cancer. We have been issued patents in the United States, Europe and other international jurisdictions covering the use of TBIA to detect solid tumors. We have also entered into distribution agreements with development partners in preparation for the commercial launch of TBIA for breast cancer in Israel, Romania and Austria during the fourth quarter of 2020. Our academic partners at BGU have also published research suggesting FTIR has the potential to be used to identify the presence of viral and bacterial infections, and the Company is currently evaluating how best to pursue its technology in these areas in light of increased commercial interest for viral detection methods in light of the recent outbreak of novel Coronavirus (SARS-CoV-2, or COVID-19) worldwide.

Products

Our two most advanced blood tests for cancer are for the screening and diagnosis of breast cancer. TM-B1 is our breast cancer test for the screening and diagnosis of breast cancer in all women, and TM-B2 is our breast cancer test for the screening and diagnosis of breast cancer in women who have ‘dense breasts.’ Dense breasts, medically categorized as BI-RADS 3 and BI-RADS 4, make mammograms largely ineffective because the biophysical structure of the breast does not allow high enough resolution on the mammogram X-ray to determine whether or not a tumor is present, leading to potentially unnecessary additional imaging tests and breast biopsies in women who have dense breasts.

Additionally, our TMC blood test is for the screening and diagnosis of colon cancer.

Recent Developments

Reverse Split

At an extraordinary general meeting of our shareholders held on May 11, 2020, our shareholders voted to approve a reverse share split of the Company’s ordinary shares within a range of 1:10 to 1:100, to be effective at the ratio and on a date to be determined by the Board of Directors of the Company (the “Reverse Split”). Although our shareholders approved the Reverse Split, all per share amounts and calculations in this prospectus and the accompanying financial statements do not reflect the effects of the Reverse Split, as the Board of Directors has not determined the ratio or the effective date of the Reverse Split.

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Amarantus Transaction

Background

Amarantus Bioscience Holdings, Inc., (“Amarantus”) had entered into an amended and restated license agreement with the University of Leipzig (the “License Agreement”), pursuant to which Amarantus obtained an exclusive license to develop and commercialize the LymPro Test®, an immune-based neurodiagnostic blood test for the detection of Alzheimer’s disease (the “License”). The LymPro Test is a diagnostic blood test that determines the ability of peripheral blood lymphocytes (PBLs) and monocytes to withstand an exogenous mitogenic stimulation that induces them to enter the cell cycle. Scientists believe that certain diseases, most notably Alzheimer’s disease, may be the result of compromised cellular machinery that leads to aberrant cell cycle re-entry by neurons which then leads to apoptosis. LymPro Test uses peripheral blood lymphocytes as a surrogate for neuronal cell function, suggesting a common relationship between PBLs and neurons in the brain. The LymPro Test focuses on measuring immune markers that are directly linked to the cell proliferation processes and expands our understanding of how the body’s immune system responds to disease. The Company believes that the LymPro Test may use the body’s immune system response to diagnose early and monitor the progression of Alzheimer’s disease, which has the potential to be an invaluable tool for pharmaceutical companies’ development of novel treatments for Alzheimer’s.

On February 27, 2019, the Company entered into a joint venture agreement with Amarantus, pursuant to which the Company issued 17,986,999 Ordinary Shares, which at that time represented 19.99% of the Company’s issued and outstanding ordinary shares to Amarantus, in exchange for Amarantus transferring to the Company 19,900 shares of common stock of Breakthrough Diagnostics, Inc. (“Breakthrough”), previously a wholly owned subsidiary of Amarantus, (constituting 19.99% of Breakthrough’s issued and outstanding common stock), and for Amarantus assigning the License Agreement to Breakthrough.

As part of the joint venture with Amarantus, the Company was granted an option to acquire the remaining 80.01% of Breakthrough held by Amarantus in exchange for the issuance to Amarantus of Ordinary Shares of the Company representing an additional thirty percent (30%) of the Company. On July 28, 2020, the Company entered into Amendment No. 1 to the Binding Joint Venture Agreement with Amarantus pursuant to which the parties agreed that the Company would issue 49.9% of its ordinary shares as of December 31, 2019 to Amarantus in exchange for the 80.01% equity interest it does not own of Breakthrough Diagnostics, Inc. plus pay an additional $150,000. In addition, Amarantus will receive a 10% royalty on LymPro intellectual property. The Breakthrough transaction closed on July 28, 2020. As part of the closing, we issued to Amarantus another 67,599,796 ordinary shares, giving Amarantus a total of 85,586,795 ordinary shares (which equals 49.9% of the ordinary shares that were outstanding as of December 31, 2019). We must pay Amarantus the additional $150,000 no later than July 28, 2021.

Our Chief Executive Officer, Gerald Commissiong, is also the Chief Executive Officer of Amarantus.

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SARS-nCoV-2 related business

On March 17, 2020, Todos Medical USA (“Todos USA”) entered into a non-exclusive distribution agreement with 3D Biomedicine Science & Technology Co., Ltd. (3D Med) to market 3D Med’s novel Coronavirus (SARS-nCoV-2) and SARS-nCoV-19 + Influenza A/Influenza B polymerase chain reaction (PCR) test kits, and extraction solution (automated RNA extraction system and optimized extraction reagents) in the United States and Israel. 3D Med has applied for Emergency Use Authorization (EUA) with the FDA.

On March 19, 2020, Todos USA entered into an exclusive sub-distribution agreement with Gibraltar Brothers & Associates LLC (Gibraltar) to market Shanghai Liangrun Biomedicine Technology Co., Ltd’s (Liangrun) immunochromatography-based colloidal gold SARS-nCoV-2 fingerprick IgM/IgG rapid antibody test (Shanghai Colloidal Gold) in the United States and Israel. Gibraltar was granted exclusive territorial distribution rights to market Shanghai Colloidal Gold by Liangrun. Liangrun has applied for EUA with the FDA.

On March 23, 2020, Todos USA expanded its agreement with Gibraltar to add products and territories. The products added to the agreement were Shanghai PCR test kits, and the territories added included Singapore, Malaysia, Indonesia, Thailand, Myanmar, Vietnam, the Philippines, Cambodia/Laos, Hong Kong, Japan, South Korea, Taiwan, India, United Kingdom, Sweden, Italy, the Gulf States, Dubai and the United Arab Emirates.

On March 23, 2020 Todos USA entered into a Joint Venture Agreement (the “Emerald Agreement”) with Emerald Organic Products, Inc., a Nevada corporation (“Emerald”), for the formation of Corona Diagnostics, LLC (the “Emerald Joint Venture”) in order to manage, operate and distribute viral testing currently controlled by Todos USA. It was agreed that (1) Todos USA will contribute diagnostic testing under its control that will be useful in detecting COVID-19 (“Viral Testing”), and will contribute the expertise and know-how to the Emerald Joint Venture necessary to validate the products for distribution; (2) Emerald will contribute capital for validation as per the budget as described in the Emerald Agreement and is responsible for developing and implementing the necessary financial structures for the distribution of the Viral Testing; (3) interest in the Joint Venture was 51% owned by Emerald and 49% owned by Todos USA; (4) Emerald was entitled to receive priority distributions from the Joint Venture up to the amount of any cash capital contributions made by Emerald; (5) the Board of Managers had three board members: two appointed by Emerald and one by Todos USA; and (6) the Joint Venture was for 25 years unless earlier dissolved by mutual agreement of Todos USA and Emerald.

On April 24, 2020, Todos USA entered into the Amended and Restated Collaboration Agreement with Emerald, pursuant to which Todos became the owner of 100% of the equity of the Emerald Joint Venture, and agreed to integrate its COVID-19 tests with Emerald’s telemedicine (Carie Health, Inc.) and independent pharmacy (Bonsa Health, Inc.) businesses to create a full solution to help facilitate the screening and diagnosis of individuals having indications of the COVID-19 Polymerase Chain Reaction (PCR) and/or antibody testing status, which may facilitate return to work programs in the United States.

On April 18, 2020, Todos USA entered into an Original Equipment Manufacturing (OEM) agreement with Zhengzhou Fortune Bioscience Co. Ltd. (Zhengzhou) for the manufacture of immunochromatography-based colloidal gold SARS-nCoV-2 fingerprick IgM/IgG and IgA/IgM/IgG – IgD/IgE rapid antibody test (Zhengzhou Colloidal Gold). Zhengzhou has applied for EUA with the United States Food and Drug Administration (“FDA”).

On April 28, 2020, the Company announced positive data from a clinical study it completed evaluating the diagnostic concordance of Shanghai Colloidal Gold to PCR testing, as done by Quest Diagnostics, in hospitalized patients confirmed COVID-19 positive or negative (the disease caused by SARS-nCoV-2).

On May 7, 2020, Todos USA entered into an exclusive distribution agreement with Gnomegen, LLC for the distribution of SARS-nCoV-2 PCR test kits in the United States, Canada, Mexico, Israel, Singapore, Malaysia, Indonesia, Thailand, Myanmar, Vietnam, the Philippines, Cambodia/Laos, Hong Kong, Japan, South Korea, Taiwan, India, the United Kingdom, Sweden, Italy, France, Germany, Switzerland, Spain, India, Australia, Gulf States, Dubai, United Arab Emirates, Argentina, Aruba, Bahamas, Barbados, Belize, Bolivia (Plurinational State of), Brazil, Chile, Colombia, Costa, Rica, Dominican Republic, Ecuador, El Salvador, Martinique, Grenada, Guatemala, Guyana, Haiti, Honduras, Jamaica, Nicaragua, Panama, Paraguay, Peru, Saint Kitts, and Nevis, Suriname, Trinidad and Tobago, Uruguay and Venezuela. Zhengzhou has received EUA from the FDA.

On May 12, 2020, Todos USA entered into a non-exclusive distribution agreement with Zhengzhou for the distribution of its suite of immunochromatography-based colloidal gold SARS-nCoV-2 fingerprick rapid antibody test kits. Zhengzhou has applied for EUA with the FDA.

On May 18, 2020, we announced our first commercial sale of COVID-19 tests. The sale was made via a sub-distribution agreement with a U.S.-based medical distribution company with clients in state and local governments throughout the Southeastern United States who are seeking comprehensive testing solutions for return-to-work programs.

On June 4, 2020, Todos USA entered into a Medical Device Distribution Agreement with 3D Biomedicine Science & Technology Co., Limited, pursuant to which Todos has the right to distribute 3D’s equipment, reagents and tests for the screening of novel coronavirus in more than 60 countries over a period of three years. The next three agreements described below relate in part to the products provided by 3D to Todos.

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On June 18, 2020, Todos USA entered into a Distribution Agreement with Meridian Health Services Network, Inc. pursuant to which each party appointed the other as its non-exclusive agent to market, sell and distribute each other’s products and services in the United States and internationally, being Todos’ equipment, reagents and tests for the screening of novel coronavirus, and Meridian’s products and services for health care consumers in the United States, especially self-insured employers. The agreement is effective for a period of two years.

On June 25, 2020, Todos USA entered into a non-exclusive cross marketing agreement with Iber Israel Ltd. (“Iber”) for Iber to distribute Todos’ equipment, reagents and tests for the screening of novel coronavirus, and for Todos to distribute Iber’s personal protective equipment in the United States for a period of two years.

In June 2020, Todos USA entered into a distribution agreement, pursuant to which it became a non-exclusive worldwide distributor of upgraded temperature screening technologies manufactured by 98.6 Labs, Inc. for a period of three years.

On July 23, 2020, the Company entered into a Distribution Agreement with PCL Inc. (“PCL”) pursuant to which the Company will distribute in the United Stated on a non-exclusive basis, PCL’s COVID-19 Antigen Rapid Fluorescent Immunoassay including analyzer and potentially certain other tests for the purpose of assisting in the screening and diagnosis of COVID-19.

We market our COVID-19 test kits through our distributors, who include Dynamic Distributors, LLC, L1 Systems Ltd., Pangea Ltd., Parallax Diagnostics, Inc., Moshe Rothman, Test Diagnostics, Inc., and Iber.

During 2020 and as of the date of this filing, the Company has recognized approximately $554,000 in revenues related to all of these arrangements. There is no assurance that the Company will generate any additional revenues in the future pursuant to any of these arrangements.

Fundraising

On February 10, 2020, the Company entered into a Business Development Agreement (the “BDA”) with Orion Capital Advisors, LLC (“BDC”) whereby BDC will provide business development service to the Company which include inter alia (a) review and advice concerning the technical design of existing and planned products or services; (b) business development assistance including terms of possible transactions and suggestions during negotiations; (c) sales assistance through the development of business models and sales strategy; (d) advice regarding financing, review of proposed term sheets, capitalization planning and, where appropriate, participation in negotiations; (e) strategic consulting regarding product planning, market development, marketing and public relations; (f) consulting on corporate structure, employee stock option structure, warrant arrangements and intellectual property planning; (g) introductions to potential strategic partners and other alliance candidates; (h) introductions to prospective customers for the Company’s products or services.

Upon signing the BDA, the Company issued 2,500,000 unregistered ordinary shares to BDC.

The term of this Agreement is through August 10, 2020

On June 15, 2020 (the “Issuance Date”), the Company issued a convertible note in the original principal amount of $375,000 (the “Rotbard Note”) to Mr. Shmuel Rotbard (the “Holder”), a resident of Israel, in a transaction that is exempt from registration under Regulation S under the Securities Act. We received $315,000 under the Rotbard Note, which reflected an original issue discount equal to $60,000. The Rotbard Note bears interest at a rate of 2% per annum. Both principal and interest are payable in one installment on June 15, 2021.

During the first 40 days after the Issuance Date, the Company has the right to redeem the Rotbard Note at a price equal to 125% of the Note’s face amount.

The Holder is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the Rotbard Note and the accumulated interest then outstanding into the Company’s ordinary shares at a price equal to 80% of the lower of (i) the lowest closing bid price on the trading day prior to the Issuance Date or (ii) the lowest trading price of the ordinary shares as reported by the trading market on which the Company’s shares are traded, for the 20 prior trading days including the day upon which a conversion notice is received (the “Conversion Price”).

Upon the occurrence of a Sale Event as defined in the Rotbard Note, the Company shall, upon request of the Holder, redeem the Rotbard Note in cash for in an amount equal to 150% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, the Holder may convert the unpaid principal amount of the Rotbard Note and the unpaid interest into ordinary shares of the Company at the Conversion Price immediately prior to such Sale Event.

Upon the occurrence of an Event of Default (as defined in the Rotbard Note), the Rotbard Note shall accrue interest at the lower of (i) 24% per annum or (ii) the highest rate of interest permitted by law. In addition, the Company will be subject to the penalty fee as described in paragraph 8 of the Rotbard Note.

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On June 23, 2020, we entered into a Securities Purchase Agreement with Daniel Reich (“Reich”) pursuant to which Reich purchased from Todos (a) a convertible note in the original principal amount of $400,000 including an original issue discount of $100,000, and (b) a warrant to purchase up to 3,000,000 ordinary shares of the Company at an exercise price of ten cents per share for a period of five years.

On June 29, 2020, we entered into a Securities Purchase Agreement with Alexsander Shmuel Bar On (“Bar On”) pursuant to which Bar On purchased from Todos (a) a convertible note in the original principal amount of $62,500 including an original issue discount of $12,500 and interest payable in ordinary shares of Todos, and (b) a warrant to purchase up to 500,000 ordinary of shares of the Company at an exercise price of ten cents per share for a period of up to five years.

On July 9, 2020, we entered into a Securities Purchase Agreement with Leviston Resources, LLC (“Leviston”) pursuant to which Leviston purchased from Todos (a) 4,000,000 ordinary shares, (b) a convertible note in the original principal amount of $2,000,000, including an original issue discount of $500,000, and (c) warrants to purchase up to 5,000,000 ordinary shares for a period of five years having an exercise price equal to the lower of (i) $0.10 and (ii) the lowest exercise price of issued and outstanding warrants, subject to adjustment as described therein. Todos also issued an additional 2,000,000 shares to Leviston as a diligence fee.

On July 28, 2020, the Company held a final closing of a financing round of $2,015,000 in convertible notes in the aggregate. The Company entered into multiple securities purchase agreements with institutional and high net worth investors (the “Todos Investors”) pursuant to which the Company agreed to issue to the Todos Investors secured promissory convertible notes in an aggregate principal amount of $2,149,166 (the “Convertible Note”). The Convertible Notes bear interest at 2% per annum. The Convertible Notes are convertible into ordinary shares of the Company (“Conversion Shares”) for 40 days following the date of closing at 150% of the closing bid price of the Company’s ordinary shares on such closing date. After the 40 days, the conversion price equals the lower of (i) 60% of the lowest VWAP trading price of the ordinary shares during the eleven trading days immediately prior to the date of conversion, (ii) 150% of the closing bid price of the Company’s ordinary shares on such closing date and (iii) 150% of the closing bid price on the date of effectiveness of the Company’s registration statement covering the converted shares. $2,000,000 was disbursed to the Company. In addition, the Company issued to certain of the Todos Investors a total of, 4,000,000 shares as a commitment fee (the “Commitment Shares”) and an additional 2,000,000 shares as a diligence fee (the “Diligence Shares”). The Company also issued warrants to the Todos Investors to purchase up to an aggregate 23,500,000 shares (the “ Warrant Shares”) at an exercise price of $0.10 per share exercisable at any time until expiration dates ranging from July 9, 2025 to July 28, 2025. Pursuant to a Registration Rights Agreement, the Company agreed to file within 17 days after the closing date, a registration statement on Form F-1 registering for resale the Conversion Shares, Commitment Shares, Diligence Shares and the Warrant Shares. The Company agreed to use its reasonable best efforts to cause the registration statement to be effective within 90 days after the closing date.

The Purchase Agreement with Lincoln Park

On August 4, 2020, we entered into a purchase agreement with Lincoln Park, which we refer to in this prospectus as the Purchase Agreement, pursuant to which Lincoln Park has agreed to purchase from us up to an aggregate of $10,275,000 of our ordinary shares (subject to certain limitations) from time to time over the term of the Purchase Agreement. Also on August 4, 2020, we entered into a registration rights agreement with Lincoln Park, which we refer to in this prospectus as the Registration Rights Agreement, pursuant to which we filed with the Securities and Exchange Commission, or the SEC, the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

This prospectus covers the resale by the selling shareholder of up to 50,000,000 ordinary shares, comprised of: (i) 5,812,500 ordinary shares that we have already issued to Lincoln Park as a fee for making its irrevocable commitment to purchase our ordinary shares under the Purchase Agreement, which we refer to in this prospectus as the Commitment Shares, (ii) 3,437,500 ordinary shares that we sold to Lincoln Park on August 5, 2020 for a total purchase price of $275,000 in an initial purchase under the Purchase Agreement, which we refer to in this prospectus as the Initial Purchase Shares, and (iii) up to an additional 40,750,000 ordinary shares that we have reserved for sale to Lincoln Park under the Purchase Agreement from time to time after the date of this prospectus, if and when we determine to sell additional ordinary shares to Lincoln Park under the Purchase Agreement.

Other than the 5,812,500 Commitment Shares that we issued to Lincoln Park upon execution of the Purchase Agreement, and the 3,437,500 Initial Purchase Shares we issued and sold to Lincoln Park on August 5, 2020 for a total purchase price of $275,000 in an initial purchase under the Purchase Agreement, we do not have the right to commence any sales of our ordinary shares to Lincoln Park under the Purchase Agreement until all of the conditions set forth in the Purchase Agreement have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus registering the ordinary shares that have been and may be issued and sold to Lincoln Park under the Purchase Agreement, which we refer to in this prospectus as the Commencement. From and after the Commencement, we may, from time to time and at our sole discretion for a period of 24-months, on any business day that we select on which the closing sale price of our ordinary shares equals or exceeds $0.02 per ordinary share, direct Lincoln Park to purchase up to 500,000 ordinary shares, which amount may be increased depending on the market price of our ordinary shares at the time of sale, subject to a maximum commitment of $500,000 per purchase, which we refer to in this prospectus as “Regular Purchases.” In addition, at our discretion, Lincoln Park has committed to purchase other “accelerated amounts” and/or “additional accelerated amounts” under certain circumstances. We will control the timing and amount of any sales of our ordinary shares to Lincoln Park. The purchase price of the ordinary shares that may be sold to Lincoln Park in Regular Purchases under the Purchase Agreement will be based on an agreed upon fixed discount to the market price of our ordinary shares immediately preceding the time of sale as computed under the Purchase Agreement. The purchase price per ordinary share will be equitably adjusted as provided in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, share split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition on our entering into certain types of transactions that are defined in the Purchase Agreement as “Variable Rate Transactions.” Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

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As of July 31, 2020, there were 294,546,835 ordinary shares outstanding, of which 159,897,855 ordinary shares were held by non-affiliates, not including the 9,250,000 ordinary shares that we have already issued to Lincoln Park under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to an aggregate of $10,275,000 of our ordinary shares to Lincoln Park, only 50,000,000 ordinary shares are being registered for resale under this prospectus, which represents the 9,250,000 ordinary shares that we have already issued to Lincoln Park under the Purchase Agreement and an additional 40,750,000 ordinary shares that we may issue and sell to Lincoln Park in the future under the Purchase Agreement, if and when we sell ordinary shares to Lincoln Park under the Purchase Agreement. Depending on the market prices of our ordinary shares at the time we elect to issue and sell ordinary shares to Lincoln Park under the Purchase Agreement, we may need to register for resale under the Securities Act additional ordinary shares in order to receive aggregate gross proceeds equal to the $10,275,000 total commitment available to us under the Purchase Agreement. If all of the 40,750,000 ordinary shares that may be sold to Lincoln Park in the future under the Purchase Agreement that are being registered for resale hereunder were issued and outstanding as of the date of this prospectus, such ordinary shares, taken together with the 9,250,000 ordinary shares already issued to Lincoln Park under the Purchase Agreement and outstanding as of the date of this prospectus, would represent approximately 14.5% of the total number of ordinary shares outstanding and approximately 27.1% of the total number of outstanding ordinary shares held by non-affiliates, in each case as of the date of this prospectus. If we elect to issue and sell to Lincoln Park under the Purchase Agreement more than the 50,000,000 ordinary shares being registered for resale by Lincoln Park under this prospectus, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional ordinary shares, which could cause additional substantial dilution to our shareholders. The number of ordinary shares ultimately offered for resale by Lincoln Park is dependent upon the number of ordinary shares we ultimately decide to sell to Lincoln Park under the Purchase Agreement.

The Purchase Agreement prohibits us from directing Lincoln Park to purchase any ordinary shares if those ordinary shares, when aggregated with all other ordinary shares then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding ordinary shares, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder, which limitation we refer to as the Beneficial Ownership Cap.

Issuances of our ordinary shares to Lincoln Park under the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted as a result of any such issuance. Although the number of ordinary shares that our existing shareholders own will not decrease, the ordinary shares owned by our existing shareholders will represent a smaller percentage of our total outstanding ordinary shares after any such issuance of ordinary shares to Lincoln Park under the Purchase Agreement.

Concurrently with this prospectus, we are filing the Other F-1. The 131,114,728 shares to be registered for resale on behalf of certain shareholders are not included in our outstanding shares in this prospectus. The other shares being registered pursuant to the Other F-1 are included in our outstanding shares in this prospectus when such share numbers are calculated on a fully diluted basis.

Provista Option

On December 19, 2019, we entered into the Option Agreement with SIH, the sole owner of Ascenda, Ascenda, the sole owner of Provista, and Provista. Pursuant to the Option Agreement, Ascenda granted us an exclusive option until March 31, 2020, subject to extension, to acquire all of the shares of Provista. In consideration for the option, we issued SIH 17,091,096 Ordinary Shares, or the equivalent of $1 million of our Ordinary Shares on the date of issuance. Subsequently, on April 2, 2020, we issued SIH an additional 13,008,976 Ordinary Shares, which was the equivalent of an additional $1 million in exchange for an extension of the exclusive option to June 30, 2020, and an additional 18,608,113 Ordinary Shares, which was the equivalent of $1 million at that time (collectively, the “Option Shares”) in exchange for an extension of the exclusive option to September 30, 2020. In each case, the value of the Option Shares on their respective dates of issuance will be set off against the price of exercising the exclusive option.

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On March 30, 2020, our Board of Directors determined to exercise the option to acquire all of the shares of Provista, and on April 2, 2020 it gave notice of such determination to Provista. At an extraordinary general meeting on May 11, 2020, our shareholders approved the consideration to be issued to SIH as consideration for the acquisition. We believe that the acquisition of Provista, a development stage cancer diagnostic company, is in our best interests because Provista’s blood test for breast cancer called Videssa® is in a more advanced stage than our blood test for breast cancer in terms of commercialization in the United States. Videssa was previously commercialized by Provista in a product launch in 2016 at a time when reimbursement in the United States was undergoing significant change due to the implementation of the Affordable Care Act (the “ACA”). Under rules prior to the implementation of the ACA, new diagnostic tests were primarily reimbursed using a strategy called ‘Code Stacking’ which involved taking pre-existing Current Procedural Terminology (“CPT”) codes for medical procedures and diagnostic biomarkers, adding the value of each allowable component of the new diagnostic test together, and charging the end user the combined allowable amount as determined by the Centers for Medicare & Medicaid Services (“CMS”). As part of the implementation of the ACA, Code Stacking was replaced with Evidence-based Valuation (“EBV”) where a new diagnostic test had to undergo clinical utility testing to determine reimbursement pricing. Clinical utility testing involves conducting a clinical trial with a new diagnostic test as if it were the standard of care, and identifying the full value of the changes to the healthcare system based upon the results of that trial, and establishing a new unique CPT code for the new diagnostic test based upon the value identified in the clinical utility study. In Provista’s initial commercial launch, its reimbursement requests were rejected by CMS due to lack of EBV, and therefore the product was pulled from the market in 2018. In the intervening period between 2018 and 2020, Provista gathered additional scientific and clinical information regarding Videssa and has completed the drafting of a protocol to conduct a prospective clinical utility study to establish EBV. We intend to acquire Provista and fund the EBV study to satisfy CMS and establish a unique CPT code for Videssa. It is possible that CMS may grant limited CPT code based upon the preliminary data that Provista will present in discussions with CMS so that a present number of Videssa tests may be reimbursed to offset the financial burden of running the clinical utility study, and our team is working closely with Provista’s team to engage with CMS in those discussions, although there are no assurances that any such limited reimbursement will occur. As part of the clinical utility study, we intend to piggyback data gathering for our breast cancer tests based upon specimens gathered for the Videssa clinical utility study, which would have the effect of dramatically increasing the quantity of data available for the our breast cancer tests. Therefore, upon our acquisition of Provista, we may be able to accelerate the timeline pursuant to which we may be able to bring our blood tests to the market as a result of working closely with the Videssa tests in United States which management believes is in our best interests and that of our shareholders. The Provista acquisition is conditioned upon our Ordinary Shares being listed on Nasdaq. The Company cannot determine when or if its ordinary shares will gain listing on Nasdaq.

Corporate Background

We were incorporated in the State of Israel in April 2010, and are subject to the Companies Law. Since March 7, 2017, our Ordinary Shares have been quoted on the OTCQB under the symbol TOMDF. In January 2020, we incorporated Todos US in Nevada for the purpose of conducting business as medical importer and distributor focused on the distribution the Company’s testing products and services to customers in the North America and Latin America. In addition, Todos US formed the subsidiary Corona Diagnostics, LLC for the purpose of marketing COVID-19 related products in the United States. In January 2016, we incorporated our fully held subsidiary, Todos (Singapore) Pte. Ltd. In March 2016, Todos (Singapore) Pte. Ltd. changed its name to Todos Medical Singapore Pte. Ltd., or Todos Singapore. Todos Singapore has not yet commenced its business operations.

Our principal executive office is located at 1 HaMada Street, Rehovot, Israel and our telephone number in Israel is +972-8-633-3964. Our web address is www.todosmedical.com. The information contained on our website or available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only. Any website references (URL’s) in this Registration Statement are inactive textual references only and are not active hyperlinks. The contents of our website is not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our ordinary shares. Puglisi & Associates is our agent in the United States, and its address is 850 Library Avenue, Suite 204 Newark, Delaware 19711.

All per share amounts and calculations in this Registration Statement and the accompanying financial statements do not reflect the effects of the planned Reverse Split.

Our independent registered public accounting firm indicated in its report on our financial statements for the year ended December 31, 2019, as included elsewhere in this registration statement, that conditions raise substantial doubts about our ability to continue as a “going concern.” In addition, our financial status creates substantial doubt whether we will continue as a going concern.

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Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	reduced executive compensation disclosure;

●	exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions until December 31, 2022 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: (1) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more; (2) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (3) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies.

We currently report and will continue to report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to

U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events, although we intend to report our results of operations voluntarily on a quarterly basis on Form 6-K.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents, and any one of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

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The Offering

Ordinary shares offered by the selling shareholder

Up to 50,000,000 ordinary shares consisting of:

● 5,812,500 Commitment Shares issued to Lincoln Park upon the execution of the Purchase Agreement;

●3,437,500 Initial Purchase Shares issued to Lincoln Park on August 5, 2020, for a total purchase price of $275,000, in an initial purchase under the Purchase Agreement; and

● up to 40,750,000 ordinary shares that we may issue and sell to Lincoln Park from time to time under the Purchase Agreement from and after the Commencement.

Ordinary shares outstanding prior to this offering

294,546,835 ordinary shares, which does not include the 5,812,500 Commitment Shares issued to Lincoln Park upon the execution of the Purchase Agreement, and the 3,437,500 Initial Purchase Shares issued to Lincoln Park on August 5, 2020, for a total purchase price of $275,000, in an initial purchase under the Purchase Agreement.

Ordinary shares to be outstanding after giving effect to the issuance of the additional 50,000,000 ordinary shares reserved for issuance and sale under the Purchase Agreement	344,546,835 ordinary shares.

Use of proceeds	We will receive no proceeds from the sale of ordinary shares by Lincoln Park in this offering. We have received $275,000 gross proceeds from Lincoln Park in the initial purchase under the Purchase Agreement, which we completed on August 5, 2020, and we may receive up to an additional $10,000,000 aggregate gross proceeds under the Purchase Agreement from any sales of ordinary shares we make to Lincoln Park pursuant to the Purchase Agreement after the date of this prospectus. Any proceeds that we receive from sales of ordinary shares to Lincoln Park under the Purchase Agreement will be used for (i) sales of our testing kits, (ii) research and development and (iii) working capital. See “Use of Proceeds.”

OTCQB Market symbol for our ordinary shares	“TOMDF”

Risk Factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

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RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in us. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. See also “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to Our Business

We have a history of losses, may incur future losses and may not achieve profitability.

We are a clinical-stage medical diagnostics company with a limited operating history. We have incurred net losses in each fiscal year since we commenced operations in 2010. We incurred net losses of $11,814,515, and $457,541 in the fiscal years ended December 31, 2019, and 2018, respectively. As of December 31, 2019, our accumulated deficit was $17,507,868. Our losses could continue for the foreseeable future, as we continue our investment in research and development and clinical trials to complete the development of our technology and to attain regulatory approvals, begin the commercialization efforts for our cancer detection kits, increase our marketing and selling expenses, and incur additional costs as a result of being a publicly reporting company in the United States. The extent of our future operating losses and the timing of becoming profitable are highly uncertain, and we may never achieve or sustain profitability.

Even if this offering is successful, we have a need for substantial additional financing and will have to significantly delay, curtail or cease operations if we are unable to secure such financing.

The Company requires substantial additional financing to fund its operations. As of December 31, 2019, we had cash and cash equivalents $12,155, and as of July 31, 2020, our unaudited cash and cash equivalents were approximately $377,000. In 2019, we managed our research and development activities taking into account our available resources. We continued with clinical trials at Kaplan Hospital and Beilinson Hospital (Israel) for TM-B1 and TM-C1, but did not expand our clinical trials activities. We believe that we will be able to use currently available capital resources for up to three months after the date of this prospectus. We will need to raise additional funds prior to commercializing our products. Additional financing may not be available to us on a timely basis on terms acceptable to us, or at all. In addition, any additional financing may be dilutive to our shareholders or may require us to grant a lender a security interest in our assets.

The report of our independent registered public accounting firm expresses substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm indicated in its report on our financial statements for the year ended December 31, 2019, included elsewhere in this Registration Statement and Prospectus, that conditions exist that raise substantial doubt about our ability to continue as a going concern. A going concern paragraph included in our independent registered public accounting firm’s report on our financial statements, could impair investor perceptions and our ability to finance our operations through the sale of equity, incurring debt, or other financing alternatives. Our ability to continue as a going concern will depend upon many factors beyond our control including the availability and terms of future funding. If we are unable to achieve our goals and raise the necessary funds to finance our operations, our business would be jeopardized, and we may not be able to continue. If we ceased operations, it is likely that all of our investors would lose their investment.

We may not succeed in completing the development of our products, commercializing our products or generating significant revenues.

Since commencing our operations, we have focused on the research and development and limited clinical trials of our cancer detection kits. Our ability to generate revenues and achieve profitability depends on our ability to successfully complete the development of our product, obtain market approval and generate significant revenues. The future success of our business cannot be determined at this time, and we do not anticipate generating revenues from product sales for the foreseeable future. In addition, we face a number of challenges with respect to our future commercialization efforts, including, among others, that:

●	we may not have adequate financial or other resources to complete the development of our products;

●	we may not be able to manufacture our products in commercial quantities, at an adequate quality or at an acceptable cost;

●	we may not be able to meet the timing schedule for (a) completing successful clinical trials in the U.S.; and (b) receiving U.S. Food and Drug Administration, or FDA, approval within our goal of approximately two to four years;

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●	we may not be able to maintain our CE mark due to the regulatory changes;

●	we may never receive FDA approval, for our intended development plan;

●	we may not be able to establish adequate sales, marketing and distribution channels;

●	healthcare professionals and patients may not accept our cancer detection kits;

●	technological breakthroughs in cancer detection, treatment and prevention may reduce the demand for our products;

●	changes in the market for cancer detection, new alliances between existing market participants and the entrance of new market participants may interfere with our market penetration efforts;

●	third-party payors may not agree to reimburse patients for any or all of the purchase price of our products, which may adversely affect patients’ willingness to purchase our cancer detection kits;

●	uncertainty as to market demand may result in inefficient pricing of our cancer detection kits;

●	we may face third-party claims of intellectual property infringement;

●	we may fail to obtain or maintain regulatory approvals for our cancer detection kits in our target markets or may face adverse regulatory or legal actions relating to our cancer detection kits even if regulatory approval is obtained; and

●	we are dependent upon the results of ongoing clinical studies relating to our cancer detection kits and the products of our competitors. We may fail in obtaining positive results.

If we are unable to meet any one or more of these challenges successfully, our ability to effectively commercialize our cancer detection kits could be limited, which in turn could have a material adverse effect on our business, financial condition and results of operations.

We are currently in the process of improving our technology and adapting to the high throughput methodology.

We believe our existing protocols and measurement instruments are sufficient to support the initial commercial launch in Israel, Romania and Austria. However, we plan to change our protocol and measurement instrument as well as our sample handling in order to adapt it to new high throughput methodology once we have successfully commercialized and have begun research activities on this second-generation protocols and measurement instruments. The changes we plan to implement in the second-generation protocol and measurement instrument are significant. The new protocol aims to be more robust, reproducible, fast and easy to handle, however, this transformation from the older manual protocol to the new protocol incurs several risks. To our management’s knowledge, the new protocol will not impact the previously obtained European Conformity, or CE, mark of approval of the TBIA test. The results may not be as promising as the former version and although some procedures may be more reproducible, these procedures will unfortunately damage some molecules, which were part of the diagnostic features in the previous protocol.

The previous tests we performed were preliminary or limited un-blinded studies.

We consider the tests conducted by us, as of the current date, under our method, to be preliminary or limited, as they include a relatively small number of test subjects. Thus, there is a risk in having less sufficient sensitivity and/or specificity in the trials we plan on conducting with larger populations, in comparison to the preliminary data we have gathered thus far. Increasing the population can increase the variance in the medical condition of the control patients as well as the cancer patients, thus affecting our test performances with regard to cancer detection.

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If healthcare professionals do not recommend our product to their patients, our cancer detection kits may not achieve market acceptance and we may not become profitable.

Cancer detection candidates are generally referred to a specified device by their healthcare professional and detection technologies are purchased by prescription. If healthcare professionals, including physicians, do not recommend or prescribe our product to their patients, our cancer detection kits may not achieve market acceptance and we may not become profitable. In addition, physicians have historically been slow to change their medical diagnostic and treatment practices because of perceived liability risks arising from the use of new products. Delayed adoption of our cancer detection kits by healthcare professionals could lead to a delayed adoption by patients and third-party payors. Healthcare professionals may not recommend or prescribe our cancer detection kits until certain conditions have been satisfied, including, among others:

●	sufficient long-term clinical evidence to convince them to supplement their existing detection methods and device recommendations;

●	recommendations from other prominent physicians, educators and/or associations that our cancer detection kits are safe and effective;

●	obtainment of favorable data from clinical studies for our cancer detection kits; and

●	availability of reimbursement or insurance coverage from third-party payors.

We cannot predict when, if ever, healthcare professionals and patients may adopt the use of our cancer detection kits. Even if favorable data is obtained from clinical studies for our cancer detection kits, there can be no assurance that prominent physicians would endorse it or that future clinical studies will continue to produce favorable data regarding our cancer detection kits. In addition, prolonged market exposure may also be a pre-requisite to reimbursement or insurance coverage from third-party payors. If our cancer detection kits do not achieve an adequate level of acceptance by patients, healthcare professionals and third-party payors, we may not generate significant product revenues and we may not become profitable.

Our reliance on limited source suppliers could harm our ability to meet demand for our product in a timely manner or within budget.

We currently depend on a limited number of source suppliers for some of the components necessary for the production of our product. Our current suppliers have been able to supply the required quantities of such components to date. However, if the supply of these components is disrupted or terminated or if our current suppliers are unable to supply required quantities of components, we may not be able to find alternative sources for these key components in a timely manner. Although we are planning to maintain strategic inventory of key components, the inventory may not be sufficient to satisfy the demand for our products if such supply is interrupted or otherwise affected by catastrophic events such as a fire at our storage facility. As a result, we may be unable to meet the demand for our testing kits, which could harm our ability to generate revenues, lead to customer dissatisfaction and damage our reputation. If we are required to change the manufacturer of any of these key components, there may be a significant delay in locating a suitable alternative manufacturer. The delays associated with the identification of a new manufacturer could delay our ability to manufacture our testing kits in a timely manner or within budget. Furthermore, in the event that the manufacturer of a key component of our testing kits ceases operations or otherwise ceases to do business with us, we may not have access to the information necessary to enable another supplier to manufacture the component. The occurrence of any of these events could harm our ability to meet demand for our testing kits in a timely manner or within budget.

The use of any of our cancer detection kits could result in product liability or similar claims that could have an adverse effect on our business, financial condition, results of operations and our reputation.

Our business exposes us to an inherent risk of potential product liability or similar claims related to the manufacturing, marketing and sale of medical devices. The medical device industry has historically been litigious, and we face financial exposure to product liability or similar claims if the use of our kits were to cause or contribute to injury or death, including, without limitation, harm to the body caused by the procedure or inaccurate diagnoses from the procedure that could affect treatment options. There is also the possibility that defects in the design or manufacture of any of these products might necessitate a product recall. Although we plan to maintain product liability insurance, the coverage limits of these policies may not be adequate to cover future claims. In the future, we may be unable to maintain product liability insurance on acceptable terms or at reasonable costs and such insurance may not provide us with adequate coverage against potential liabilities. A product liability claim, regardless of merit or ultimate outcome, or any product recall could result in substantial costs to us, damage to our reputation, customer dissatisfaction and frustration, and a substantial diversion of management attention. A successful claim brought against us in excess of, or outside of, our insurance coverage could have a material adverse effect on our business, financial condition, results of operations and our reputation.

We will require additional funding in order to commercialize our cancer detection kits and to develop and commercialize any future products.

Assuming we are successful in raising additional capital, we will continue our efforts to commercialize our cancer detection kits.

In order to market and sell our products in Israel, we require the approval of the Ministry of Health. To the best of our knowledge, approval of our products by the Ministry of Health requires us to comply with CE mark approval and International Organization for Standardization (ISO) 13485 (both of which we have already obtained). We were previously approved to sell our products in Israel, and we have restarted the regulatory approval process in Israel and expect the regulatory approval process in Israel to take until the end of 2020, although there may be delays due to the Coronavirus pandemic.

Furthermore, if adequate additional financing on acceptable terms is not available, we may not be able to develop our cancer detection kits at the rate or to the stage we desire, and we may have to delay or abandon the commercialization of our cancer detection kits. Alternatively, we may be required to prematurely license to third parties the rights to further develop or to commercialize our cancer detection kits on terms that are not favorable to us. Any of these factors could materially adversely affect our business, financial condition and results of operations.

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We are entering a potentially highly competitive market.

Early detection is vital to the treatment of cancer, which is also the focus area of our products. The diagnostic, pharmaceutical and biopharmaceutical industries are characterized by intense competition and rapid, significant technological changes. Many companies, research institutions and universities are conducting research and development in a number of areas similar to those that we focus on that could lead to the development of new products which could possibly compete with our own. Most of the companies against which we will compete have substantially greater financial, technical, manufacturing, marketing, distribution and other resources. A number of these companies may have or may develop technologies for developing products for detecting various cancers that could prove to be the same or even superior to ours. We expect technological developments in the diagnostic, pharmaceutical, biopharmaceutical and related fields to occur at a rapid rate, and we believe competition will intensify as advances in these fields are made.

Our future success depends in part on our ability to retain our executive officers and to attract, retain and motivate other qualified personnel.

We are highly dependent on the principal members of our management, research and development team and scientific staff. In order to implement our business strategy, we will need to retain our key personnel with expertise in the areas of research and development, clinical testing, government regulation, manufacturing, finance, marketing and sales. The inability to recruit and retain qualified personnel, or the loss of the services of our executive officers, without proper replacement, may impede the progress of our development and commercialization objectives.

Any disruption at our facility could materially adversely affect our business, financial condition and results of operations.

We take precautions to safeguard our facility, including implementing health and safety protocols and off-site storage of computer data. However, a natural or other disaster, such as a fire, flood or an armed conflict involving Israel (as detailed below in the section titled “Risks Related to Our Operations in Israel”), could damage or destroy our facility and our manufacturing equipment or inventory, cause substantial delays in our operations and otherwise cause us to incur additional unanticipated expenses. In addition, we do not maintain insurance for fires, floods and other natural disasters nor do we have insurance covering losses resulting from armed conflicts or terrorist attacks in Israel. Damage to our facility, our other property or to any of our suppliers, whether located in Israel or elsewhere, due to fire, a natural disaster or casualty event or an armed conflict, could materially adversely affect our business, financial condition and results of operations, with or without insurance.

There are future financial risks associated with funding our business operations with bank loans.

It is highly likely that we will find it necessary to borrow funds from banks or other financial institutions. No assurances can be given that, at the time we desire to borrow funds, banks or other financial institutions will be willing to loan funds to we or that, if willing, will do so on terms acceptable to by our management. As a result, we may not be able to acquire data desired by management which might have a material adverse effect on our business, financial condition or operating results.

We may become involved in legal proceedings.

From time to time, we may become involved in various lawsuits and legal proceedings, including securities class action litigation. In the past, biotechnology and pharmaceutical companies have experienced significant share price volatility, particularly when associated with binary events such as clinical trials and product approvals. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business and result in a decline in the market price of our ordinary shares.

We may face tax exposure as a result of the Provista transaction.

On December 19, 2019, we entered into an exclusive option agreement (the “Option Agreement”) with Strategic Investment Holdings LLC (“SIH”), Ascenda Biosciences LLC (“Ascenda”), and Provista pursuant to which Asenda granted us the exclusive option to acquire all of the outstanding shares of Provista in consideration for an aggregate of $10 million of our Ordinary Shares (calculated as described in the Option Agreement), of which $3 million of Ordinary Shares (or 48,708,185 Ordinary Shares) have been issued to SIH to date. To the extent that the value of the assets transferred to us in the transaction are not comparable to the value of our Ordinary Shares issued or to be issued to SIH pursuant to the Option Agreement, we may face a tax exposure in both Israel and the United States

We may face tax liability as a result of the Amarantus transaction.

On February 27, 2019, we entered into a joint venture agreement with Amarantus Bioscience Holdings, Inc. (“Amarantus”) pursuant to which we issued Ordinary Share representing 19.99% of the then-issued and outstanding Ordinary Shares of our Company to Amarantus, in exchange for Amarantus transferring to us 19.99% of Breakthrough, which was then a wholly-owned subsidiary of Amarantus, and for Amarantus assigning its amended and restated license agreement with the University of Leipzig for an exclusive license to develop and commercialize the LymPro Test®, an immune-based neurodiagnostic blood test for the detection of Alzheimer’s disease (the “License”). On April 14, 2019, we notified Amarantus of the Company’s decision to exercise its option to acquire the remaining 80.01% of Breakthrough held by Amarantus in exchange for the issuance to Amarantus of Ordinary Shares of the Company representing an additional thirty percent (30%) of the Company, such that the Company will own 100% of Breakthrough, and Amarantus will own 49.99% of the Company. At the annual meeting of shareholders of the Company held on April 29, 2019, the Company’s shareholders voted on a resolution approving the Company’s exercise of this option. On July 28, 2020, the Company entered into Amendment No. 1 to the Binding Joint Venture Agreement with Amarantus pursuant to which the parties agreed that the Company would issue 49.9% of its ordinary shares as of December 31, 2019 to Amarantus in exchange for the 80.01% equity interest it does not own of Breakthrough Diagnostics, Inc. In addition, Amarantus will receive a 10% royalty on LymPro intellectual property. On July 28, 2020, the Company exercised this option and issued an additional 67,599,796 ordinary shares to Amarantus. To the extent that the value of the assets transferred to us in the transaction is not comparable to the value of our Ordinary Shares issued to Amarantus in this transaction, we may face a tax exposure in both Israel and the United States.

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Our U.S. Holders may suffer adverse tax consequences if we were to be characterized as a passive foreign investment company, or PFIC.

Generally, if for any taxable year 75% or more of our gross income is passive income, or at least 50% of our assets are held for the production of, or produce, passive income, we would be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. There can be no assurance that we will not be classified as a PFIC in any year. If we were to be characterized as a PFIC for U.S. federal income tax purposes in any taxable year during which a U.S. Holder, as defined in “Taxation — U.S. Tax Considerations”, owns Ordinary Shares, such U.S. Holder could face adverse U.S. federal income tax consequences, including having gains realized on the sale of our Ordinary Shares classified as ordinary income, rather than as capital gains, a loss of the preferential rate applicable to dividends received on our Ordinary Shares by individuals who are U.S. Holders and having interest charges apply to distributions by us and the proceeds of share sales. Certain elections exist that may alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment (such as mark-to-market treatment) of our Ordinary Shares; however, we do not intend to provide the information necessary for U.S. Holders to make “qualified electing fund elections”, or QEF elections, if we are classified as a PFIC, and, accordingly, such elections would not be available to U.S. Holders. See “Taxation — U.S. Tax Considerations”.

Our business may be adversely affected by the ongoing Coronavirus pandemic.

The outbreak of the novel Coronavirus (COVID-19) has evolved into a global pandemic. The Coronavirus has spread to many regions of the world. The extent to which the Coronavirus impacts our business and operating results will depend on future developments that are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning the Coronavirus and the actions to contain the Coronavirus or treat its impact, among others.

As a result of the continuing spread of the Coronavirus, certain aspects of our business operations may be delayed. Specifically, as a result of the shelter-in-place orders and other mandated local travel restrictions, among other things, the research and development activities of certain of our partners may be affected, resulting in delays to our clinical trials, and we can provide no assurance as to when such trials will resume at this time.

Furthermore, site initiation, participant recruitment and enrollment, participant dosing, distribution of clinical trial materials, study monitoring and data analysis may be paused or delayed due to changes in hospital or university policies, federal, state or local regulations, prioritization of hospital resources toward pandemic efforts, or other reasons related to the pandemic. If the Coronavirus continues to spread, some participants and clinical investigators may not be able to comply with clinical trial protocols. For example, quarantines or other travel limitations (whether voluntary or required) may impede participant movement, affect sponsor access to study sites, or interrupt healthcare services, and we may be unable to conduct our clinical trials. Further, if the spread of the Coronavirus pandemic continues and our operations are adversely impacted, we risk a delay, default and/or nonperformance under existing agreements which may increase our costs. These cost increases may not be fully recoverable or adequately covered by insurance.

Infections and deaths related to the pandemic may disrupt the United States’ healthcare and healthcare regulatory systems. Such disruptions could divert healthcare resources away from, or materially delay FDA or foreign regulatory agency review and/or approval with respect to, our clinical trials. It is unknown how long these disruptions could continue, were they to occur. Any elongation or de-prioritization of our clinical trials or delay in regulatory review resulting from such disruptions could materially affect the development and study of our product candidates.

We currently utilize third parties to, among other things, manufacture raw materials. If any third-party party in the supply chain for materials used in the production of our product candidates are adversely impacted by restrictions resulting from the Coronavirus outbreak, our supply chain may be disrupted, limiting our ability to manufacture our product candidates for our clinical trials and research and development operations.

The spread of the Coronavirus, which has caused a broad impact globally, including restrictions on travel and quarantine policies put into place by businesses and governments, may have a material economic effect on our business. While the potential economic impact brought by and the duration of the pandemic may be difficult to assess or predict, it has already caused, and is likely to result in further, significant disruption of global financial markets, which may reduce our ability to access capital either at all or on favorable terms. In addition, a recession, depression or other sustained adverse market event resulting from the spread of the Coronavirus could materially and adversely affect our business and the value of our ordinary shares.

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The ultimate impact of the current pandemic, or any other health epidemic, is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, our clinical trials, our research programs, healthcare systems or the global economy as a whole. However, these effects could have a material impact on our operations, and we will continue to monitor the situation closely.

Risks Related to our COVID-19 Antibody Test

In connection with the marketing and sale of our COVID-19 antibody test, we are relying on FDA policies and guidance provisions that have recently changed and may continue to change. If we misinterpret this guidance or the guidance changes unexpectedly and/or materially, potential sales of our COVID-19 antibody test could be impacted.

The FDA issued non-binding guidance for manufacturers relating to the pathway to enable FDA notification following confirmed validation for devices related to testing for COVID-19 under the Policy for Coronavirus Disease-2019 Tests During the Public Health Emergency. Following the issuance of the guidance published on March 16, 2020, revised guidance specific to COVID-19 ‘antibody tests’ was issued. Newer guidance was published on May 4, 2020 further describing the requirements for serology tests to continue to be marketed under an Emergency Use Authorization. If our interpretation of the newly revised guidance is incorrect or specifics around the guidance change, sales of our COVID-19 antibody test could be materially impacted.

There can be no assurance of market acceptance for our COVID-19 antibody test.

The commercial success of our COVID-19 antibody test will depend upon its acceptance as medically useful and cost-effective by physicians and other members of the medical community, patients and third-party payers. Broad market acceptance can be achieved only with substantial education about the benefits and limitations of such tests, as well as resolution of concerns about their appropriate use. Our reputation and the public image of our COVID-19 antibody test kits may be impaired if they fail to perform as expected or are perceived as difficult to use. Despite quality control testing, defects or errors could occur with the tests. Thus, there can be no assurance our COVID-19 antibody test will gain market acceptance on a timely basis, if at all, and purchasers of such tests could choose to purchase competitors’ tests instead. Failure to achieve market acceptance and/or the impact of strong competition will have a material adverse effect on our business, financial condition and results of operations.

We rely on a third party to manufacture the COVID-19 antibody tests for us, and if such third party refuses or is unable to supply us with the COVID-19 test kits, our business will be materially harmed.

We rely on a third party to manufacture the COVID-19 antibody tests. If any issues arise with respect to the manufacturer’s ability to manufacture and deliver to us the COVID-19 tests, our business could be materially harmed. In addition, the manufacturer may be unable to provide us with an adequate supply of COVID-19 antibody tests for various reasons, including, among others, if it becomes insolvent, if a United States regulatory authority or other governments block the import or sale of the COVID-19 tests or if it fails to maintain its rights to manufacture the COVID-19 test. If we are unable to keep up with demand for the COVID-19 antibody test kits, our revenue growth could be impaired, market acceptance for the test could be adversely affected, and our customers might instead purchase our competitors’ diagnostic tests.

We have relied and expect to continue to rely on third parties to conduct studies of the COVID-19 diagnostic tests that will be required by the FDA or other regulatory authorities, and those third parties may not perform satisfactorily.

Although we are selling our COVID-19 antibody test kits by virtue of recent FDA guidance allowing for reduced product clinical and analytical studies, we have relied on third parties, such as independent testing laboratories and hospitals, to conduct such studies. Our reliance on these third parties will reduce our control over these activities. These third-party contractors may not complete activities on schedule or conduct studies in accordance with regulatory requirements or our study design. We cannot control whether they devote sufficient time, skill and resources to our studies. Our reliance on third parties that we do not control will not relieve us of any applicable requirement to prepare, and ensure compliance with, various procedures required under good clinical practices. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to their failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our studies may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory approval for additional diagnostic tests.

A pandemic, epidemic or outbreak of an infectious disease, such as COVID-19, may materially and adversely affect our business and operations.

The recent outbreak of COVID-19 originated in Wuhan, China, in December 2019 and has since spread to multiple countries, including the United States and several European countries. On March 11, 2020, the World Health Organization declared the outbreak a pandemic. The COVID-19 pandemic is affecting the United States and global economies and may affect our operations and those of third parties on which we rely, including by causing disruptions in the supply of our product candidates and the conduct of future clinical trials. In addition, the COVID-19 pandemic may affect the operations of the FDA and other health authorities, which could result in delays of reviews and approvals, including with respect to our product candidates. Additionally, while the potential economic impact brought by, and the duration of the COVID-19 pandemic is difficult to assess or predict, the impact of the COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively impact our short-term and long-term liquidity. The ultimate impact of the COVID-19 pandemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, financing or clinical trial activities or on healthcare systems or the global economy as a whole. However, these effects could have a material impact on our liquidity, capital resources, operations and business and those of the third parties on which we rely.

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Risks Related to Our Intellectual Property

We may not successfully maintain our existing license agreement with BGU and Soroka, and we are currently not in compliance with the repayment terms of the license agreement, which could adversely affect our ability to develop and commercialize our product candidates.

We rely on our existing License Agreement with BGU and Soroka with respect to the development of our core technology, TBIA. Our failure to maintain our existing license could adversely affect our ability to develop and commercialize our product candidates and could adversely affect our business prospects, financial condition or ability to develop and commercialize our product candidates.

We may not be able to further establish or maintain such licensing and collaboration arrangements necessary to develop and commercialize our product candidates. Even if we are able to maintain or establish licensing or collaboration arrangements, these arrangements may not be on favorable terms and may contain provisions that will restrict our ability to develop, test and market our product candidates. Any failure to maintain or establish licensing or collaboration arrangements on favorable terms could adversely affect our business prospects, financial condition or ability to develop and commercialize our product candidates.

Our license agreement contains provisions that could give rise to disputes regarding the rights and obligations of the parties. These and other possible disagreements could lead to termination of the agreement or delays in collaborative research, development, supply, or commercialization of certain product candidates, or could require or result in litigation or arbitration. Moreover, disagreements could arise with our collaborators over rights to intellectual property or our rights to share in any of the future revenues of products developed by our collaborators. These kinds of disagreements could result in costly and time-consuming litigation. Any such conflicts with our collaborators could reduce our ability to obtain future collaboration agreements and could have a negative impact on our relationship with existing collaborators.

If we are unable to protect our intellectual property rights, our competitive position could be harmed.

Our success and ability to compete depends in large part upon our ability to protect our intellectual property. We face several risks and uncertainties in connection with our intellectual property rights, including, among others:

●	pending and future patent applications may not result in the issuance of patents or, if issued, may not be issued in a form that will be advantageous to us;

●	our issued patents may be challenged, invalidated or legally circumvented by third parties;

●	our patents may not be upheld as valid and enforceable or prevent the development of competitive products;

●	the eligibility of certain inventions related to diagnostic medicine, more specifically diagnostic methods and processes, for patent protection in the United States has been limited recently which may affect our ability to enforce our issued patents in the United States or may make it difficult to obtain broad patent protection going forward in the United States;

●	for a variety of reasons, we may decide not to file for patent protection on various improvements or additional features; and

●	intellectual property protection and/or enforcement may be unavailable or limited in some countries where laws or law enforcement practices may not protect our proprietary rights to the same extent as the laws of the United States, the European Union, or Israel.

Consequently, our competitors could develop, manufacture and sell products that directly compete with our products, which could decrease our sales and diminish our ability to compete. In addition, competitors could attempt to develop their own competitive technologies that fall outside of our intellectual property rights. If our intellectual property does not adequately protect us from our competitors’ products and methods, our competitive position could be materially adversely affected.

Because the medical device industry is litigious, we are susceptible to intellectual property suits that could cause us to incur substantial costs or pay substantial damages or prohibit us from selling our cancer detection kits.

There is a substantial amount of litigation over patent and other intellectual property rights in the medical device industry. Whether or not a product infringes a patent involves complex legal and factual considerations, the determination of which is often uncertain. Our management is presently unaware of any other parties’ valid patents and proprietary rights which our evolving product designs would infringe. Searches typically performed to identify potentially infringed patents of third parties are often not conclusive and, because patent applications can take many years to issue, there may be applications now pending, which may later result in issued patents which our current or future products may infringe. In addition, our competitors or other parties may assert that our cancer detection kits and the methods employed may be covered by patents held by them. If any of our products infringes a valid patent, we could be prevented from manufacturing or selling such product unless we are able to obtain a license or able to redesign the product in such a manner as to avoid infringement. A license may not always be available or may require us to pay substantial royalties. We also may not be successful in any attempt to redesign our product to avoid infringement. Infringement and other intellectual property claims, with or without merit, can be expensive and time-consuming to litigate and could divert our management’s attention from operating our business.

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The steps we have taken to protect our intellectual property may not be adequate, which could have a material adverse effect on our ability to compete in the market.

In addition to filing patent applications, we rely on confidentiality, non-compete, non-disclosure and assignment of inventions provisions, as appropriate, in our agreements with our employees, consultants, and service providers, to protect and otherwise seek to control access to, and distribution of, our proprietary information. These measures may not be adequate to protect our intellectual property from unauthorized disclosure, third-party infringement or misappropriation, for the following reasons:

●	the agreements may be breached, may not provide the scope of protection we believe they provide or may be determined to be unenforceable;

●	we may have inadequate remedies for any breach;

●	proprietary information could be disclosed to our competitors; or

●	others may independently develop substantially equivalent or superior proprietary information and techniques or otherwise gain access to our trade secrets or disclose such technologies.

Specifically, with respect to non-compete agreements, we may be unable to enforce these agreements, in whole or in part, and it may be difficult for us to restrict our competitors from gaining the expertise that our former employees gained while working for us. If our intellectual property is disclosed or misappropriated, it could harm our ability to protect our rights and could have a material adverse effect on our business, financial condition and results of operations.

We may need to initiate lawsuits to protect or enforce our patents and other intellectual property rights, which could be expensive and, if we lose, could cause us to lose some of our intellectual property rights, which would harm our ability to compete in the market.

We rely on patents to protect a portion of our intellectual property and our competitive position. Patent law relating to the scope of claims in the technology fields in which we operate is still evolving and, consequently, patent positions in the medical device industry are generally uncertain. In order to protect or enforce our patent rights, we may initiate patent and related litigation against third parties, such as infringement suits or interference proceedings. Any lawsuits that we initiate could be expensive, take significant time and divert our management’s attention from other business concerns and the outcome of litigation to enforce our intellectual property rights in patents, copyrights, trade secrets or trademarks is highly unpredictable. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing. In addition, we may provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, including attorney fees, if any, may not be commercially valuable. The occurrence of any of these events could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Regulations

If we or our future distributors do not obtain and maintain the necessary regulatory clearances or approvals in a specific country or region, we will not be able to market and sell our cancer detection kits or future products in that country or region.

We intend to market our cancer detection kits in a number of international markets. To be able to market and sell our cancer detection kits in a specific country or region, we or our distributors must comply with the regulations of that country or region. While the regulations of some countries do not impose barriers to marketing and selling part or all of our products or only require notification, others require that we or our distributors obtain the approval of a specified regulatory authority. These regulations, including the requirements for approvals and the time required for regulatory review, vary from country to country. Obtaining regulatory approvals is expensive and time-consuming, and we cannot be certain that we or our distributors will receive regulatory approvals for our cancer detection kits or any future products in each country or region in which we plan to market such products. If we modify our cancer detection kits or any future products, we or our distributors may need to apply for new regulatory approvals or regulatory authorities may need to review the planned changes before we are permitted to sell them.

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The Medicines and Healthcare products Regulatory Agency, or MHRA, is the United Kingdom-based European Authority responsible for the issuance of CE Mark approval. In 2013, our regulatory authorized representative in Europe submitted an application to the MHRA for the CE Mark approval of our TBIA method. We obtained this approval on December 9, 2013 with the receipt of a Certificate of Conformance from our regulatory authorized representative in Europe. The European regulatory demands regarding IVD have recently been revised and major changes need to be made in order to keep our CE Mark. These changes will need to be made by 2022. We may not meet the quality and safety standards required to maintain any authorizations we receive in the future or maintain the CE Certificate of Conformance that we have already received. If we or our distributors are unable to maintain our authorizations or CE Certificate of Conformance in a particular country or region, we will no longer be able to sell our cancer detection kits or any future products in that country or region, and our ability to generate revenues will be materially and adversely affected.

If we are unable to successfully complete clinical trials with respect to our cancer detection kits, we may be unable to receive regulatory approvals or clearances for our cancer detection kits and/or our ability to achieve market acceptance of our cancer detection kits will be harmed.

The development of cancer diagnostics typically includes pre-clinical studies. Certain other devices require the submission of data generated from clinical trials, which can be a long, expensive and uncertain process, subject to delays and failure at any stage. The data obtained from the studies and trials may be inadequate to support regulatory clearances or approvals, or to obtain third country approval equivalent to CE approval, or to allow market acceptance of the products being studied. Our cancer detection kits are currently undergoing clinical development.

We conducted clinical studies in cooperation with leading hospitals in Israel. A study with the Soroka (along with BGU) formed the basis of our methodology. We then conducted studies, with both Rabin Medical Center, or Rabin, and Kaplan Medical Center, or Kaplan, which focused on breast and colorectal cancers.

Currently, we are engaged in completing clinical trials at Kaplan Hospital and Beilinson Hospital concerning breast cancer and colorectal cancer that are required for product development. The data from these clinical trials may be used or required in order to obtain regulatory approvals for our products including for the purpose of seeking FDA approval.

As for the FDA, our products’ intended use or other specifications that are under development today may not be accepted by the FDA. Under such circumstances, we may be required to change the intended use or specifications of our products, and be required to perform additional trials and provide new supportive material to the FDA.

We are an IVD company, developing proprietary technology which will analyze a blood sample to detect the presence of various cancers.Since we are not developing a drug, we believe that we will not need to submit an investigational new drug application to the FDA prior to conducting clinical trials in the U.S. We believe that we will only need institutional review board, or IRB, approval prior to conducting clinical trials in the U.S.

We expect that obtaining FDA approval for the marketing and selling of our products in the U.S. will take anywhere between two to four years and will cost us approximately $10 million to $15 million. As we do not have this amount of money, we would need to raise additional funds to perform clinical trials in the U.S. in order to receive FDA approval. If we are unable to raise such funds, we will not be able proceed with our efforts to obtain FDA approval. Inability to obtain FDA approval would significantly harm our viability as a company.

We estimate that we will need a “small pilot” clinical trial (less than 100 patients) to enable us to approach the FDA with the results and begin a dialogue with the FDA to seek the FDA’s recommendation (not their approval) as to trial size and the protocols for future U.S. clinical trials. We plan to submit a formal application to the FDA for approval of the TBIA method after we have completed our clinical trials in the U.S.

Our intentions are to evaluate opening a Clinical Laboratory Improvement Amendments laboratory, or CLIA laboratory, and retain our product as a Laboratory Developed Test, or LDT, which are assays developed in the laboratory for internal use, in parallel to the FDA evaluation.

Further, any regulatory authority whose approval we will require in order to market and sell our products in any territory may require us to submit data on a greater number of patients than we originally anticipated and/or for a longer follow-up period or they may change the data collection requirements or data analysis applicable to our clinical trials.

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The commencement or completion of any of our clinical studies or trials may be delayed or halted, or be inadequate to support regulatory clearance, approval or product acceptance, or to obtain local regulatory approvals in any country that we wish to sell our products, for numerous reasons, including, among others:

●	patients do not enroll in the clinical trial at the rate we expect;

●	patients do not comply with trial protocols;

●	patient follow-up is not at the rate we expect;

●	patients experience adverse side effects;

●	patients die during a clinical trial, even though their death may be unrelated to our product;

●	regulatory authorities do not approve a clinical trial protocol or a clinical trial, or place a clinical trial on hold;

●	IRBs, Ethics Committees and third-party clinical investigators may delay or reject our trial protocol and Informed Consent Form;

●	third-party clinical investigators decline to participate in a study or trial or do not perform a study or trial on our anticipated schedule or consistent with the investigator agreements, study or trial protocol, good clinical practices or FDA, IRBs, Ethics Committees, or other applicable requirements;

●	third-party organizations such as the Contract Research Organization, do not perform data collection, monitoring and analysis in a timely or accurate manner or consistent with the study or trial protocol or investigational or statistical plans;

●	regulatory inspections of our studies, trials or manufacturing facilities may require us to, among other things, undertake corrective action or suspend or terminate our studies or clinical trials;

●	changes in governmental regulations or administrative actions;

●	the interim or final results of the study or clinical trial are inconclusive or unfavorable as to safety or efficacy; and

●	a regulatory agency or our notified body concludes that our trial design is or was inadequate to demonstrate different parameters of the assay.

The results of pre-clinical and clinical studies do not necessarily predict future clinical trial results, and predecessor clinical trial results may not be repeated in subsequent clinical trials. Additionally, any regulatory authority whose approval we will require in order to market and sell our products in any territory may disagree with our interpretation of the data from our pre-clinical studies and clinical trials, or may find the clinical trial design, conduct or results inadequate to demonstrate safety or efficacy, and may require us to pursue additional pre-clinical studies or clinical trials, which could further delay the clearance or approval of the sale of our products. The data we collect from our non-clinical testing, our pre- clinical studies and other clinical trials may not be sufficient to support regulatory approval.

If the third parties on which we rely to conduct our clinical trials and clinical development do not perform as contractually required or expected, we may not be able to obtain regulatory clearance or approval for, or commercialize, our cancer detection kits or future products.

We do not have the ability to independently conduct our clinical trials for our cancer detection kits and we must rely on third parties, such as contract research organizations, medical institutions, clinical investigators and contract laboratories to conduct such trials. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if these third parties need to be replaced, or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our pre-clinical development activities or clinical trials may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory clearance for, or successfully commercialize, our cancer detection kits or future products on a timely basis, if at all, and our business, operating results and prospects may be adversely affected. Furthermore, our third-party clinical trial investigators may be delayed in conducting our clinical trials for reasons outside of their control.

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The results of our clinical trials may not support our product claims or may result in the discovery of adverse side effects.

Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product claims or that any regulatory authority whose approval we will require in order to market and sell our products in any territory will agree with our conclusions regarding them. Success in pre-clinical studies and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that clinical trials will replicate the results of prior trials and pre-clinical studies. The clinical trial process may fail to demonstrate that our cancer detection kits, or any future products, are safe and effective for the proposed indicated uses, which could cause us to abandon a product and may delay development of others. Any delay or termination of our clinical trials will delay the filing of our product submissions and, ultimately, our ability to commercialize our cancer detection kits, or any future products, and generate revenues. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of the product candidate’s profile.

Our cancer detection kits may in the future be subject to product recalls that could harm our reputation, business and financial results.

The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture. In the case of the FDA, the authority to require a recall must be based on an FDA finding that there is a reasonable probability that the device would cause serious injury or death. In addition, foreign governmental bodies have the authority to require the recall of our products in the event of material deficiencies or defects in design or manufacture. Manufacturers may, under their own initiative, recall a product if any material deficiency in a device is found. A government-mandated or voluntary recall by us or one of our distributors could occur as a result of component failures, manufacturing errors, design or labeling defects or other deficiencies and issues. Once marketed, recalls of any of our products, including our cancer detection kits, would divert managerial and financial resources and have an adverse effect on our business, financial condition and results of operations. The FDA requires that certain classifications of recalls be reported to the FDA within 10 working days after the recall is initiated. Companies are required to maintain certain records of recalls, even if they are not reportable to the FDA. We may initiate voluntary recalls involving our products in the future that we determine do not require us to notify the FDA. If the FDA disagrees with our determinations, they could require us to report those actions as recalls. A future recall announcement could harm our reputation with customers and negatively affect our sales. In addition, the FDA could take enforcement action against us based on our failure to report the recalls when they were conducted.

If we are unable to achieve reimbursement and coverage from third-party payors for laboratory tests using our cancer detection kits, or if reimbursement is insufficient to create an economic benefit for purchasing or using our cancer detection kits when compared to alternative tests, demand for our products may not grow at the rate we expect.

The demand for our cancer detection kits will depend significantly on the eligibility of the tests performed using our cancer detection kits for reimbursement through government-sponsored healthcare payment systems and private third-party payors. Reimbursement practices vary significantly from country to country and within some countries, by region, and we must obtain reimbursement approvals on a country-by-country and/or region-by-region basis. In general, the process of obtaining reimbursement and coverage approvals has been longer outside of the United States. We may not be able to obtain reimbursement approvals in a timely manner or at all and existing reimbursement and coverage policies may be revised from time to time by third-party payors. If physicians, hospitals and other healthcare providers are unable to obtain sufficient coverage and reimbursement from third-party payors for tests using our cancer detection kits, if reimbursement is, or is perceived by our customers to be, insufficient to create an economic incentive for purchasing or using our cancer detection kits, or if such reimbursement does not adequately compensate physicians and health care providers compared to the other tests they offer, demand for our products may not grow at the rate we expect.

Federal and state privacy laws, and equivalent laws of third countries, may increase our costs of operation and expose us to civil and criminal sanctions.

The Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations that have been issued under it, or collectively HIPAA, and similar laws outside the United States, contain substantial restrictions and requirements with respect to the use and disclosure of individuals’ protected health information. The HIPAA privacy rules prohibit “covered entities,” such as healthcare providers and health plans, from using or disclosing an individual’s protected health information, unless the use or disclosure is authorized by the individual or is specifically required or permitted under the privacy rules. Under the HIPAA security rules, covered entities must establish administrative, physical and technical safeguards to protect the confidentiality, integrity and availability of electronic protected health information maintained or transmitted by them or by others on their behalf. While we do not believe that we will be a covered entity under HIPAA, we believe many of our customers will be covered entities subject to HIPAA. Such customers may require us to enter into business associate agreements, which will obligate us to safeguard certain health information we obtain in the course of our relationship with them, restrict the manner in which we use and disclose such information and impose liability on us for failure to meet our contractual obligations.

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In addition, under The Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, which was signed into law as part of the U.S. stimulus package in February 2009, certain of HIPAA’s privacy and security requirements are now also directly applicable to “business associates” of covered entities and subject them to direct governmental enforcement for failure to comply with these requirements. We may be deemed as a “business associate” of some of our customers. As a result, we may be subject as a “business associate” to civil and criminal penalties for failure to comply with applicable privacy and security rule requirements. Moreover, HITECH created a new requirement obligating “business associates” to report any breach of unsecured, individually identifiable health information to their covered entity customers and imposes penalties for failing to do so.

In addition to HIPAA, most U.S. states have enacted patient confidentiality laws that protect against the disclosure of confidential medical information, and many U.S. states have adopted or are considering adopting further legislation in this area, including privacy safeguards, security standards, and data security breach notification requirements. These U.S. state laws, which may be even more stringent than the HIPAA requirements, are not preempted by the federal requirements, and we are therefore required to comply with them to the extent they are applicable to our operations.

These and other possible changes to HIPAA or other U.S. federal or state laws or regulations, or comparable laws and regulations in countries where we conduct business, could affect our business and the costs of compliance could be significant. Failure by us to comply with any of the standards regarding patient privacy, identity theft prevention and detection, and data security may subject us to penalties, including civil monetary penalties and in some circumstances, criminal penalties. In addition, such failure may damage our reputation and adversely affect our ability to retain customers and attract new customers.

The protection of personal data, particularly patient data, is subject to strict laws and regulations in many countries. The collection and use of personal health data in the EU is governed by the provisions of Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data, commonly known as the Data Protection Directive. The Directive imposes a number of requirements including an obligation to seek the consent of individuals to whom the personal data relates, the information that must be provided to the individuals, notification of data processing obligations to the competent national data protection authorities of individual EU Member States and the security and confidentiality of the personal data. The Data Protection Directive also imposes strict rules on the transfer of personal data out of the EU to the U.S. Failure to comply with the requirements of the Data Protection Directive and the related national data protection laws of the EU Member States may result in fines and other administrative penalties and harm our business. We may incur extensive costs in ensuring compliance with these laws and regulations, particularly if we are considered to be a data controller within the meaning of the Data Protection Directive.

Once we commercialize our product, if ever, security breaches, loss of data and other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.

Once we commercialize our product, in the ordinary course of our business, it is highly likely that we and our third-party providers will collect and store sensitive data, including legally protected health information and personally identifiable information about patients, our healthcare provider customers and payors. We also may store sensitive intellectual property and other proprietary business information, including that of our customers and payors. We plan to manage and maintain our data utilizing a combination of on-site systems and cloud-based data center systems. This data will encompass a wide variety of business-critical information, including research and development information, commercial information and business and financial information.

We face four primary risks relative to protecting this critical information: loss of access risk, inappropriate disclosure risk, inappropriate modification risk and the risk of our being unable to identify and audit our controls over the first three risks.

We will be highly dependent on information technology networks and systems, including the Internet, to securely process, transmit and store this critical information. Security breaches of this infrastructure, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, can create system disruptions, shutdowns or unauthorized disclosure or modification of confidential information. The secure processing, storage, maintenance and transmission of this critical information will be vital to our operations and business strategy, and we plan to devote significant resources to protecting such information. Although we will take measures to protect sensitive information from unauthorized access or disclosure, our information technology and infrastructure, and that of our third-party providers, may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance or other disruptions.

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A security breach or privacy violation that leads to disclosure or modification of or prevents access to consumer information (including personally identifiable information or protected health information) could harm our reputation, compel us to comply with disparate state breach notification laws, require us to verify the correctness of database contents and otherwise subject us to liability under laws that protect personal data, resulting in increased costs or loss of revenue. If we are unable to prevent such security breaches or privacy violations or implement satisfactory remedial measures, our operations could be disrupted, and we may suffer loss of reputation, financial loss and other regulatory penalties because of lost or misappropriated information, including sensitive consumer data. In addition, these breaches and other inappropriate access can be difficult to detect, and any delay in identifying them may lead to increased harm of the type described above.

Any such breach or interruption could compromise our networks or those of our third-party providers, and the information stored there could be inaccessible or could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Any such interruption in access, improper access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, such as HIPAA, and regulatory penalties. Unauthorized access, loss or dissemination could also disrupt our operations, including our ability to perform tests, provide test results, bill payers or patients, process claims and appeals, provide customer assistance services, conduct research and development activities, collect, process and prepare company financial information, provide information about our current and future products and other patient and clinician education and outreach efforts through our website, and manage the administrative aspects of our business and damage our reputation, any of which could adversely affect our business. Any such breach could also result in the compromise of our trade secrets and other proprietary information, which could adversely affect our competitive position.

In addition, the interpretation and application of consumer, health-related, privacy and data protection laws in the U.S., the EU and elsewhere are often uncertain, contradictory and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our practices. If so, this could result in government-imposed fines or orders requiring that we change our practices, which could adversely affect our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices and compliance procedures in a manner adverse to our business.

If we fail to comply with the U.S. federal Anti-Kickback Statute and similar state and third country laws, we could be subject to criminal and civil penalties and exclusion from federally funded healthcare programs including the Medicare and Medicaid programs and equivalent third country programs, which would have a material adverse effect on our business and results of operations.

A provision of the Social Security Act, commonly referred to as the federal Anti-Kickback Statute, prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration, directly or indirectly, in cash or in kind, to induce or reward the referring, ordering, leasing, purchasing or arranging for, or recommending the ordering, purchasing or leasing of, items or services payable, in whole or in part, by Medicare, Medicaid or any other federal healthcare program. Although there are a number of statutory exemptions and regulatory safe harbors to the federal Anti-Kickback Statute protecting certain common business arrangements and activities from prosecution or regulatory sanctions, the exemptions and safe harbors are drawn narrowly, and practices that do not fit squarely within an exemption or safe harbor may be subject to scrutiny. The federal Anti-Kickback Statute is very broad in scope and many of its provisions have not been uniformly or definitively interpreted by existing case law or regulations. In addition, most of the states have adopted laws similar to the federal Anti-Kickback Statute, and some of these laws are even broader than the federal Anti-Kickback Statute in that their prohibitions may apply to items or services reimbursed under Medicaid and other state programs or, in several states, apply regardless of the source of payment. Violations of the federal Anti-Kickback Statute may result in substantial criminal, civil or administrative penalties, damages, fines and exclusion from participation in federal healthcare programs.

All of our future financial relationships with U.S. healthcare providers, purchasers, formulary managers, and others who provide products or services to federal healthcare program beneficiaries will potentially be governed by the federal Anti-Kickback Statute and similar state laws. We believe our operations will be in compliance with the federal Anti-Kickback Statute and similar state laws. However, we cannot be certain that we will not be subject to investigations or litigation alleging violations of these laws, which could be time-consuming and costly to us and could divert management’s attention from operating our business, which in turn could have a material adverse effect on our business. In addition, if our arrangements were found to violate the federal Anti-Kickback Statute or similar state laws, the consequences of such violations would likely have a material adverse effect on our business, results of operations and financial condition.

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There are other federal and state laws that may affect our ability to operate, including the federal civil False Claims Act, which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, a false or fraudulent claim for payment of government funds or knowingly making, using or causing to be made or used, a false record or statement material to an obligation to pay money to the government or knowingly concealing or knowingly and improperly avoiding, decreasing, or concealing an obligation to pay money to the federal government. Moreover, we may be subject to other federal false claim laws, including, among others, federal criminal healthcare fraud and false statement statutes that extend to non-government health benefit programs. Moreover, there are analogous state laws. Violations of these laws can result in substantial criminal, civil or administrative penalties, damages, fines and exclusion from participation in federal healthcare programs.

Similar restrictions are imposed by the national legislation of many third countries in which our medical devices will be marketed. Moreover, the provisions of the Foreign Corrupt Practices Act of 1997 and other similar anti-bribery laws in other jurisdictions generally prohibit companies and their intermediaries from providing money or anything of value to officials of foreign governments, foreign political parties, or international organizations with the intent to obtain or retain business or seek a business advantage. Recently, there has been a substantial increase in anti-bribery law enforcement activity by U.S. regulators, with more aggressive and frequent investigations and enforcement by both the SEC and the Department of Justice. A determination that our operations or activities violated U.S. or foreign laws or regulations could result in imposition of substantial fines, interruption of business, loss of supplier, vendor or other third-party relationships, termination of necessary licenses and permits, and other legal or equitable sanctions. In addition, lawsuits brought by private litigants may also follow as a consequence.

Risks Related to Our Operations in Israel

Exchange rate fluctuations between the U.S. dollar, the NIS and the Euro and inflation may negatively affect our earnings and we may not be able to hedge our currency exchange risks successfully.

The U.S. dollar is our functional and reporting currency. However, a portion of our operating expenses, including personnel and facilities related expenses, are incurred in NIS. As a result, we are exposed to the risks that the NIS may appreciate relative to the U.S. dollar, or, if the NIS instead devalues relative to the U.S. dollar, that the inflation rate in Israel may exceed such rate of devaluation of the NIS, or that the timing of such devaluation may lag behind inflation in Israel. In any such event, the dollar cost of our operations in Israel would increase and our dollar-denominated results of operations would be adversely affected. In addition, we expect to incur operating expenses denominated in various currencies, and therefore, our operating results will also be subject to fluctuations due to changes in the various exchange rates. Given our general lack of currency hedging arrangements to protect us from fluctuations in the exchange rates of the NIS, the Euro and other foreign currencies in relation to the U.S. dollar (and/or from inflation of such foreign currencies), we may be exposed to material adverse effects from such movements. We cannot predict any future trends in the rate of inflation in Israel or the rate of devaluation (if any) of the NIS against any other currency. Inflation in Israel and changes to the dollar-NIS exchange rate did not have a material adverse effect on the results of our operations in 2019 or 2018.

Our principal offices, research and development facilities and some of our suppliers are located in Israel and, therefore, our business, financial condition and results of operation may be adversely affected by political, economic and military instability in Israel.

We are incorporated under Israeli law and our principal executive offices are located in Israel. In addition, most of our employees and officers, and most of our directors, are residents of Israel. Accordingly, political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring Arab countries, the Hamas (an Islamist militia and political group that has controlled the Gaza strip since 2007) and the Hezbollah (an Iranian-backed Islamist militia and political group based in Lebanon). Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. Ongoing and revived hostilities or other Israeli political or economic factors, such as, an interruption of operations at the Tel Aviv airport, could prevent or delay shipments of our components or products.

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Although Israel has entered into various agreements with Egypt, Jordan, and the Palestinian Authority, there has been an increase in unrest and terrorist activity, which began in October 2000 and has continued with varying levels of severity. The establishment in 2006 of a government in the Gaza Strip by representatives of the Hamas militant group has created additional unrest and uncertainty in the region. In 2006, a conflict between Israel and the Hezbollah in Lebanon resulted in thousands of rockets being fired from Lebanon up to 50 miles into Israel. Starting in December 2008, for approximately three weeks, Israel engaged in an armed conflict with Hamas in the Gaza Strip, which involved missile strikes against civilian targets in various parts of Israel and negatively affected business conditions in Israel. In November 2012, for approximately one week, Israel experienced a similar armed conflict, resulting in hundreds of rockets being fired from the Gaza Strip and disrupting most day-to-day civilian activity in southern Israel. Most recently, in July 2014, Israel yet again experienced rocket strikes against civilian targets in various parts of Israel, as part of an armed conflict commenced between Israel and Hamas. If continued or resumed, these hostilities may negatively affect business conditions in Israel in general and our business in particular. Our insurance policies do not cover us for the damages incurred in connection with these conflicts or for any resulting disruption in our operations. The Israeli government, as a matter of law, provides coverage for the reinstatement value of direct damages that are caused by terrorist attacks or acts of war; however, the government may cease providing such coverage or the coverage might not be enough to cover potential damages. In the event that hostilities disrupt the ongoing operation of our facilities or the airports and seaports on which we depend to import and export our supplies and products, our operations may be materially adversely affected.

In addition, since the end of 2010, numerous acts of protest and civil unrest have taken place in several countries in the Middle East and North Africa, many of which involved significant violence. The civil unrest in Egypt, which borders Israel, resulted in the resignation of its president Hosni Mubarak, and to significant changes to the country’s government. In Syria, also bordering Israel, a civil war is continuing to take place. The ultimate effect of these developments on the political and security situation in the Middle East and on Israel’s position within the region is not clear at this time.

In addition, instability in the region may lead to deterioration in the political and trade relationships that exist between the State of Israel and certain other countries. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions, could harm our results of operations and could make it more difficult for us to raise capital. Parties with whom we do business may sometimes decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. Several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. Similarly, Israeli companies are limited in conducting business with entities from several countries. For instance, in 2008, the Israeli legislature passed a law forbidding any investments in entities that transact business with Iran. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

In addition, Iran has threatened to attack Israel and is widely believed to be developing nuclear weapons. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, and various rebel militia groups in Syria. Additionally, a violent jihadist group named Islamic State of Iraq and Levant, or ISIL, is involved in hostilities in Iraq and Syria. Although ISIL’s activities have not directly affected the political and economic conditions in Israel, ISIL’s stated purpose is to take control of the Middle East, including Israel. These situations may potentially escalate in the future to more violent events, which may affect Israel and us. Any armed conflicts, terrorist activities, or political instability in the region could adversely affect business conditions and could harm our results of operations and could make it more difficult for us to raise capital. Parties with whom we do business may decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face.

The legislative power of the State resides in the Knesset, a unicameral parliament that consists of 120 members elected by nationwide voting under a system of proportional representation. Israel’s most recent general elections were held on April 9, 2019, September 17, 2019 and March 2, 2020. Although a government was recently formed for the first time since December 2018, the uncertainty surrounding the results of the recent elections may continue. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations and prospects.

Furthermore, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial conditions or the expansion of our business. Similarly, Israeli corporations are limited in conducting business with entities from several countries.

Our operations may be disrupted by the obligations of personnel to perform military service.

As of July 31, 2020, we had four employees, two of whom were based in Israel. Some of our employees may be called upon to perform up to 36 days (and in some cases more) of annual military reserve duty until they reach the age of 40 (and in some cases, up to 45 or older) and, in emergency circumstances, could be called to immediate and unlimited active duty. In the event of severe unrest or other conflict, individuals could be required to serve in the military for extended periods of time. Since September 2000, in response to increased tension and hostilities, there have been occasional call-ups of military reservists, including in connection with the 2006 conflict in Lebanon, and the December 2008, November 2012 and July 2014 conflicts with Hamas, and it is possible that there will be additional call-ups in the future. Our operations could be disrupted by the absence of a significant number of our employees related to military service or the absence for extended periods of one or more of our key employees for military service. Such disruption could materially adversely affect our business and results of operations. Additionally, the absence of a significant number of the employees of our Israeli suppliers and contractors related to military service or the absence for extended periods of one or more of their key employees for military service may disrupt their operations

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Your rights and responsibilities as a shareholder will be governed by Israeli law which differs in some material respects from the rights and responsibilities of shareholders of U.S. companies.

The rights and responsibilities of the holders of our Ordinary Shares are governed by our articles of association, as amended (the “Amended Articles”), and by Israeli law. These rights and responsibilities differ in some material respects from the rights and responsibilities of shareholders in U.S.-based corporations. For instance, we follow home country practice in Israel with regard to the quorum requirement for shareholder meetings. As permitted under the Companies Law, our Amended Articles provide that the quorum for any meeting of shareholders shall be the presence of at least two shareholders present in person, by proxy, or by a voting instrument, who hold at least 25% of the voting power of our shares. Moreover, a shareholder of an Israeli company has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders, and to refrain from abusing its power in the company, including, among other things, in voting at a general meeting of shareholders on matters such as amendments to a company’s articles of association, increases in a company’s authorized share capital, mergers and acquisitions and related party transactions requiring shareholder approval. In addition, a shareholder who is aware that it possesses the power to determine the outcome of a shareholder vote or to appoint or prevent the appointment of a director or executive officer in the company has a duty of fairness toward the company. There is limited case law available to assist us in understanding the nature of this duty or the implications of these provisions. These provisions may be interpreted to impose additional obligations and liabilities on holders of our Ordinary Shares that are not typically imposed on shareholders of U.S. corporations.

It may be difficult to enforce a judgment of a U.S. court against us, or against our officers and directors in Israel, or to assert U.S. securities laws claims in Israel or to serve process on our officers and directors in Israel.

We were incorporated in Israel. A majority of our executive officers and directors reside outside of the United States, and all of our assets and most of the assets of these persons are located outside the United States. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the U.S. and may not necessarily be enforced by an Israeli court. It also may be difficult to affect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either a U.S. or foreign court.

Provisions of Israeli law and our Amended Articles may delay, prevent or otherwise impede a merger with, or an acquisition of, us, even when the terms of such a transaction are favorable to us and our shareholders.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to such types of transactions. For example, a tender offer for all of a company’s issued and outstanding shares can only be completed if the acquirer receives positive responses from the holders of at least 95% of the issued share capital and the approval of a majority of the offerees that do not have a personal interest in the tender offer, unless at least 98% of the company’s outstanding shares are tendered. Furthermore, the shareholders, including those who indicated their acceptance of the tender offer (unless the acquirer stipulated in its tender offer that a shareholder that accepts the offer may not seek appraisal rights), may, at any time within six months following the completion of the tender offer, petition an Israeli court to alter the consideration for the acquisition. In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party. See “Provisions Restricting Change in Control in our Company” for additional information.

Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of a number of conditions, including, in some cases, a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are subject to certain restrictions. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of the shares has occurred.

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We received Israeli government grants for certain of our research and development activities. The terms of those grants may require us to pay royalties and to satisfy specified conditions in order to manufacture products and transfer technologies outside of Israel. We may be required to pay penalties in addition to repayment of the grants.

From inception through December 31, 2019, we have been awarded an aggregate of $272,237 in the form of grants from Israel Innovation Authority, or the IIA, formerly known as Israel’s Office of the Chief Scientist of the Ministry of Economy. The requirements and restrictions for such grants are found in the Israeli Encouragement of Research and Development Law, 5744-1984 and the regulations (the “Research Law”). Under the Research Law, royalties of 3% to 5% on the revenues derived from sales of products or services developed in whole or in part using these IIA grants are payable to the Israeli government. We developed our technologies, at least in part, with funds from these grants, and accordingly we would be obligated to pay these royalties on sales of any of our product candidates that achieve regulatory approval. The maximum aggregate royalties paid generally cannot exceed 100% of the grants made to us, plus annual interest equal to the 12-month LIBOR applicable to dollar deposits, as published on the first business day of each calendar year. As of December 31, 2019, we had not paid any royalties to the IIA. In 2019, we did not receive a grant from the IIA. When a company develops know-how, technology or products using IIA grants, the terms of these grants and the Research Law restrict the transfer of such know-how, and the transfer of manufacturing or manufacturing rights of such products, technologies or know-how outside of Israel, without the prior approval of the IIA. Therefore, the discretionary approval of an IIA committee would be required for any transfer to third parties inside or outside of Israel of know-how or manufacturing or manufacturing rights related to those aspects of such technologies. We may not receive those approvals. Furthermore, the IIA may impose certain conditions on any arrangement under which it permits us to transfer technology or development out of Israel, including an increased royalty rate.

The transfer of IIA-supported technology or know-how outside of Israel may involve the payment of significant amounts, depending upon the value of the transferred technology or know-how, our research and development expenses, the amount of IIA support, the time of completion of the IIA-supported research project and other factors. These restrictions and requirements for payment may impair our ability to sell or otherwise transfer our technology assets outside of Israel or to outsource or transfer development or manufacturing activities with respect to any product or technology outside of Israel. Furthermore, the consideration available to our shareholders in a transaction involving the transfer outside of Israel of technology or know-how developed with IIA funding (such as a merger or similar transaction) may be reduced by any amounts that we are required to pay to the IIA.

These restrictions will continue to apply even after we have repaid the full amount of royalties on the grants. For the years ended December 31, 2019 and 2018, we did not apply for or receive any grants from the IIA.

Risks Related to Our Ordinary Shares and this Offering

The sale or issuance of our ordinary shares to Lincoln Park may cause dilution and the sale of the ordinary shares acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our ordinary shares to fall.

On August 4, 2020, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $10,000,000 of our ordinary shares. Upon the execution of the Purchase Agreement, we issued 5,812,500 Commitment Shares to Lincoln Park, and Lincoln Park purchased the 3,437,500 Initial Purchase Shares. The remaining 40,750,000 ordinary shares being registered for resale hereunder that may be issued under the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement that includes this prospectus. The purchase price for the ordinary shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our ordinary shares. Depending on market liquidity at the time, sales of such shares may cause the trading price of our ordinary shares to fall.

We generally have the right to control the timing and amount of any future sales of our shares to Lincoln Park. Sales of our ordinary shares, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional ordinary shares that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our ordinary shares. Additionally, the sale of a substantial number of our ordinary shares to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We may not have access to the full amount available under the Purchase Agreement with Lincoln Park.

Under our Purchase Agreement with Lincoln Park, we may, at our discretion from time to time over a 24-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, on any single business day on which the closing price of our ordinary shares is above $.02 per share (subject to adjustment for any reorganization, recapitalization, non-cash dividend, share split, or other similar transaction as provided in the Purchase Agreement), direct Lincoln Park to purchase our ordinary shares in amounts up to 500,000 shares, which amounts may be increased to up to 1,000,000 shares depending on the market price of our ordinary shares at the time of sale and subject to a maximum commitment by Lincoln Park of $500,000 per single regular purchase. Although the Purchase Agreement provides that we may sell up to $10,000,000 of our ordinary shares to Lincoln Park, only 50,000,000 of our ordinary shares are being offered under this prospectus, which represents: (i) 5,812,500 Commitment Shares issued to Lincoln Park upon the execution of the Purchase Agreement, (ii) 3,437,500 Initial Purchase Shares issued to Lincoln Park at the same time, and (iii) an additional 40,750,000 shares which may be issued to Lincoln Park in the future under the Purchase Agreement, if and when we sell shares to Lincoln Park under the Purchase Agreement.

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Depending on the market prices of our ordinary shares at the time we elect to issue and sell shares to Lincoln Park under the Purchase Agreement, we may need to register for resale under the Securities Act additional ordinary shares in order to receive aggregate gross proceeds equal to the $10,000,000 total commitment available to us under the Purchase Agreement. Assuming a purchase price of $0.89 per share (the closing sale price of the ordinary shares on August 7, 2020) and the purchase by Lincoln Park of the 40,750,000 shares that are being registered for resale under this prospectus that we may sell to Lincoln Park under the Purchase Agreement from time to time after the date of this prospectus, total gross proceeds to us would only be $3,626,750.

The extent we rely on Lincoln Park as a source of funding will depend on a number of factors including, the prevailing market price of our ordinary shares and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. If we elect to issue and sell more than the 50,000,000 shares offered under this prospectus to Lincoln Park, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our shareholders. Even if we sell all $10,000,000 under the Purchase Agreement to Lincoln Park, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

An active trading market for our Ordinary Shares may not develop and our shareholders may not be able to resell their Ordinary Shares.

Although our Ordinary Shares have been quoted on the OTCQB since March 7, 2017, an active trading market for our Ordinary Shares has not developed. Although we are in the process of applying to have our ordinary shares listed on The Nasdaq Capital Market, an active trading market for our shares may never develop or be sustained following this offering. We cannot predict the extent to which an active market for our ordinary shares will develop or be sustained after the listing of such securities on Nasdaq. If an active market for our ordinary shares does not develop, it may be difficult for you to sell securities you purchase in this offering without depressing the market price for the shares, or at all.

Future issuance of our Ordinary Shares could dilute the interests of existing shareholders.

We may issue additional Ordinary Shares in the future. The issuance of a substantial number of Ordinary Shares could have the effect of substantially diluting the interests of our shareholders. In addition, the sale of a substantial amount of Ordinary Shares in the public market, in the initial issuance, in a situation in which we acquire a company and the acquired company receives Ordinary Shares as consideration and the acquired company subsequently sells its Ordinary Shares, or by investors who acquired such Ordinary Shares in a private placement, could have an adverse effect on the market price of our Ordinary Shares.

We have a significant amount of convertible debt and a number of share options and share warrants outstanding, and while such convertible debt, options and warrants are outstanding, it may be more difficult to raise additional equity capital.

As of December 31, 2019, and December 31, 2018, we had outstanding share options to purchase 2,267,571 and 1,758,316 Ordinary Shares, respectively. As of December 31, 2019, and December 31, 2018, we had outstanding share warrants to purchase 28,294,679 and 4,730,906 Ordinary Shares, respectively. In addition, during the years ended December 31, 2019 and December 31, 2018, we issued convertible notes in an aggregate net principal amount of $1,442,250 and $27,000, respectively. During the period of January 1, 2020 through July 31, 2020, loan principal and interest of $434,678 has been converted into 36,668,926 ordinary shares, and we have issued $3,949,047 of convertible notes, and 48,642,797 warrants, which grant can be converted and exercised, respectively, to purchase additional ordinary shares. We may find it more difficult to raise additional equity capital while such debt instruments, options and warrants are outstanding. At any time during which these warrants are likely to be exercised, we may be unable to obtain additional equity capital on more favorable terms from other sources. Additionally, the exercise of our outstanding options and warrants or conversion of our outstanding debt will cause the increase of our outstanding Ordinary Shares, which could have the effect of substantially diluting the interests of our current shareholders.

Sales of a substantial number of our ordinary shares in the public market by our existing shareholders could cause our share price to fall.

Sales of a substantial number of shares of our ordinary shares in the public market, or the perception that these sales might occur, could depress the market price of our ordinary shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our ordinary shares. We intend to register the offering, issuance, and sale of all ordinary shares that we may issue under our equity compensation plans. Once we register these shares, they can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates. Also, we have granted “piggyback” registration rights to the holders of many of the convertible debt securities we issued during fiscal 2019 and 2020, giving such holders the right to include the resale of our ordinary shares issuable to them upon conversion of the convertible debt securities in any registration statement we file, other than any registration statement whose goals include uplisting our ordinary shares to NASDAQ and any registration statements filed on Form S-8. In fact, shortly after this registration statement is filed, we intend to file another registration statement whose selling shareholders will include those persons who have registration rights under their convertible notes and warrants. Upon the effectiveness of such future registration statement, the holders of piggyback registration rights will be able to freely sell their ordinary shares in the public market without restriction, which sales could materially and adversely affect the trading price of our ordinary shares.

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We are an Emerging Growth Company, which may reduce the amount of information available to investors.

The Jumpstart Our Business Start-ups Act, or the JOBS Act, and our status as a foreign private issuer will allow us to postpone the date by which we must comply with some of the laws and regulations intended to protect investors and to reduce the amount of information we provide in our reports filed with the SEC, which could undermine investor confidence in our company and adversely affect the market price of our Ordinary Shares.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain exemptions from various requirements that are applicable to public companies that are not emerging growth companies including:

●	the provisions of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

●	Section 107 of the JOBS Act, which provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We may elect to delay such adoption of new or revised accounting standards. As a result of this adoption, our financial statements may not be comparable to companies that comply with the public company effective date; and

●	any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We intend to take advantage of these exemptions until we are no longer an “emerging growth company.” We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) ending on December 31, 2022, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non- convertible debt during the prior three-year period.

We cannot predict if investors will find our Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for our Ordinary Shares, and our share price may be more volatile and may decline.

We are a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are subject to reporting obligations that, to some extent, are more lenient and less frequent than those applicable to a U.S. issuer.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. publicly reporting companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (ii) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time, and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, while U.S. domestic issuers that are not large accelerated filers or accelerated filers are required to file their annual reports on Form 10-K within 90 days after the end of each fiscal year, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information.

In order to maintain our current status as a foreign private issuer, more than 50% of our outstanding voting securities must not be directly or indirectly owned by residents of the U.S., and we must not have any of the following: (i) a majority of our executive officers or directors being U.S. citizens or residents, (ii) more than 50% of our assets being located in the U.S., or (iii) our business being principally administered in the U.S. Although we have elected to comply with certain U.S. regulatory provisions, our loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic reporting company may be significantly higher. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic reporting company forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. We may also be required to modify certain of our policies to comply with accepted governance practices associated with U.S. domestic reporting companies. Such conversion and modifications will involve additional costs. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers.

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We have never paid cash dividends on our Ordinary Shares and we do not anticipate paying any dividends in the foreseeable future. Consequently, any gains from an investment in our Ordinary Shares will likely depend on whether the price of our Ordinary Shares increases, which may not occur.

We have not paid cash dividends on any of our share capital to date and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the Israeli Companies Law 5759-1999, or the Companies Law, imposes restrictions on our ability to declare and pay dividends. As a result, capital appreciation, if any, of our Ordinary Shares will be your sole source of gain for the foreseeable future. Consequently, in the foreseeable future, you will likely only experience a gain from your investment in our Ordinary Shares if the price of our Ordinary Shares increases beyond the price in which you originally acquired the Ordinary Shares.

The potential future application of the SEC’s “penny stock” rules to our Ordinary Shares could limit trading activity in the market, and our shareholders may find it more difficult to sell their shares.

If our Ordinary Shares trade at less than $5.00 per share we will be subject to the SEC’s penny stock rules. Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our ordinary shares and cause a decline in the market value of our ordinary shares.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

In the event a market develops for our Ordinary Shares, the market price of our Ordinary Shares may be volatile.

In the event a market develops for our Ordinary Shares, the market price of our Ordinary Shares may be highly volatile. Some of the factors that may materially affect the market price of our Ordinary Shares are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our Ordinary Shares. These factors may materially adversely affect the market price of our Ordinary Shares, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our Ordinary Shares.

You may experience dilution of your ownership interest due to the issuance of additional ordinary shares upon the conversion of our convertible debt, especially since our convertible debt has fluctuating conversion rates that are set at a discount to market prices of our ordinary shares during the period immediately preceding conversion.

During the year ended December 31, 2019, the Company raised a net amount of $1,442,240 as part of convertible bridge loan transactions. From January 1 – July 31, 2020, the Company has issued a total of $3,949,047 in convertible bridge loan transactions. For example, on June 15, 2020 (the “Issuance Date”), the Company issued a convertible note in the original principal amount of $375,000 (the “Rotbard Note”) to Mr. Shmuel Rotbard (the “Holder”), a resident of Israel. Except for the Rotbard Note, in the event we do not repay our convertible debt prior to the maturity date for these loans, the lenders may choose to convert their loans, which in most cases are convertible into our Ordinary Shares after the maturity date at a conversion price equal to 70% of the average closing bid price of our Ordinary Shares in the five days prior to the conversion. In the event we default under the loan agreement, the conversion price will be reduced to 60% of the average closing bid price of our Ordinary Shares during the 15 days prior to the conversion. The Holder of the Rotbard Note is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the Rotbard Note and the accumulated interest then outstanding into the Company’s ordinary shares at a price equal to 80% of the lower of (i) the lowest closing bid price on the trading day prior to the Issuance Date or (ii) the lowest trading price of the ordinary shares as reported by the trading market on which the Company’s shares are traded, for the 20 prior trading days including the day upon which a conversion notice is received. This could result in material dilution to our existing shareholders. Because the conversion price is based upon the trading prices of our Ordinary Shares at the time of conversion, the number of Ordinary Shares into which the convertible debt may be converted may increase without an upper bound. If the trading prices of our Ordinary Shares are low when the conversion price of the convertible debt is determined, we would be required to issue a greater number of Ordinary Shares to the converting debtholder, which could cause substantial dilution to our shareholders. In addition, if any or all of the holders of our convertible debt convert and then sell our Ordinary Shares, this could result in an imbalance of supply and demand for our Ordinary Shares and reduce our share price. The further our share price declines, the further the adjustment of the conversion price will fall and the greater the number of Ordinary Shares we will have to issue upon conversion, resulting in further dilution to our shareholders. Because a market price-based conversion formula can lead to dramatic share price reductions and corresponding negative effects on both a company and its shareholders, convertible security financings with market price-based conversion ratios have colloquially been called “floorless,” “toxic,” “death spiral,” and “ratchet” convertibles. The Rotbard Note is typical of notes we have issued in the past, and will continue to issue, when, if and as necessary.

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Our executive officers, directors and principal shareholders will maintain the ability to exert significant control over matters submitted to our shareholders for approval.

Our executive officers, directors and principal shareholders who owned more than 5% of our outstanding ordinary shares before this offering will, in the aggregate, beneficially own shares representing approximately 38.7% of our share capital following the completion of this offering. Amarantus will beneficially own shares representing up to approximately 24.6% of our share capital following the completion of this offering. As a result, if these shareholders were to act together, they would be able to control all matters submitted to our shareholders for approval, as well as our management and affairs. For example, these persons, if they act together, would control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company on terms that other shareholders may desire, or may result in management of our company being appointed despite our other shareholders’ disapproval.

The trading price of our ordinary shares may be reduced as a result of our grant of registration rights.

We granted many of the lenders who participated in our convertible bridge loan financing piggyback registration rights. This mean that they will have the right to require us to register their shares for resale under the Securities Act in the event we file a registration statement with the SEC following the filing of the Registration Statement on Form F-1 with respect to the uplisting. Registration of those shares for resale under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of such registration. In fact, shortly after this registration statement is filed, we intend to file another registration statement whose selling shareholders will include those persons who have registration rights under their convertible notes and warrants. Any sales of the registered securities by these shareholders could adversely affect the trading price of our ordinary shares.

Our management will have broad discretion in the use of the net proceeds from the sale of shares to Lincoln Capital and may allocate the net proceeds from the sale of shares to Lincoln Capital in ways that you and other shareholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities and depositary institutions. These investments may not yield a favorable return to our shareholders.

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If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our shares, our share price and trading volume could decline.

The trading market for our ordinary shares will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts, and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our shares, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in or implied by any forward-looking statements made by us in this prospectus. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project,” “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section titled “Risk Factors” beginning on page 10, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the “Description of Business” section beginning on page 44, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section beginning on page 35, as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

This prospectus relates to our ordinary shares that may be offered and sold from time to time by Lincoln Park. We will receive no proceeds from the sale of ordinary shares by Lincoln Park in this offering. We received $275,000 from Lincoln Park as its initial purchase pursuant to the Purchase Agreement. We may receive up to an additional $10,000,000 aggregate gross proceeds under the Purchase Agreement from any sales we make to Lincoln Park pursuant to the Purchase Agreement after the date of this prospectus. We estimate that the net proceeds to us from the sale of our ordinary shares to Lincoln Park pursuant to the Purchase Agreement will be up to $10,250,000 over an approximately 24-month period, assuming that we sell the full amount of our ordinary shares that we have the right, but not the obligation, to sell to Lincoln Park under that agreement and other estimated fees and expenses. See “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use any proceeds that we receive under the Purchase Agreement to help fund (i) sales of our testing kits, (ii) research and development and (iii) working capital.

DILUTION

The sale of our ordinary shares to Lincoln Park pursuant to the Purchase Agreement may have a dilutive impact on our shareholders. In addition, the lower our share price is at the time we exercise our right to sell shares to Lincoln Park, the more of our ordinary shares we will have to issue to Lincoln Park pursuant to the Purchase Agreement and our existing shareholders will experience greater dilution.

The net tangible book value of our ordinary shares as of December 31, 2019, was approximately $(6,249) thousand, or approximately $(0.0603) per share. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the total number of shares of our ordinary shares outstanding.

After giving effect to the assumed sale by us of 50,000,000 of our ordinary shares to Lincoln Park pursuant to the Purchase Agreement at an assumed average sales price of $0.089 per ordinary share, which was the last reported sale price of our ordinary shares on OTCQB on August 7, 2020, and the placement of 5,812,500 ordinary shares to Lincoln Park as Commitment Shares and 3,437,500 Initial Purchase Shares issued to Lincoln Park at the same time, and after deducting estimated aggregate offering expenses payable by us, Todos’ as adjusted net tangible book value as of December 31, 2019 would have been approximately $(1,883,812), or $(0.0122) per ordinary share. This represents an immediate increase in net tangible book value per share of $0.0481 to our existing shareholders.

The following table, in conjunction with the preceding paragraph, illustrates this per share dilution:

Assumed public offering price per ordinary share		$0.089
Net tangible book value per share as of December 31, 2019	$(0.0603)
Increase in net tangible book value per share attributable to this offering	0.0481

Net tangible book value per share as adjusted after this offering		(0.0122)

Dilution per share to new investors		$(0.1012)

Information in the above table is based on 103,573,795 shares outstanding on December 31, 2019, and excludes ordinary shares issuable upon exercise of options, warrants and other rights outstanding on December 31, 2019. If any shares are issued in connection with outstanding options, warrants or other rights outstanding, investors will experience further dilution. In addition, we may choose to raise additional capital based on market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DIVIDEND POLICY

We have not declared or paid any dividend since inception on our ordinary shares. We do not anticipate that we will declare or pay dividends in the foreseeable future on our ordinary shares. Instead, we anticipate that all of our earnings will be used for the operation and growth of our business. Any future determination to declare cash dividends would be subject to the discretion of our board of directors and would depend upon various factors, including our results of operations, financial condition and liquidity requirements, restrictions that may be imposed by applicable law and our contracts and other factors deemed relevant by our board of directors.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2019

-	on an actual basis, as determined in accordance with US GAAP; and

-	on an as-adjusted basis to reflect the net proceeds from the sale to Lincoln Capital of 50,000,000 ordinary shares in this offering at the public offering price of $0.089 per share, after deducting the estimated offering expenses.

This table should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Use of Proceeds” sections, as well as our audited financial statements, included elsewhere in this prospectus.

	Year Ended December 31, 2019
U.S. dollars in thousands	Actual	As adjusted
Cash and cash equivalents	$12	$4,462
Shareholders’ equity (deficit)	$(6,249)	$(1,787)
Number of Ordinary Shares outstanding	103,573,795	153,573,795

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PRICE RANGE OF OUR ORDINARY SHARES

Our ordinary shares have been quoted on the OTCQB under the symbol “TOMDF” since March 7, 2017. The OTCQB is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. The OTCQB is a quotation medium for subscribing members, not an issuer listing service, and should not be confused with The NASDAQ Stock Market.

On August 7, 2020, the last reported sale price of our ordinary shares on the OTCQB was $0.089 per ordinary share.

Holders

We had 98 holders of record for our ordinary shares as of July 31, 2020.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets, and those of our directors and officers and the Israeli experts named herein, are located outside the United States, any judgment obtained in the United States against us or any of these persons may not be collectible within the United States.

We have been informed by our legal counsel in Israel that it may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the grounds that Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter, including a judgment based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non- civil matter, provided that, among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the judgment may no longer be appealed;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

Foreign judgments enforced by Israeli courts will generally be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to render judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at that time. Judgment creditors must bear the risk of unfavorable exchange rates.

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SELECTED FINANCIAL DATA

The following tables summarize our financial data. We have derived the following statements of operations data for the years ended December 31, 2019, 2018, and 2017, and balance sheet data as of December 31, 2019 and 2018, from our audited financial statements included elsewhere in this prospectus. Our selected statements of operations data for the years ended December 31, 2016 and 2015, and the selected balance sheet data as of December 31, 2017, 2016, and 2015 have been derived from our audited financial statements not included in this prospectus.

Our historical results are not necessarily indicative of the results that may be expected in the future, and our results for any interim period are not necessarily indicative of results that may be expected for any full year. The following summary financial data should be read in conjunction with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

U.S. dollars in thousands, except share data	Year Ended December 31,
Statements of Operations Data	2019	2018	2017	2016	2015
Research and development expenses	$(756)	(459)	(721)	(318)	(374)
Marketing Expenses	(667)
General and administrative expenses	(2,093)	(920)	(617)	(411)	(457)
Operating loss	(3,515)	(1,379)	(1,338)	(729)	(831)
Financing income (expenses), net	(5,334)	921	(1,337)	75	12
Share in losses of affiliated company accounted for under equity method	(2,966)
Net loss	(11,815)	(458)	(2,675)	(653)	(819)

Balance Sheet Data

U.S. dollars in thousands, except share data		2018	2017	2016	2015
Cash and cash equivalents	$12	$64	$683	$439	$156
Working capital (deficit)	$(1,524)	$(1,093)	$468	$325	$107
Total assets	$91	$199	$816	$584	$292
Total current liabilities	$1,662	$1,199	$245	$135	$79
Total non-current liabilities	$4,678	$217	$1,911	$853	$742
Shareholders’ deficit	$(6,249)	$(1,216)	$(1,340)	$(404)	$(528)
Number of Ordinary Shares outstanding	103,573,795	72,399,932	70,256,911	63,747,504	59,125,670
Number of Preferred Shares Outstanding	-	-	-	3,333,471	3,096,195
Total current liabilities	$1,199	$245	$135	$79	$100

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion and other parts of this prospectus contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. We report financial information under US GAAP and our financial statements were prepared in accordance with generally accepted accounting principles in the United States. Unless otherwise indicated, U.S. dollar convenience translations of NIS amounts presented in this prospectus for the period ended on December 31, 2019 are translated using the rate of NIS 3.456 to $1.00, the exchange rate reported by the Bank of Israel on December 31, 2019, and U.S. dollar convenience translations of NIS amounts presented in this prospectus for the period ended December 31, 2018 are translated using the rate of NIS 3.748 to $1.00, the exchange rate reported by the Bank of Israel on December 31, 2018, and U.S. dollar convenience translations of NIS amounts presented in this prospectus for the period ended on December 31, 2017 are translated using the rate of NIS 3.467 to $1.00, the exchange rate reported by the Bank of Israel on December 31, 2017.

Overview

Todos Medical Ltd., is a medical diagnostics company engaged in the development and commercialization of blood tests for the detection of immune-related diseases, beginning with cancer. Our core proprietary technology centers on testing blood cells using an FTIR spectrometer to turn biological information into data, and then using our patented TBIA deep learning data analytics platform to mine the data in order to develop algorithms that are indicative of the presence of cancer, and the tissue of origin in the body where the cancer is located. The TBIA detection method is based on cancer’s influence on the immune system that triggers biochemical changes in peripheral blood. The primary advantages of the TBIA platform are the high accuracy (sensitivity and specificity) and low COGS due to the biological information being captured using spectroscopy versus biological antibody capture methods that require the manufacture of multiple antibodies to capture a biological signature. TBIA is based upon technology originally invented by the researchers at BGU and Soroka, whose intellectual property has been licensed to us. We have received a CE Mark in the European Union authorizing the commercial use of the TBIA platform in the diagnosis of breast cancer and colon cancer. We have been issued patents in the United States, Europe and other international jurisdictions covering the use of TBIA to detect solid tumors. We have also entered into distribution agreements with development partners in preparation for the commercial launch of TBIA for breast cancer in Israel, Romania and Austria during the second half of 2020. Our academic partners at BGU have also published research suggesting FTIR has the potential to be used to identify the presence of viral and bacterial infections, and the Company is currently evaluating how best to pursue its technology in these areas in light of increased commercial interest for viral detection methods in light of the recent outbreak of novel Coronavirus (SARS-CoV-2, or COVID-19) worldwide.

Because of the novelty and highly disruptive nature of TBIA analysis using FTIR to diagnose disease, we believe the best path forward to bring Todos’ core technology to market in the United States is to demonstrate comparability with blood tests that are built on technology platforms that are in widespread use. Due to the relative scarcity of commercial blood tests in areas such as cancer and Alzheimer’s disease, we entered into agreements whereby we have agreed to acquire companies that have developed proprietary blood tests in those therapeutic indications in order to gain a foothold in the marketplace and fine tune our FTIR platform while fully commercializing these more advanced tests in the United States. We chose to expand into Alzheimer’s disease because we view Alzheimer’s as cancer of neuronal cells that are incapable of completing cell division due to their post-mitotic nature.

On March 30, 2020, our Board of Directors determined to exercise our option to acquire all of the shares of Provista, and on April 2, 2020 it gave notice of such determination to Provista. At an extraordinary general meeting on May 11, 2020, our shareholders approved the consideration to be issued to SIH as consideration for the acquisition. The Provista acquisition will enable us to gain exclusive worldwide rights to the commercial-stage breast cancer test Videssa ™. However, the acquisition cannot be consummated unless and until our Ordinary Shares are listed for trading on NASDAQ.

At our 2019 annual meeting of shareholders, our shareholders approved a resolution authorizing us to exercise our option to acquire the remaining 80.01% of Breakthrough from Amarantus in exchange for an additional 30% of our then issued and outstanding Ordinary Shares. On July 28, 2020, the Company entered into Amendment No. 1 to the Binding Joint Venture Agreement with Amarantus pursuant to which the parties agreed that the Company would issue 49.9% of its ordinary shares as of December 31, 2019 to Amarantus in exchange for the 80.01% equity interest it does not own of Breakthrough Diagnostics, Inc. In addition, Amarantus will receive a 10% royalty on LymPro intellectual property. The Breakthrough transaction closed on July 28, 2020. As part of the closing, we issued to Amarantus another 67,599,796 ordinary shares, giving Amarantus a total of 85,586,795 ordinary shares (which equals 49.9% of the ordinary shares that were outstanding as of December 31, 2019). Breakthrough is a joint venture we formed with Amarantus to gain ownership of exclusive worldwide rights to the Alzheimer’s blood test called the Lymphocyte Proliferation Test (LymPro Test™). Taken together with our core TBIA FTIR-based platform, we believe Todos is positioned to become the worldwide leader in the field of immune-based diagnostics. The Company formed the subsidiary Todos Medical Singapore Ltd. for the purpose of advancing clinical trials of the Company’s core technology for breast cancer in Southeast Asia.

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Additionally, in view of our status as a leader in the field of immune-based diagnostics, we made the strategic corporate decision to enter the field of COVID-19 testing. Similarly to our strategy in cancer and Alzheimer’s where we felt more traditional, advanced technologies would serve as the basis for market entry before bringing our proprietary FTIR-based TBIA platform forward, we decided to enter the COVID-19 space by gaining rights to existing technologies developed by other companies. As such, we entered into distribution agreements with multiple companies to gain rights to rapid IgM/IgG COVID-19 antibody test kits, RNA extraction machines, RNA extraction reagents, qPCR reagents and digital PCR reagents so as to be able to offer a comprehensive suite of solutions to laboratories worldwide. Additionally, the Company has entered into a joint venture with NLC Pharma to bring to market a unique development-stage viral protease based saliva point of care cell phone enabled diagnostic device that allows for the rapid detection of the presence of SARS-CoV-2 full length RNA in saliva which has the unique benefit of also indicating when viral replication has slowed or ceased. This technology will potentially have a significant impact for the development of virus targeting therapeutic development strategies, as well as clearance for return to life activities post-infection. As a complementary strategy to COVID-19 testing, we have entered into distribution agreements for certain PPE and medical devices, including ventilators, that are have complementary sales channels to our COVID-19 testing products and services. We believe this strategy has the potential to help accelerate our commercial distribution channels as we begin to commercialize our core technology, and the technologies we are currently acquiring via the Provista and Breakthrough acquisitions.

More specifically as it relates to our emerging COVID-19 diagnostic testing business, in the first half of 2019 we have been able to focus the Company’s human capital on securing rights and validating newly sourced diagnostic testing platforms and establishing sales distribution channels for our suite of COVID-19 products and services. To that end, we are focused on the following tasks:

1. Todos Medical Ltd. (Israel): Identification of innovation in diagnostic testing products, services and related PPE, including medical devices such as ventilators, as well as import/export of our suite of products from our manufacturers’ country of origin and country of destination, primarily focusing our marketing efforts in Europe and Africa. The Company is able to utilize its broad network of international contacts who originate from Israel to identify opportunity.

2. Todos USA (United States of America): FDA authorized medical importer and distributor focused on the distribution the Company’s testing products and services and PPE to customers in the North America and Latin America Todos USA has formed the subsidiary Corona Diagnostics, LLC, for the purpose of marketing COVID-19 related products in the United States and contracting with Provista Diagnostics, Inc. to validate potential products the Company is contemplating distributing and creating marketing materials for the testing products based upon those validations.

3. Todos Medical Singapore, Pte. Ltd.: HSA, which is the Singapore equivalent of the FDA, authorized medical importer and distributor focused on distributing test kits in Southeast Asia.

The Company believes that by identifying key areas of inefficiency in the COVID-19 testing space, and addressing those bottlenecks, whether they be scientific, technical or logistical, we can capture market share in a new and rapidly growing medical testing industry that, according to Research and Markets, is expected to reach approximately $44.5 billion for 2020.

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Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which we have prepared in accordance with U.S. GAAP. The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenue and expenses during the reporting periods. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this prospectus, we believe that the accounting policies discussed below are critical to our financial results and to the understanding of our past and future performance, as these policies relate to the more significant areas involving management’s estimates and assumptions. We consider an accounting estimate to be critical if: (i) it requires us to make assumptions because information was not available at the time or it included matters that were highly uncertain at the time we were making our estimate; and (ii) changes in the estimate could have a material impact on our financial condition or results of operations.

Government Grants from the Israeli Innovation Authority (IIA) (formerly the Office of the Chief Scientist)

Research and development expenses are charged to operations as incurred. Grants received by the Company from the Government of Israel through the IIA for the development of approved projects are recognized as a reduction of expenses against the related costs incurred.

Royalty-bearing grants from the IIA for funding approved research and development projects are recognized at the time the Company is entitled to such grants (i.e. at the time that there is reasonable assurance that the Company will comply with the conditions attached to the grant and that there is reasonable assurance that the grant will be received), on the basis of the costs incurred and reduce research and development costs. The cumulative research and development grants received by the Company from inception through December 2019 amounted to $272,237.

Share-Based Compensation

The Company measures and recognizes the compensation expense for all equity-based payments to employees based on their estimated fair values in accordance with ASC 718, “Compensation-Stock Compensation”. Share-based payments including grants of share options are recognized in the statement of comprehensive loss as an operating expense based on the fair value of the award at the date of grant. The fair value of share options granted is estimated using the Black-Scholes option-pricing model. The Company has expensed compensation costs, net of estimated forfeitures, applying the accelerated vesting method, over the requisite service period or over the implicit service period when a performance condition affects the vesting, and it is considered probable that the performance condition will be achieved.

Until December 31, 2018, Share-based payments awarded to consultants (non-employees) are accounted for in accordance with ASC Topic 505-50, “Equity-Based Payments to Non-Employees”. Commencing January 1, 2019, following the adoption of ASU 2018-07 which aligns the measurement and classification guidance for share-based payments to nonemployees with the guidance for share-based payments to employees (with certain exceptions), share-based payments to non-employees are accounted in accordance with ASC 718.

Results of Operations

We have not generated any revenue from operations since our commencement of business. Our current operating expenses consist of two components - research and development expenses, and general and administrative expenses.

Research and Development Expenses

Our research and development expenses consist primarily of salaries and related personnel expenses, subcontracted work and consulting, liabilities for royalties and other related research and development expenses.

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The following table discloses the breakdown of research and development expenses:

	Year ended December 31
	2019	2018	2017
Salaries and related expenses	$291,606	$178,486	$144,250
Stock-based compensation	230,908	12,077	22,883
Professional fees	65,506	22,271	18,888
Laboratory and materials	35,472	70,779	143,644
Patent expenses	51,491	82,367	65,654
Rent and maintenance	32,895	40,146	58,381
Depreciation	29,643	25,650	24,083
Insurance and other expenses	18,178	27,408	2,592
Total	$755,699	$459,184	$480,375

We expect that our research and development expenses will materially increase as we plan to rapidly recruit more employees in order to accelerate our research and development efforts. We anticipate that our expanded research and development efforts will include recruiting additional software developers to enhance our software; hiring additional lab technicians; performing additional clinical trials for our various blood screening tests, and expanding our production and quality assurance teams to support commercialization.

Marketing Expenses

The following table discloses the breakdown of our marketing expenses:

	Year ended December 31
	2019	2018	2017

Stock Based Compensation	$420,000	$-	$-
Professional Fees	$246,872	-	-

General and administrative

General and administrative expenses consist primarily of salaries, share-based compensation expense, professional service fees (for accounting, legal, bookkeeping, intellectual property and facilities), directors fee and insurance and other general and administrative expenses.

The following table discloses the breakdown of general and administrative expenses:

	Year ended December 31
	2019	2018	2017

Salaries and related expenses	$325,879	$190,207	$67,541
Stock-based compensation	602,541	35,595	90,875
Communication and investor relations	106,886	230,194	83,836
Professional fees	943,175	269,980	224,407
Insurance and other expenses	114,164	193,718	150,428
General and administrative expenses	$2,092,645	$919,694	617,087

Comparison of the year ended December 31, 2019 to the year ended December 31, 2018

Research and Development Expenses. Our research and development expenses for the year ended December 31, 2019 were $755,699, compared to $459,184 for the year ended December 31, 2018, representing a net increase of $296,515, or 64.6%. The increase is primarily due to an increase in salaries and related expenses and share-based compensation used for continued development of our products.

Marketing Expenses. Our marketing expenses increased from $0 in 2018 to $666,872 in 2019, providing an increase of $666,872 or 100%. This increase was principally due to marketing efforts related to our anticipated uplisting

General and Administrative Expenses. Our general and administrative expenses for the year ended December 31, 2019 were $2,092,645, compared to $919,694 for the year ended December 31, 2018, providing an increase of $1,172,951 or 127.5%. The increase is primarily due to the increase in salaries and related expenses, share-based compensation and professional services which consists mainly of legal and other fees relating our anticipated uplisting.

Finance Income and Expenses. Our net finance expenses for the year ended December 31, 2019 was $5,333,875 compared to net finance income of $921,337 for the year ended December 31, 2018, providing an increase of $6,255,212 or 678.9%. The increase is primarily due to change in fair value of warrants liability, loss from extinguishment of loans from shareholders and amortization of discounts and accrued interest on convertible bridge loans.

Share in losses of affiliated company is accounted for under equity method. Our share in losses of affiliated company accounted for under equity method increased from $0 in 2018 to $2,965,801 in 2019, providing an increase of $2,965,801 or 100%. This increase was principally due to impairment of investment in affiliated company and expiration of right to obtain control over affiliated company.

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Net Loss. Our net loss for the year ended December 31, 2019 was $11,814,515, compared to $457,541 for the year ended December 31, 2018, providing an increase of $11,356,974 or 2,482.2%. The increase is primarily due to the changes as mentioned above.

Comparison of the year ended December 31, 2018 to the year ended December 31, 2017

Research and Development Expenses. Our net research and development expenses for the year ended December 31, 2018 were $459,184, compared to $720,527 for the year ended December 31, 2017, representing a net decrease of $261,343, or 36.23%. The decrease in 2018 is primarily due to liabilities to minimum royalties that posted in 2017 to reflect the present value of the liability we have to Ben Gurion University and a decrease in laboratory and materials expenses resulting from decreased activities due to limited resources in 2018.

General and Administrative Expenses. Our expenses for the year ended December 31, 2018 were $919,694, compared to $617,087 for the year ended December 31, 2017, providing an increase of $302,607 or 51%. The increase is primarily due to the increase from communication and investor relations expenses and an increase in salaries and related expenses mainly related to the hiring of our new CEO.

Finance Income and Expenses. Our net finance (Income) expenses for the year ended December 31, 2018 was ($921,337), compared to expenses of $1,337,758 for the year ended December 31, 2017, providing a decrease of $2,259,095. The decrease is primarily due to the change in the fair value of warrants liability in the amount of $2,027,908 and inducement related to warrants exercised in the amount of $166,500, and the impact of exchange rate transaction of $114,687. We issued warrants that are classified as liability instruments. As such, the fair value of these warrants is re-measured at the end of each accounting period with changes in this fair value reflected in the financial statement caption “Long Term Liabilities.” The exchange rate differentials affected the balances appearing on the balance sheet.

Net Loss. Our net loss for the year ended December 31, 2018 was $457,541, compared to $2,675,372 for the year ended December 31, 2017, providing a $2,217,831 decrease in the amount of the loss or an 82.9% decrease. The decrease is primarily due to the change in the fair value of warrants liability, inducement related to warrants exercised, and research and development expenses.

Going Concern Uncertainty

We devoted substantially all of our efforts to research and development and raising capital and have not yet generated any revenues. The development and commercialization of our products are expected to require substantial further expenditures. We have not yet generated any revenues from operations, and therefore we are dependent upon external sources for financing our operations. Since inception, we have incurred substantial accumulated losses, negative working capital, and negative operating cash flow, and have a significant shareholders’ deficit. These factors raise substantial doubt about our ability to continue as a going concern. Our financial statements for the year ended December 31, 2019 do not include any adjustments that might result from the outcome of this uncertainty. From January 1, 2020 through July 31, 2020, we have raised a net amount of approximately $3,949,047 pursuant to the convertible bridge loan transactions described in the Recent Developments section of this Form F-1. As of July 31, 2020, our unaudited cash holdings were approximately $377,385. We plan to finance our operations through the sale of equity and, to the extent available, short term and long-term loans. There can be no assurance that we will succeed in obtaining the necessary financing to continue our operations. See also “Risk Factors” under the caption “The report of our independent registered public accounting firm expresses substantial doubt about our ability to continue as a going concern.”

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Liquidity and Capital Resources

Overview

To date, we have funded our operations primarily with loans, grants from the IIA, and issuing Ordinary Shares and share warrants (including the warrants’ exercise). The table below presents our cash flows:

STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

For the Year ended December 31,

	Year ended
	December 31
	2019	2018	2017
Cash flows from operating activities:
Net loss	$(11,815)	$(458)	$(2,675)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation	30	26	24
Liability for minimum royalties	50	50	238
Stock-based compensation	1,253	48	114
Impairment of investment in affiliated company	1,345	-	-
Share in losses of affiliated company	448	-	-
Expiration of right to achieve control in affiliated company	1,173	-	-
Modification of terms relating to loans from shareholders	1,423	-	-
Exchange differences relating to loans from shareholders	49	(48)	67
Change in fair value of convertible bridge loans	2,322	-	-
Amortization of discounts and accrued interest on convertible bridge loans	959	-	-
Direct and incremental issuance costs related to convertible bridge loans transactions paid with Warrants	11	-	-
Change in fair value of derivative warrants liability and fair value of warrants expired	500	(926)	1,101

Inducement related to warrants exercised (Note 8)	-	-	167

Decrease (increase) in other current assets	24	(13)	1
Increase in accounts payables	363	163	(22)
Increase in other current liabilities	588	102	81
Net cash used in operating activities	(1,276)	(1,056)	(904)

Cash flows from investing activities:
Loans granted to affiliated company	(448)	-	-
Purchase of property and equipment	(1)	(15)	(4)
Net cash used in investing activities	(449)	(15)	(4)

Cash flows from financing activities:
Proceeds from issuance of units consist of convertible bridge loans and stock warrants, net	1,374	27	-
Proceeds from issuance of units consist of ordinary shares and stock warrants	295	100	226
Proceeds from exercise of stock warrants into ordinary shares, net	-	324	599
Net cash provided by financing activities	1,669	451	1,162

Change in cash, cash equivalents and restricted cash	(55)	(620)	224
Cash, cash equivalents and restricted cash at beginning of year	73	693	439
Cash, cash equivalents and restricted cash at end of year	$17	$73	$69

Net cash used in operating activities for the year ended December 31, 2019 was $1,276,239 compared to $1,056,296 in the year ended December 31, 2018 and $904,410 for the year ended December 31, 2017. The increase in the cash flow used in operating activities in 2019 compared to 2018 is primarily due to increase from operating loss less share-based compensation, impairment of investment in affiliated company, expiration of right to achieve control in affiliated company, modification of terms relating to loans from shareholders, change in fair value of convertible bridge loans, amortization of discounts and accrued interest on convertible bridge loans and change in fair value of derivative warrants liability and fair value of warrants expired.

Investing Activities

Net cash used in investing activities for the for the year ended December 31, 2019 was $448,694, compared to net cash used in the year ended December 31, 2018 of $15,370 and net cash used in the year ended December 31, 2017 of $3,596. The primary reason for the increase in investing activities in 2019 was due to the loans granted by us to our joint venture, Breakthrough Diagnostics, Inc., for operating its ongoing activities.

Financing Activities

Net cash provided by financing activities for the year ended December 31, 2019 was $1,669,470, compared to net cash provided by financing activities for the year ended December 31, 2018 of $451,258 and net cash provided by financing activities for the year ended December 31, 2017 of $1,162,230. The increase in 2019 is primarily due to a cash received from the issuance of units consisting of convertible bridge loans and share warrants, net. The decrease in 2018 is primarily due to cash received in 2018 from the exercise of warrants, proceeds from private placements, and proceeds from convertible loans

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Current Outlook

As of July 31, 2020, our unaudited cash holdings were $377,385.

We cannot assure that our cancer detection kits will be commercialized, work as indicated, or that they will receive regulatory approval and that we will earn revenues sufficient to support our operations or that we will ever be profitable. Furthermore, since we have no committed source of financing, we cannot assure that we will be able to raise money as and when we need it to continue our operations. If we cannot raise funds as and when we need them, we may be required to curtail, or even to cease, our operations.

We have limited experience with IVD. As such, these budget estimates may not be accurate. In addition, the actual work to be performed is not known at this time, other than a broad outline, as is normal with any scientific work. As further work is performed, additional work may become necessary or change in plans or workload may occur. Such changes may have an adverse impact on our estimated budget. Such changes may also have an adverse impact on our projected timeline of drug development.

We are currently distributing COVID-19 testing kits as a means of funding our operations.

If we are unable to raise additional funds, we will need to do one or more of the following:

●	delay, scale-back or eliminate some or all of our research and product development programs;
●	provide licenses to third parties to develop and commercialize products or technologies that we would otherwise seek to develop and commercialize ourselves;
●	seek strategic alliances or business combinations;
●	attempt to sell our Company;
●	cease operations; or
●	declare bankruptcy.

Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to secure additional debt or equity financing in a timely manner, or at all, which could require us to scale back our business plan and operations.

The above conditions raise substantial doubt about our ability to continue as a going concern. The financial statements included elsewhere herein were prepared under the assumption that we would continue our operations as a going concern. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. Without additional funds from debt or equity financing, sales of our intellectual property or technologies, or from a business combination or a similar transaction, we will soon exhaust our resources and will be unable to continue operations. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in us.

Our management intends to attempt to secure additional required funding primarily through additional equity or debt financings. We may also seek to secure required funding through sales or out-licensing of intellectual property assets, seeking partnerships with other pharmaceutical companies or third parties to co-develop and fund research and development efforts, or similar transactions. However, there can be no assurance that we will be able to obtain required funding. If we are unsuccessful in securing funding from any of these sources, we will defer, reduce or eliminate certain planned expenditures in our research protocols. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that could result in our shareholders losing some or all of their investment in us.

Funding Requirements

We believe that our existing funds, together with the net proceeds from this offering, will enable us to fund our operating expenses and capital expenditure requirements for the next 12 months. We have based this estimate on assumptions that may prove to be wrong, and we could use our capital resources sooner than we currently expect.

Our present and future funding requirements will depend on many factors, including, among other things:

●	the progress, timing and completion of our clinical trials for our breast cancer products;

●	the progress, timing and completion of preclinical studies and clinical trials for our colon cancer product and any of our other future products;

●	the costs related to obtaining regulatory approval for our products, and any delays we may encounter as a result of regulatory requirements or adverse clinical trial results with respect to any of these products’

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●	selling, marketing and patent-related activities undertaken in connection with the commercialization of our products, and costs involved in the development of an effective sales and marketing organization;

●	the costs involved in filing and prosecuting patent applications and obtaining, maintaining and enforcing patents or defending against claims or infringements raised by third parties, and license royalties or other amounts we may be required to pay to obtain rights to third party intellectual property rights; and

●	establishing a sales, marketing and distribution infrastructure and scale up manufacturing capabilities to commercialize any products for which we obtain regulatory approval.

Furthermore, we expect to continue to incur additional costs associated with operating as a public company. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate our research and development programs or future commercialization efforts.

Until such time, if ever, as we can generate substantial product revenue, we may finance our cash needs through a combination of equity offerings, debt financings, collaborations, strategic alliances and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of any additional securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

If we raise funds through additional collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or to grant licenses on terms that may not be favorable to us.

If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market products that we would otherwise prefer to develop and market ourselves.

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In addition, if we are unable to raise additional funds when needed, we may need to do one or more of the following:

●	seek strategic alliances or business combinations

●	attempt to sell our company;

●	cease operations; or

●	declare bankruptcy.

Any debt financing secured by us in the future could involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.

The above conditions raise substantial doubt about our ability to continue as a going concern. The financial statements included elsewhere herein were prepared under the assumption that we would continue our operations as a going concern. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. Without additional funds from debt or equity financing, sales of our intellectual property or technologies, or from a business combination or a similar transaction, we will soon exhaust our resources and will be unable to continue operations. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in us.

Our management intends to attempt to secure additional required funding primarily through additional equity or debt financings. We may also seek to secure required funding through sales or out-licensing of intellectual property assets, seeking partnerships with other pharmaceutical companies or third parties to co-develop and fund research and development efforts, or similar transactions. However, there can be no assurance that we will be able to obtain required funding. If we are unsuccessful in securing funding from any of these sources, we will defer, reduce or eliminate certain planned expenditures in our research protocols. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that could result in our shareholders losing some or all of their investment in us.

Off-Balance Sheet Arrangements

We currently do not have any off-balance sheet arrangements.

Tabular Disclosure of Contractual Obligations

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Quantitative and Qualitative Disclosure about Market Risk

Market risk is the risk of loss related to changes in market prices, including interest rates and foreign exchange rates, of financial instruments that may adversely impact our financial position, results of operations or cash flows.

Foreign currency exchange risk

The U.S. dollar is our functional and reporting currency. However, a portion of our operating expenses are incurred in NIS. As a result, we are exposed to the risk that the NIS may appreciate relative to the dollar, or, if the NIS instead devalues relative to the dollar, that the inflation rate in Israel may exceed such rate of devaluation of the NIS, or that the timing of such devaluation may lag behind inflation in Israel. In any such event, the dollar cost of our operations in Israel would increase and our dollar-denominated results of operations would be adversely affected. We cannot predict any future trends in the rate of inflation in Israel or the rate of devaluation, if any, of the NIS against the dollar. If the dollar cost of our operations in Israel increases, our dollar-measured results of operations will be adversely affected. We have a similar issue to a lesser extent with certain Euro-denominated expenses in connection with our material costs. Our operations also could be adversely affected if we are unable to effectively hedge against currency fluctuations in the future. We expect that the percentage of our NIS denominated expenses will materially decrease in the near future, therefore reducing our exposure to exchange rate fluctuations.

We do not currently engage in currency hedging activities in order to reduce this currency exposure, but we may begin to do so in the future. Instruments that may be used to hedge future risks may include currency forward and swap contracts. These instruments may be used to selectively manage risks, but there can be no assurance that we will be fully protected against material currency fluctuations.

Liquidity risk

We monitor forecasts of our liquidity reserve (comprising cash and cash equivalents available-for-sale financial assets and short-term deposits). We generally carry this out based on our expected cash flows in accordance with practice and limits set by our management. We are in the research and development stage and we are therefore exposed to liquidity risk. However, we believe that our existing funds, together with the net proceeds from this offering, will enable us to fund our operating expenses and capital expenditure requirements for the next eighteen months.

DESCRIPTION OF BUSINESS

Overview of the Company

Todos Medical Ltd., is a medical diagnostics company engaged in the development and commercialization of blood tests for the detection of immune-related diseases, beginning with cancer. Our core proprietary technology centers on testing blood cells using an FTIR spectrometer to turn biological information into data, and then using our patented TBIA deep learning data analytics platform to mine the data in order to develop algorithms that are indicative of the presence of cancer, and the tissue of origin in the body where the cancer is located. The TBIA detection method is based on cancer’s influence on the immune system that triggers biochemical changes in peripheral blood. The primary advantages of the TBIA platform are the high accuracy (sensitivity and specificity) and low COGS due to the biological information being captured using spectroscopy versus biological antibody capture methods that require the manufacture of multiple antibodies to capture a biological signature. TBIA is based upon technology originally invented by the researchers at BGU and Soroka, whose intellectual property has been licensed to us. We have received a CE Mark in the European Union authorizing the commercial use of the TBIA platform in the diagnosis of breast cancer and colon cancer. We have been issued patents in the United States, Europe and other international jurisdictions covering the use of TBIA to detect solid tumors. We have also entered into distribution agreements with development partners in preparation for the commercial launch of TBIA for breast cancer in Israel, Romania and Austria during the second half of 2020. Our academic partners at BGU have also published research suggesting FTIR has the potential to be used to identify the presence of viral and bacterial infections, and the Company is currently evaluating how best to pursue its technology in these areas in light of increased commercial interest for viral detection methods in light of the recent outbreak of novel Coronavirus (SARS-CoV-2, or COVID-19) worldwide.

Because of the novelty and highly disruptive nature of TBIA analysis using FTIR to diagnose disease, we believe the best path forward to bring Todos’ core technology to market in the United States is to demonstrate comparability with blood tests that are built on technology platforms that are in widespread use. Due to the relative scarcity of commercial blood tests in areas such as cancer and Alzheimer’s disease, we entered into agreements whereby we have agreed to acquire companies that have developed proprietary blood tests in those therapeutic indications in order to gain a foothold in the marketplace and fine tune our FTIR platform while fully commercializing these more advanced tests in the United States. We chose to expand into Alzheimer’s disease because we view Alzheimer’s as cancer of neuronal cells that are incapable of completing cell division due to their post-mitotic nature.

On March 30, 2020, our Board of Directors determined to exercise our option to acquire all of the shares of Provista, and on April 2, 2020 it gave notice of such determination to Provista. At an extraordinary general meeting on May 11, 2020, our shareholders approved the consideration to be issued to SIH as consideration for the acquisition. The Provista acquisition will enable us to gain exclusive worldwide rights to the commercial-stage breast cancer test Videssa ™. However, the acquisition cannot be consummated unless and until our Ordinary Shares are listed for trading on NASDAQ.

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At our 2019 annual meeting of shareholders, our shareholders approved a resolution authorizing us to exercise our option to acquire the remaining 80.01% of Breakthrough from Amarantus in exchange for an additional 30% of our then issued and outstanding Ordinary Shares. On July 28, 2020, the Company entered into Amendment No. 1 to the Binding Joint Venture Agreement with Amarantus pursuant to which the parties agreed that the Company would issue 49.9% of its ordinary shares as of December 31, 2019 to Amarantus in exchange for the 80.01% equity interest it does not own of Breakthrough Diagnostics, Inc. In addition, Amarantus will receive a 10% royalty on LymPro intellectual property. The Breakthrough transaction closed on July 28, 2020. As part of the closing, we issued to Amarantus another 67,599,796 ordinary shares, giving Amarantus a total of 85,586,795 ordinary shares (which equals 49.9% of the ordinary shares that were outstanding as of December 31, 2019). Breakthrough is a joint venture we formed with Amarantus to gain ownership of exclusive worldwide rights to the Alzheimer’s blood test called the Lymphocyte Proliferation Test (LymPro Test™). Taken together with our core TBIA FTIR-based platform, we believe Todos is positioned to become the worldwide leader in the field of immune-based diagnostics. The Company formed the subsidiary Todos Medical Singapore Ltd. for the purpose of advancing clinical trials of the Company’s core technology for breast cancer in Southeast Asia.

Additionally, in view of our status as a leader in the field of immune-based diagnostics, we made the strategic corporate decision to enter the field of COVID-19 testing. Similarly to our strategy in cancer and Alzheimer’s where we felt more traditional, advanced technologies would serve as the basis for market entry before bringing our proprietary FTIR-based TBIA platform forward, we decided to enter the COVID-19 space by gaining rights to existing technologies developed by other companies. As such, we entered into distribution agreements with multiple companies to gain rights to rapid IgM/IgG COVID-19 antibody test kits, RNA extraction machines, RNA extraction reagents, qPCR reagents and digital PCR reagents so as to be able to offer a comprehensive suite of solutions to laboratories worldwide. Additionally, the Company has entered into a joint venture with NLC Pharma to bring to market a unique development-stage viral protease based saliva point of care cell phone enabled diagnostic device that allows for the rapid detection of the presence of SARS-CoV-2 full length RNA in saliva which has the unique benefit of also indicating when viral replication has slowed or ceased. This technology will potentially have a significant impact for the development of virus targeting therapeutic development strategies, as well as clearance for return to life activities post-infection. As a complementary strategy to COVID-19 testing, we have entered into distribution agreements for certain PPE and medical devices, including ventilators, that are have complementary sales channels to our COVID-19 testing products and services. We believe this strategy has the potential to help accelerate our commercial distribution channels as we begin to commercialize our core technology, and the technologies we are currently acquiring via the Provista and Breakthrough acquisitions.

More specifically as it relates to our emerging COVID-19 diagnostic testing business, in the first half of 2019 we have been able to focus the Company’s human capital on securing rights and validating newly sourced diagnostic testing platforms and establishing sales distribution channels for our suite of COVID-19 products and services. To that end, we are focused on the following tasks:

1. Todos Medical Ltd. (Israel): Identification of innovation in diagnostic testing products, services and related PPE, including medical devices such as ventilators, as well as import/export of our suite of products from our manufacturers’ country of origin and country of destination, primarily focusing our marketing efforts in Europe and Africa. The Company is able to utilize its broad network of international contacts who originate from Israel to identify opportunity.

2. Todos USA (United States of America): FDA authorized medical importer and distributor focused on the distribution the Company’s testing products and services and PPE to customers in the North America and Latin America Todos USA has formed the subsidiary Corona Diagnostics, LLC, for the purpose of marketing COVID-19 related products in the United States and contracting with Provista Diagnostics, Inc. to validate potential products the Company is contemplating distributing and creating marketing materials for the testing products based upon those validations.

3. Todos Medical Singapore, Pte. Ltd.: HSA, which is the Singapore equivalent of the FDA, authorized medical importer and distributor focused on distributing test kits in Southeast Asia.

The Company believes that by identifying key areas of inefficiency in the COVID-19 testing space, and addressing those bottlenecks, whether they be scientific, technical or logistical, we can capture market share in a new and rapidly growing medical testing industry that, according to Research and Markets, is expected to reach approximately $44.5 billion for 2020.

Recent Developments

SARS-nCoV-2 related business

On March 17, 2020, Todos USA entered into a non-exclusive distribution agreement with 3D Biomedicine Science & Technology Co., Ltd. (3D Med) to market 3D Med’s novel Coronavirus (SARS-nCoV-2) and SARS-nCoV-19 + Influenza A/Influenza B polymerase chain reaction (PCR) test kits, and extraction solution (automated RNA extraction system and optimized extraction reagents) in the United States and Israel. 3D Med has applied for Emergency Use Authorization (EUA) with the FDA.

On March 19, 2020, Todos USA entered into an exclusive sub-distribution agreement with Gibraltar Brothers & Associates LLC (Gibraltar) to market Shanghai Liangrun Biomedicine Technology Co., Ltd’s (Liangrun) immunochromatography-based colloidal gold SARS-nCoV-2 fingerprick IgM/IgG rapid antibody test (Shanghai Colloidal Gold) in the United States and Israel. Gibraltar was granted exclusive territorial distribution rights to market Shanghai Colloidal Gold by Liangrun. Liangrun has applied for EUA with the FDA.

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On March 23, 2020, Todos USA expanded its agreement with Gibraltar to add products and territories. The products added to the agreement were Shanghai PCR test kits, and the territories added included Singapore, Malaysia, Indonesia, Thailand, Myanmar, Vietnam, the Philippines, Cambodia/Laos, Hong Kong, Japan, South Korea, Taiwan, India, United Kingdom, Sweden, Italy, the Gulf States, Dubai and the United Arab Emirates.

On March 23, 2020 Todos USA entered into a Joint Venture Agreement (the “Emerald Agreement”) with Emerald Organic Products, Inc., a Nevada corporation (“Emerald”), for the formation of Corona Diagnostics, LLC (the “Joint Venture”) in order to manage, operate and distribute viral testing currently controlled by Todos USA. It was agreed that (1) Todos USA will contribute diagnostic testing under its control that will be useful in detecting COVID-19 (“Viral Testing”), and will contribute the expertise and know-how to the Joint Venture necessary to validate the products for distribution; (2) Emerald will contribute capital for validation as per the budget as described in the Emerald Agreement and is responsible for developing and implementing the necessary financial structures for the distribution of the Viral Testing; (3) interest in the Joint Venture was 51% owned by Emerald and 49% owned by Todos USA; (4) Emerald was entitled to receive priority distributions from the Joint Venture up to the amount of any cash capital contributions made by Emerald; (5) the Board of Managers had three board members: two appointed by Emerald and one by Todos USA; and (6) the Joint Venture was for 25 years unless earlier dissolved by mutual agreement of Todos USA and Emerald.

On April 24, 2020, Todos USA entered into the Amended and Restated Collaboration Agreement with Emerald, pursuant to which Todos became the owner of 100% of the equity of the Joint Venture, and agreed to integrate its COVID-19 tests with Emerald’s telemedicine (Carie Health, Inc.) and independent pharmacy (Bonsa Health, Inc.) businesses to create a full solution to help facilitate the screening and diagnosis of individuals having indications of the COVID-19 Polymerase Chain Reaction (PCR) and/or antibody testing status, which may facilitate return to work programs in the United States.

On April 18, 2020, Todos USA entered into an Original Equipment Manufacturing (OEM) agreement with Zhengzhou Fortune Bioscience Co. Ltd. (Zhengzhou) for the manufacture of immunochromatography-based colloidal gold SARS-nCoV-2 fingerprick IgM/IgG and IgA/IgM/IgG – IgD/IgE rapid antibody test (Zhengzhou Colloidal Gold). Zhengzhou has applied for EUA with the FDA.

On April 28, 2020, the Company announced positive data from a clinical study it completed evaluating the diagnostic concordance of Shanghai Colloidal Gold to PCR testing, as done by Quest Diagnostics, in hospitalized patients confirmed COVID-19 positive or negative (the disease caused by SARS-nCoV-2).

On May 7, 2020, Todos USA entered into an exclusive distribution agreement with Gnomegen, LLC for the distribution of SARS-nCoV-2 PCR test kits in the United States, Canada, Mexico, Israel, Singapore, Malaysia, Indonesia, Thailand, Myanmar, Vietnam, the Philippines, Cambodia/Laos, Hong Kong, Japan, South Korea, Taiwan, India, the United Kingdom, Sweden, Italy, France, Germany, Switzerland, Spain, India, Australia, Gulf States, Dubai, United Arab Emirates, Argentina, Aruba, Bahamas, Barbados, Belize, Bolivia (Plurinational State of), Brazil, Chile, Colombia, Costa, Rica, Dominican Republic, Ecuador, El Salvador, Martinique, Grenada, Guatemala, Guyana, Haiti, Honduras, Jamaica, Nicaragua, Panama, Paraguay, Peru, Saint Kitts, and Nevis, Suriname, Trinidad and Tobago, Uruguay and Venezuela. Zhengzhou has received EUA from the FDA.

On May 12, 2020, Todos USA entered into a non-exclusive distribution agreement with Zhengzhou for the distribution of its suite of immunochromatography-based colloidal gold SARS-nCoV-2 fingerprick rapid antibody test kits. Zhengzhou has applied for EUA with the FDA.

On May 18, 2020, we announced our first commercial sale of COVID-19 tests. The sale was made via a sub-distribution agreement with a U.S.-based medical distribution company with clients in state and local governments throughout the Southeastern United States who are seeking comprehensive testing solutions for return-to-work programs.

On June 4, 2020, Todos USA entered into a Medical Device Distribution Agreement with 3D Biomedicine Science & Technology Co., Limited, pursuant to which Todos has the right to distribute 3D’s equipment, reagents and tests for the screening of novel coronavirus in more than 60 countries over a period of three years. The next three agreements described below relate in part to the products provided by 3D to Todos.

On June 18, 2020, Todos USA entered into a Distribution Agreement with Meridian Health Services Network, Inc. pursuant to which each party appointed the other as its non-exclusive agent to market, sell and distribute each other’s products and services in the United States and internationally, being Todos’ equipment, reagents and tests for the screening of novel coronavirus, and Meridian’s products and services for health care consumers in the United States, especially self-insured employers. The agreement is effective for a period of two years.

On June 25, 2020, Todos USA entered into a non-exclusive cross marketing agreement with Iber Israel Ltd. (“Iber”) for Iber to distribute Todos’ equipment, reagents and tests for the screening of novel coronavirus, and for Todos to distribute Iber’s personal protective equipment in the United States for a period of two years.

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In June 2020, Todos USA entered into a distribution agreement, pursuant to which it became a non-exclusive worldwide distributor of upgraded temperature screening technologies manufactured by 98.6 Labs, Inc. for a period of three years.

On July 23, 2020, the Company entered into a Distribution Agreement with PCL Inc. (“PCL”) pursuant to which the Company will distribute in the United Stated on a non-exclusive basis, PCL’s COVID-19 Antigen Rapid Fluorescent Immunoassay including analyzer and potentially certain other tests for the purpose of assisting in the screening and diagnosis of COVID-19.

We market our COVID-19 test kits through our distributors, who include Dynamic Distributors, LLC, L1 Systems Ltd., Pangea Ltd., Parallax Diagnostics, Inc., Moshe Rothman, Test Diagnostics, Inc., and Iber.

During 2020 and as of the date of this filing, the Company has recognized approximately $554,000 in revenues related to all of these arrangements. There is no assurance that the Company will generate any additional revenues in the future pursuant to any of these arrangements.

Fundraising

On February 10, 2020, the Company entered into a Business Development Agreement (the “BDA”) with Orion Capital Advisors, LLC (“BDC”) whereby BDC will provide business development service to the Company which include inter alia (a) review and advice concerning the technical design of existing and planned products or services; (b) business development assistance including terms of possible transactions and suggestions during negotiations; (c) sales assistance through the development of business models and sales strategy; (d) advice regarding financing, review of proposed term sheets, capitalization planning and, where appropriate, participation in negotiations; (e) strategic consulting regarding product planning, market development, marketing and public relations; (f) consulting on corporate structure, employee share option structure, warrant arrangements and intellectual property planning; (g) introductions to potential strategic partners and other alliance candidates; (h) introductions to prospective customers for the Company’s products or services.

Upon signing the BDA, the Company issued 2,500,000 unregistered ordinary shares to BDC.

The term of this Agreement is through August 10, 2020

On June 15, 2020 (the “Issuance Date”), the Company issued a convertible note in the original principal amount of $375,000 (the “Rotbard Note”) to Mr. Shmuel Rotbard (the “Holder”), a resident of Israel, in a transaction that is exempt from registration under Regulation S under the Securities Act. We received $315,000 under the Rotbard Note, which reflected an original issue discount equal to $60,000. The Rotbard Note bears interest at a rate of 2% per annum. Both principal and interest are payable in one installment on June 15, 2021.

During the first 40 days after the Issuance Date, the Company has the right to redeem the Rotbard Note at a price equal to 125% of the Note’s face amount.

The Holder is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the Rotbard Note and the accumulated interest then outstanding into the Company’s ordinary shares at a price equal to 80% of the lower of (i) the lowest closing bid price on the trading day prior to the Issuance Date or (ii) the lowest trading price of the ordinary shares as reported by the trading market on which the Company’s shares are traded, for the 20 prior trading days including the day upon which a conversion notice is received (the “Conversion Price”).

Upon the occurrence of a Sale Event as defined in the Rotbard Note, the Company shall, upon request of the Holder, redeem the Rotbard Note in cash for in an amount equal to 150% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, the Holder may convert the unpaid principal amount of the Rotbard Note and the unpaid interest into ordinary shares of the Company at the Conversion Price immediately prior to such Sale Event.

Upon the occurrence of an Event of Default (as defined in the Rotbard Note), the Rotbard Note shall accrue interest at the lower of (i) 24% per annum or (ii) the highest rate of interest permitted by law. In addition, the Company will be subject to the penalty fee as described in paragraph 8 of the Rotbard Note.

On June 23, 2020, we entered into a Securities Purchase Agreement with Daniel Reich (“Reich”) pursuant to which Reich purchased from Todos (a) a convertible note in the original principal amount of $400,000 including an original issue discount of $100,000, and (b) a warrant to purchase up to 3,000,000 ordinary shares of the Company at an exercise price of ten cents per share for a period of five years.

On June 29, 2020, we entered into a Securities Purchase Agreement with Alexsander Shmuel Bar On (“Bar On”) pursuant to which Bar On purchased from Todos (a) a convertible note in the original principal amount of $62,500 including an original issue discount of $12,500 and interest payable in ordinary shares of Todos, and (b) a warrant to purchase up to 500,000 ordinary of shares of the Company at an exercise price of ten cents per share for a period of up to five years.

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On July 9, 2020, we entered into a Securities Purchase Agreement with Leviston Resources, LLC (“Leviston”) pursuant to which Leviston purchased from Todos (a) 4,000,000 ordinary shares, (b) a convertible note in the original principal amount of $2,000,000, including an original issue discount of $500,000, and (c) warrants to purchase up to 5,000,000 ordinary shares for a period of five years having an exercise price equal to the lower of (i) $0.10 and (ii) the lowest exercise price of issued and outstanding warrants, subject to adjustment as described therein. Todos also issued an additional 2,000,000 shares to Leviston as a diligence fee.

On July 28, 2020, the Company held a final closing of a financing round of $2,015,000 in convertible notes in the aggregate. The Company entered into multiple securities purchase agreements with institutional and high net worth investors (the “Todos Investors”) pursuant to which the Company agreed to issue to the Todos Investors secured promissory convertible notes in an aggregate principal amount of $2,149,166 (the “Convertible Note”). The Convertible Notes bear interest at 2% per annum. The Convertible Notes are convertible into ordinary shares of the Company (“Conversion Shares”) for 40 days following the date of closing at 150% of the closing bid price of the Company’s ordinary shares on such closing date. After the 40 days, the conversion price equals the lower of (i) 60% of the lowest VWAP trading price of the ordinary shares during the eleven trading days immediately prior to the date of conversion, (ii) 150% of the closing bid price of the Company’s ordinary shares on such closing date and (iii) 150% of the closing bid price on the date of effectiveness of the Company’s registration statement covering the converted shares. $2,000,000 was disbursed to the Company. In addition, the Company issued to certain of the Todos Investors a total of, 4,000,000 shares as a commitment fee (the “Commitment Shares”) and an additional 2,000,000 shares as a diligence fee (the “Diligence Shares”). The Company also issued warrants to the Todos Investors to purchase up to an aggregate 23,500,000 shares (the “ Warrant Shares”) at an exercise price of $0.10 per share exercisable at any time until expiration dates ranging from July 9, 2025 to July 28, 2025. Pursuant to a Registration Rights Agreement, the Company agreed to file within 17 days after the closing date, a registration statement on Form F-1 registering for resale the Conversion Shares, Commitment Shares, Diligence Shares and the Warrant Shares. The Company agreed to use its reasonable best efforts to cause the registration statement to be effective within 90 days after the closing date.

Lincoln Park Financing

On August 4, 2020, we entered into a purchase agreement with Lincoln Park, which we refer to in this prospectus as the Purchase Agreement, pursuant to which Lincoln Park has agreed to purchase from us up to an aggregate of $10,275,000 of our ordinary shares (subject to certain limitations) from time to time over the term of the Purchase Agreement. (See “The Lincoln Park Transaction” below for a description of that agreement and “Selling Shareholder” for additional information regarding Lincoln Park.) Also on August 4, 2020, we entered into a registration rights agreement with Lincoln Park, which we refer to in this prospectus as the Registration Rights Agreement, pursuant to which we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

This prospectus covers 50,000,000 ordinary shares, all of which are offered for sale by the selling shareholder, Lincoln Park Capital Fund, LLC (“Lincoln Park”). The 50,000,000 ordinary shares are comprised of: (i) 5,812,500 shares that we already issued to Lincoln Park as a commitment fee for making the commitment under the August 5, 2020 purchase agreement with Lincoln Park (“Purchase Agreement”), (ii) 3,437,500 shares that we sold to Lincoln Park for $275,000 on August 5, 2020 for their initial purchase under the Purchase Agreement, and (iii) an additional 40,750,000 shares we have reserved for issuance to Lincoln Park in the future under the Purchase Agreement, if and when we sell shares to Lincoln Park under the Purchase Agreement.

Other than 5,812,500 ordinary shares that we have already issued to Lincoln Park pursuant to the terms of the Purchase Agreement as consideration for its commitment to purchase our ordinary shares under the Purchase Agreement, and 3,437,500 shares issued to Lincoln Park for its initial $275,000 purchase of ordinary shares on August 5, 2020, we do not have the right to commence any further sales to Lincoln Park under the Purchase Agreement until certain conditions set forth in the Purchase Agreement, all of which are outside of Lincoln Park’s control, have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus. Thereafter, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase our ordinary shares in amounts up to 500,000 shares on any single business day, subject to a maximum of $500,000 per purchase, plus other “accelerated amounts” under certain circumstances. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our ordinary shares to Lincoln Park. The purchase price of the shares that may be sold to Lincoln Park under the Purchase Agreement will be based on the market price of our ordinary shares preceding the time of sale as computed under the Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, share split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

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As of July 31, 2020, we had approximately 294,546,835 ordinary shares outstanding, of which approximately 159,897,855 shares were held by non-affiliates. On August 4, 2020, we issued 3,500,000 ordinary shares to the funding source for a purchase order financing. On August, 5, 2020, we issued 9,250,000 shares to Lincoln Park under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to an additional $10,000,000 of our ordinary shares to Lincoln Park, only an additional 40,750,000 of our ordinary shares are being offered under this prospectus, which may be issued to Lincoln Park in the future under the Purchase Agreement, if and when we sell shares to Lincoln Park under the Purchase Agreement. If all of the 50,000,000 shares offered by Lincoln Park under this prospectus were issued and outstanding as of the date hereof, such shares would represent 14.4% of the total number of our ordinary shares outstanding and 26.6% of the total number of outstanding shares held by non-affiliates, in each case as of the date hereof. Depending on the price per share at which we sell our ordinary shares to Lincoln Park, we may be authorized to issue and sell to Lincoln Park under the Purchase Agreement more our ordinary shares than are offered under this prospectus. In that event, if we desire to issue and/or sell to Lincoln Park more than the 50,000,000 shares offered under this prospectus, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our shareholders. The number of shares ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of shares we direct Lincoln Park to purchase under the Purchase Agreement.

The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any ordinary shares if those shares, when aggregated with all other ordinary shares then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of our then total outstanding ordinary shares, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder, which limitation we refer to as the Beneficial Ownership Cap. Currently, Lincoln Park owns and aggregate of 9,250,000 shares, which represents 3.0% of our total outstanding ordinary shares.

Issuances of our ordinary shares in this offering will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted as a result of any such issuance. Although the number of ordinary shares that our existing shareholders own will not decrease, the shares owned by our existing shareholders will represent a smaller percentage of our total outstanding shares after any such issuance to Lincoln Park.

Industry Overview

According to the World Health Organization, cancer was the second leading cause of death globally in 2018, accounting for an estimated 9.6 million deaths, or one in six deaths. The World Health Organization further states that early detection can greatly reduce the current mortality rates. According to the European Cancer Journal, the total cost of cancer was €199 billion in Europe in 2018. Meanwhile, according to the American Cancer Society, the cost of cancer in the United States for the year 2015 was approximately $80.2 billion. Furthermore, according to the National Cancer Institute, the cost of lost productivity alone in the United States due to cancer will be $147.6 billion for 2020. Based on the amounts that people have been found willing to pay for another year of life, the National Cancer Institute estimates that the cost of cancer mortality was $960.7 billion in 2000 and was predicted to be $1,472.5 billion in 2020. The costs of cancer in terms of lives and suffering as well as financial, are staggering on a global basis. Both the United States and the European Union have set annual targets for early cancer detection.

Although cancer detections are necessary if not vital, there are many reasons that they are not more widely used. We believe these reasons include:

●	High cost per screen;

●	Uncomfortable for the patient (mammogram, colonoscopy, MRI);

●	Not accessible to large segments of the population;

●	Risk is involved (radiation and invasive tests);

●	Requires specialists to interpret results; and

●	Low sensitivity or specificity.

In summary, we believe that a large segment of the world-wide population who need to be checked regularly for cancer forego the detection process due to the above reasons.

Products

Cancer Detection Kits

Our products as preliminary cancer detection tool and cannot be regarded as a final diagnosis. Our product consists of a simple blood test that causes what we believe to be minor risk and pain to the patient (as demonstrated by the diagram below) that is analyzed by our proprietary technology to detect the presence of various cancers. Our test analysis results will be provided to the healthcare provider who may decide to refer the patient for additional detections such as colonoscopy for further determination of cancer presence. Our cancer detection kit includes a special glass slide upon which the Peripheral Blood Mononuclear Cells (“PBMCs”) (peripheral blood cells having a round nucleus, such as lymphocytes (T cells, B cells, NK cells) and monocytes) and the plasma are placed. Some tests might also include a salt solution that is needed for the blood separation process. There is a different test for each cancer type.

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We are developing several products for cancer screening and diagnosis as follows:

TM-B1 is a test designed specifically for breast cancer screening. It is indicated for women who meet the following criteria: female subjects aged 25 years and older without a diagnosis of inflammatory or autoimmune disease. TM-B1 is to be used as a diagnostic method to indicate whether a malignancy is present or not. TM-B1 assay results should be used in conjunction with other common diagnostic tests as part of breast cancer screening.

TM-B2 is a test indicated for women who meet the following criteria: female subjects aged 25 years and older without a diagnosis of inflammatory or autoimmune disease who were diagnosed as presenting with a Breast Imaging-Reporting and Data System, or BI-RADS, score of three or four (or equivalent). TM-B2 is to be used to further assess if a malignancy is present or not. TM-B2 test results should be used in conjunction with other common diagnostic tests as part of breast cancer screening and should not be used as stand-alone assay.

The TM-C1 analysis method is intended for the qualitative detection, and for the semi-quantitative detection, of biochemical characteristics of the infrared readings of peripheral blood mononuclear cells and plasma, which may be indicative of polyps and colorectal cancer. The TM-C1 screening method may integrate with an overall screening program for colorectal cancer.

Work Flow

Blood samples are taken from the patient in the clinic. The mononuclear cells and plasma are separated from the blood and measured by the infrared, or IR, spectrometer. This data is sent to our server via the internet cloud, which will process the data and send the results via the internet cloud to the respective doctors.

Alzheimer’s Detection Assay

Utilizing a proprietary assay developed at the University of Leipzig, the LymPro Test determines cell cycle dysfunction by mitogenic stimulation of peripheral lymphocytes and conducting routine flow cytometry testing indicating evidence of or lack of dysfunction. We are engaged in further research and development to enable us to use the Lympro Test to diagnose early and monitor the progression of Alzheimer’s disease.

Work Flow

A blood sample is taken from the patient in the clinic. The blood sample is then sent to a laboratory for mononuclear cells (PBMC) and plasma separation. After the separation, the PBMC and the plasma are sent to a laboratory for infrared spectral measurement by a Fourier Transform Infra-Red (FTIR) spectrometer. The data from the FTIR spectrometer is sent to our server via the internet cloud, which then processes the data and sends the screening results via the internet cloud to the patient’s physician.

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1 Fourier Transform Infra-Red (FTIR) spectroscopic analysis of the immune system’s response to cancer

Data flow

We will sell the test kit to the lab or clinic, that lab will process the blood sample and send the spectrum from the spectrometer to our server via the internet cloud. After our analysis (instant process) we will send the results to the lab.

Our Challenges

Because we are still in the clinical trials stage, we are subject to certain challenges, including, among others:

●	our technology has been tested on a limited basis and therefore we cannot assure the product’s clinical value;

●	although we have obtained CE mark approval for our tests in the EU, the European regulatory demands, regarding IVD, have been recently revised and major changes need to be made in order to keep our CE Mark. These changes need to be made by 2022. It will require significant efforts and funds to update our test accordingly;

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●	although we have obtained CE mark approval for our tests in the EU, we still need to obtain the requisite regulatory approvals in the United States and other markets where we plan to focus our commercialization efforts;

●	as of July 31, 2020, our cash holdings amounted to approximately $377,835. We believe that the monies we hope to raise in the offering will last us for an additional 12 months. We need to raise an amount of capital sufficient to continue the development of our technology, obtain the requisite regulatory approvals, and commercialize our current and future products; and

●	we need to obtain reimbursement coverage from third-party payors for procedures using our tests.

Our ability to operate our business and achieve our goals and strategies is subject to numerous risks as described more fully in “Risk Factors” above.

Our Technology

In the last decade many scientific articles have been published showing that the body’s immune system detects the existence of cancer but, for various reasons, fails to attack it. For our developed detection methodology, only a small amount of peripheral blood from the patient is needed. The method is multidisciplinary and incorporates hematology, biochemistry, physics and signal processing and is based on infrared spectroscopy measurements of the blood sample and computerized analysis. The basic concept in our technology is to measure the biochemical changes in the PBMC and plasma, due to cancer presence. As the PBMC are part of the body’s immune system, we believe our methodology will detect overall biochemical changes of the immune system due to cancer presence. The technology involves special IR, measurement of a blood sample. We are using the Fourier Transform Infrared Analysis, or FTIR, spectrometer for reading the biochemical content of the PBMC and plasma. We believe the FTIR has some unique advantages in this aspect as it requires no reagents and the reading is swift. Most of the biochemical materials can be detected using the FTIR. The test uses conventional lab methods and the mathematical analysis is made automatically by proprietary algorithms.

The TBIA detection method is based on the cancer’s influence on the immune system which triggers cellular and biochemical changes in the PBMC and plasma. These biochemical changes are detected by the FTIR whose results undergo rigorous testing of sophisticated signal processing in order to detect if the entire biochemical signature under detection have the typical biochemical indications for cancer existence. The principle behind our proprietary technology, TBIA, is to observe the immune system response to tumor presence anywhere in the body rather than looking for the tumor cells themselves. We analyze multiple elements of the biochemical signature (including proteins, lipids, nucleic acids and carbohydrates) of the effected immune cells from the peripheral blood in conjunction with plasma using infrared spectroscopy, instead of focusing on a single specific protein as a biomarker.

Our research, using spectral analysis, thus far indicates that the “IR signatures” of several types of cancer are significantly distinct from the “IR signatures” of healthy patients. These differences can be related to several biological effects which exist during malignancy.

Our plan was to conduct two-stage clinical trials - the first was a training stage and the second is a validation stage. We define, in consultation with our bio-statisticians, our algorithm development team and our future hospital partners, the number of participants needed for each clinical trial. While the minimum number we are targeting is 200 participants per trial, the number may vary from trial to trial. We completed the first stage (training) for breast cancer at a single site in Israel and a single site in Singapore. We intend to complete the first stage of the clinical trials for colorectal cancer at two sites in Israel. In the training stage, we aim to train our algorithm to: (a) determine the final performances of the test in terms of accuracy and reproducibility; and (b) optimize the algorithm so that it will be compatible with the population of a country where we perform such clinical trials. In this process, we make the necessary adaptation to our proprietary technology, using mathematical tools in order to reach substantially the same diagnosis results as are found in earlier clinical studies we conducted between 2010 and 2013, as described under “Business - Past Clinical Studies” (which form the baseline of comparison). This baseline may, in the future, include the diagnosis results found in the fifth clinical study, which ended on October 2017, described under “Business - Past Clinical Studies”. Once the necessary adaptation to our proprietary technology is made, the second stage of clinical trials will be to validate that the tests are indeed able to detect breast cancer and colorectal cancer. Prior to beginning any clinical trials, a local IRB needs to grant us approval to begin the trial. The second stage (validation) is a blinded trial and intended to verify the performances of our product following the aforementioned amendments implemented following the first stage. The validation may not meet our expectations, regulatory demands and/or other partner’s demands.

Past Clinical Studies

Four clinical studies whose results were published in what we believe to be well-known peer-reviewed journals have been conducted to date, all of which were not blind tests. The first of these studies was conducted by B.G. Negev Technologies and Applications Ltd., or BG Negev, a wholly owned subsidiary of BGU while we conducted the other three studies. The goal of these studies was to evaluate whether TBIA could be a novel, simple, and low-cost method for the early detection of cancer.

“Sensitivity” as used below is the number of detected cancers divided by the full population having cancer that participated in the study. A sensitivity of 100% means that our product detected cancer in all of the people with cancer that were diagnosed using our product. A sensitivity of 80% means that out of 100 people with cancer the test will detect 80 people as being diagnosed with the relevant cancer and the rest will be defined as healthy.

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“Specificity” as used below is the number of detected healthy subjects divided by the full population of healthy subjects that participated in the study. A specificity of 80% means that out of 100 healthy people who participated in the study, we diagnosed 80 people as healthy. The 20 other healthy subjects were falsely diagnosed as having cancer.

The First Study was conducted by BGU. This study included 15 acute leukemic children, 19 children who had a high fever with a diagnosis of infection or inflammation, and 27 healthy volunteers. T test and cluster analysis was done with the following results for control versus leukemia and infection versus leukemia. For all, P value <= 0.05. Cluster analysis - all cancers were distinct in a different branch for healthy and infection. Based on the chosen wave numbers the cluster analysis was able to distinguish completely between leukemia and control groups. The first objective of the study was to distinguish between children diagnosed as having acute leukemia and healthy subjects by FTIR spectroscopy analysis of PBMCs. The second objective was to follow and analyze leukemic patients’ response to chemotherapy by FTIR spectroscopy of PBMCs in comparison to what we believe to be the standard practice of bone marrow examination by flow cytometry. A third objective of the clinical trial was to distinguish between leukemic children and children with similar clinical symptoms such as high fever and white blood count (which also appears following infection or inflammation) using FTIR technology.

Results of study:

The first objective was achieved successfully, and all subjects, healthy and leukemic, were diagnosed correctly resulting in 100% sensitivity and specificity. The second objective of the follow-up treatment was achieved by identifying three different responses to treatment by FTIR method - good, intermediate and unfavorable response. FTIR identified responses to treatment earlier (33 days vs. 100 days) than flow-cytometry analysis of bone marrow. A good response (meaning, a good response to chemotherapy) was a fast return of the PBMC values towards normal control values (according to the FTIR method). An intermediate response was a slow return of the PBMC values towards normal control values. An unfavorable response was the PBMC values not returning towards normal control values. No T test was done in order to distinguish between the three tendencies. The third objective was achieved as well. The children having similar symptoms to leukemia were successfully distinguished from children with acute leukemia by FTIR analysis - 100% sensitivity and specificity. These results were published in the Biochimica et Biophysica Acta (Zelig et al. Biochimica et Biophysica Acta 1810 (2011) 827-835).

Below are details regarding the other three studies that we completed on our own. The results are described as sensitivity and specificity.

The Second Study included 41 cancer patients and 45 healthy volunteers. This study was intended to evaluate the utility of our method in detecting several types of cancers using an advance computerized algorithm. The performances of the algorithm presented what we believe were promising results for breast and colorectal cancer as well as other cancers. Following these results, we chose to focus our efforts into the detection of breast and colorectal cancers.

The first objective of the study was to distinguish between cancer patients of multiple types and healthy subjects by FTIR spectroscopy analysis of PBMCs and plasma, which we refer to as the “TM-T1 method” - our product for diagnosing multiple types of cancers. All patients were diagnosed by standard practice such as histopathology of tissue samples taken from the tumor. The second objective was to distinguish between different types of cancers utilizing FTIR spectroscopy analysis of PBMCs and plasma.

Results of study:

The first objective of the study was achieved successfully resulting in 93% sensitivity for detecting different types of cancers and 80% specificity for identifying correctly the healthy population. As for the second objective, although different spectral patterns were observed for each type of cancer, indicating that there is the potential of successful classification between the various cancers, the statistical parameters were not established due to low patient numbers for each individual type of cancer, preventing a reliable statistical analysis. As for this objective, our observation was qualitative rather than quantitative. We will need to conduct larger trials in the future in order to better understand and distinguish between different cancers. The results of the study were published in the Institute of Electrical and Electronics Engineers Journal (Ostrovsky et al. IEEE Transactions on Biomedical Engineering, Vol. 60, No. 2, February 2013, 343-353).

The Third Study was conducted between April 27, 2011 and April 26, 2013 at Rabin in Israel. The number of the study was 0336-10-RMC and its purpose was evaluation of our detection method for breast cancer. This study included 29 breast cancer patients and 30 subjects who were healthy or had benign tumors. All subjects were tested for breast cancer by standard detection procedures (mammography / ultrasound) and had not yet undergone surgical treatment, chemotherapy or radiotherapy.

The first objective of the study was to distinguish between cancer patients and healthy subjects or patients having benign tumor using FTIR spectroscopy analysis of PBMCs and plasma, which we refer to as the “TM-B1 method,” our product for diagnosing breast cancer. The second objective was to distinguish between three groups: cancer patients, patients having benign tumors, and healthy subjects without pathological findings related to breast tumors.

Results of study:

The first objective of the study was achieved successfully resulting in approximately 90% sensitivity for detection of breast cancer and approximately 80% specificity for identifying correctly the healthy patients and patients with benign tumors. As for the second objective, although different spectral patterns were observed for each group (healthy, benign, and malignant), the statistical parameters were not established due to low patient numbers in each group, preventing a reliable statistical analysis. As for this objective, our observation was qualitative rather than quantitative. We will need to conduct larger trials in the future in order to better understand and distinguish between different groups. The results of the study were published in the BMC Cancer Journal (Zelig et al. BMC Cancer (2015) 15:408).

The Fourth Study was conducted between April 27, 2011 and April 26, 2013 at the Rabin in Israel. The number of the study was 0336-10-RMC and its purpose was to evaluate our detection method for colorectal cancer. This study included 30 colorectal cancer and high-grade dysplasia, or HGD, patients, 10 patients with benign polyps and 18 healthy subjects, all tested for colorectal cancer by colonoscopy. The premalignant HGD was joined with the malignant group.

The first objective of the study was to distinguish between cancer patients and healthy subjects using FTIR spectroscopy analysis of PBMCs and plasma, which we refer to as the “TM-C1 method,” our product for diagnosing colorectal cancer. The second objective was to distinguish between three groups: colorectal cancer patients, patients having benign tumors, and healthy subjects without pathological findings related to colorectal tumors such as polyps.

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Results of study:

The first objective of the study was achieved successfully resulting in approximately 82% sensitivity for detection of colorectal cancer and approximately 71% specificity for detecting healthy populations without pathological findings. The benign tumors were classified in between the cancer and healthy groups. As for the second objective, although different spectral patterns were observed for each group (healthy, benign, and malignant), the statistical parameters were not established due to low patient numbers in each group preventing a reliable statistical analysis. As for this objective, our observation was qualitative rather than quantitative. We will need to conduct larger trials in the future in order to better understand and distinguish between different groups. The results of the study were published in the Journal of Gastroenterology (Barlev et al. Journal of Gastroenterology (First Online: 26 June 2015): 1-8.).

Clinical Studies in Process

Multi-center (Kaplan and Rabin) breast cancer verification (training) study

The objectives of the multi-center breast cancer verification study are twofold. The first objective is to distinguish between cancer patients and healthy subjects or patients having benign tumors using FTIR spectroscopy analysis of PBMCs and plasma - the TBIA method. The second objective is to distinguish between all three groups: cancer patients, patients with benign tumors, and healthy subjects without pathological findings related to breast tumors.

Kaplan Medical Center Trial

On June 6, 2013, we initiated a verification study at Kaplan Medical Center in Israel. The number of the study is 0152-12-KMC. The recruiting phase at Kaplan has been completed and included 220 patients. All subjects were tested for breast cancer by standard detection procedures (mammography / ultrasound / biopsy) and have not yet undergone surgical treatment, chemotherapy or radiotherapy. We added Rabin Medical Center as an additional site for this multi-center study. The number of the study at Rabin Medical Center is 0386-17-RMC and will include about 105 patients.

We are in the process of analyzing the results. In the training phase, an accuracy (sensitivity and specificity) of about 90% was demonstrated. The validation phase has not been completed yet; hence, final results for this study are not yet available.

Rabin Medical Center Trial

We added Rabin Medical Center as an additional site for this multi-center study. The number of the study at Rabin Medical Center is 0386-17-RMC and will include about 105 patients. The recruitment of patients for this trial is still in progress.

Singapore breast cancer verification (training) study

On June 1, 2016, we entered into a clinical trial agreement with the Singapore Hospital for a training trial. We made a judgment, along with the Singapore Hospital, that 280 participants is the appropriate number for the purpose of this training trial. This clinical study evaluated, in terms of sensitivity and specificity, our TM-B1 method for the detection of malignant and benign breast cancer tumors in comparison with standard diagnostic methods.

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Under the agreement, the Singapore Hospital was primarily in charge of the recruitment procedure and blood sample collection from recruited participants, all pursuant to the clinical study protocol, which was approved by the Singapore Centralized IRB in April 2016. The Singapore Hospital also provided the prognosis of the recruited participants which will enable us to measure the sensitivity and specificity of the TM-B1 method.

Enrolment of the patients has been completed and we are in the process of analyzing the results.

Intellectual Property

The proprietary nature of, and protection for, our current and/or any future product candidates, processes and know-how are important to our business as is our ability to operate without infringing on the proprietary rights of others, and to prevent others from infringing our proprietary rights. We seek patent protection in the United States and internationally for our current and future product candidates we may develop and other technology. In order to protect our proprietary technologies, we rely on combinations of application for patent and trade secret protection, as well as confidentiality agreements with employees, consultants, and third parties.

We have filed and own all rights in the following patent applications, all of which are currently pending or have been issued as patents:

Category I: These applications relate to analysis of an IR spectrum of a PBMC sample. Claims are generally directed to indicating the presence of a solid tumor based on analysis of an IR spectrum of a PBMC sample.

(1)	US Patent Application 13/701,262. This has claims for a method (process). The claims in this application are generally directed to indicating the presence of a solid tumor in breast tissue based on analysis of an IR spectrum of a PBMC sample. On March 28, 2017, this application issued as US Patent 9,606,057. This patent is expected to expire on June 1, 2031.

(2)	US Patent Application 15/443,674. This application is a continuation application of US 13/701,262 and has claims for a method (process) and is expected to expire on June 1, 2031. The claims in this application are generally directed to indicating the presence of a solid tumor in tissue of a gastrointestinal tract based on analysis of an IR spectrum of a PBMC sample.

(3)	European Patent Application No. 11789348.7. This has claims for a method (process) and a system and is expected to expire on June 1, 2031.

(4)	Israel Patent Application 223,237. This has claims for a method (process), a system, and for a computer program product and is expected to expire on June 1, 2031.

Category II: These applications relate to analysis of an IR spectrum of a blood plasma sample. Claims are generally directed to indicating the presence of a solid tumor based on analysis of an IR spectrum of a blood plasma sample.

(5)	US Patent Application 14/116,506. This has claims for a method (process), a system, and for a computer program product. The claims in this application are generally directed to indicating the presence of a solid tumor in a gastrointestinal tract based on analysis of an IR spectrum of a blood plasma sample. On August 1, 2017, this application issued as US Patent 9,719,937. This patent is expected to expire on May 10, 2032.

(6)	US Patent Application 15/645,168. This application is a continuation application of US 14/116,506. This has claims for a method (process), a system, and for a computer program product and is expected to expire on May 10, 2032. The claims in this application are generally directed to indicating the presence of a solid tumor in breast tissue based on analysis of an IR spectrum of a blood plasma sample.

(7)	European Patent Application No. 12782256.7. This has claims for a method (process) and a system and is expected to expire on May 10, 2032.

(8)	Israel Patent Application 229,109. This has claims for a method (process), a system, and for a computer program product and is expected to expire on May 10, 2032. On September 13, 2017, we received a notice of allowance from the Israel Patent Office regarding this application.

Category III: These applications relate to analysis of an IR spectrum of a blood plasma sample and PBMC samples.

(9)	US Patent Application 14/894,128. This has claims for a method (process). The claims in this application are generally directed to (i) analysis of an IR spectrum of a PBMC to indicate the presence of a benign tumor in breast tissue and in the gastrointestinal tract, and (ii) analysis of an IR spectrum of a blood plasma sample to indicate the presence of a benign tumor. On October 31, 2017, this application issued as US Patent 9,804,145. This patent is expected to expire on November 14, 2033.

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(10)	US Patent Application 15/785,801. This application is a continuation application of US 14/894,128. This has claims for a method (process), a system, and for a computer program product and is expected to expire on November 14, 2033. The claims in this application are generally directed to (i) analysis of an IR spectrum of a PBMC sample, and a blood plasma sample to indicate the presence of a benign tumor in ovarian tissue, and (ii) preparation of a sample for analyzing by infrared spectroscopy.

(11)	European Patent Application No. 13885931.9. This has claims for a method (process), and is expected to expire on November 14, 2033. The claims in this application are generally directed to indicating the presence of a benign tumor in breast tissue based on analysis of an IR spectrum of a PBMC sample.

There are no patents or patent applications which are licensed to us pursuant our license agreement with BG Negev and Mor Research Applications Ltd. (a wholly-owned subsidiary of Clalit Medical Services - Israel) referenced below. Nevertheless, our products are based on intellectual property licensed from BG Negev and Mor. There are no patents or patent applications which are licensed to us from any other entity. The intellectual property licensed to us under these agreements are related to know-how for the product.

To our management’s knowledge, there are no contested proceedings or third-party claims over any of our patent applications. Our success depends upon our ability to protect our technologies through intellectual property agreements including patents, trademarks, know-how, and confidentiality agreements. However, there can be no assurance that the above-mentioned patent applications will be approved by the appropriate agencies.

Breakthrough licenses the following patents and patent applications:

LymPro:

○	German Patent 19936035
○	PCT/EP2004/010889 (expired)

MSPrecise:

○	US Patent Application 15/546,171
○	Chinese Patent Application No. 201480075681.6

NeuroPro:

○	US Patent 9,547,012

To the knowledge of the Company’s management, there are no contested proceedings or third-party claims over any of our patent applications. Our success depends upon our ability to protect our technologies through intellectual property agreements including patents, trademarks, know-how, and confidentiality agreements. However, there can be no assurance that the above-mentioned patent applications will be approved by the appropriate agencies.

All of the technology for which the patents are sought is owned by the Company. Our patents are entirely owned by the Company or by Breakthrough.

The Company has also filed applications in the United States and Israel to register the Todos name as a trademark.

Licensing Agreements

BG Negev Research and License Agreement

In April 2010, we entered into a research and license agreement with BG Negev and Mor Research Applications Ltd. (a wholly-owned subsidiary of Clalit Medical Services - Israel), or together with BG Negev, the Licensor. The Licensor, pursuant to the agreement, granted us an exclusive, worldwide, license to commercialize certain intellectual property covered by the agreement (i.e. research, development, manufacturing, marketing, distribution, and sale of any product containing the licensable IP under the agreement).

Pursuant to the agreement, we are under an obligation to pay to the Licensor a minimum annual royalty of $10,000 in 2015, $25,000 in 2016 and, from 2017 through the termination of the agreement, $50,000 per year. We have not paid any royalties yet under the Agreement. In March 2017, we agreed with the Licensor that the $85,000 we owed the Licensor will be paid by us by the earlier of (a) August 2017, or (b) our sale of equity securities to investors with gross proceeds to the Company of at least $10,000,000. We are not currently in compliance with the payment terms of the license agreement with our Licensor. As such, on May 20, 2020, we and the Licensor agreed to amend the agreement with respect to royalties due in years 2015 through 2020 (or an aggregate amount of $235,000), according to which the minimum royalties payable to the Licensor shall be $250,000 to be paid on December 31, 2020.

Once there are sales of products or sublicensing receipts based on the licensed intellectual property, we are under an obligation to pay the Licensor a certain percentage of such sales or sublicensing receipts, as running royalties, but in any event not less than the minimum annual royalties. Any minimum annual royalties will be credited against the running royalties in any given year.

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The following table sets forth the percentage of our net sales that we will pay as royalties to the Licensor:

○	leukemia related products	3.0%
○	other products	2.5%
○	in certain limited circumstances, rates may be reduced to	2.0%
On fixed sublicense income (with no sub license income on sales by sub licensee):
○	leukemia related products	20.0%
○	other products	15.0%

On fixed sublicense income (with Company income on sales by the sub licensee.
These rates are in addition to the net sales rates listed above.):
○	leukemia related products	10.0%
○	Other products	7.5%

The minimum royalties will be paid to the Licensor regardless of whether we are able to generate sales from the products arising from the usage of the license.

The license agreement is for an unlimited term, unless terminated earlier by either of the parties under certain circumstances as described in the agreement, including termination as a result of a material breach or a failure to comply with a material term by the other party, as a result of liquidation or insolvency of the other party. In addition, we were entitled to terminate the agreement if at any time, during the period of 7 years following the effective date of the transaction, we, at our sole discretion, would determine that commercialization of the leukemia licensed products is not commercially viable.

University of Leipzig License Agreement

On November 7, 2018, Amarantus entered into an amended license agreement with the University of Leipzig (the “Leipzig License Agreement”) whereby the University of Leipzig granted Amarantus an exclusive license to the University of Leipzig’s patent that underlies the Lympro Test. As part of the Amarantus transaction, Amarantus assigned the Leipzig License Agreement to our subsidiary, Breakthrough.

Under the Leipzig License Agreement, the licensee is required to pay the University of Leipzig the following fees and royalties:

●	a license issuance fee of $80,000 as partial reimbursement of patent expenses related to the patent rights;

●	an annual royalty of $35,000 on the first and second anniversary of the effective date of the Leipzig License Agreement, and an annual royalty of $15,000 on each subsequent anniversary of the effective date;

●	the following milestone payments:

○	$75,000 on first commercial sale of a licensed product;

○	$150,000 on obtaining first FDA approval for a licensed product; and

○	$150,000 upon reaching $5,000,000 in cumulative net sales;

●	the annual royalty and milestone payments will be treated as an advance on royalty payments due from sales, and after the royalties from sales equal the aggregate annual royalty and the milestone payments made, a royalty of 3% of net sales, provided that with regard to each country in which a licensed product is sold, after seven years, the royalty will be reduced to 2% of net sales; and

●	10% of non-royalty sub-licensing income.

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Competition

Current prevailing cancer detection tests utilize the standard procedures which, we believe, are typically uncomfortable, such as colonoscopy for colorectal cancer and mammography for breast cancer. In addition, we believe, these tests generally have medium to low sensitivities/specificity, along with adverse risks. Furthermore, many of the existing detection methods depend on the technician’s or the physician’s capabilities, knowledge and interpretation. The existing detection methods also carry a high cost.

In light of these drawbacks, our assays will be a part of standard clinical protocol for cancer screening and not a replacement of any of these gold standard procedures. Our aim is to improve the screening process, reducing false negatives and increasing sensitivity thus, saving lives, pain and expenses.

Many of our anticipated competitors, such as those listed in the below table, have substantially greater financial, technical, and other resources and larger, more established marketing, sales and distribution systems than we have. Many of our competitors also offer broad product lines outside of the diagnostic testing market and have brand recognition. Moreover, our competitors may make rapid technological developments that may result in our intended technologies and products becoming obsolete before we are able to enter the market, recover the expenses incurred to develop them or generate significant revenue. Our success will depend, in part, on our ability to develop our intended products in a timely manner, keep our future products current with advancing technologies, achieve market acceptance of our future products, gain name recognition and a positive reputation in the healthcare industry, and establish successful marketing, sales and distribution efforts.

Company	Symbol	Company Description
Exact Sciences	EXAS	Marketing Cologuard stool-based detection test for the detection of colorectal cancer
Grail	Private	Developing blood-based diagnostics for all cancers based on liquid biopsy
Volition Rx	VNRX	Developing blood-based diagnostic tests for colorectal, lung, prostate, ovarian and other cancer types based on nucleosomics
Epigenomics	EPGNF	Engages in developing and commercializing in vitro diagnostic tests for the detection and diagnosis of cancer (EpiproColon - methylated Septin9 DNA in human plasma)
Cancer Genetics	CGIX	Focuses on developing and commercializing proprietary genomic tests to improve and personalize the diagnosis and response to treatment of cancer.

We primarily face competition in the COVID-19 testing market with testing products and systems developed by public and private companies such as GenMark Diagnostics, Inc., PerkinElmer, Quest Diagnostics Infectious Disease, Laboratory Corporation of America, Hologic, Thermo Fisher, Roche Diagnostics, and Abbott Molecular Diagnostics. Our diagnostic tests also face competition from laboratory developed tests (LDTs) developed by national and regional reference laboratories and hospitals. We believe that our testing systems compete largely on the basis of accuracy, reliability, enhanced laboratory workflow, multiplex capability, ease-of-use, turnaround time, customer service and support, patient safety, and return on investment for customers.

Many of our competitors have substantially greater financial, technical, research, and other resources and larger, more established marketing, sales, and distribution channels than we do. Many of our competitors also offer broader product lines and have greater brand recognition than we do. Moreover, our existing and new competitors may make rapid technological developments that may result in our technologies and products becoming obsolete before we recover the expenses incurred to develop them or before they generate significant revenue.

Sources and Availability of Products and Supplies

The nature of our products does not mandate any dependence on one or a few major products or suppliers, but if we are required to change our current suppliers of the components of our products, we may encounter significant delay in locating suitable alternative suppliers.

Existing or Probable Government Regulations

Our cancer screening products are subject to governmental regulation, which regulation may be different for each country or region where we intend to commercialize our products. We plan to initially commercialize our products in Israel and the European Union (EU), and then afterwards enter the U.S. market.

EU

In Europe, medical devices are regulated by self-certification through the CE Mark system. Under the system, developers and manufacturers must operate a Quality System and validate medical devices in a limited clinical trial to demonstrate the manufacturer has met analytical and clinical performance criteria. We have implemented an International Organization for Standardization standard - ISO 13485 - quality management system for the design and manufacture of medical devices. ISO 13485 addresses managerial awareness of regulatory requirements, control systems, inspection and traceability, device design, risk and performance criteria as well as verification for corrective and preventative measures for device failure. ISO 13485 certification establishes conformity to specific European Union directives related to medical devices and allows CE Marking and sale of the device.

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The Medicines and Healthcare products Regulatory Agency, or MHRA, is the United Kingdom-based European Authority responsible for the issuance of CE Mark approval. In 2013, our regulatory authorized representative in Europe submitted an application to the MHRA for the CE Mark approval of our TBIA method. We obtained this approval on December 9, 2013 with the receipt of a Certificate of Conformance from our regulatory authorized representative in Europe. The European regulatory demands regarding IVD have recently been revised and major changes need to be made in order to keep our CE Mark. These changes need to be made by 2022.

The new European In Vitro Diagnostic Regulation (IVDR - 2017/746), or the IVDR, became effective as of May 25, 2017, marking the start of a transition period for manufacturers selling IVD devices into Europe. The IVDR, which replaces IVD Directive (98/79/EC), or the Directive, has a transition period of five years, after which the IVDR will apply in full, and no new applications pursuant to the Directive will be accepted. Manufacturers have the duration of the five-year transition period to update their technical documentation and processes to meet the new, more stringent EU regulatory requirements. We believe that the most challenging areas under the IVDR will be regarding the classification of products and the performance evaluation of IVDs, which will not only include the classic clinical performance and analytical performance but also scientific validity, the role and responsibilities of the economic actors of the supply chain, the traceability and the transparency of the devices with, in particular, the introduction of the UDI-system and an expanded EUDAMED database.

During 2020, we plan to commence updating our technical files in accordance with the new IVDR.

Israel

In Israel, medical devices are regulated by the Israeli Ministry of Health (MoH) medical device department.

On January 23, 2019, we applied to the MoH for approval for our products and we have obtained MoH approval.

U.S.

United States federal and state governmental agencies subject the health care industry to intense regulatory scrutiny, including heightened civil and criminal enforcement efforts. The federal government scrutinizes, among other things, the marketing, labeling, promotion, manufacturing and export of diagnostic health care products. Our cancer screening products fall within the IVD medical device category and are subject to FDA clearance or approval in the United States.

The federal government has increased funding in recent years to fight health care fraud, and various agencies, such as the United States Department of Justice, the Office of Inspector General of the Department of Health and Human Services, or OIG, and state Medicaid fraud control units, are coordinating their enforcement efforts.

In the United States, we anticipate that our cancer screening products will have to be cleared through the FDA’s premarket notification or 510(k), process or its premarket approval, or PMA, process. The determination of whether a 510(k) or a PMA is necessary will depend in part on the proposed indications for use and the FDA’s assessment of the risk associated with the use of the IVD for a particular indication.

Research and Development Activities and Costs

For information regarding our clinical studies, please see above under the caption “– Clinical Studies in Process.”

For the years ended December 31, 2019, 2018 and 2017, we incurred $755,699, $459,184 and $720,527, respectively, of research and development expense.

Our research and development efforts are financed in part through grants received from the IIA. As of December 31, 2019, we have received an aggregate amount of $272,237 from the IIA. Aside from payment of royalties to the IIA, we are required to comply with the requirements of the Research Law. Under the Research Law, royalties of 3% to 3.5% on the revenues derived from sales of products or services developed in whole or in part using these IIA grants are payable to the Israeli government. We developed our technologies, at least in part, with funds from these grants, and accordingly we would be obligated to pay these royalties on sales of any of our product candidates that achieve regulatory approval. The maximum aggregate royalties paid generally cannot exceed 100% of the grants made to us, plus annual interest equal to the 12-month LIBOR applicable to dollar deposits, as published on the first business day of each calendar year.

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Production and Manufacturing

We are revising our production line for kits for laboratories and physicians. All of our product production is conducted under ISO 13485 and by conforming to CE instructions, we aim to reduce risks and be more prepared for commercialization of our assays.

We currently have several third-party suppliers, from various geographic locations, that provide us with raw materials. While we are currently relying on these suppliers, we plan to locate other suppliers upon strict inspection. We plan to have a minimum of two suppliers for each component in our system and it is our intention to eventually produce the raw material internally. However, because we are in a highly specialized industry, there can be no assurance that we will be able to achieve that.

Listed below are our current material suppliers. There is no assurance that they will be able to continue supply of our raw materials or that, if necessary, we will be able find replacement vendors on a timely basis on favorable terms.

List of the raw material suppliers for kits

SUPPLIERS	MATERIAL
BD	PUSH BUTTON SET 21G GREEN
BD	Vacutainer® K2EDTA 6 mL Blood collection tube
Eppendorf	Pipette tips 100-1000 ?l
Eppendorf	Pipette tips 0.1-10 ?l
Eppendorf	Centrifuge tube 50 ml
Eppendorf	Eppendorf tubes 1.5 ml
Grenier	Freezing vials 2.0 ml
Grenier	Leucosep® 50 ml tube

Sales and Marketing

We currently do not sell our products. Our goal is to have a diversified pool of customers worldwide, including the United States. However, we plan to focus initially on the Western EU nations, Singapore and Israel since we have the CE mark, whereas entering the U.S. market will require more time, effort and substantial funding in order to obtain FDA approval. Assuming we successfully raise additional funding, over the next 12 months we plan to commence clinical trials in Israel, Austria and Romania in order to complete the trials and validation stages prior to commencement of sales. Furthermore, once the clinical trials tests are successfully completed, we may decide to apply to obtain regulatory approvals in Singapore to sell our products there. Our plans depend on us financing our operations through the sale of equity, incurring debt, or other financing alternatives.

Employees

As of December 31, 2019, we had four full-time employees, two of whom are located in Israel, one in the United States and one in Singapore. Our President and Chief Executive Officer, Gerald Commissiong is located in the United States. Our Chief Financial Officer, Daniel Hirsch, and our Chief Business Officer, Rami Zigdon, are located in Israel. Joseph Wee is the Chief Executive Officer of our Singaporean subsidiary and is located in Singapore.

In addition, we engage specialists and consultants in fields such as optics, physics, medicine, mathematical algorithms, biochemistry, regulatory and patents from time to time as required by our operations.

Organizational Structure

We currently have two wholly-owned subsidiaries: Todos Medical USA, which is incorporated in Nevada, and Todos Medical Singapore Pte. Ltd., which is incorporated in Singapore.

Property, Plant and Equipment

We do not own any real property. Our offices, research and development facility and in-house laboratory are located at our headquarters at 1 Hamada Street, Rehovot, 7670301 Israel, where we currently occupy approximately 108 square meters for a monthly consideration of NIS 7,400 (approximately $2,000). The lease automatically renewed for an additional one year on February 1, 2020. Lease payments are linked to the Israeli Consumer Price Index, or CPI, based on the CPI published on February 15, 2015. We own lab equipment, including a spectroscopy, with an aggregate value of approximately $157,000, which is being allocated as a depreciation expense over the useful life of the equipment.

We consider our current office space sufficient to meet our anticipated needs for the foreseeable future and is suitable for the conduct of our business.

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Legal Proceedings

From time to time, we are involved in various routine legal proceedings incidental to the ordinary course of our business. We do not believe that the outcomes of these legal proceedings have had in the recent past, nor will have (with respect to any pending proceedings), significant effects on our financial position or profitability. As of June 12, 2020, except as set forth below.

The case of Strategic Global Research and Development, Inc. v. Amarantus Bioscience Holdings, Inc. and Todos Medical, Ltd. is pending in the United States District Court for the Eastern District of California, Eastern Division as case number 5:20-CV-0071.

The claims in the Plaintiff’s complaint (“Complaint”), which was filed on January 13, 2020, are for alleged breach of contract and quantum meruit. In its Complaint, Plaintiff asserts that Todos is liable as the alter ego or joint venture partner of Amarantus Bioscience Holdings, Inc. (“Amarantus”), which was the actual party to the contract. Todos was not a party to the contract and was not mentioned as a beneficiary therein. The only evidence provided by Plaintiff so far of an alter ego/joint venture relationship appears to be that Todos paid or offered to pay some of the Plaintiff’s bills for Amarantus. That evidence, standing alone, is not likely to be legally sufficient to hold Todos liable for the alleged debts of Amarantus. The Complaint does not appear to state any basis for Plaintiff to recover or collect its attorneys’ fees.

After obtaining a consent order overturning an initial default for failure to timely answer, Defendants answered on February 28, 2020. In their answer, Defendants defended on the basis that Todos is neither a joint venture partner with Amarantus nor its alter ego. Defendants also defended on the basis that the Court appears to lack personal jurisdiction over Todos, making venue over Todos also improper. Defendants also asserted the defense that the Court lacks subject matter jurisdiction because the contract does not provide for late fees and, without late fees, the amount in controversy is less than $75,000 and the Court cannot properly exercise jurisdiction based on diversity of citizenship. Defendants also defended on the basis that Plaintiff allegedly may have overbilled or double-billed for expenses, apparently charging only Amarantus for travel with may have been for the benefit of one or more of Plaintiff’s other clients or customers. Defendants also asserted the defense that the Plaintiff’s performance under the contract was deficient, in that the Plaintiff’s failed to make a single sale or bring in a single new customer, client or investor. In addition, Plaintiff allegedly failed to give adequate priority to working for Amarantus. And, even if the late fees were agreed to, Defendants contend that they are an unenforceable penalty clause and not reasonable or appropriate liquidated damages.

The Plaintiff (“SGR&D”) appears to be a one-man consulting firm that contracted to provide sales and marketing support and assistance to only to Amarantus. SGR&D claims it was not paid on time and is owed $91,318.73, allegedly consisting of $71,209.14 in unpaid consulting fees and late fees, plus $20,109.59 in unreimbursed expenses for travel and the like plus late fees. Plaintiff does not appear to be asserting any claim for attorneys’ fees.

On April 8, 2020, the Plaintiff’s attorney sent a settlement proposal e-mail offering to settle for the full amount of the claim paid over-time at $4,000 per month with 5 % interest compounded monthly, with acceleration and confession of judgment upon default. Defendants have elected not to respond at present, until a lump-sum settlement proposal is fully funded with available funds.

Discovery is just commencing, and it is difficult to further evaluate the parties’ positions or the merits thereof at present. While there does appear to be some e-mail correspondence promising to pay Plaintiff late fees, Defendants still have the potential defense that the proposed late fees are a penalty and not reasonable liquidated damages.

Because there is no claim for punitive damages or attorneys’ fees, the only substantial risks and costs to continuing with the litigation rather than paying or settling the claim appear to be Defendants’ own attorneys’ fees (estimated at $70,000 through trial) and the possibility of paying continuing late fees and/or pre-judgment interest.

THE LINCOLN PARK TRANSACTION

General

On August 4, 2020, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has agreed to purchase from us up to an aggregate of $10,275,000 of our ordinary shares (subject to certain limitations) from time to time over the term of the Purchase Agreement. Also on August 4, 2020, we entered into the Registration Rights Agreement, pursuant to which we filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act the ordinary shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

This prospectus covers the resale by the selling shareholder of up to 50,000,000 ordinary shares, comprised of: (i) 5,812,500 Commitment Shares that we issued to Lincoln Park as a fee for making its irrevocable commitment to purchase our ordinary shares under the Purchase Agreement, (ii) 3,437,500 Initial Purchase Shares that we sold to Lincoln Park on August 5, 2020 for a total purchase price of $275,000 in an initial purchase under the Purchase Agreement, and (iii) up to an additional 40,750,000 ordinary shares that we have reserved for sale to Lincoln Park under the Purchase Agreement from time to time after the date of this prospectus, if and when we determine to sell additional ordinary shares to Lincoln Park under the Purchase Agreement.

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Other than the 5,812,500 Commitment Shares that we issued to Lincoln Park upon execution of the Purchase Agreement, and the 3,437,500 Initial Purchase Shares we issued and sold to Lincoln Park on August 5, 2020 for a total purchase price of $275,000 in an initial purchase under the Purchase Agreement, we do not have the right to commence any sales of our ordinary shares to Lincoln Park under the Purchase Agreement until all of the conditions set forth in the Purchase Agreement have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus registering the ordinary shares that have been and may be issued and sold to Lincoln Park under the Purchase Agreement. From and after the Commencement, we may, from time to time and at our sole discretion for a period of 24-months, on any business day that we select on which the closing sale price of our ordinary shares equals or exceeds $0.02 per ordinary share, direct Lincoln Park to purchase in a Regular Purchase up to 500,000 ordinary shares, which amount may be increased depending on the market price of our ordinary shares at the time of sale, subject to a maximum commitment of $500,000 per Regular Purchase. In addition, at our discretion, Lincoln Park has committed to purchase other “accelerated amounts” and/or “additional accelerated amounts” under certain circumstances. We will control the timing and amount of any sales of our ordinary shares to Lincoln Park. The purchase price of the ordinary shares that may be sold to Lincoln Park in Regular Purchases under the Purchase Agreement will be based on an agreed upon fixed discount to the market price of our ordinary shares immediately preceding the time of sale as computed under the Purchase Agreement. The purchase price per ordinary share will be equitably adjusted as provided in the Purchase Agreement for any reorganization, recapitalization, non-cash dividend, share split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than a prohibition on our entering into certain types of transactions that are defined in the Purchase Agreement as “Variable Rate Transactions.” Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

As of July 31, 2020, there were 294,546,835 ordinary shares outstanding, of which 159,897,855 ordinary shares were held by non-affiliates, not including the 9,250,000 ordinary shares that we have since issued to Lincoln Park under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to an aggregate of $10,275,000 of our ordinary shares to Lincoln Park, only 50,000,000 ordinary shares are being registered for resale under this prospectus, which represents the 9,250,000 ordinary shares that we have already issued to Lincoln Park under the Purchase Agreement and an additional 40,750,000 ordinary shares that we may issue and sell to Lincoln Park in the future under the Purchase Agreement from and after Commencement, if and when we sell ordinary shares to Lincoln Park under the Purchase Agreement. Depending on the market prices of our ordinary shares at the time we elect to issue and sell ordinary shares to Lincoln Park under the Purchase Agreement, we may need to register for resale under the Securities Act additional ordinary shares in order to receive aggregate gross proceeds equal to the $10,275,000 total commitment available to us under the Purchase Agreement. If all of the 40,750,000 ordinary shares that may be sold to Lincoln Park in the future under the Purchase Agreement that are being registered for resale hereunder were issued and outstanding as of the date of this prospectus, such ordinary shares, taken together with the 9,250,000 ordinary shares already issued to Lincoln Park under the Purchase Agreement, and with the 3,500,000 ordinary shares issued on August 4, 2020 with respect to purchase order financing, all of which are issued and outstanding as of the date of this prospectus, would represent approximately 14.4%% of the total number of ordinary shares outstanding and approximately 26.6% of the total number of outstanding ordinary shares held by non-affiliates, in each case as of the date of this prospectus. If we elect to issue and sell to Lincoln Park under the Purchase Agreement more than the 50,000,000 ordinary shares being registered for resale by Lincoln Park under this prospectus, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional ordinary shares, which could cause additional substantial dilution to our shareholders. The number of ordinary shares ultimately offered for resale by Lincoln Park is dependent upon the number of ordinary shares we ultimately decide to sell to Lincoln Park under the Purchase Agreement.

The Purchase Agreement prohibits us from directing Lincoln Park to purchase any ordinary shares if those ordinary shares, when aggregated with all other ordinary shares then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park having beneficial ownership of ordinary shares, as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder, in excess of the Beneficial Ownership Cap at any time.

Issuances of our ordinary shares to Lincoln Park under the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted as a result of any such issuance. Although the number of ordinary shares that our existing shareholders own will not decrease, the ordinary shares owned by our existing shareholders will represent a smaller percentage of our total outstanding ordinary shares after any such issuance of ordinary shares to Lincoln Park under the Purchase Agreement.

Purchase of Ordinary Shares Under the Purchase Agreement

Under the Purchase Agreement, from and after Commencement, on any business day that we select on which the closing sale price of our ordinary shares equals or exceeds $0.02 per ordinary share, we may direct Lincoln Park to purchase up to 500,000 ordinary shares in a Regular Purchase on such business day, provided, however, that (i) the Regular Purchase may be increased to up to 750,000 ordinary shares, provided that the closing sale price of our ordinary shares is not below $0.10 on the purchase date, and (ii) the Regular Purchase may be increased to up to 1,000,000 ordinary shares, provided that the closing sale price of the ordinary shares is not below $0.13 on the purchase date (such share amount limitation, the “Regular Purchase Share Limit”). In each case, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $500,000. The Regular Purchase Share Limit is subject to proportionate adjustment in the event of a reorganization, recapitalization, non-cash dividend, share split or other similar transaction; provided, that if after giving effect to such full proportionate adjustment, the adjusted Regular Purchase Share Limit would preclude us from requiring Lincoln Park to purchase ordinary shares at an aggregate purchase price equal to or greater than $75,000 in any single Regular Purchase, then the Regular Purchase Share Limit will not be fully adjusted, but rather the Regular Purchase Share Limit for such Regular Purchase shall be adjusted as specified in the Purchase Agreement, such that, after giving effect to such adjustment, the Regular Purchase Share Limit will be equal to (or as close as can be derived from such adjustment without exceeding) $75,000.

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The purchase price per share for each such Regular Purchase will be equal to 95% of the lower of:

●	the lowest sale price for our ordinary shares on the purchase date for such ordinary shares; and

●	the arithmetic average of the three lowest closing sale prices for our ordinary shares during the 15 consecutive business days ending on the business day immediately preceding the purchase date of such ordinary shares.

In addition to Regular Purchases described above, we may also direct Lincoln Park, on any business day on which we have properly submitted a Regular Purchase notice directing Lincoln Park to purchase the maximum number of ordinary shares that we are then permitted to include in a single Regular Purchase notice and the closing price of our ordinary shares on such business day is not less than $0.04 per ordinary share (subject to adjustment for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction as provided in the Purchase Agreement), to purchase an additional amount of our ordinary shares, which we refer to as an Accelerated Purchase, not to exceed the lesser of:

●	20% of the aggregate number of ordinary shares traded during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, which is defined as the next business day following the purchase date for the corresponding Regular Purchase, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase date we refer to as the Accelerated Purchase Measurement Period; and

●	three times the number of purchase shares purchased pursuant to the corresponding Regular Purchase.

The purchase price per ordinary share for each such Accelerated Purchase will be equal to 95% of the lower of:

●	the volume weighted average price of our ordinary shares during the Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and

●	the closing sale price of our ordinary shares on the applicable Accelerated Purchase date.

We may also direct Lincoln Park, not later than 1:00 p.m., Eastern time, on a business day on which an Accelerated Purchase has been completed and all of the ordinary shares to be purchased thereunder (and under the corresponding Regular Purchase) have been properly delivered to Lincoln Park in accordance with the Purchase Agreement prior to such time on such business day, and provided that the closing price of our ordinary shares on the business day immediately preceding such business day is not less than $0.04 per share (subject to adjustment for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction as provided in the Purchase Agreement), to purchase an additional amount of our ordinary shares, which we refer to as an Additional Accelerated Purchase, of up to the lesser of:

●	20% of the aggregate number of ordinary shares traded during a certain portion of the normal trading hours on such Accelerated Purchase date as determined in accordance with the Purchase Agreement, which period of time we refer to as the Additional Accelerated Purchase Measurement Period; and

●	three times the number of purchase shares purchased pursuant to the Regular Purchase corresponding to the Accelerated Purchase that was completed on such Accelerated Purchase date on which an Additional Accelerated Purchase notice was properly received.

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park prior to 1:00 p.m., Eastern time, on a single Accelerated Purchase date, provided that all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the ordinary shares to be purchased thereunder (and under the corresponding Regular Purchase) have been properly delivered to Lincoln Park in accordance with the Purchase Agreement and the closing sale price of our ordinary shares on the business day immediately preceding the delivery of multiple Additional Accelerated Purchase notices is greater than $0.04.

The purchase price per ordinary share for each such Additional Accelerated Purchase will be equal to 95% of the lower of:

●	the volume weighted average price of our ordinary shares during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase date; and

●	the closing sale price of our ordinary shares on the applicable Additional Accelerated Purchase date.

In the case of the Initial Purchase, Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per ordinary share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction occurring during the business days used to compute the purchase price.

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Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our ordinary shares to Lincoln Park.

Events of Default

Events of default under the Purchase Agreement include the following:

●	the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of our ordinary shares offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

●	suspension by our principal market of our ordinary shares from trading for a period of one business day;

●	the de-listing of our ordinary shares from the OTCQB Market, our principal market, provided our ordinary shares are not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, the NYSE Arca, or the OTCQX Best Market operated by OTC Markets Group Inc. (or nationally recognized successor thereto);

●	the failure of our transfer agent to issue to Lincoln Park ordinary shares within two business days after the applicable date on which Lincoln Park is entitled to receive such ordinary shares;

●	any breach of the representations or warranties or covenants contained in the Purchase Agreement or Registration Rights Agreement that has or could have a material adverse effect on us and, in the case of a breach of a covenant that is reasonably curable, that is not cured within five business days;

●	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us; or

●	if at any time we are not eligible to transfer our ordinary shares electronically.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside of Lincoln Park’s control, we may not direct Lincoln Park to purchase any ordinary shares under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to Lincoln Park to terminate the Purchase Agreement. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our ordinary shares during any time prior to the termination of the Purchase Agreement.

Prohibitions on Variable Rate Transactions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Shareholders

All 50,000,000 ordinary shares being registered for resale hereunder which have been or may be issued or sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 24-months commencing on the date that the registration statement including this prospectus becomes effective. The sale by Lincoln Park of a significant amount of ordinary shares registered in this offering at any given time could cause the market price of our ordinary shares to decline and to be highly volatile. Sales of our ordinary shares to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional ordinary shares that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell additional ordinary shares to Lincoln Park, after Lincoln Park has acquired the ordinary shares, Lincoln Park may resell all, some or none of those ordinary shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our ordinary shares. In addition, if we sell a substantial number of ordinary shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of ordinary shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our ordinary shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

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Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $10,275,000 of our ordinary shares, which includes the $275,000 of Initial Purchase Shares we sold to Lincoln Park in the initial purchase upon execution of the Purchase Agreement. Depending on the price per ordinary share at which we sell our ordinary shares to Lincoln Park pursuant to the Purchase Agreement, we may need to sell to Lincoln Park under the Purchase Agreement more ordinary shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to the $10,275,000 total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional ordinary shares, which could cause additional substantial dilution to our shareholders. The number of ordinary shares ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of ordinary shares we direct Lincoln Park to purchase under the Purchase Agreement.

The Purchase Agreement prohibits us from directing Lincoln Park to purchase any ordinary shares if those ordinary shares, when aggregated with all other ordinary shares then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park having beneficial ownership of ordinary shares, as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder, in excess of the Beneficial Ownership Cap at any time.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of up to 40,750,000 ordinary shares that we are registering hereby that we may issue and sell to Lincoln Park in the future under the Purchase Agreement at varying purchase prices from and after Commencement, which ordinary shares exclude the 5,812,500 commitment shares that we issued to Lincoln Park on August 5, 2020, and the 3,437,500 Initial Purchase Shares, and that we already issued and sold to Lincoln Park on August 5, 2020 for a total purchase price of $275,000 in an initial purchase under the Purchase Agreement:

Assumed Average Purchase Price Per Ordinary Share	Number of Registered Ordinary Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Ordinary Shares After Giving Effect to the Issuance to Lincoln Park(2)	Proceeds from the Sale of Ordinary Shares to Lincoln Park Under the Purchase Agreement(1)
$0.05	40,750,000	15.07%	$2,037,500.00
$0.09	40,750,000	15.07%	$3,667,500.00
$0.15	40,750,000	15.07%	$6,112,500.00
$0.25	40,000,000	14.83%	$10,000,000.00
$0.50	20,000,000	8.01%	$10,000,000.00

(1)	Although the Purchase Agreement provides that we may sell up to $10,275,000 of our ordinary shares to Lincoln Park, we are only registering 50,000,000 ordinary shares for resale under this prospectus, including 5,812,500 Commitment Shares issued to Lincoln Park as a commitment fee for making the commitment under the Purchase Agreement and 3,437,500 Initial Purchase Shares already sold to Lincoln Park on August 5, 2020 for a total purchase price of $275,000 in an initial purchase under the Purchase Agreement, which may or may not cover all the ordinary shares we ultimately sell to Lincoln Park under the Purchase Agreement, depending on the purchase price per ordinary share.

(2)	The denominator is based on 294,546,835 ordinary shares outstanding as of July 31, 2020, adjusted to include the number of ordinary shares set forth in the adjacent column which we would have sold to Lincoln Park, assuming the purchase price in the adjacent column, plus the 9,250,000 ordinary shares issued to Lincoln Park on August 5, 2020, plus the 3,500,000 shares issued in connection with Purchase Order financing on August 4, 2020. The numerator is based on the number of ordinary shares issuable under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column. The table does not give effect to the prohibition contained in the Purchase Agreement that prevents us from selling and issuing to Lincoln Park ordinary shares such that, after giving effect to such sale and issuance, Lincoln Park would beneficially own ordinary shares in excess of the Beneficial Ownership Cap.

(3)	The closing sale price per ordinary share on August 7, 2020.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 covering the securities in this offering. This prospectus, which forms part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement and the exhibits to the registration statement filed as part of the registration statement. The SEC maintains an internet site at www.sec.gov, from which you can electronically access the registration statement, including the exhibits to the registration statement. We also maintain a website at http://www.todosmedical.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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SELLING SHAREHOLDER

This prospectus relates to the possible resale by the selling shareholder, Lincoln Park, of ordinary shares that have been or may be issued to Lincoln Park pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with Lincoln Park on August 4, 2020, concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by Lincoln Park of the ordinary shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

Lincoln Park, as the selling shareholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the ordinary shares that we may issue to Lincoln Park from time to time at our discretion under the Purchase Agreement. The “selling shareholder” may sell some, all or none of its ordinary shares. We do not know how long the selling shareholder will hold the ordinary shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale of any of the ordinary shares.

The following table presents information regarding the selling shareholder and the ordinary shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling shareholder, and reflects its holdings as of August 11, 2020. Neither Lincoln Park nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder. The percentage of ordinary shares beneficially owned prior to the offering is based on 307,296,835 ordinary shares actually outstanding as of August 11, 2020.

	Ordinary Shares Beneficially Owned Prior to Offering				Number of Ordinary Shares	Ordinary Shares Beneficially Owned After Offering(1)
Name	Number		%		Being Offered	Number	%
Lincoln Park Capital Fund, LLC (1)	9,250,000	(2)	3.01	%(3)	9,250,000	0	--%

(1)	The selling shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, the manager of the selling shareholder, are deemed to be beneficial owners of all of the ordinary shares owned by the selling shareholder. Messrs. Cope and Scheinfeld have shared voting and investment power over the ordinary shares being offered under this prospectus. Neither Lincoln Park Capital, LLC, nor the selling shareholder, is a licensed broker-dealer or an affiliate of a licensed broker-dealer.

(2)	Includes (i) 5,812,500 Commitment Shares issued to Lincoln Park as a commitment fee for making the commitment under the Purchase Agreement and (ii) 3,437,500 Initial Purchase Shares already sold to Lincoln Park on August 5, 2020 for a total purchase price of $275,000 in an initial purchase under the Purchase Agreement, all of which ordinary shares are being registered under the Securities Act under the registration statement that includes this prospectus. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of ordinary shares beneficially owned prior to the offering all of the additional ordinary shares that we may issue and sell to Lincoln Park pursuant to the Purchase Agreement from and after Commencement, because the issuance and sale of such ordinary shares to Lincoln Park under the Purchase Agreement is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of Lincoln Park’s control, including the registration statement of which this prospectus is a part becoming and remaining effective under the Securities Act. Furthermore, under the terms of the Purchase Agreement, issuances and sales of ordinary shares to Lincoln Park under the Purchase Agreement are subject to certain limitations on the amounts we may sell to Lincoln Park at any time, including the Beneficial Ownership Cap. See the description under the heading “The Lincoln Park Transaction” for more information about the Purchase Agreement.

(3)	Calculated by dividing (i) the total number of ordinary shares beneficially owned by the selling shareholder on August 11, 2020, which pursuant to Rule 13d-3 under the Exchange Act (A) consists of the 5,812,500 Commitment Shares issued to Lincoln Park as a commitment fee for making the commitment under the Purchase Agreement and the 3,437,500 Initial Purchase Shares already sold to Lincoln Park on August 5, 2020 for a total purchase price of $275,000 in an initial purchase under the Purchase Agreement, and (B) excludes the 40,750,000 additional ordinary shares which we may sell to Lincoln Park from time to time after Commencement under the Purchase Agreement, by (ii) the number of ordinary shares outstanding as of August 11, 2020, which includes the 5,812,500 Commitment Shares and the 3,437,500 Initial Purchase Shares referred to in clause (i)(A) above.

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PLAN OF DISTRIBUTION

The ordinary shares offered by this prospectus are being offered by the selling shareholder, Lincoln Park. The ordinary shares may be sold or distributed from time to time by the selling shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the ordinary shares offered by this prospectus could be effected in one or more of the following methods:

ordinary brokers’ transactions;

transactions involving cross or block trades;

through brokers, dealers, or underwriters who may act solely as agents;

“at the market” into an existing market for the ordinary shares;

in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

in privately negotiated transactions; or

any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the ordinary shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the ordinary shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Lincoln Park has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the ordinary shares that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the ordinary shares offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the ordinary shares sold by Lincoln Park through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of ordinary shares sold by Lincoln Park may be less than or in excess of customary commissions. Neither we nor Lincoln Park can presently estimate the amount of compensation that any agent will receive from any purchasers of ordinary shares sold by Lincoln Park.

We know of no existing arrangements between Lincoln Park or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the ordinary shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of ordinary shares offered by this prospectus by the selling shareholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such ordinary shares by the selling shareholder, any compensation paid by Lincoln Park to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the ordinary shares covered by this prospectus by Lincoln Park. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of ordinary shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

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Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our ordinary shares or any hedging transaction, which establishes a net short position with respect to our ordinary shares. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all ordinary shares offered by this prospectus have been sold by Lincoln Park.

Our ordinary shares are currently quoted on the U.S. OTCQB marketplace of OTC Link, or OTCQB, under the symbol “TOMDF”. On August 7, 2020, the closing price of our ordinary shares, as reported on the OTCQB, was $0.089 per share.

Blue Sky Restrictions on Resale

If the selling shareholder desires to sell our ordinary shares under this prospectus in the United States, then the selling shareholder will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.

Any person who purchases our ordinary shares from the selling shareholder under this prospectus who then desires to sell such shares also will have to comply with Blue Sky laws regarding secondary sales.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified, except for our External Directors who are elected for a term of three years. Our officers are appointed by our Board of Directors and hold office until the earlier of their death, retirement, resignation, or removal.

Our officers and Directors and their ages and positions are as follows:

Name	Age	Position(s)
Gerald Commissiong	38	Chief Executive Officer and Director
Dr. Herman Weiss	49	Chairman of the Board of Directors
Daniel Hirsch	51	Chief Financial Officer and Director
Dr. Lauren Chung	47	External Director
Moshe Schlisser	31	External Director
Moshe Abramovitz	38	Director

Gerald Commissiong, Chief Executive Officer and Director

Gerald Commissiong has served as our Chief Executive Officer and director since January 5, 2020. In addition, Mr. Commissiong serves as Chief Executive Officer, President and a member of the Board of Directors of Amarantus Bioscience Holdings, Inc. (“Amarantus”), of which he is a co-founder. Prior to becoming Chief Executive Officer of Amarantus in October 2011, Mr. Commissiong was the Chief Operating Officer of Amarantus. Mr. Commissiong graduated from Stanford University in Management Science and Engineering with a focus on Financial Decisions.

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Dr. Herman Weiss, Chairman of the Board of Directors

Dr. Herman Weiss has served as a director of the Company since June 22, 2017 and Chairman of the Board of Directors since January 5, 2020. Dr. Weiss served as Chief Executive Officer of the Company from July 30, 2018 to January 5, 2020. In addition, Dr. Weiss previously served as the Vice President of Medical Affairs and Clinical Development at Juniper Pharmaceuticals Inc. in Boston, MA. Before that, Dr. Weiss served as the Global Medical Director of women’s health and bone health at Teva Pharmaceutical Industries, Ltd. in Petah Tikve, Israel. Dr. Weiss has served as a consultant to multiple medical device and pharmaceutical companies, including American medical systems and venture capital firms in New York City, and also founded and served as the Chief Medical Officer of FibroControl, a biotech medical device company in Herzliya, Israel. Dr. Weiss owns multiple patents and is the author of numerous publications in the area of women’s health and gynecology. Dr. Weiss holds an M.B.A. from the George Washington University, Washington DC, an M.D. from the Ohio State University College of Medicine, and a B.A. in Philosophy (summa cum laude) from the Ramapo College of New Jersey.

Daniel Hirsch, Chief Financial Officer and Director

Daniel Hirsch has served as our Chief Financial Officer and director since January 5, 2020. Mr. Hirsch has been managing Partner of First Line Capital, LLC since 2002. Prior to 2002, Mr. Hirsch served as Senior Consultant at Integrated Healthcare based in Greenwich, Connecticut providing turn around services for large medical practices. From 1992 to1998, Mr. Hirsch was Director of Primary Care for Hackensack University Medical Center in Hackensack, New Jersey.

Lauren Chung, Director

Dr. Lauren Chung has served as director of the Company since April, 2020. In 2012, Dr. Chung founded, and since then, she has served as Chief Executive Officer of MINLEIGH LLC, identifying, evaluating and partnering with companies for investments and strategic, operational, and commercial opportunities. Dr. Chung has over 20 years of healthcare investment management, investment banking, and advisory experience. Dr. Chung was a managing director in Healthcare Research at WestPark Capital. Previously, Dr. Chung was a co-founder of Tokum Capital Management, a global healthcare fund, which merged with Perella Weinberg Partners. Prior to that, Dr. Chung managed healthcare investment portfolios at RBR Capital, Kingdon Capital, and Pequot Capital. Earlier in her career, Dr. Chung was a recognized research scientist conducting cutting edge research in neurodegenerative and genetic disorders at Massachusetts General Hospital/Harvard Medical School and Boston Children’s Hospital. Dr. Chung has published many leading peer-reviewed scientific journals. As a current and former director of public and private companies, Dr. Chung brings a valuable perspective for the Company’s strategy and operations as well as extensive scientific insights. Dr. Chung holds a Ph.D. in Neuropathology from Columbia University-College of Physicians & Surgeons, and a BA with honors in Biochemistry and Economics from Wellesley College.

Moshe Schlisser, Director

Mr. Moshe Schlisser has served as a director of the Company since February 27, 2016. Mr. Schlisser currently also serves as a director at SmartGreen Ltd, Tantel Group Ltd and III Pte Ltd. Since 2018, Mr. Schlisser has been serving as General Partner at Shefa Capital Ltd, a Growth Venture Fund with a focus on mid to later stage deep technology investments. Mr. Schlisser has held managerial positions in various investment firms and has experience with investments, structured finance and mergers and acquisitions. In 2010, Mr. Schlisser co-founded and currently serves as a director of a soup kitchen in Jerusalem that serves a hot prepared dinner every night to over 50 homeless and underprivileged individuals and delivers weekend food packages to over 250 underprivileged families.

Moshe Abramovitz, Director

Mr. Moshe Abramovitz has served as a director of the Company since February 27, 2016. Mr. Abramovitz has held managerial positions in various organizations (Israeli companies and charities) including serving as the Deputy Chief Executive Officer of A.S. Mehadrin Ltd. Mr. Abramovitz holds a B.A. in business administration, specializing in information systems, from Ono Academic College and an MBA in business administration specializing in business strategy from Ono Academic College. Mr. Abramowitz received training and a certificate to serve as a mediator from Bar Ilan University.

Foreign Private Issuer

Under the Israeli Companies Law, companies incorporated under the laws of the State of Israel whose shares are publicly traded, including companies with shares quoted on the OTCQB or listed on The Nasdaq Stock Market, are considered public companies and are required to comply with various corporate governance requirements under Israeli law relating to matters such as external directors, the audit committee, the compensation committee and an internal auditor. This is the case even if our shares are not listed on a share exchange in Israel. These requirements are in addition to the corporate governance requirements imposed by the Listing Rules of the Nasdaq Stock Market and other applicable provisions of U.S. securities laws to which we are subject (as a foreign private issuer).

We are currently a “foreign private issuer” under the U.S. securities laws and the Nasdaq corporate governance rules. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any one of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Also, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. However, we are required to file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and to submit to the SEC from time to time, on Form 6-K, reports of information that would likely be material to an investment decision in our ordinary shares.

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As a foreign private issuer, we are permitted to follow certain Israeli corporate governance practices instead of the Nasdaq corporate governance rules, provided that we disclose which requirements we are not following and the equivalent Israeli requirement.

Board Practices

General

According to the Companies Law, the management of our business is vested in our Board of Directors. Our Board of Directors may exercise all powers and may take all actions that are not specifically granted to our shareholders. Our executive officers are responsible for our day- to-day management and have individual responsibilities established by our Board of Directors. Executive officers are appointed by and serve at the discretion of our Board of Directors, subject to any applicable employment agreements we have entered into with the executive officers.

Under the Companies Law, we are not required to have a majority of independent directors. We are required to appoint at least two external directors. According to our Amended Articles, our Board of Directors must consist of at least three and not more than seven directors, in addition to the two external directors. Currently, our Board of Directors consists of six directors plus two external directors. Pursuant to our Amended Articles, other than the external directors, for whom special election requirements apply under the Companies Law, our directors are elected at an annual or special general meeting of our shareholders and serve on our Board of Directors until the next annual general meeting at which one or more directors are elected or until they are removed by the majority of our shareholders at an annual or special general meeting of our shareholders or upon the occurrence of certain events, in accordance with the Companies Law and our Amended Articles. In addition, our Amended Articles allow our Board of Directors to appoint directors, other than external directors, to fill vacancies on our Board of Directors to serve until the next annual meeting or special general meeting, or earlier if required by our Amended Articles or applicable law. For additional information concerning external directors, see “-External Directors” below.

Our directors do not have written service contracts and are not required to have them under the Israel Companies Law.

Under the Companies Law, our Board of Directors must determine the minimum number of directors who are required to have financial and accounting expertise. Under applicable regulations, a director with financial and accounting expertise is a director who, by reason of his or her education, professional experience and skill, has a high level of proficiency in and understanding of business accounting matters and financial statements. He or she must be able to thoroughly comprehend the financial statements of the listed company and initiate debate regarding the manner in which financial information is presented. In determining the number of directors required to have such expertise, a company’s board of directors must consider, among other things, the type and size of the company and the scope and complexity of its operations. Our Board of Directors has determined that we require at least one director with the requisite financial and accounting expertise.

The term office holder is defined in the Companies Law as a general manager, chief business manager, deputy general manager, vice general manager, executive vice president, vice president, or any other person assuming the responsibilities of any of the foregoing positions, without regard to such person’s title, or a director or any other manager directly subordinate to the general manager.

External Directors

Under the Companies Law, a public company is required to appoint at least two external directors to serve on its board of directors. External directors must meet stringent standards of independence. As of the date hereof, our external directors are Ms. Lauren Chung and Mr. Moshe Schlisser.

The provisions of the Companies Law set forth special approval requirements for the election of external directors. External directors must be elected by a majority vote of the shares present and voting on the matter at a shareholders meeting, provided that either:

●	such majority includes at least a majority of the shares held by all shareholders who are non-controlling shareholders and shareholders who do not have a personal interest in the election of the external director (other than a personal interest not deriving from a relationship with a controlling shareholder) that are voted at the meeting, excluding abstentions, which we refer to as a disinterested majority;

●	the total number of shares held by shareholders who are non-controlling shareholders and shareholders who do not have a personal interest in the election of the external director (other than a personal interest not derived from a relationship with a controlling shareholder) voted against the election of the external director does not exceed 2% of the aggregate voting rights in the company

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The term “controlling shareholder” is defined in the Companies Law as a shareholder with the ability to direct the activities of a company, other than by virtue of being an office holder. A shareholder is deemed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in the company or has the right to appoint 50% or more of the directors of a company or its general manager.

The term “personal interest” is defined in the Companies Law as a person’s or entity’s personal interest in an act or a transaction of a company, (i) including the personal interest of (a) any spouse, sibling, parent, grandparent or descendant of the persons, any descendant, sibling or parent of a spouse of the person and the spouse of any of the foregoing; and (b) an entity in which the person or entity or any of the foregoing relatives of the person serves as a director or the chief executive officer, owns at least 5% of its issued share capital or voting rights or has the right to appoint one or more directors or the chief executive officer, but (ii) excluding a personal interest arising solely from the ownership of shares. In the case of a person voting by proxy, “personal interest” includes the personal interest of the proxy holder or the shareholder granting the proxy (even if the proxy holder has no personal interest in the matter), whether or not the proxy holder has discretion how to vote.

The initial term of an external director is three years. Thereafter, an external director may be reelected by shareholders to serve in that capacity for up to two additional three-year terms, provided that either:

●	his or her service for each such additional term is recommended by one or more shareholders holding at least 1% of the company’s voting rights and is approved at a shareholders meeting by a disinterested majority, where the total number of shares held by non- controlling, disinterested shareholders voting for such reelection exceeds 2% of the aggregate voting rights in the company, and provided further that the external director is not an affiliated or competing shareholder, as defined in the Companies Law, or a relative of such a shareholder at the time of the appointment, and is not affiliated with such a shareholder at the time of appointment or within the two years preceding the date of appointment; or

●	his or her service for each such additional term is recommended by the board of directors and is approved at a shareholders meeting by the same majority required for the initial election of an external director (as described above).

External directors may be removed only by a special general meeting of shareholders called by the board of directors after the board has determined that circumstances allow such dismissal, at the same special majority of shareholders required for their election or by a court, and in both cases only if the external directors cease to meet the statutory qualifications for their appointment or if they violate their duty of loyalty to our company. In the event of a vacancy created by an external director which causes the company to have fewer than two external directors, the board of directors is required under the Companies Law to call a shareholders meeting as soon as possible to appoint such number of new external directors in order that the company thereafter has two external directors.

Each committee of the board of directors that exercises the powers of the board of directors must include at least one external director, except that the audit committee and the compensation committee must include all external directors then serving on the board of directors. Under the Companies Law, external directors of a company are prohibited from receiving, directly or indirectly, any compensation for their services as external directors other than pursuant to the Companies Law and the regulations promulgated thereunder. Compensation of an external director is determined prior to his or her appointment and may not be changed during any three-year term subject to certain exceptions.

The Companies Law provides that a person is not qualified to serve as an external director if (i) the person is a relative of a controlling shareholder of the company, or (ii) if that person or his or her relative, partner, employer, another person to whom he or she was directly or indirectly subordinate, or any entity under the person’s control, has or had, during the two years preceding the date of appointment as an external director: (a) any affiliation with the company, with any person or entity controlling the company or a relative of such person at the time of appointment, or with any entity controlled by or under common control with the company at the time of appointment or during the two years preceding the appointment; or (b) in the case of a company with no controlling shareholder or a shareholder holding 25% or more of its voting rights, had at the date of appointment as an external director, any affiliation with a person then serving as chairman of the board or chief executive officer, a holder of 5% or more of the issued share capital or voting power in the company or the most senior financial officer.

The term “relative” is defined as a spouse, sibling, parent, grandparent or descendant; spouse’s sibling, parent or descendant; and the spouse of each of the foregoing persons.

The term “affiliation” includes (subject to certain exceptions): an employment relationship; a business or professional relationship even if not maintained on a regular basis (excluding insignificant relationships); control; and service as an office holder, excluding service as a director in a private company prior to the initial public offering of its shares if such director was appointed as a director of the private company in order to serve as an external director following the initial public offering.

In addition, no person may serve as an external director if that person’s positions or professional or other activities create, or may create, a conflict of interest with that person’s responsibilities as a director or otherwise interfere with that person’s ability to serve as a director or if the person is an employee of the Israel Securities Authority or of an Israeli share exchange. A person may furthermore not continue to serve as an external director if he or she received direct or indirect compensation other than as permitted by the Companies Law and the regulations promulgated thereunder.

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Following the termination of an external director’s service on a board of directors, such former external director and his or her spouse and children and other relatives may not be provided a direct or indirect benefit by the company, its controlling shareholder or any entity under its controlling shareholder’s control. This includes engagement as an officer or director of the company or a company controlled by its controlling shareholder or employment by, or provision of services to, any such company for consideration, either directly or indirectly, including through a corporation controlled by such person. This restriction extends for a period of two years with regard to the former external director and his or her spouse or child and for one year with respect to other relatives of the former external director.

If at the time at which an external director is appointed all members of the board of directors who are not controlling shareholders or relatives of controlling shareholders of the company are of the same gender, the external director to be appointed must be of the other gender. A director of one company may not be appointed as an external director of another company if a director of the other company is acting as an external director of the first company at such time.

According to the Companies Law and regulations promulgated under the Companies Law, a person may be appointed as an external director only if he or she has professional qualifications or if he or she has accounting and financial expertise (each, as defined below). At least one of the external directors must be determined by our Board of Directors to have accounting and financial expertise. We have determined that Ms.

Lauren Chung has accounting and financial expertise.

A director with accounting and financial expertise is a director who, due to his or her education, experience and skills, possesses an expertise in, and an understanding of, financial and accounting matters and financial statements, such that he or she is able to understand the financial statements of the company and initiate a discussion about the presentation of financial data. A director is deemed to have professional qualifications if he or she has any of (i) an academic degree in economics, business management, accounting, law or public administration, (ii) an academic degree or has completed another form of higher education in the primary field of business of the company or in a field which is relevant to his/her position in the company, or (iii) at least five years of experience serving in one of the following capacities, or at least five years of cumulative experience serving in two or more of the following capacities: (a) a senior business management position in a company with a significant volume of business; (b) a senior position in the company’s primary field of business; or (c) a senior position in public administration or service. The board of directors is charged with determining whether a director possesses financial and accounting expertise or professional qualifications.

Audit Committee

Israeli Companies Law Requirements

Under the Companies Law, a public company is required to appoint an audit committee which must be comprised of at least three directors, including all of the external directors, one of whom must serve as chairman of the committee.

In addition, under the Companies Law, the audit committee of a publicly traded company must consist of a majority of unaffiliated directors, within the meaning of the Companies Law. In general, an “unaffiliated director” under the Companies Law is defined as either an external director or a director who meets the following criteria:

●	the audit committee has determined that he or she meets the qualifications for being appointed as an external director, except for (i) the requirement that the director be an Israeli resident (which does not apply to companies such as ours whose securities have been offered outside of Israel or are listed outside of Israel); and (ii) the requirement for accounting and financial expertise or professional qualifications; and

●	he or she has not served as a director of the company for a period exceeding nine consecutive years. For this purpose, a break of less than two years in the service shall not be deemed to interrupt the continuation of the service.

Nasdaq requirements

Under the Nasdaq Rules, we are required to maintain an audit committee consisting of at least three independent directors, all of whom are financially literate and one of whom has accounting or related financial management expertise.

The audit committee may not include the chairman of the board, a controlling shareholder of the company or a relative of a controlling shareholder, a director employed by or providing services on a regular basis to the company, to a controlling shareholder or to an entity controlled by a controlling shareholder or a director who derives most of his or her income from a controlling shareholder.

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Audit Committee Charter

Our Board of Directors has adopted an audit committee charter setting forth the responsibilities of the audit committee consistent with the regulations of the SEC, as well as the requirements for audit committees under the Companies Law, including the following:

●	oversight of our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the board of directors or shareholders for their approval, as applicable, in accordance with the requirements of the Companies Law;

●	recommending the engagement or termination of the person filling the office of our internal auditor; and

●

recommending the terms of audit and non-audit services provided by the independent registered public accounting firm for pre- approval by the board or shareholders for their approval, as applicable, in accordance with the requirements of the Companies Law.

Our audit committee provides assistance to our Board of Directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by pre-approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal control over financial reporting. Our audit committee also oversees the audit efforts of our independent accountants and takes those actions that it deems necessary to satisfy itself that the accountants are independent of management.

Under the Companies Law, our audit committee is responsible for:

●	determining whether there are deficiencies in the business management practices of our company, including in consultation with our internal auditor or the independent auditor, and making recommendations to the board of directors to improve such practices;

●	determining whether to approve certain related party transactions (including transactions in which an office holder has a personal interest) and whether such transaction is extraordinary or material under Companies Law (see “– Approval of Related Party Transactions under Israeli Law”);

●	determining whether a competitive process must be implemented for the approval of certain transactions with controlling shareholders or a relative thereof or in which a controlling shareholder has a personal interest (whether or not the transaction is an extraordinary transaction), under the supervision of the audit committee or other party determined by the audit committee and in accordance with standards determined by the audit committee, or whether a different process determined by the audit committee should be implemented for the approval of such transactions;

●	determining the process for the approval of certain transactions with controlling shareholders or in which a controlling shareholder has a personal interest that the audit committee has determined are not extraordinary transactions but are not immaterial transactions;

●	where the board approves the working plan of the internal auditor, to examine such working plan before its submission to the board and proposing amendments thereto;

●	examining our internal controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities;

●	examining the scope of our auditor’s work and compensation and submitting a recommendation with respect thereto to our Board of Directors or shareholders, depending on which of them is considering the compensation of our auditor; and

●	establishing procedures for the handling of employees’ complaints as to the management of our business and the protection to be provided to such employees.

Our audit committee consists of Mr. Moshe Schlisser, who serves as the chairperson, Ms. Lauren Chung and Mr. Moshe Abramovitz. Our audit committee may not approve any actions requiring its approval (see “- Approval of Related Party Transactions under Israeli Law”), unless at the time of the approval a majority of the committee’s members are present, which majority consists of unaffiliated directors including at least one external director.

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Financial Statement Examination Committee

Under the Companies Law, the board of directors of a public company must appoint a financial statement examination committee, which consists of members with accounting and financial expertise or the ability to read and understand financial statements. Our audit committee holds the responsibilities and duties of a financial statement examination committee, as permitted under the relevant regulations promulgated under the Companies Law. From time to time, as necessary and required in order to approve our financial statements, the audit committee will hold separate meetings prior to the scheduled meetings of the board in respect of the financial statements. The function of a financial statement examination committee is to discuss and provide recommendations to the board of directors (including reporting any deficiencies found) with respect to the following issues: (a) estimations and assessments made in connection with the preparation of financial statements; (b) internal controls related to the financial statements; (c) completeness and appropriateness of the disclosure in the financial statements; (d) the accounting policies adopted and the accounting treatment implemented in material matters of the Company; and (e) value evaluation, including the assumptions and assessments on which evaluations are based and the supporting data in the financial statements.

Compensation Committee and Compensation Policy

Under the Companies Law, the board of directors of any public company must appoint a compensation committee. The compensation committee must be comprised of at least three directors, including all of the external directors, who must constitute a majority of the members of the compensation committee. Each compensation committee member that is not an external director must be a director whose compensation does not exceed an amount that may be paid to an external director under regulations promulgated under the Companies Law. The compensation committee is subject to the same Companies Law restrictions as the audit committee as to who may not be a member of the committee. See “– Audit Committee - Israeli Companies Law Requirements.”

In accordance with the Companies Law, the roles of the compensation committee are, among others, as follows:

●	recommending to the board of directors the approval of the compensation policy for office holders and, once every three years, any extensions to a compensation policy that was adopted for a period of more than three years;

●	reviewing the implementation of the compensation policy and periodically recommending to the board of directors any amendments or updates of the compensation plan;

●	resolving whether or not to approve arrangements with respect to the terms of office and employment of office holders; and

●	exempting, under certain circumstances, a transaction with our chief executive officer from the approval of the general meeting of our shareholders.

Our compensation committee consists of Ms. Lauren Chung, who serves as the chairperson, Mr. Moshe Schlisser and Mr. Moshe Abramovitz.

Compensation Committee Charter

Our Board of Directors has adopted a compensation committee charter setting forth the responsibilities of the committee consistent with the Nasdaq Rules and the Companies Law, which include among others:

●	recommending to the board of directors for its approval (i) a compensation policy; (ii) whether a compensation policy should continue in effect, if the then-current policy has a term of greater than three years (approval of either a new compensation policy or the continuation of an existing compensation policy must in any case occur every three years); and (iii) periodic updates to the compensation policy. See “– Compensation Policy.” In addition, the compensation committee is required to periodically examine the implementation of the compensation policy;

●	the approval of the terms of employment and service of office holders (including determining whether the compensation terms of a candidate for chief executive officer of the company need not be brought to approval of the shareholders); and

●	reviewing and approving grants of options and other incentive awards to persons other than office holders to the extent such authority is delegated by our Board of Directors, subject to the limitations on such delegation as provided in the Companies Law.

Compensation Policy

Under the Companies Law, the duties of the compensation committee include the recommendation to the company’s board of directors of a policy regarding the terms of engagement of office holders, as such term is defined in the Companies Law, to which we refer to as a compensation policy, and any extensions and updates thereto. The compensation policy must be adopted by the company’s board of directors, after considering the recommendations of the compensation committee, and will need to be brought for approval by the company’s shareholders, which approval requires a Special Approval for Compensation (as defined below under “- Approval of Related Party Transactions under Israeli Law - Disclosure of Personal Interests of an Office Holder”).

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The compensation policy must serve as the basis for decisions concerning the financial terms of employment or engagement of office holders, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must relate to certain factors, including advancement of the company’s objectives, the company’s business plan and its long-term strategy, and creation of appropriate incentives for office holders, and must consider (among other things) the company’s risk management, size and the nature of its operations. The compensation policy must also consider the following additional factors:

●	the knowledge, skills, expertise and accomplishments of the relevant office holder;

●	the office holder’s roles and responsibilities and prior compensation agreements with him or her;

●	the relationship between the terms offered and the average compensation of the other employees of the company (including any employees employed through manpower companies);

●	the impact of disparities in salary upon work relationships in the company;

●	the possibility of reducing variable compensation at the discretion of the board of directors, and the possibility of setting a limit on the exercise value of non-cash variable equity-based compensation; and

●	as to severance compensation, the period of employment or service of the office holder, the terms of his or her compensation during such period, the company’s performance during such period, the person’s contribution towards the company’s achievement of its goals and the maximization of its profits, and the circumstances under which the person is leaving the company.

The compensation policy must also include the following principles:

●	the link between variable compensation and long-term performance and measurable criteria;

●	the relationship between variable and fixed compensation, and the ceiling for the value of variable compensation;

●	the conditions under which an office holder would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s financial statements;

●	the minimum holding or vesting period for variable, equity-based compensation; and

●	maximum limits for severance compensation.

Internal Auditor

Under the Companies Law, the board of directors of an Israeli public company must appoint an internal auditor recommended by the audit committee. An internal auditor may not be:

●	a person (or a relative of a person) who holds more than 5% of the company’s outstanding shares or voting rights;

●	a person (or a relative of a person) who has the power to appoint a director or the general manager of the company;

●	an office holder, within the meaning of the Companies Law (including a director and the general manager) of the company (or a relative thereof); or

●	a member of the company’s independent accounting firm, or anyone on his or her behalf.

The role of the internal auditor is to examine, among other things, our compliance with applicable law and orderly business procedures. The audit committee is required to oversee the activities and to assess the performance of the internal auditor as well as to review the internal auditor’s work plan.

As of the date hereof, we have no internal auditor.

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Approval of Related Party Transactions under Israeli Law

Fiduciary Duties of Office Holders

The Companies Law codifies the fiduciary duties that office holders owe to a company.

An office holder’s fiduciary duties consist of a duty of care and a duty of loyalty. The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would have acted under the same circumstances. The duty of care includes a duty to use reasonable means to obtain:

●	information on the advisability of a given action brought for his or her approval or performed by virtue of his or her position; and

●	all other important information pertaining to any such action.

The duty of loyalty requires an office holder to act in good faith and in the best interests of the company, and includes, among other things, the duty to:

●	refrain from any conflict of interest between the performance of his or her duties to the company and his or her other duties or personal affairs;

●	refrain from any activity that is competitive with the company;

●	refrain from exploiting any business opportunity of the company to receive a personal gain for himself or herself or others; and

●	disclose to the company any information or documents relating to the company’s affairs which the office holder received as a result of his or her position as an office holder.

We may approve an act specified above which would otherwise constitute a breach of the office holder’s duty of loyalty, provided that the office holder acted in good faith, the act or its approval does not harm the company and the office holder discloses his or her personal interest a sufficient amount of time before the date for discussion of approval of such act.

Disclosure of Personal Interests of an Office Holder

The Companies Law requires that an office holder promptly disclose to the company any “personal interest” that he or she may be aware of and all related material information or documents concerning any existing or proposed transaction with the company. An interested office holder’s disclosure must be made promptly and in any event no later than the first meeting of the board of directors at which the transaction is considered. A personal interest includes an interest of any person in an act or transaction of a company, including a personal interest of such person’s relative or of a corporate entity in which such person or a relative of such person holds 5% or more of the outstanding shares or voting rights, is a director or general manager or in which he or she has the right to appoint at least one director or the general manager, but excluding a personal interest arising from one’s ownership of shares in the company. A personal interest includes the personal interest of a person for whom the office holder holds a voting proxy or the personal interest of the office holder with respect to his or her vote on behalf of a person for whom he or she holds a proxy even if such shareholder has no personal interest in the matter. An office holder is not, however, obliged to disclose a personal interest if it derives solely from the personal interest of his or her relative in a transaction that is not considered an extraordinary transaction. Under the Companies Law, an extraordinary transaction is defined as any of the following: a transaction other than in the ordinary course of business; a transaction that is not on market terms; or a transaction that may have a material impact on a company’s profitability, assets or liabilities.

Generally, a person who has a personal interest in a matter which is considered at a meeting of the board of directors or the audit committee may not be present at such a meeting or vote on that matter unless, with respect to an office holder, the chairman of the audit committee or board of directors (as applicable) determines that the office holder should be present in order to present the transaction that is subject to approval. If a majority of the members of the audit committee or the board of directors (as applicable) has a personal interest in the approval of a transaction, then all directors may participate in discussions of the audit committee or the board of directors (as applicable) on such transaction and the voting on approval thereof. If a majority of the members of the board of directors has a personal interest in the approval of a transaction, shareholder approval is also required for such transaction.

Approval of Transactions with Officer Holders

If it is determined that an office holder has a personal interest in a transaction that is not an extraordinary transaction, approval by the board of directors is required for the transaction, unless the company’s articles of association provide for a different method of approval. Further, so long as an office holder has disclosed his or her personal interest in a transaction, the board of directors may approve an act by the office holder that would otherwise be deemed a breach of his or her duty of loyalty, provided that the transaction is in the company’s best interest and the office holder acted in good faith. An extraordinary transaction in which an office holder has a personal interest requires approval first by the company’s audit committee and subsequently by the board of directors.

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Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions

Pursuant to Israeli law, the disclosure requirements regarding personal interests that apply to directors and executive officers also apply to a controlling shareholder of a public company. In the context of a transaction involving a shareholder of the company, a controlling shareholder also includes a shareholder who holds 25% or more of the voting rights in the company if no other shareholder holds more than 50% of the voting rights in the company. For this purpose, the holdings of all shareholders who have a personal interest in the same transaction will be aggregated. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, including a private placement in which a controlling shareholder has a personal interest, and the terms of engagement with a controlling shareholder or a relative thereof, directly or indirectly (including through a corporation controlled by a controlling shareholder), for the provision of services to the company and his or her terms of employment or service as an office holder or employment as other than an office holder, require the approval of each of (i) the audit committee or the compensation committee with respect to the terms of service or employment by the company as an office holder, an employee or service provider; (ii) the board of directors; and (iii) the shareholders, in that order. Shareholder approval in such context requires one of the following, which we refer to as a Special Majority:

●	at least a majority of the shares held by all shareholders who do not have a personal interest in the transaction and who are present and voting on the matter approves the transaction, excluding abstentions; or

●	the shares voted against the transaction by shareholders who have no personal interest in the transaction and who are present and voting at the meeting do not exceed 2% of the voting rights in the company.

Each shareholder voting on the approval of an extraordinary transaction with a controlling shareholder must inform the company prior to voting whether or not he or she has a personal interest in the approval of the transaction, otherwise, the shareholder is not eligible to vote on the proposal and his or her vote will not be counted for purposes of the proposal.

To the extent that any such transaction with a controlling shareholder is for a period of more than three years, approval is required once every three years, unless, with respect to any such extraordinary transactions, the audit committee determines that the duration of the transaction is reasonable given the related circumstances.

The compensation committee and board approval for arrangements regarding the terms of service or employment of a controlling shareholder must be in accordance with the company’s compensation policy. In special circumstances the compensation committee and board of directors may approve a compensation arrangement that is inconsistent with the company’s compensation policy, provided that they have considered the same considerations and matters required for the approval of a compensation policy in accordance with the Companies Law and that shareholder approval was obtained by the Special Majority.

Pursuant to regulations promulgated under the Companies Law, certain transactions with a controlling shareholder or his or her relative, or with directors, relating to terms of service or employment that would otherwise require approval of a company’s shareholders may be exempt from shareholder approval upon certain determinations of the audit committee and board of directors. Under these regulations, a shareholder holding at least 1% of the issued share capital or voting power of the company may require, within 14 days of the publication or announcement of such determinations, that despite such determinations by the audit committee and the board of directors, such transaction will require shareholder approval under the same majority requirements that would otherwise apply to such transactions.

In addition, disclosure of a personal interest in a private placement of a public company (including disclosure of any material fact or document) is required by (i) a shareholder holding 5% or more of the company’s issued and outstanding capital or its voting rights whose holdings will increase as result of the private placement and a shareholder who will hold 5% or more of the company’s issued and outstanding capital or its voting rights as a result of the private placement, if 20% or more of the company’s outstanding share capital prior to the private placement is issued in the private placement and the payment for which is not only in cash or listed securities or the transaction is not on market terms; and (ii) a person or entity that will become a controlling shareholder as a result of the private placement.

Shareholder Duties

Pursuant to the Companies Law, a shareholder has a duty to act in good faith and in a customary manner toward the company and other shareholders and to refrain from abusing his or her power in the company, including, among other things, in voting at a meeting of shareholder with respect to the following matters:

●	an amendment to the company’s articles of association;

●	an increase of the company’s authorized share capital;

●	a merger; and

●	the approval of related party transactions and acts of office holders that require shareholder approval.

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In addition, a shareholder has a general duty to refrain from discriminating against other shareholders.

Certain shareholders have a duty of fairness toward the company. These shareholders include any controlling shareholder, any shareholder who knows that he or she has the power to determine the outcome of a shareholder vote and any shareholder who has the power to appoint or to prevent the appointment of an office holder of the company or other power towards the company. The Companies Law does not define the substance of the duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty to act with fairness.

Exculpation, Insurance and Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. Our Articles include such a provision, to the fullest extent permitted by law. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or other distribution to shareholders.

Under the Companies Law and the Israeli Securities Law, 5728-1968, or the Israeli Securities Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of any such event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction;

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent; and

●	expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law.

Under the Companies Law and the Israeli Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of the duty of care to the company or to a third party, to the extent such a breach does not arise out of the negligent conduct of the office holder;

●	a financial liability imposed on the office holder in favor of a third party; and

●	expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder or certain compensation payments to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Securities Law.

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Under the Companies Law, a company may not indemnify, exculpate or enter into an insurance contract for office holder liability, for any of the following:

●	a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

●	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine, monetary sanction or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to the chief executive officer or a director or under certain circumstances, also by the shareholders.

Our Amended Articles permits us to exculpate, indemnify and insure our office holders to the fullest extent permitted under the Companies Law. We have entered into indemnification and exculpation agreements with each of our directors. This indemnification is limited to events determined as foreseeable by our Board of Directors based on our activities, as set forth in the indemnification agreements.

We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Companies Law, with coverage of $5 million in the aggregate.

Compensation of Directors and Executive Officers

Directors. Under the Companies Law, the compensation of our directors requires the approval of our compensation committee, the subsequent approval of the board of directors and, unless exempted under regulations promulgated under the Companies Law, the approval of the shareholders at a general meeting. If the compensation of our directors is inconsistent with our stated compensation policy, then those provisions that must be included in the compensation policy according to the Companies Law must have been considered by the compensation committee and board of directors, and shareholder approval will also be required, provided that:

●	at least a majority of the shares held by all shareholders who are not controlling shareholders and do not have a personal interest in such matter, present and voting at such meeting, are voted in favor of the compensation package, excluding abstentions; or

●	the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in such matter voting against the compensation package does not exceed two percent (2%) of the aggregate voting rights in the company.

Executive officers other than the chief executive officer. The Companies Law requires the approval of the compensation of a public company’s executive officers (other than the chief executive officer) in the following order: (i) the compensation committee, (ii) the company’s board of directors, and (iii) if such compensation arrangement is inconsistent with the company’s stated compensation policy, the company’s shareholders (by a special majority vote as discussed above with respect to the approval of director compensation). However, if the shareholders of the company do not approve a compensation arrangement with an executive officer that is inconsistent with the company’s stated compensation policy, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provide detailed reasons for their decision.

Chief executive officer. Under the Companies Law, the compensation of a public company’s chief executive officer is required to be approved by: (i) the company’s compensation committee; (ii) the company’s board of directors, and (iii) the company’s shareholders (by a special majority vote as discussed above with respect to the approval of director compensation). However, if the shareholders of the company do not approve the compensation arrangement with the chief executive officer, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provide a detailed report for their decision. The approval of each of the compensation committee and the board of directors should be in accordance with the company’s stated compensation policy; however, in special circumstances, they may approve compensation terms of a chief executive officer that are inconsistent with such policy provided that they have considered those provisions that must be included in the compensation policy according to the Companies Law and that shareholder approval was obtained (by a special majority vote as discussed above with respect to the approval of director compensation). In addition, the compensation committee may waive the shareholder approval requirement with regards to the approval of the engagement terms of a candidate for the chief executive officer position, if they determine that the compensation arrangement is consistent with the company’s stated compensation policy, and that the chief executive officer did not have a prior business relationship with the company or a controlling shareholder of the company and that subjecting the approval of the engagement to a shareholder vote would impede the company’s ability to employ the chief executive officer candidate.

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Involvement in Legal Proceedings

None of our Directors, nominee for Directors or officers has appeared as a party during the past ten years in any legal proceedings that may bear on his ability or integrity to serve as a Director or officer of the Company.

Code of Ethics

We have adopted a written code of ethics that applies to our officers and employees, including our principal executive officer, principal financial officer, principal controller and persons performing similar functions as well as our directors. Our Code of Business Conduct and Ethics is posted on our website at www.todosmedical.com. Information contained on, or that can be accessed through, our website does not constitute a part of this registration statement on Form F-1 and is not incorporated by reference herein. If we make any amendment to the Code of Business Conduct and Ethics or grant any waivers, including any implicit waiver, from a provision of the code, we will disclose the nature of such amendment or waiver on our website to the extent required by the rules and regulations of the SEC. We have not granted any waivers under our Code of Business Conduct and Ethics.

DIRECTOR AND EXECUTIVE COMPENSATION

Compensation of Executive Officers and Directors

The following table presents in the aggregate all compensation we paid to all of our directors and executive officers as a group for work during or with respect to the year ended December 31, 2019. The table does not include any amounts we paid to reimburse any of such persons for costs incurred in providing us with services during this period.

All amounts reported in the tables below reflect the cost to our Company, in thousands of U.S. Dollars, for the year ended December 31, 2019. Amounts paid in NIS are translated into U.S. dollars at the rate of NIS 3.456 is equal to $1.00, based on the average representative rate of exchange between the NIS and the U.S. dollar as reported by the Bank of Israel in the year ended December 31, 2019.

Salary and Related Benefits, including Pension, Retirement and Other Similar Benefits
Share Based Compensation
All directors and executive officers as a group, consisting of six persons	$476,000	$30,000

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Compensation of Directors

Except for the directors who serve on our audit committee, we did not pay any compensation to our directors. In the year ended December 31, 2019, we paid $0 to each of Mr. Moshe Schlisser, Ms. Lauren Chung and Mr. Moshe Abramovitz., the three members of our audit committee. (Ms. Chung did not become a director until April 17, 2020).

We do not have any written agreements with any director providing for benefits upon the termination of such director’s relationship with us.

Pursuant to the Israeli Companies Law, arrangements regarding the compensation of a director of an Israeli public company requires the approval of the compensation committee, board of directors and (except for a number of exceptions) shareholders by ordinary majority, in that order. The approval of the compensation committee and board of directors must be in accordance with the compensation policy. In special circumstances the compensation committee and board of directors may approve a compensation arrangement that is inconsistent with the company’s compensation policy, provided that they have considered the same considerations and matters required for the approval of a compensation policy in accordance with the Israeli Companies Law and that shareholder approval was obtained by the Special Approval for Compensation.

Employment Agreements with Executive Officers

We have entered into written employment agreements with each of our executive officers.

All of the Company’s employment agreements contain customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law. In addition, we have entered into agreements with each executive officer and director, pursuant to which, we have agreed to indemnify each of them up to a certain amount and to the extent that these liabilities are not covered by directors’ and officers’ insurance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Ordinary Shares as of July 31, 2020 by:

●	each of our directors and executive officers; and

●	all of our directors and executive officers as a group.

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The beneficial ownership of our ordinary shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or the right to receive the economic benefit of ownership. For purposes of the table below, we deem ordinary shares issuable pursuant to options and warrants that are currently exercisable or exercisable within 60 days of June 3, 2020 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purposes of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person.

The percentage of shares beneficially owned has been computed on the basis of 294,546,835 ordinary shares outstanding as of July 31, 2020.

Unless otherwise noted below, the address of each shareholder, director and executive officer is c/o Todos Medical Ltd., 1 HaMada St., Rehovot, 7670301 Israel.

Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, based on information provided to us by such shareholders. The shareholders listed below do not have any different voting rights from any of our other shareholders.

	No. of Shares Beneficially Owned	Percentage Owned
Directors and executive officers:
Dr. Herman Weiss	300,000	*
Gerald Commissiong(1)	85,586,795	29.1%
Rami Zigdon(2)	3,423,850	1.2%
Lauren Chung	0	*
Moshe Abramovitz	0	*
Moshe Schlisser	0	*
Daniel Hirsch	54,000	*
All directors and executive officers as a group (8 persons)	89,364,645	30.3%

*	Indicates beneficial ownership of less than 1% of the total ordinary shares outstanding

(1) Represents 85,586,795 ordinary shares owned by Amarantus. Gerald Commissiong is the Chief Executive Officer of Amarantus and in such capacity holds voting and dispositive power over the securities held by such entity.

(2) Includes 1,000 shares underlying a warrant which is currently exercisable and 1,241,163 employee option shares that have been granted to Mr. Zigdon in January 2016, 103,428 out of which were vested and exercised by Mr. Zigdon and are currently held by ESOP Management & Trust Services Ltd. for the benefit of Mr. Zigdon. As of July 31, 2020, 1,137,735 of these employee option shares are outstanding.

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The following table sets forth as of July 31, 2020, certain information regarding the beneficial ownership by all shareholders known to us to own beneficially 5% or more of our Ordinary Shares. The beneficial ownership of our ordinary shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or the right to receive the economic benefit of ownership. For purposes of the table below, we deem ordinary shares issuable pursuant to options and warrants that are currently exercisable or exercisable within 60 days of July 31, 2020 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purposes of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person.

The percentage of shares beneficially owned has been computed on the basis of 294,546,835 ordinary shares outstanding as of July 31, 2020.

Unless otherwise noted below, the address of each shareholder, director and executive officer is c/o Todos Medical Ltd., 1 HaMada St., Rehovot, 7670301 Israel.

Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, based on information provided to us by such shareholders. The shareholders listed below do not have any different voting rights from any of our other shareholders.

	No. of Shares Beneficially Owned	Percentage Owned
Shareholder:
Amarantus Bioscience Holdings, Inc. (1)	85,586,795	29.1%
Strategic Investment Holdings, Inc. (2)	48,708,185	16.5%

(1)	Gerald Commissiong is the Chief Executive Officer of Amarantus and in such capacity holds voting and dispositive power over the securities held by such entity.
(2)	Rob Rill is the Chief Executive Officer of Strategic Investment Holdings, Inc. and in such capacity holds voting and dispositive power over the securities held by such entity.

Changes in Percentage Ownership by Major Shareholders

As part of the Company’s joint venture with Amarantus, the Company was granted an option, in effect for 60 days from the date the option was granted, to acquire the remaining 80.01% of Breakthrough held by Amarantus in exchange for the issuance to Amarantus of Ordinary Shares of the Company representing an additional 30% of the Company, such that upon exercise of the option the Company will own 100% of Breakthrough and Amarantus will own 49.99% of the Company. At the annual meeting of shareholders of the Company held on April 29, 2019, the Company’s shareholders voted to pass a resolution approving the Company’s exercise of this option. On July 28, 2020, the Company entered into Amendment No. 1 to the Binding Joint Venture Agreement with Amarantus pursuant to which the parties agreed that the Company would issue 49.9% of its ordinary shares as of December 31, 2019 to Amarantus in exchange for the 80.01% equity interest it does not own of Breakthrough Diagnostics, Inc. In addition, Amarantus will receive a 10% royalty on LymPro intellectual property. While the Breakthrough option has not yet been exercised, the option has been extended by both parties and remains in effect.

On December 19, 2019, the Company entered into the Option Agreement with SIH, the sole owner of Ascenda, Ascenda, the sole owner of Provista and Provista. Pursuant to the Option Agreement, Ascenda granted the Company an exclusive option until March 31, 2020, subject to extension, to acquire all of the shares of Provista. In consideration for the option, the Company issued SIH 17,091,096 ordinary shares, or the equivalent of $1 million of ordinary shares of the Company on the date of issuance. Subsequently, on April 2, 2020, the Company issued SIH an additional 13,008,976 ordinary shares in exchange for an extension of the exclusive option to June 30, 2020, which was the equivalent of an additional $1 million on such date, and on July 7, 2020, the Company issued SIH an additional 18,608,113 ordinary shares in exchange for an extension of the exclusive option to September 30, 2020, which was the equivalent of an additional $1 million on such date.

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

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Record Holders

Based upon a review of the information provided to us by our transfer agent, as of July 31, 2020, there were a total of 98 holders of record of our shares, of which 18 record holders who hold 231,362,852 shares, or approximately 78.5% of our outstanding shares, had a registered address in the U.S., 54 holders had registered addresses in Israel, 18 holders had registered addresses in Singapore, 3 holders had registered addresses in Canada, 3 had registered addresses in the United Kingdom, 1 holder had a registered address in Germany, and 1 holder had a registered address in Cyprus.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the transactions discussed below, the transactions discussed in the section titled Recent Developments above, the joint venture with Amarantus discussed under “Breakthrough Diagnostics Acquisition,” and the Provista acquisition discussed under “Provista Diagnostics Acquisition,” since January 1, 2019, we have not entered into any transaction nor are there any proposed transactions in which any of our Directors, executive officers, 5% shareholders, or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our Amended Articles is a summary and does not purport to be complete. This summary is subject to the Israeli Companies Law and to the complete text of our Amended Articles.

General

As of July 31, 2020, our authorized share capital consists 1,000,000,000 ordinary shares, par value NIS 0.01 per share, of which 294,546,835 shares are issued and outstanding. Upon the closing of this offering, our authorized share capital will consist of 1,000,000,000 ordinary shares, par value NIS 0.01 per share, of which 307,296,835 will be issued and outstanding. All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Registration Number and Purposes of the Company

Our registration number with the Israeli Registrar of Companies is 51-443712-8. Our purpose as set forth in our amended articles of association is to engage in any lawful activity. Our Articles state that the liability of our shareholders is limited, subject to the provisions of the Israeli Companies Law.

Transfer of Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of Directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors described under “Directors, Executive Officers, Promotors and Control Persons – Board Practices – External Directors.”

Under our amended articles of association, our Board must consist of at least three directors but no more than nine directors, including two external directors as required by the Israeli Companies Law. Pursuant to our amended articles of association, other than the external directors, for whom special election requirements apply under the Israeli Companies Law, each of our directors will be appointed by a simple majority vote of holders of our voting shares, participating and voting at an annual general meeting of our shareholders. Each director (other than external directors) will hold office until the next annual general meeting following the annual general meeting at which they were elected and until his or her successor is elected and qualified, or until the occurrence of certain events, in accordance with the Israeli Companies Law and our amended and restated articles of association, including his or her earlier resignation, death or removal by a vote of the majority of the voting power of our shareholders at a general meeting of until his or her office expires by operation of law. In addition, our amended articles of association allow our Board to appoint directors (other than external directors) to fill vacancies on the Board to serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Israeli Companies Law. See “Directors, Executive Officers, Promotors and Control Persons – Board Practices – External Directors.”

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Dividend and Liquidation Rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Israeli Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Israeli Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Israeli Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of distribution. In the event that we do not have retained earnings or earnings generated over the two most recent years legally available for distribution, we must seek the approval of the court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to the nominal value of their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are residents, citizens or subjects of countries that are, or have been, in a state of war with Israel.

Shareholder Meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our amended articles of association as special general meetings. Our board of directors may call special general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene a special general meeting upon the written request of (i) any two of our directors or one-quarter of the serving members of our board of directors; or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding shares and 1% of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Furthermore, the Israeli Companies Law requires that resolutions regarding the following matters be approved by our shareholders at a general meeting:

●	amendments to our articles of association;

●	appointment, terms of service and termination of service of our auditors;

●	appointment of external directors;

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●	approval of certain related party transactions;

●	increases or reductions of our authorized share capital;

●	mergers; and

●	the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is essential for our proper management.

Subject to the provisions of the Israeli Companies Law and regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which, as a company listed on an exchange outside Israel, may be between four and 40 days prior to the date of the meeting.

The Israeli Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes, among other things, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, an approval of a merger or the approval of the compensation policy, notice must be provided at least 35 days prior to the meeting.

Under the Israeli Companies Law, our shareholders are not permitted to take action via written consent in lieu of a meeting.

Voting Rights

Quorum Requirements

Pursuant to our amended articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for general meetings of our shareholders is at least two shareholders present in person, by proxy or written ballot, who hold or represent between them at least 25% of the total outstanding voting rights (or if a higher percentage is required by law, such higher percentage), within half an hour of the time fixed for the commencement of the meeting. A meeting adjourned for lack of a quorum is adjourned either to the same day in the following week at the same time and place or to such day, time and place as specified in the notice of the meeting or to such day, time and place as the chairman of the general meeting shall determine. At the reconvened meeting, at least two shareholders present in person or by proxy shall constitute a lawful quorum, unless the meeting of shareholders was convened at the demand of shareholders, in which case, the quorum shall be the presence of one or more shareholders holding at least 5% of our issued share capital and at least one percent of the voting power of our shares, or one or more shareholders with at least 5% of the voting power of our shares.

Vote Requirements

Our amended articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law or by our amended articles of association. Under the Israeli Companies Law, certain actions require a special majority, including: (i) appointment of external directors, requiring the approval described above under “Directors, Executive Officers, Promotors and Control Persons – Board Practices – External Directors”; (ii) approval of an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest and the terms of employment or other engagement of the controlling shareholder or a relative of the controlling shareholder (even if not extraordinary), requiring the approval described above under “Directors, Executive Officers, Promotors and Control Persons – Approval of Related Party Transactions under Israeli Law – Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions”; (iii) approval of a compensation policy, requiring the approval described under “Directors, Executive Officers, Promoters and Control Persons – Board Practices – Compensation Committee and Compensation Policy”; and (iv) approval of executive officer compensation inconsistent with our office holder compensation policy or the compensation of our chief executive officer (subject to limited exceptions), requiring the approval described above under “Directors, Executive Officers, Promotors and Control Persons – Approval of Related Party Transactions under Israeli Law – Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions.”

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In addition, under the Israeli Companies Law the authorization of the chairman of the board to assume the role or responsibilities of the chief executive officer, or the authorization of the chief executive officer or his or her relative thereof to assume the role or responsibilities of the chairman of the board, for periods of no longer than three years each, is subject to receipt of the approval of a majority of the shares voting on the matter, provided that either (i) included in such majority are at least two-thirds of the shares of shareholders who are non-controlling shareholders and shareholders who do not have a personal interest in the resolution that are voted at the meeting on the matter (excluding any abstentions); or (ii) the total number of shares of shareholders specified in clause (i) who voted against the resolution does not exceed 2% of the voting rights in the company.

Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Israeli Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting and voting on the resolution.

Access to Corporate Records

Under the Israeli Companies Law, shareholders are provided access to: minutes of the general meetings of our shareholders; our shareholders register and principal shareholders register, articles of association and financial statements; and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document in the company’s possession related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Israeli Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of Class Rights

Under the Israeli Companies Law and our amended articles of association, the rights attached to any class of shares, such as voting, liquidation and dividend rights, may be modified or cancelled by adoption of a resolution by the holders of a majority of all shares as one class, without any required separate resolution of any class of shares, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended articles of association.

Registration Rights

The Company granted the participants in the convertible bridge loan transactions in February through June 2019 piggy-back registration rights with regard to their shares issued in connection therewith, excluding, however, the Form F-1 related to the uplisting and any Form S-8 Registration Statement of the Company. In fact, shortly after this registration statement is filed, we intend to file another registration statement whose selling shareholders will include those persons who have registration rights under their convertible notes and warrants. Upon the effectiveness of such future registration statement, the holders of piggyback registration rights will be able to freely sell their ordinary shares in the public market without restriction, which sales could materially and adversely affect the trading price of our ordinary shares.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company, and who would as a result hold over 90% of the target company’s issued and outstanding share capital, is required by the Israeli Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of an Israeli public company, and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares of the company, is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

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Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If (a) the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company, or of the applicable class, or the shareholders who accept the offer constitute less than a majority of the offerees that do not have a personal interest in the acceptance of the tender offer, or (b) the shareholders who did not accept the tender offer hold 2% or more of the issued and outstanding share capital of the company (or of the applicable class), the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer

The Israeli Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company, if there is no other shareholder that holds 25% or more of the voting rights in the company, subject to exceptions. Similarly, the Israeli Companies Law provides that an acquisition of shares in an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions. No tender offer is required if the acquisition of shares: (i) occurs in the context of a private placement, that was approved by the company’s shareholders and whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds 25% or more of the voting rights in the company, or as a private placement whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a holder of 25% or more of the voting rights in the company following which the purchaser will hold 25% or more of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company following which the purchaser will hold more than 45% of the voting rights in the company.

A special tender offer must be extended to all shareholders of a company, but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror; and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control). If a special tender offer is accepted, then the purchaser or any person or entity controlling it, at the time of the offer, and any person or entity under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares, voted on the proposed merger at a shareholders meeting. The board of directors of a merging company may not approve the merger if it determines that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company or a person or entity holding 25% or more of any of the means of control of the other merging entity, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of shares voting on the matter at the shareholders meeting (excluding abstentions) that are held by parties other than the other party to the merger, or by any other person or entity who holds 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders (as described under “Directors, Executive Officers, Promotors and Control Persons – Approval of Related Party Transactions under Israeli Law – Disclosure of Personal Interests of Controlling Shareholders and Approval of Certain Transactions”).

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If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures under Israeli Law

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. Currently, no preferred shares are authorized under our amended articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended articles of association, which requires the prior approval of the holders of a majority of the voting power attached to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Israeli Companies Law and our articles of association as described above in “– Voting Rights.”

Borrowing Powers

Pursuant to the Israeli Companies Law and our amended articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in Capital

Our amended articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Israeli Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting by voting on such change in the capital. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Transfer Agent and Registrar

Our transfer agent is Word Wide Stock Transfer, LLC, 1 University Plaza Drive #505, Hackensack, NJ, phone number: (201) 820-2008, and fax number: (201) 820-2010.

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TAXATION

The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our ordinary shares. You should consult your own tax advisor concerning the tax consequences in your particular situation, as well as any tax consequences that may arise under the laws of any taxing jurisdiction.

Material Israeli Tax Considerations

The following is a summary of the material Israeli tax laws applicable to us, and some Israeli Government programs benefiting us. This section also contains a discussion of some Israeli tax consequences to persons owning our ordinary shares. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of this kind of investor include traders in securities or persons that own, directly or indirectly, 10% or more of our outstanding voting capital, all of whom are subject to special tax regimes not covered in this discussion. Some parts of this discussion are based on a new tax legislation which has not been subject to judicial or administrative interpretation. The discussion should not be construed as legal or professional tax advice and does not cover all possible tax considerations.

SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY NON-U.S., STATE OR LOCAL TAXES.

General Corporate Tax Structure in Israel

Israeli resident companies are generally subject to corporate tax on their taxable income at the rate of 24% for the 2017 tax year (23% in 2018 and thereafter). However, the effective tax rate payable by a company that derives income from a Preferred Enterprise or a Technology Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli resident company are subject to tax at the prevailing corporate tax rate.

Law for the Encouragement of Industry (Taxes), 1969

The Law for the Encouragement of Industry (Taxes), 1969, or the Industry Encouragement Law, provides certain tax benefits for an “Industrial Company”. The Industry Encouragement Law defines an “Industrial Company” as an Israeli resident company incorporated in Israel, of which 90% or more of its income in any tax year, other than income from certain government loans, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area”, in accordance with the definition in the section 3a of the Israeli Income Tax Ordinance (New Version) 1961, or the Ordinance. An “Industrial Enterprise” is defined as an enterprise which is held by an Industrial Company whose principal activity in any given tax year is industrial production. The following tax benefits, among others, are available to Industrial Companies:

●	amortization over an eight-year period of the cost of patents and rights to use a patent and know-how that were purchased in good faith and are used for the development or advancement of the Industrial Enterprise, commencing from the tax year where the Industrial Enterprise began to use them;

●	under certain conditions, the right to elect to file consolidated tax returns with Israeli Industrial Companies controlled by it; and

●	expenses related to a public offering are deductible in equal amounts over three years commencing on the year of this offering.

We believe that we qualify as an “Industrial Company” within the meaning of the Industry Encouragement Law. There can be no assurance that we will continue to qualify as an Industrial Company or that the benefits described above will be available to us in the future.

Tax Benefits under the Law for the Encouragement of Capital Investments, 1959

The Law for the Encouragement of Capital Investments, 1959, generally referred to as the “Investment Law”, provides certain incentives for capital investments in production facilities (or other eligible assets). The Investment Law was significantly amended several times over the recent years, with the three most significant changes effective as of April 1, 2005, referred to in this prospectus as the 2005 Amendment, as of January 1, 2011, referred to in this prospectus as the 2011 Amendment, and as of January 1, 2017, referred to in this prospectus as the 2017 Amendment. Pursuant to the 2005 Amendment, tax benefits granted in accordance with the provisions of the Investment Law prior to its revision by the 2005 Amendment remain in force but any benefits granted subsequently are subject to the provisions of the amended Investment Law. Similarly, the 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect prior to January 1, 2011 were entitled to choose to continue to enjoy such benefits, provided that certain conditions are met, or elect instead, irrevocably, to forego such benefits and have the benefits of the 2011 Amendment apply. The 2017 Amendment introduces new benefits for Technological Enterprises, alongside the existing tax benefits. We did not utilize any of the benefits for which we were eligible under the Investment Law prior to the 2011 Amendment, and starting in the 2017 tax year we elected to apply for the new benefits under the 2011 Amendment.

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Tax benefits under the 2011 Amendment

On December 29, 2010, the Israeli Parliament approved the 2011 Amendment. The 2011 Amendment significantly revised the tax incentive regime in Israel and commenced on January 1, 2011.

The 2011 Amendment canceled the availability of the tax benefits granted under the Investment Law prior to 2011 and, instead, introduced new tax benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. The definition of a Preferred Company includes a company incorporated in Israel that is not fully owned by a governmental entity, and that has, among other things, Preferred Enterprise status and is controlled and managed from Israel.

A Preferred Company is entitled to a reduced corporate tax rate with respect to the income attributed to the Preferred Enterprise, at the following rates:

	Development	Other Areas
Tax Year	Region “A”	within Israel
2011-2012	10%	15%
2013	7%	12.5%
2014-2016	9%	16%
2017 onwards(1)	7.5%	16%

(1)	In December 2016, the Israeli Parliament (the Knesset) approved an amendment to the Investments Law pursuant to which the tax rate applicable to Preferred Enterprises in Development Region “A” would be reduced to 7.5% as of January 1, 2017.

The classification of income generated from the provision of usage rights in know-how or software that were developed in the Preferred Enterprise, as well as royalty income received with respect to such usage, as Preferred Enterprise income is subject to the issuance if a pre-ruling from the Israeli Tax Authority stipulates that such income is associated with the productive activity of the Preferred Enterprise in Israel.

Dividends distributed from income which is attributed to a “Preferred Enterprise” will be subject to withholding tax at source at the following rates: (i) Israeli resident corporations – 0%, (although, if such dividends are subsequently distributed to individuals or a non-Israeli company, withholding tax at a rate of 20% or such lower rate as may be provided in an applicable tax treaty will apply (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate)) (ii) Israeli resident individuals – 20% (iii) non-Israeli residents (individuals and corporations) - 20%, subject to a reduced tax rate under the provisions of an applicable double tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate).

The 2011 Amendment also revised the grant track to apply only to the approved programs located in Development Region “A” and shall provide not only cash grants (as prior to the 2011 Amendment) but also the granting of loans. The rates for grants and loans shall not be fixed but up to 20% of the amount of the approved investment (may be increased with additional 4%). In addition, a company owning a Preferred Enterprise under the grant track may be entitled also to the tax benefits which are prescribed for a Preferred Enterprise.

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New Tax benefits under the 2017 Amendment that became effective on January 1, 2017.

The 2017 Amendment was enacted as part of the Economic Efficiency Law that was published on December 29, 2016, and is effective as of January 1, 2017. The 2017 Amendment provides new tax benefits for two types of “Technology Enterprises”, as described below, and is in addition to the other existing tax beneficial programs under the Investment Law.

The 2017 Amendment provides that a technology company satisfying certain conditions will qualify as a “Preferred Technology Enterprise” and will thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technology Income”, as defined in the Investment Law. The tax rate is further reduced to 7.5% for a Preferred Technology Enterprise located in Development Region “A”. In addition, a Preferred Technology Company will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale receives prior approval from IIA.

The 2017 Amendment further provides that a technology company satisfying certain conditions will qualify as a “Special Preferred Technology Enterprise” and will thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technology Income” regardless of the company’s geographic location within Israel. In addition, a Special Preferred Technology Enterprise will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by an Israeli company or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from IIA. A Special Preferred Technology Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million will be eligible for these benefits for at least ten years, subject to certain approvals as specified in the Investment Law.

Dividends distributed by a Preferred Technology Enterprise or a Special Preferred Technology Enterprise, paid out of Preferred Technology Income, are subject to withholding tax at source at the rate of 20%, and if distributed to a foreign company and other conditions are met, the withholding tax rate will be 4%.

We are examining the impact of the 2017 Amendment and the degree to which we will qualify as a Preferred Technology Enterprise or Special Preferred Technology Enterprise, and the amount of Preferred Technology Income that we may have, or other benefits that we may receive from the 2017 Amendment.

Taxation of the Company Shareholders

Capital Gains

Capital gain tax is imposed on the disposal of capital assets by an Israeli resident, and on the disposal of such assets by a non-Israel resident if those assets are either (i) located in Israel, (ii) are shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel, unless a tax treaty between Israel and the seller’s country of residence provides otherwise. The Ordinance distinguishes between “Real Capital Gain” and the “Inflationary Surplus”. Real Capital Gain is the excess of the total capital gain over Inflationary Surplus computed generally on the basis of the increase in the Israeli CPI between the date of purchase and the date of disposal.

The Real Capital Gain accrued by individuals on the sale of our ordinary shares (that were purchased after January 1, 2012, whether listed on a stock exchange or not) will be taxed at the rate of 25%. However, if such shareholder is a “Controlling Shareholder” (i.e., a person who holds, directly or indirectly, alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, 10% or more of one of the Israeli resident company’s means of control) at the time of sale or at any time during the preceding twelve (12) month period and/or claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares, such gain will be taxed at the rate of 30%.

The Real Capital Gain derived by corporations will be generally subject to the ordinary corporate tax (24% in 2017 and 23% in 2018 and thereafter).

Individual shareholder dealing in securities, or to whom such income is otherwise taxable as ordinary business income are taxed in Israel at their marginal tax rates applicable to business income (up to 50% in 2017 and 2018, including Excess Tax as detailed below).

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Notwithstanding the foregoing, capital gain derived from the sale of our ordinary shares by a non-Israeli resident (whether an individual or a corporation) shareholder may be exempt under the Ordinance from Israeli taxation provided that such shareholders did not acquire their shares prior to January 1, 2009 or acquired their shares after the Company was listed for trading on Nasdaq provided, among other things, that (i) such gains were not derived from a permanent business or business activity that the non-Israeli resident maintains in Israel, and (ii) such shareholders are not subject to the Israeli Income Tax Law (Inflationary Adjustments) 5745-1985. These provisions dealing with capital gain are not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income. However, non-Israeli corporations will not be entitled to the foregoing exemptions if an Israeli resident (i) has a controlling interest of more than 25% in such non-Israeli corporation or (ii) is the beneficiary of or is entitled to 25% or more of the revenue or profits of such non-Israeli corporation, whether directly or indirectly.

In addition, the sale of shares may be exempt from Israeli capital gain tax under the provisions of an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for an exemption). For example, the U.S.-Israel Double Tax Treaty exempts U.S. resident holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S.-Israel Double Tax Treaty, or a Treaty U.S. Resident, from Israeli capital gain tax in connection with such sale, provided (i) the U.S. resident owned, directly or indirectly, less than 10% of an Israeli resident company’s voting power at any time within the 12 month period preceding such sale, subject to certain conditions; (ii) the seller, being an individual, is present in Israel for a period or periods of less than 183 days in the aggregate at the taxable year; and (iii) the capital gain from the sale, exchange or disposition was not derived through a permanent establishment that the U.S. resident maintains in Israel, (iv) the capital gains arising from such sale, exchange or disposition is not attributed to real estate located in Israel; or (v) the capital gains arising from such sale, exchange or disposition is not attributed to royalties. If any such case occurs, the sale, exchange or disposition of our ordinary shares would be subject to Israeli tax, to the extent applicable. However, under the U.S.-Israel Tax Treaty, such Treaty U.S. Resident would be permitted to claim a credit for such taxes against U.S. federal income tax imposed on any gain from such sale, exchange or disposition, under the circumstances and subject to the limitations specified in the U.S.-Israel Double Tax Treaty.

In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the Israel Tax Authority may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or obtain a specific exemption from the Israel Tax Authority to confirm their status as non- Israeli resident, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes at source.

Either the purchaser, the Israeli stockbrokers or financial institution through which the shares are held is obliged, subject to the above mentioned exemptions, to withhold tax upon the sale of securities on the amount of the consideration paid upon the sale of the securities at the rate of 25% in respect of an individual, or at a rate of corporate tax, in respect of a corporation (24% in 2017 and 23% in 2018 and thereafter).

At the sale of securities traded on a stock exchange a detailed return, including a computation of the tax due, must be filed and an advanced payment must be paid on January 31 and July 31 of every tax year in respect of sales of securities made within the previous six months. However, if all tax due was withheld at source according to applicable provisions of the Ordinance and regulations promulgated thereunder the aforementioned return need not be filed and no advance payment must be paid. Capital gain is also reportable on the annual income tax return.

Dividends

A distribution of dividends from income, which is not attributed to a Preferred Enterprise to an Israeli resident individual, will generally be subject to income tax at a rate of 25%. However, a 30% tax rate will apply if the dividend recipient is a “Controlling Shareholder” (as defined above) at the time of distribution or at any time during the preceding 12 months period.

Distribution of dividends from income attributed to a Preferred Enterprise is generally subject to a tax at a rate of 20%. However, if such dividends are distributed to an Israeli company, no tax is imposed (although, if such dividends are subsequently distributed to individuals or a non- Israeli company, withholding tax at a rate of 20% or such lower rate as may be provided in an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for an exemption) will apply). If the dividend is attributable partly to income derived from a Preferred Enterprise, and partly from other sources of income, the income tax rate will be a blended rate reflecting the relative portions of the types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

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If the recipient of the dividend is an Israeli resident corporation, such dividend will be exempt from income tax provided the income from which such dividend is distributed was derived or accrued within Israel.

The Ordinance generally provides that a non-Israeli resident (either individual or corporation) is subject to an Israeli income tax on the receipt of dividends at the rate of 25% (30% if the dividends recipient is a “Controlling Shareholder” (as defined above), at the time of distribution or at any time during the preceding 12 months period); those rates are subject to a reduced tax rate under the provisions of an applicable double tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate).

For example, under the U.S.-Israel Double Tax Treaty the following rates will apply in respect of dividends distributed by an Israeli resident company to a Treaty U.S. Resident: (i) if the Treaty U.S. Resident is a corporation which holds during that portion of the taxable year which precedes the date of payment of the dividend and during the whole of its prior taxable year (if any), at least 10% of the outstanding shares of the voting shares of the Israeli resident paying corporation and not more than 25% of the gross income of the Israeli resident paying corporation for such prior taxable year (if any) consists of certain type of interest or dividends – the maximum tax rate of withholding is 12.5%, and (ii) in all other cases, the tax rate is 25%, or the domestic rate (if such is lower). The aforementioned rates under the Israel U.S. Double Tax Treaty will not apply if the dividend income was derived through a permanent establishment that the Treaty U.S. Resident maintains in Israel. U.S. residents who are subject to Israeli withholding tax on a dividend may be entitled to a credit or deduction for United States federal income tax purposes in the amount of the taxes withheld, subject to detailed rules contained in U.S. tax legislation.

A non-Israeli resident who receives dividend income derived from or accrued from Israel, from which the full amount of tax was withheld at source, is generally exempt from the obligation to file tax returns in Israel with respect to such income, provided that (i) such income was not generated from business conducted in Israel by the taxpayer, and (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the taxpayer is not obliged to pay excess tax (as further explained below).

Payors of dividends on our shares, including the Israeli shareholder effectuating the transaction, or the financial institution through which the securities are held, are generally required, subject to any of the foregoing exemption, reduced tax rates and the demonstration of a shareholder of his, her or its foreign residency, to withhold taxes upon the distribution of dividends at a rate of 25%, provided that the shares are registered with a Nominee Company (for corporations and individuals).

Excess Tax

Individuals who are subject to tax in Israel are also subject to an additional tax at a rate of 3% in 2017 and thereafter, on annual income exceeding a certain threshold (NIS 640,000 for 2017, NIS 641,880 for 2018, or NIS 649,560 in 2019, which amount is linked to the annual change in the Israeli consumer price index), including, but not limited to income derived from dividends, interest and capital gains.

Foreign Exchange Regulations

Non-residents of Israel who hold our ordinary shares are able to receive any dividends, and any amounts payable upon the dissolution, liquidation and winding up of our affairs, repayable in non-Israeli currency at the rate of exchange prevailing at the time of conversion. However, Israeli income tax is generally required to have been paid or withheld on these amounts. In addition, the statutory framework for the potential imposition of currency exchange control has not been eliminated, and may be restored at any time by administrative action.

Estate and gift tax

Israeli law presently does not impose estate or gift taxes.

Material U.S. Federal Income Tax Consequences to U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of our ordinary shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase ordinary shares pursuant to this offering and hold such ordinary shares as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold ordinary shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons who received their ordinary shares as compensatory payments, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of our shares by vote or value, persons who are subject to Section 451(b) of the Code, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities and arrangements that are classified as partnerships for U.S. federal income tax purposes, and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

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As used in this discussion, the term “U.S. Holder” means a beneficial owner of ordinary shares that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ordinary shares, the U.S. federal income tax consequences relating to an investment in the ordinary shares will depend in part upon the status and activities of such entity or arrangement and the particular partner. Any such entity or arrangement should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of ordinary shares.

Persons considering an investment in ordinary shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of ordinary shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a passive foreign investment company, or PFIC, for any taxable year in which either (1) at least 75% of its gross income is “passive income”, the PFIC income test, or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, the PFIC asset test. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Our status as a PFIC will depend on the nature and composition of our income and the nature, composition and value of our assets (which, assuming we are not a “controlled foreign corporation,” or a CFC, under Section 957(a) of the Internal Revenue Code of 1986, as amended, or the Code, for the year being tested, may be determined based on the fair market value of each asset, with the value of goodwill and going concern value being determined in large part by reference to the market value of our ordinary shares, which may be volatile). Based upon the value of our assets, including any goodwill and the nature and composition of our income and assets, we do not believe that we were classified as a PFIC for the taxable year ended December 31, 2018 and we do not believe that we will be classified as a PFIC for the taxable year ending December 31, 2019 or in the immediately foreseeable future. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis after the end of each taxable year. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status for our taxable year ended December 31, 2018, and also expresses no opinion with regard to our expectations regarding our PFIC status in the future.

If we are a PFIC in any taxable year during which a U.S. Holder owns ordinary shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the ordinary shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the ordinary shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for ordinary shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

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If we are a PFIC for any year during which a U.S. Holder holds ordinary shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the ordinary shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to the ordinary shares. If the election is made, the U.S. Holder will be deemed to sell the ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s ordinary shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds ordinary shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on ordinary shares if such U.S. Holder makes a valid “mark-to-market” election for our ordinary shares. A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Our ordinary shares will be marketable stock as long as they remain listed on The Nasdaq Capital Market and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income for each taxable year of the U.S. holder, the excess of the fair market value of ordinary shares held at the end of such taxable year over the adjusted tax basis of such ordinary shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to- market election. The U.S. Holder’s tax basis in ordinary shares would be adjusted to reflect any income or loss recognized as a result of the mark- to-market election. Any gain from a sale, exchange or other disposition of ordinary shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

A mark-to-market election will not apply to ordinary shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for the ordinary shares.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund, or QEF, election. At this time, we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election. Prospective investors should assume that a QEF election will not be available.

Each U.S. person that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to the ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of ordinary shares of a PFIC.

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Distributions

As described in the section entitled “– Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our ordinary shares in the foreseeable future. However, if we make a distribution contrary to the expectation, subject to the discussion above under “— Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to ordinary shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s ordinary shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s ordinary shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on ordinary shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Subject to certain complex conditions and limitations, Israeli taxes withheld on any distributions on ordinary shares may be eligible for credit against a U.S. Holder’s federal income tax liability. The rules relating to the determination of the U.S. foreign tax credit are complex, and U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit in their particular circumstances and the possibility of claiming an itemized deduction (in lieu of the foreign tax credit) for any foreign taxes paid or withheld.

Dividends paid by a “qualified foreign corporation” are eligible for taxation to non-corporate U.S. Holders at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances. Distributions on ordinary shares that are treated as dividends generally will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on shares that are readily tradable on an established securities market in the United States. Our ordinary shares will generally be considered to be readily tradable on an established securities market in the United States if they are listed on The Nasdaq Capital Market, as we intend our ordinary shares will be. We believe that we qualify as a resident of Israel for purposes of, and are eligible for the benefits of, the U.S.-Israel Double Tax Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Israel Double Tax Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision. Therefore, subject to the discussion above under “— Passive Foreign Investment Company Consequences,” if the U.S.-Israel Double Tax Treaty is applicable, or if our ordinary shares are readily tradable on an established securities market in the United States, such dividends will generally be “qualified dividend income” in the hands of individual U.S. Holders, provided that certain conditions are met, including holding period and the absence of certain risk reduction transaction requirements. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

Sale, Exchange or Other Disposition of Ordinary Shares

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of ordinary shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the ordinary shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the ordinary shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of ordinary shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

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Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of ordinary shares. If you are a United States person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in ordinary shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in ordinary shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Consequences”, each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for ordinary shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of ordinary shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (1) fails to provide an accurate United States taxpayer identification number or otherwise establish a basis for exemption (usually on IRS Form W-9), or (2) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

EXPERTS

The financial statements included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Fahn Kanne & Co. - Grant Thornton Israel, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of our ordinary shares registered hereby and certain other matters of Israeli law will be passed upon for us by Rimon PC and certain matters of U.S. federal law will be passed upon for us by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

EXPENSES OF THIS OFFERING

The estimated expenses payable by us in connection with the offering described in this Registration Statement will be as set forth in the table below. With the exception of the U.S. Securities and Exchange Commission registration fee, and the FINRA filing fee, all amounts are estimates. All such expenses will be borne by the Registrant.

Item	Amount to be Paid
SEC registration fee	$552
Legal fees and expenses	60,000
Accounting fees and expenses	6,000
Miscellaneous expenses	3,448

Total	$70,000

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TODOS MEDICAL LTD.

FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2019

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	Fahn Kanne & Co. Head Office 32 Hamasger Street Tel-Aviv 6721118, ISRAEL PO Box 36172, 6136101
T +972 3 7106666 F +972 3 7106660 www.gtfk.co.il
Board of Directors and Shareholders
Todos Medical Ltd.

Opinion on the financial statements

We have audited the accompanying balance sheets of Todos Medical Ltd. (the “Company”) as of December 31, 2019 and 2018, the related statements of operations, changes in shareholders’ deficit, and cash flows for each of the three years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1B to the financial statements, the Company has incurred net losses since its inception, and has not yet generated any revenues. As of December 31, 2019, there is an accumulated deficit of $17,507,868 and shareholders’ deficit of $6,248,812. These conditions, along with other matters as set forth in Note 1B, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

FAHN KANNE & CO. GRANT THORNTON ISRAEL

We have served as the Company’s auditor since 2015.

Tel Aviv, Israel

June 15, 2020

F-2

BALANCE SHEETS

(U.S. dollars except share and per share amounts)

		As of December 31,
	Note	2019	2018
ASSETS
Current assets:
Cash and cash equivalents		$12,155	$63,550
Restricted cash	2d	5,275	9,343
Other current assets		8,799	32,990
Total current assets		26,229	105,883

Non-current assets:
Investment in affiliated company accounted for under equity method, net	3	*)-	-
Property and equipment, net	4	64,672	93,242
Total non-current assets		64,672	93,242

Total assets		$90,901	$199,125

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Loans, net	7	$112,635	$27,000
Accounts payable		414,460	163,174
Other current liabilities	5	799,625	211,435
Loans from shareholders	6	-	611,925
Liability for minimum royalties	9B	235,000	185,000
Total current liabilities		1,561,720	1,198,534

Non-current liabilities:
Convertible bridge loans, net	7	$3,427,207	$-
Loans from shareholders	6	310,477	-
Liability for minimum royalties	9B	188,000	188,000
Derivative warrants liability, net	8	752,309	28,525
Other current liabilities	9D	100,000	-
Total non-current liabilities		4,777,993	216,525

Commitments and contingent liabilities	9

Shareholders’ deficit:
Ordinary Shares of NIS 0.01 par value each:	10
Authorized: 1,000,000,000 shares at December 31, 2019 and 2018; Issued and outstanding: 103,573,795 shares and 72,399,932 shares at December 31, 2019 and 2018, respectively		279,747	190,679
Additional paid-in capital		10,979,309	4,286,740
Accumulated deficit		(17,507,868)	(5,693,353)
Total shareholders’ deficit		(6,248,812)	(1,215,934)

Total liabilities and shareholders’ deficit		$90,901	$199,125

*) Representing an amount less than $1,000.

F-3

STATEMENTS OF OPERATIONS

(U.S. dollars except share and per share amounts)

		Year ended December 31,
	Note	2019	2018	2017

Research and development expenses	12	$755,699	$459,184	$720,527
Marketing expenses	13	666,872	-	-
General and administrative expenses	14	2,092,645	919,694	617,087

Operating loss		(3,515,216)	(1,378,878)	(1,337,614)

Financing (income) expenses, net	15	5,333,498	(921,337)	(1,337,758)
Share in losses of affiliated company accounted for under equity method	3	2,965,801	-	-

Net loss		$11,814,515	$457,541	$2,675,372

Basic and diluted net loss per share		$0.13	$0.01	$0.04

Weighted average number of ordinary shares outstanding attributable to ordinary shareholders		92,024,188	70,869,924	68,587,261

The accompanying notes are an integral part of these financial statements.

F-4

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(U.S. dollars except share and per share amounts)

	Preferred shares		Ordinary shares		Additional paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	capital	deficit	deficit

Balance at December 31, 2016	3,333,471	$9,424	63,747,504	$166,723	$1,980,344	$(2,560,440)	$403,949
Changes during the year ended December 31, 2017:
Conversion of preferred shares into ordinary shares (Note 10B)	(3,351,850)	(9,475)	3,351,850	9,475	-	-	-
Exercise of warrants, net of issuance expenses and amount classified to equity upon exercise (Note 10C1)	-	-	1,665,000	4,625	1,058,475	-	1,063,100
Issuance of ordinary shares, net of issuance expenses (Note 10C2)	-	-	1,061,125	3,015	559,538	-	562,553
Exercise of stock options into ordinary shares (Note 10C3)	-	-	81,432	226	-	-	226
Issuance of ordinary shares to service providers	-	-	350,000	897	2,904	-	3,801
Stock-based compensation (Note 11)	18,379	51	-	-	109,957	-	110,008
Net loss for the year	-	-	-	-	-	(2,675,372)	(2,675,372)
Balance at December 31, 2017	-	$-	70,256,911	$184,961	$3,711,218	$(5,235,812)	$1,339,633
Changes during the year ended December 31, 2018:
Exercise of warrants, net of issuance expenses and amount classified to equity upon exercise (Note 10C4)	-	-	722,500	1,928	451,295	-	453,223
Exercise of stock options into ordinary shares (Note 10C5)	-	-	620,521	1,656	(1,656)	-	-
Issuance of units consisting of ordinary shares and stock warrants (Note 10C6)	-	-	800,000	2,134	78,211	-	80,345
Stock-based compensation (Note 11)	-	-	-	-	47,672	-	47,672
Net loss for the year	-	-	-	-	-	(457,541)	(457,541)
Balance at December 31, 2018	-	$-	72,399,932	$190,679	$4,286,740	$(5,693,353)	$1,215,934

F-5

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(U.S. dollars except share and per share amounts)

	Preferred shares		Ordinary shares		Additional paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	capital	deficit	deficit

Balance at December 31, 2018	-	$-	72,399,932	$190,679	$4,286,740	$(5,693,353)	$1,215,934
Changes during the year ended December 31, 2019:
Issuance of ordinary shares as consideration for unit consisting of investment in affiliated company and right to obtain control over affiliated company (Note 3)	-	-	17,986,999	51,391	2,466,789	-	2,518,180
Issuance of unit consisting of ordinary shares and stock warrants upon partial extinguishment of loans from shareholders (Note 6)	-	-	3,500,000	10,000	1,763,493	-	1,773,493
Partial conversion of convertible bridge loans into ordinary shares (Note 7)	-	-	1,811,864	5,177	330,344	-	335,521
Classification of derivative warrants liability into equity as result of partial conversion of convertible bridge loans into ordinary shares (Note 7)	-	-	-	-	60,365	-	60,365
Commitment for issuance of fixed number of ordinary shares and stock warrants upon modification of terms relating to convertible bridge loans transactions (Note 7)	-	-	-	-	162,405	-	162,405
Issuance of stock warrants to lenders upon convertible bridge loans transactions (Note 7)	-	-	-	-	290,875	-	290,875
Beneficial conversion feature upon modification of terms of convertible bridge loans (Note 7)	-	-	-	-	79,849	-	79,849
Commitment for issuance of fixed number of ordinary shares to service provider (Note 9F)	-	-	-	-	230,908	-	230,908
Issuance of ordinary shares (Note 10C7)	-	-	2,950,000	8,429	286,571	-	295,000
Issuance of ordinary shares to the Company’s chairman of the Board of Directors (Note 10C8)	-	-	300,000	857	59,143	-	60,000
Issuance of ordinary shares as partial settlement of financial liability (Note 10C9)	-	-	125,000	357	12,143	-	12,500
Issuance of ordinary shares to service providers (Note 10B10)	-	-	4,500,000	12,857	742,143	-	755,000
Stock-based compensation (Note 11)	-	-	-	-	207,541	-	207,541
Net loss for the year	-	-	-	-	-	(11,814,515)	(11,814,515)
Balance at December 31, 2019	-	$-	103,573,795	$279,747	$10,979,309	$17,507,868	$6,248,812

The accompanying notes are an integral part of these financial statements.

F-6

STATEMENTS OF CASH FLOWS

(U.S. dollars except share and per share amounts)

	Year ended December 31
	2019	2018	2017
Cash flows from operating activities:
Net loss	$(11,814,515)	$(457,541)	$(2,675,372)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation	29,643	25,502	24,083
Liability for minimum royalties	50,000	50,000	238,000
Stock-based compensation	1,253,449	47,672	113,758
Impairment of investment in affiliated company (Note 3)	1,345,180	-	-
Share in losses of affiliated company (Note 3)	447,621	-	-
Expiration of right to obtain control over affiliated company (Note 3)	1,173,000	-	-
Modification of terms relating to loans from shareholders (Note 6)	1,423,493	-	-
Exchange differences relating to loans from shareholders (Note 6)	48,552	(47,601)	66,658
Change in fair value of convertible bridge loans (Note 7)	2,321,867	-	-
Amortization of discounts and accrued interest on convertible bridge loans (Note 7)	958,741	-	-
Direct and incremental issuance costs allocated to First Warrant related to convertible bridge loans transactions paid with Warrants (Note 7)	11,055	-	-
Inducement related to warrants exercised (Note 8)	-	-	166,500
Change in fair value of derivative warrants liability and fair value of warrants expired (Note 8)	499,874	(925,910)	1,101,229
Decrease (increase) in other current assets	24,191	(13,236)	1,120
Increase in accounts payables	363,469	163,174	(21,874)
Increase in other current liabilities	588,190	101,644	81,488
Net cash used in operating activities	(1,276,239)	(1,056,296)	(904,410)

Cash flows from investing activities:
Loans granted to affiliated company (Note 3)	(447,621)	-	-
Purchase of property and equipment	(1,073)	(15,370)	(3,596)
Net cash used in investing activities	(448,694)	(15,370)	(3,596)

Cash flows from financing activities:
Proceeds from issuance of units consisting of convertible bridge loans and stock warrants, net (Note 7)	1,374,470	27,000	-
Proceeds from issuance of units consisting of ordinary shares and stock warrants (Note 10C2, Note 10C6 and Note 10C7)	295,000	100,000	562,604
Proceeds from exercise of stock options into ordinary shares, net (Note 10C3)	-	-	226
Proceeds from exercise of stock warrants into ordinary shares, net (Note 10C1 and Note 10C4)	-	324,258	599,400
Net cash provided by financing activities	1,669,470	451,258	1,162,230

Change in cash, cash equivalents and restricted cash	(55,463)	(620,408)	224,254
Cash, cash equivalents and restricted cash at beginning of year	72,893	693,301	439,077
Cash, cash equivalents and restricted cash at end of year	$17,430	$72,893	$693,301

Supplemental disclosure of non-cash activities:
Issuance of ordinary shares as consideration for unit consisting of investment in affiliated company and right to obtain control over affiliated company (Note 3)	$2,518,180	$-	$-
Partial conversion of loans from shareholders into ordinary shares and stock warrant (Note 6)	$337,991	$-	$-
Fair value of derivative warrants liability and convertible bridge loans classified into equity in connection with convertible bridge loans converted (Note 7)	$395,886	$-	$-
Direct and incremental issuance costs related to convertible bridge loans transactions paid in Warrants (Note 7)	$68,145	$-	$-
Commitment for issuance of fixed number of ordinary shares and stock warrants upon modification of terms relating to convertible bridge loans transactions (Note 7)	$162,405	$-	$-
Beneficial conversion feature upon modification of terms of convertible bridge loans (Note 7)	$79,849	$-	$-
Fair value of derivative warrants liability classified into equity in connection with warrants exercised during the period (Note 8)	$-	$128,965	$297,200
Issuance of ordinary shares as partial settlement of financial liability (Note 9D)	$12,500	$-	$-
Conversion of preferred shares into ordinary shares (Note 10B)			$9,424

F-7

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - GENERAL

A.	Operations

Todos Medical Ltd. (the “Company”) was incorporated under the laws of the State of Israel and commenced its operations on April 22, 2010. The Company is a medical diagnostics company engaged in the development and commercialization of blood tests for the detection of immune-related diseases, beginning with cancer. The Company’s core technology centers on testing blood cells using a FTIR spectrometer to turn biological information into data (FTIR), and then using the Company’s proprietary TBIA data analytics platform to prospectively mine the data to develop algorithms that are indicative of the presence of cancer, and the tissue of origin in the body where the cancer is located (TBIA). TBIA is based upon technology originally invented by the researchers at BGU and Soroka, whose intellectual property has been licensed to the Company (see also Note 9B). Currently, the Company has received a CE Mark in the European Union authorizing the commercial use of the TBIA platform in the diagnosis of breast cancer and colon cancer. In addition, the Company has been issued patents in the United States, Europe and other international jurisdictions covering the use of TBIA to detect solid tumors.

On February 27, 2019, the Company entered into Shares Purchase and assignment of license agreement purchase to which the Company purchased 19.99% of the issued and outstanding common stock of Breakthrough Diagnostics, Inc. (“Breakthrough”). See also Note 3. Through Breakthrough, the Company has also entered the field of early detection of Alzheimer’s disease.

On January 27, 2016, the Company incorporated a wholly owned subsidiary in Singapore under the name of Todos Medical (Singapore) Pte Ltd. (“Todos Singapore”) for the purpose of purpose of advancing clinical trials of the Company’s core technology for breast cancer in Southeast Asia. As of December 31, 2019, Todos Singapore has not yet commenced its business operations and as a result consolidated financial statements were not prepared.

In August 2016, the Company’s registration statement on Form F-1 was declared effective by the U.S. Securities and Exchange Commission, and as of March 7, 2017, the Company’s shares began to be quoted on the OTCQB under the symbol “TOMDF”.

In connection with forming new entities subsequent to December 31, 2029, see also Note 18E.

A.	Going concern uncertainty

The Company has devoted substantially all of its efforts to research and development of its products and raising capital to fund this development. The development and commercialization of the Company’s products are expected to require substantial further expenditures. To date, the Company has not yet generated any revenues from operations, and therefore it is dependent upon external sources for financing its operations. Since inception through December 31, 2019, the Company has incurred accumulated losses of $17,507,868. As of December 31, 2019, the Company’s current liabilities exceed its current assets by $1,535,491, and there is a shareholders’ deficit of $6,248,812. The Company has generated negative operating cash flow for all periods. As of June 15, 2020, the total cash and cash equivalent balance (individual restricted cash) is approximately $300,000, such balance is expected to be sufficient for at least three months. Management has considered the significance of such condition in relation to the Company’s ability to meet its current obligations and to achieve its business targets and determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company plans to finance its operations through the sale of equity and to the extent available, short-term and long-term loans. There can be no assurance that the Company will succeed in obtaining the necessary financing to continue its operations as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the year ended December 31, 2017, the Company raised net amounts of $226, $599,400 and $562,604 through exercise of stock options into ordinary shares, exercise of stock warrants into ordinary shares and private placement transactions, respectively (see also Note 8 and Note 10C, respectively). During the year ended December 31, 2018, the Company raised net amounts of $27,000, $324,258 and $100,000 through issuance of financial instruments as part of convertible bridge loans transactions, exercise of stock warrants into ordinary shares and private placement transactions, respectively (see also Note 7, Note 8 and Note 10C, respectively). During the year ended December 31, 2019, the Company raised net amounts of $1,374,470 and $295,000 through issuance of financial instruments as part of convertible bridge loans and private placement transactions, respectively (see also Note 7 and Note 10C, respectively).

In connection with raising capital subsequent to December 31, 2019, see also Note 18C.

F-8

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP).

A.	Use of estimates in the preparation of financial statements

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. As applicable to these financial statements, the most significant estimates and assumptions include (1) identification of and measurement of financial instruments in funding transactions; (2) Initial measurement of investment in affiliated company and subsequent equity method implications; (3) determination whether an acquired company represents a ‘business’; (4) initial and subsequent measurement of financial derivative asset to obtain control over affiliated company and (5) measurement of the fair value of equity awards.

A.	Functional currency

The functional currency of the Company is the US dollar (“$” or “dollar”), as the dollar is the primary currency of the economic environment in which the Company has operated and expects to continue to operate in the foreseeable future. The Company’s operations are currently conducted in Israel and most of the Israeli expenses are currently paid in new Israeli shekels (“NIS”); however, most of the expenses are denominated and determined in the dollar. Financing and investing activities including loans, equity transactions and cash investments, are made in the dollar.

In accordance with ASC 830, “Foreign Currency Matters”, balances denominated in or linked to foreign currency are stated on the basis of the exchange rates prevailing at the applicable balance sheet date. For foreign currency transactions included in the statement of operations, the exchange rates applicable on the relevant transaction dates are used. Gains or losses arising from changes in the exchange rates used in the translation of such transactions are presented within financing income or expenses.

A.	Cash and cash equivalents

Cash equivalents are short-term highly liquid investments which include short term bank deposits (up to three months from date of deposit), that are not restricted as to withdrawals or use that are readily convertible to cash with maturities of three months or less as of the date acquired.

A.	Restricted Cash

Restricted cash is invested in certificates of deposit, which are used to secure the Company’s line of credit. For presentation of statement of cash flows purposes, restrict cash balances are included with cash and cash equivalents, when reconciling the reported period total amounts.

	As of December 31,
	2019	2018
Cash and cash equivalents	$12,155	$63,550
Restricted cash	5,275	9,343
Total cash, cash equivalents and restricted cash shown in statement of cash flows	$17,430	$72,893

A.	Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in the statements of operations.

Rate of depreciation	%

Laboratory equipment	15
Furniture and equipment	7-15
Computers	33
Vehicle	15

F-9

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

A.	Impairment of long-lived assets

The Company’s long-lived assets are reviewed for impairment in accordance with Accounting Standards Codification (“ASC”) Topic 360, “Property, Plant and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. To date the Company has not incurred any impairment losses.

A.	Investment in affiliated company

Affiliated company is company held to the extent of 20% or more (which are not subsidiary), or company less than 20% held, which the Company can exercise significant influence over operating and financial policy of the affiliate.

The investment in affiliated company is accounted for by the equity method under ASC Subtopic 323-30, “Investments - Equity Method and Joint Ventures: Partnerships, Joint Ventures, and Limited Liability Entities”. Upon initial recognition, the purchase price has been determined as residual amount which was equal to the fair value of the equity consideration that was paid by the Company less the fair value allocated to the right to obtain control over affiliated company as described in section 2H below. The purchase price was fully attributed to acquired In-Process Research and Development intangible asset (“IPR&D”) which was assigned to the affiliated company.

Since at the closing date of the investment, the affiliated company was not considered as a business as no substantive process existed, and the IPR&D acquired is to be used in a research and development project which are determined not to have an alternative future use, the amount allocated to such IPR&D was charged to expense at the acquisition date. Consequently, based on purchase price allocation that was done by management by using the assistance of third-party appraiser, expenses were recognized in total amount of $1,345,180 as part of “Share in Losses of Affiliated Company” line in operations in the accompanying statement of operations for the year ended December 31, 2019 (see also Note 3).

Accordingly, the Company recognizes its proportionate share of the affiliated company’s net income or loss after the date of investment. When previous losses have reduced the common stock investment account to zero, the Company continues to report its share of equity method losses in its statement of operations to the extent of and as an adjustment to the adjusted basis of the other investments in the investee such as debt securities, long term loans or advances. Such additional equity method losses are applied to the other investments are based the seniority of the other investments (priority in liquidation) and on the percentage ownership interest in each type of other investment the Company holds (the ‘relative holdings approach’).

A.	Right to obtain control over affiliated company

The Company accounted for the right to obtain control over affiliated company, as a non-current financial derivative asset according to the provisions of ASC 815-10, “Derivatives and Hedging - Overall” (“ASC 815-10”). The Company accounted for the right as a financial asset measured upon initial recognition and remeasured on subsequent periods at fair value by using the Black-Scholes Option Pricing Model, which requires inputs such as the underlying share asset value and share price volatility. These assumptions are reviewed on a regular basis and change in the estimated fair value of the outstanding right was recognized each reporting period as part of in the “Share in Losses of Affiliated Company” line in operations in the accompanying statement of operations, until such right is exercised or expired (see also Note 3).

F-10

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

A.	Deferred income taxes

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes”. Accordingly, deferred income taxes are determined utilizing the asset and liability method based on the estimated future tax effects of differences between the financial accounting and the tax bases of assets and liabilities under the applicable tax law. Deferred tax balances are computed using the enacted tax rates expected to be in effect when these differences reverse. Valuation allowance in respect of deferred tax assets are provided for, if necessary, to reduce deferred tax assets is amounts more likely than not to be realized.

The Company accounts for uncertain tax positions in accordance with ASC Topic 740-10, which prescribes detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements. According to ASC Topic 740-10, tax positions must meet a more-likely-than-not recognition threshold. The Company’s accounting policy is to classify interest and penalties relating to uncertain tax positions under income taxes, however the Company did not recognize such items in its fiscal 2019 and 2018 financial statements and did not recognize any liability with respect to an unrecognized tax position in its balance sheets.

A.	Convertible Bridge Loans

The Company has considered the provisions of ASC Topic 815-40, “Derivatives and Hedging - Contracts in Entity’s Own Equity” and determined that the embedded conversion feature of the convertible bridge loan should not be bifurcated from the host instrument, as at the initial investment date the loan was considered as straight loan with maturity term which is under the control of the Company. Accordingly, upon initial recognition, the bridge loan was recognized based on the amount allocated as described in Note 2R less the applicable issuance cost. The difference between the face value of the bridge loan and the amount that was allocated to such bridge loan as part of the bundle of financial instruments that were granted to lenders, represents a discount which is amortized as finance expense to profit or loss by using effective interest method over the term of the bridge loan until its stated maturity. Following the maturity date and subject to the Company’s discrete decision not to repay the loan for cash, the bridge loan became subject to the provision of ASC Topic 480 “Distinguishing Liabilities From Equity” as it represents an obligation to issue a variable number of shares (share-settled obligation). Thus, upon the lapse of the Company’s right to repay the bridge loan for cash, the bridge loan is measured at fair value through profit or loss with changes presented within financing income or expense, as applicable.

A.	Liability for employee rights upon retirement

The Company’s liability for severance pay is pursuant to Section 14 of the Israeli Severance Compensation Act, 1963 (“Section 14”), pursuant to which all the Company’s employees are included under Section 14, and are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made in the employee’s name with insurance companies. Under Israeli employment law, payments in accordance with Section 14 release the Company from any future severance payments in respect of those employees. The fund is made available to the employee at the time the employer-employee relationship is terminated, regardless of cause of termination. The severance pay liabilities and deposits under Section 14 are not reflected in the balance sheets as the severance pay risks have been irrevocably transferred to the severance funds. All deposits required through December 31, 2019 have been made.

A.	Research and development expenses

Research and development expenses are charged to operations as incurred.

A.	Royalty-bearing grants

Royalty-bearing grants from the Israeli Innovation Authority of the Ministry of Industry, Trade and Labor (the “IIA”) for funding approved research and development projects are recognized at the time the Company is entitled to such grants (i.e. at the time that there is reasonable assurance that the Company will comply with the conditions attached to the grant and that there is reasonable assurance that the grant will be received), on the basis of the costs incurred and reduce research and development costs (see also Note 9A). The cumulative research and development grants received by the Company from inception through December 2019 amounted to $272,237.

As of December 31, 2019, and 2018, the Company did not accrue for or pay any royalties to the IIA as no revenue has yet been generated.

F-11

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

A.	Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and restricted cash as well as certain other current assets that do not amount to a significant amount. Cash and cash equivalents, which are primarily held in Dollars and New Israeli Shekels, are deposited with major banks in Israel. Management believes that such financial institutions are financially sound and, accordingly, minimal credit risk exists with respect to these financial instruments. The Company does not have any significant off-balance-sheet concentration of credit risk, such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

A.	Contingencies

The Company records accruals for loss contingencies arising from claims, litigation and other sources when it is probable that a liability has been incurred and the amount can be reasonably estimated. These accruals are adjusted periodically as assessments change or additional information becomes available. Legal costs incurred in connection with loss contingencies are expensed as incurred.

A.	Fair Value Measurements

The Company measures and discloses fair value in accordance with the ASC Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions there exists a three-tier fair-value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 - unadjusted quoted prices are available in active markets for identical assets or liabilities that the Company has the ability to access as of the measurement date

Level 2 - pricing inputs are other than quoted prices in active markets that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

Level 3 - pricing inputs are unobservable for the non-financial asset or liability and only used when there is little, if any, market activity for the non-financial asset or liability at the measurement date. The inputs into the determination of fair value require significant management judgment or estimation. Level 3 inputs are considered as the lowest priority within the fair value hierarchy. The valuation of the right to obtain control over affiliated company, convertible bridge loans (following the maturity date and thereafter) and the freestanding stock warrants issued to the units’ owners (see also Note 2H, Note 2J above and Note 2T below) fall under this category.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

The fair value of cash and cash equivalents is based on its demand value, which is equal to its carrying value. Additionally, the carrying value of all other short-term monetary assets and liabilities are estimated to be equal to their fair value due to the short-term nature of these instruments.

A.	Basic and diluted net loss per ordinary share

The Company computes net loss per share in accordance with ASC 260, “Earning per Share”, which requires presentation of both basic and diluted loss per share on the face of the statement of operations.

Basic net loss per ordinary share is computed by dividing the net loss for the period applicable to ordinary shareholders, by the weighted average number of ordinary shares outstanding during the period. Diluted loss per share gives effect to all potentially dilutive common shares outstanding during the year using the treasury stock method with respect to stock options and certain stock warrants and using the if-converted method with respect to convertible bridge loans and certain stock warrants. In computing diluted loss per share, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. During the years ended December 31, 2019, 2018 and 2017 the total weighted average number of ordinary shares related to outstanding stock options, stock warrants and convertible bridge loans excluded from the calculation of the diluted loss per share was 23,069,233, 6,489,221 and 7,717,721, respectively.

F-12

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

O.	Basic and diluted net loss per ordinary share

The loss and the weighted average number of ordinary shares used in computing basic and diluted loss per ordinary share for the years ended December 31, 2019, 2018 and 2017, are as follows:

	Year ended December 31,
	2019	2018	2017

Loss for the year	$11,814,515	$457,541	$2,675,372
Less: Loss attributed to preferred shares	-	-	31,950

Loss for the year attributable to ordinary shareholders	$11,814,515	$457,541	$2,643,422

Weighted average number of ordinary shares outstanding attributable to ordinary shareholders	92,024,188	70,869,924	68,587,261

A.	Allocation of proceeds and related issuance costs

When multiple instruments are issued in a single transaction (unit issuance), the total net proceeds from the transaction are allocated among the individual freestanding instruments identified. The allocation occurs after identifying all the freestanding instruments and the subsequent measurement basis for those instruments.

Financial instruments that are required to be substantively measured at fair value (such as derivative warrants liability) are measured at fair value and the remaining consideration is allocated to other financial instruments that are not required to be subsequently measured at fair value (such as convertible bridge loan and warrants eligible for equity classification), based on the relative fair value basis for such instruments.

The allocation of issuance costs to freestanding instruments was based on an approach that is consistent with the allocation of the proceeds, as described above.

Issuance costs allocated to the derivative warrant liability were immediately expensed, as discussed above. Issuance costs allocated to warrants stock classified as equity component are recorded as a reduction of addition paid-in capital. Issuance costs allocated to convertible bridge loan are recorded as discount of the host component and accreted up to face value of such loans using the effective interest method.

A.	Stock-based compensation

The Company measures and recognizes the compensation expense for all equity-based payments to employees based on their estimated fair values in accordance with ASC 718, “Compensation-Stock Compensation”. Share-based payments including grants of share options are recognized in the statement of operations as an operating expense based on the fair value of the award at the grant date. The fair value of share options granted is estimated using the Black-Scholes option-pricing model. The inputs for the valuation analysis of the share options include several assumptions, of which the most significant are the expected stock price volatility and the expected option term. Expected volatility was calculated based upon historical volatility of peer companies in the same industry on weekly basis since the marketability of the Company is considered low. The expected option term represents the period that the Company’s stock options are expected to be outstanding and is determined based on the simplified method until sufficient historical exercise data will support using expected life assumptions. The risk-free interest rate is based on the yield from U.S. treasury bonds with an equivalent term. The expected dividend yield assumption is based on the Company’s historical experience and expectation of no future dividend payouts. The Company has historically not paid cash dividends and has no foreseeable plans to pay cash dividends in the future. The Company has expensed compensation costs, net of estimated forfeitures, applying the accelerated vesting method, over the requisite service period or over the implicit service period when a performance condition affects the vesting, and it is considered probable that the performance condition will be achieved.

Until December 31, 2018, Share-based payments awarded to consultants (non-employees) are accounted for in accordance with ASC Topic 505-50, “Equity-Based Payments to Non-Employees”. Commencing January 1, 2019, following the adoption of ASU 2018-07 which aligns the measurement and classification guidance for share-based payments to nonemployees with the guidance for share-based payments to employees (with certain exceptions), share-based payments to non-employees are accounted in accordance with ASC 718.

F-13

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

A.	Stock Warrants

The Second Warrant that was granted by the Company for lenders through convertible bridge loans transactions and stock warrants that were granted as result of modification of terms of certain convertible bridge loans transactions (see also Note 7) are classified as a component of permanent equity since they are freestanding financial instruments that are legally detachable and separately exercisable, contingently exercisable, do not embody an obligation for the Company to repurchase its own shares, and permit the holders to receive a fixed number of shares of common stock upon exercise for a fixed exercise price. In addition, the warrants must require physical settlement and may not provide any guarantee of value or return. Such warrants were initially recognized based on the allocation method described in Note 2R above as an increase to additional paid-in capital. When applicable, direct issuance expenses that were allocated to the above warrants were deducted from additional paid-in capital.

A.	Derivative Warrants Liability

The Company accounts for warrants to purchase Ordinary Shares in connection with private placement transactions, held by investors, that include a fundamental transaction feature pursuant to which such warrants could be required to be settled in cash upon certain events which some of them are not considered solely within the control of the Company, as a non-current liability according to the provisions of ASC 815-40, “Derivatives and Hedging - Contracts in Entity’s Own Equity” (“ASC 815-40”). The Company accounted for these warrants as a financial liability measured upon initial recognition and on subsequent periods at fair value by using the Black-Scholes Option Pricing Model.

The First Warrant that was granted by the Company for lenders through convertible bridge loans transactions (see also Note 7) entitle the lenders to exercise the First Warrant for a variable number of shares and thus the fixed-for-fixed criteria is not met. Accordingly, the First Warrant were classified as a non-current liability according to the provisions of ASC 815-40, “Derivatives and Hedging - Contracts in Entity’s Own Equity” (“ASC 815-40”). The Company accounted for these warrants as a financial derivative liability measured upon initial recognition and on subsequent periods at fair value by using the Black-Scholes Option Pricing Model.

The fair value of the aforesaid warrants derivative liability is estimated using the Black-Scholes Model which requires inputs such as the expected term of the warrants, share price volatility and risk-free interest rate. These assumptions are reviewed on a regular basis and changes in the estimated fair value of the outstanding warrants are recognized each reporting period as part of in the “Financing (income) expenses, net” line in operations in the accompanying statement of net loss, until such warrants are exercised or expired. When applicable, direct issuance expenses that were allocated to the above warrants were expensed as incurred.

A.	Beneficial Conversion Features

Upon initial recognition or upon modification of a convertible instrument (such as the convertible bridge loans) the Company considered the provisions of ASC 815-40, “Derivatives and Hedging - Contracts in Entity’s Own Equity” (“ASC 815-40”), and determined that the embedded conversion feature of the convertible bridge loan should not be separated from the host instrument. Furthermore, the Company applied ASC 470-20, “Debt - Debt with Conversion and Other Options” (“ASC 470-20”), which clarifies the accounting for instruments with BCFs or contingently adjustable conversion ratios and has applied the BCFs guidance to determine whether the conversion feature is beneficial to the lender.

The BCFs were calculated by allocating the proceeds received to the convertible bridge loans and to any detachable freestanding financial instrument (detachable warrants) included in the transaction, and by measuring the intrinsic value of the conversion option based on the effective conversion price as a result of the convertible bridge loans allocated proceeds.

The intrinsic value of the conversion option was recorded as an additional discount on the Convertible Bridge Loan with a corresponding amount credited directly to equity as additional paid-in capital. After the initial recognition, the discount is amortized as interest expense over the contractual term of the Convertible Bridge Loan.

F-14

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

A.	Modification of stock-based compensation awards

A modification to the terms and/or conditions of an award (i.e. a change of award’s fair value, vesting conditions or classification as an equity or a liability instrument) is accounted for as an exchange of the original award for a new award resulting in total compensation cost equal to the grant-date fair value of the original award, plus the incremental value of the modification to the award. The calculation of the incremental value is based on the excess of the fair value of the modified award based following the modification over the fair value of the original award measured immediately before its terms were modified.

A.	Reclassification

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications did not have any effect on the reported results of operations, shareholder’s deficit or cash flows.

A.	Recent Accounting Pronouncements

1	Accounting Standards Update 2016-02, “Leases (Topic 842): Section A - Leases: Amendments to the FASB Accounting Standards Codification; Section B - Conforming Amendments Related to Leases: Amendments to the FASB Accounting Standards Codification; Section C - Background Information and Basis for Conclusions”

Commencing January 1, 2019, the Company adopted ASC Update 2016-02, Leases (Topic 842), under which, lessees are required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1. A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and, 2. A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing.

As the existing real estate operating leases of the Company are in low value, this guidance had no material impact on the Company’s financial statements.

2	Accounting Standard Update 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting

Commencing January 1, 2019, the Company adopted ASC Update 2018-07, “Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting” (ASU 2018-07). ASU 2018-07 aligns the measurement and classification guidance for share-based payments to nonemployees with the guidance for share-based payments to employees, with certain exceptions.

Consistent with the accounting requirement for employee share-based payment awards, awards within the scope of Topic 718 will be measured at grant-date fair value of the equity instruments that an entity is obligated to issue when the good has been delivered or the service has been rendered and any other conditions necessary to earn the right to benefit from the instruments have been satisfied. Equity-classified nonemployee share-based payment awards will be measured at the grant date.

With respect to awards with performance conditions ASU 2018-07 concludes that, consistent with the accounting for employee share-based payment awards, an entity will consider the probability of satisfying performance conditions when nonemployee share-based payment awards contain such conditions.

ASU 2018-07 also requires that the classification of equity classified nonemployee share-based payment awards will continue to be subject to the requirements of Topic 718 unless the award was modified after the good has been delivered, the service has been rendered, any other conditions necessary to earn the right to benefit from the instruments have been satisfied, and the nonemployee is no longer providing goods or services. This eliminates the requirement to reassess classification of such awards upon vesting.

Based on the limited grants of share-based payments to nonemployees as of the adoption date, it was determined that the adoption of ASU 2018-07 did not have a significant impact on the Company’s financial statements.

F-15

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 3 - INVESTMENT IN AFFILIATD COMPANY, NET

On February 27, 2019 (the “Effective Date”), following execution of the Convertible bridge loan transactions (see also Note 7), the Company signed a Definitive Joint Venture Agreement (the “Joint Venture Agreement”) and closed the Joint Venture Transaction, pursuant to which the Company issued 19.99% of its outstanding ordinary shares to Amarantus Bioscience Holdings, Inc. (“Amarantus”), a biotechnology holding company, in exchange for 19.99% of Breakthrough Diagnostics, Inc., a wholly-owned subsidiary of Amarantus (“Breakthrough”), and Amarantus assigned to Breakthrough exclusive license to develop and commercialize the LymPro Test®, an immune-based neurodiagnostic blood test for the detection of Alzheimer’s disease (the “License”). This share transaction was consummated at February 27, 2019 (the “Closing Date”) Following the Closing Date, the Company issued to Amarantus 17,986,999 ordinary shares (the “Equity Consideration”).

In addition, Amarantus granted the Company an exclusive option, in effect for 60-days from the Closing Date (the “Expiration Date”), to acquire the remaining 80.01% of Breakthrough Diagnostics in exchange for an additional 30.01% of the Company’s outstanding shares (the “Option Transaction”). Upon exercise of the Option Transaction, the Company would own 100% of the Subsidiary and Amarantus would own 49.99% of the Company. The Company is required to notify Amarantus in writing of its intention to exercise the Option, and the closing of the Option transaction shall take place within fourteen days of Amarantus’ receipt of such notice.

Under ASC Subtopic 323-30, “Investments - Equity Method and Joint Ventures: Partnerships, Joint Ventures, and Limited Liability Entities”, the management determined that the Company has the ability to exercise significant influence over operating and financial policies of Breakthrough and therefore an equity method was applied at the Closing Date at residual amount of $1,345,180, which was the difference between the fair value of the total Equity Consideration that was paid by the Company in total amount of $2,518,180 less the fair value of the Option Transaction of $1,173,000, as was determined by the management by using the assistance of third-party appraiser.

At the Closing Date, Breakthrough was determined to be excluding substantive process as required under the definition of business in accordance with the provisions of ASC Topic 805 “Business Combination”. In addition, it was determined that the License represents IPR&D with no alternative future use. Consequently, the Company expensed immediately the allocated amount to the investment in affiliated company in amount of $1,345,180. Following the Closing Date and through its Expiration Date, the Company has not exercised the Option Transaction and consequently the Option Transaction amounting to $1,173,000 was expensed at the Expiration Date. Both amounts were recorded as part of “Share in Losses of Affiliated Company” line in operations in the accompanying statement of operations for the year ended December 31, 2019.

The changes in Level 3 asset associated with Option Transaction to obtain control over affiliated company are measured at fair value on a recurring basis. The following table summarizes the observable inputs used in the valuation of the Option Transaction asset as of the Closing Date:

As of Closing Date
Share price (U.S. dollars)	$5,385
Exercise price (U.S. dollars)	$5,423
Expected volatility	137.2%
Risk-free interest rate	2.44%
Dividend yield	-
Expected term (years)	0.16

The following tabular presentation reflects the Investment in affiliated company:

As of December 31, 2019
Investment in affiliated company, net (1)	$(447,621)
Non-current loans (2)	447,621
Total Investment in affiliated company, net	$-

F-16

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 3 - INVESTMENT IN AFFILIATD COMPANY, NET (CONT.)

1.	The investment in affiliated company as follows:

Investment in Affiliated Company
As of the Closing Date	$1,345,180
Less amortization of In-Process Research and Development asset	(1,345,180)
Less accumulated net losses	(447,621)
As of December 31, 2019	$(447,621)

1.	As part of the Joint Venture Agreement, during the year ended December 31, 2019, the Company provided Breakthrough with an interest-free loan with no maturity date in total amount of $447,621. Following the reduction of the investment in affiliated company to zero amount, the Company considered to recognized additional losses to other investments (non-current loans) based on the seniority of such other investments and the percentage ownership interest applicable for such other investment.

NOTE 4 - PROPERTY AND EQUIPMENT, NET

	As of December 31,
	2019	2018
Laboratory equipment and others	$151,260	$151,260
Computers	8,253	7,180
Vehicle	5,204	5,204
Furniture and equipment	12,851	12,851
	177,568	176,495
Less - accumulated depreciation	(112,896)	(83,253)
Total property and equipment, net	$64,672	$93,242

Total depreciation expenses for the years ended December 31, 2019, 2018 and 2017 were $29,643, $25,502 and $24,083, respectively.

NOTE 5 - OTHER CURRENT LIABILITIES

	As of December 31,
	2019	2018
Accrued payroll and related taxes	$172,648	$111,076
Provision for vacation	36,819	12,807
Accrued expenses	590,158	87,552
	$799,625	$211,435

F-17

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 6 - LOANS FROM SHAREHOLDERS

During the years 2011-2014, the Company received loans from two separate shareholders. The loans matured on December 31, 2019 and bear no interest. The loans are denominated in New Israel Shekels (NIS) and are linked to the Israeli consumer price index as of January 1, 2015. The loans may be prepaid by the Company from time to time according to the Company’s cash availability.

On November 20, 2018, the Company entered into Assignment of a Loan Agreement (the “Assignment Agreement”) with two of its shareholders (the “Assigners”), pursuant to which the Assigners assigned their loan amounted to $350,000 (the “Loan”) to S.B. Nihul Mekarkein Ltd. and Sorry Doll Ltd (collectively the “Assignees”). According to the terms of the Assignment Agreement, it was agreed that upon shareholders’ approval the Loan is eligible for conversion into 3,500,000 Ordinary Shares of the Company at a conversion price of $0.10 per share (the “Shares”). In addition, it was agreed that upon shareholders’ approval the Assignees are entitled to an option to purchase 7,000,000 Ordinary Shares of the Company at a price-per-share of $0.20 for exercise period of five years from the signing of the Assignment Agreement (the “Option”).

On April 29, 2019 (the “Commitment Date”), the Company held its Annual General Meeting of Shareholders, at which the shareholders of the Company approved inter alia the aforesaid related-party loan conversion transaction including the Option grant.

At the Commitment Date, the Company by assistance of third-party appraiser measured the fair value of the Option in total amount of $1,108,493 by using Black-Scholes-Merton pricing model in which the assumptions that have been used are as follows: expected dividend yield of 0%; risk-free interest rate of 2.31%; expected volatility of 127.8%, and Option exercise period based upon the stated terms. In addition, at the Commitment Date, the fair value of the Shares was $665,000 which was based on the closing share price of the Company. Consequently, the Company recorded loss from extinguishment of loans from shareholders as part of “Financing income (expenses), net” line in operations in the accompanying statement of operations in total amount of $1,423,493.

As of December 31, 2019, the remaining outstanding loans from shareholders in total amount of $310,477 have been classified as non-current liability as result of execution of loan conversion agreement that was entered into effect in May 2020 under which the loan will be converted into shares of the Company based on the terms in the Assignment Agreement (see also Note 18D3).

The following tabular presentation reflects the reconciliation of the carrying amount of the loans from shareholders as of December 31, 2019 and 2018:

	As of December 31,
	2019	2018
Opening balance, classified as a current liability	$611,925	$659,526
Less: Partial conversion of loans from shareholders	(350,000)	-
Plus: Exchange differences relating to loans from shareholders	48,552	(47,601)
Closing balance, classified as a non-current liability	$310,477	$611,925

F-18

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 7 - CONVERTIBLE BRIDGE LOANS, NET

During the years ended December 31, 2019 and 2018, the Company entered into certain Convertible Bridge Loan Agreements (the “Loan Agreements”), under which the Company obtained an aggregate net cash amount of $1,442,250 and $27,000, respectively, (which representing 90% of the gross Principal Amount of the loans) (the “Net Principal Amount”) from several private lenders (the “Lenders”), in order to use for the Company’s working capital needs and finance the Company’s activities through the consummation of a proposed public offering and its planned up listing to the NASDAQ Capital Market.

The Principal Amount has been originally issued with 10% discount of aggregated amount of $163,250, bear interest at a flat rate of 10% (the “Interest”) and have a maturity date of 6-months period after receipt of the Loans funds (the “Maturity Date”). The Company will be required to pay 10% penalty upon repayment of the Principal Amount prior to the Maturity Date. Upon the Maturity Date of the loans, the Company will be required to repay the Principal Amount of the Loan and unpaid Interest for cash. From the initial recognition and until the Maturity Date, the loans are presented as current liability. Subject to the Company’s discrete decision not to repay the Principal Amount and unpaid Interest for cash, the Principal Amount and the unpaid Interest shall become convertible into the Company’s Ordinary Shares following the Maturity Date and thereafter at a conversion price equal to 70% of the average closing bid price of the Company’s Ordinary Shares in the 5-days prior to the conversion date. In the event the Company’s defaults under the Agreements, the conversion price shall be reduced to 60% of the average closing bid price of the Company’s Ordinary Shares in the 15-days prior to the conversion date. Following the Maturity Date, the convertible loans are reclassified to non-current liability.

As part of the transaction, the Company issued to the Lenders Convertible Promissory Notes (the “Notes”) and two freestanding ordinary share purchase warrants for the purchase of ordinary shares (the “First Warrant” and the “Second Warrant”, respectively and together “Warrants”).

The First Warrant provides the Lenders with 25% warrant coverage, with the warrant exercise price to be equal to the offering price in the Company’s proposed public offering, or, in the event the Principal Amount are converted into ordinary shares, the warrant exercise price will be equal to the applicable closing bid price of the Company’s shares at the time of the conversion of the Principal Amount. The term of the First Warrant is three years from the date of the determination of the exercise price. The First Warrant may be exercised by cash payment or through cashless exercise by the surrender of warrant shares having a value equal to the exercise price of the portion of the warrants being exercised. Each warrant may be exercised by cash payment or through cashless exercise by the surrender of warrant shares having a value equal to the exercise price of the portion of the warrants being exercised. The First Warrant permits the lenders to receive a variable number of shares of common stock upon exercise and therefore was accounted for as non-current financial derivative. See also Note 8.

The Second Warrant provides the Lenders an additional 25% warrant coverage, under the same terms as the aforesaid warrant, except the exercise price which is equal to 150% of the closing bid price of the Company’s shares on the day prior to the closing of the bridge loan transaction. The Second Warrant permits the lenders to receive fixed number of shares of common stock upon exercise and therefore was classified as additional paid-in capital versus discount on the Notes.

At the initial date, the management by assistance of third-party appraiser measured the First Warrant at fair value in total amount of $205,075. The remaining amount of the net proceeds were allocated in total amount of $938,151 and $326,024 to the Notes and Second Warrant, respectively, based on their relative fair value. See also Note 2R.

Commencing the initial recognition date through December 31, 2019, Principal Amount and unpaid Interest in total amount of $335,521 have been converted into 1,811,864 Ordinary shares. Following such partial conversion of bridge loans into ordinary shares, the exercise price of certain portion of the First Warrant has been determined as a fixed price and accordingly the applicable amount of $60,365 was reclassified into additional paid-in capital. See also Note 8.

In addition, on December 17, 2018 (the “Effective Date”), the Company entered into Engagement Agreement (the “Agreement”) with Alternative Execution Group LLC (“AEXG”) whereby AEXG will render non-exclusive advice and service to the Company concerning equity and/or debt financing with certain Related Parties as defined in the Agreement.

In consideration for AEXG’s non-exclusive services with respect to the aforesaid Loan Agreements, during the year ended December 31, 2019, the Company incurred cash and non-cash expenses in form of stock warrants (“Placement Agent Warrant”) in total aggregate amount of $158,400 which was allocated to the identified components (i.e. convertible bridge loans, First Warrant and Second Warrant) consistent with the allocation of the proceeds issuance expenses. Consequently, an amount of $101,142 out of which was recorded as additional discount of the convertible bridge loans at the outset of the transactions.

F-19

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 7 - CONVERTIBLE BRIDGE LOANS, NET

The following tabular presentation reflects the reconciliation of the carrying amount of the convertible bridge loans during the year ended December 31, 2019:

As of December 31,
2019
Opening balance	$-
Plus: Net principal amount received	1,469,250
Less: Debt issuance costs	(101,142)
Less: Fair value of derivative First and Second Warrants	(531,099)
Plus: Amortization of discounts and accrued interest on convertible bridge loans	958,741
Less: Partial conversion of convertible bridge loans into equity	(335,521)
Less: Modification of terms relating to convertible bridge loans transactions	(354,889)
Plus: Change in fair value of convertible bridge loans	2,321,867
Closing balance	$3,427,207

On February 20, 2020, the Company entered into convertible note extension agreements and lock-up agreements with certain institutional investors who participated in the Company’s Loan Agreements. See also Note 18C1A.

Commencing January 1, 2020 through the release date of these financial statement, the Company entered into certain new convertible bridge loan transactions under which the Company obtained an aggregate net amount of $900,000. See also Note 18C1B and Note 18C1C.

Commencing January 1, 2020 through the release date of these financial statement, Principal Amount and unpaid Interest in total amount of $553,973 have been converted into 36,668,926 Ordinary shares. See also Note 18C1D.

Amendments to Loan Agreements

A.	On December 2, 2019, the Company entered into convertible note extension agreement and lock-up agreement with one of the lenders whereby it was determined to extend the original Maturity Date of applicable Note until February 14, 2020 (the “Amended Maturity Date”) in exchange for (1) waiver of the conversion feature of the applicable Note and accrued Interest prior to the Amended Maturity Date, unless such conversion is either (1) at the Fixed Conversion Price as defined in the amendment or (2) upon an Event of Default in which case the Maturity Date shall be accelerated and the Note shall be convertible at the Alternate Conversion Price as defined in the amendment (2) the Interest shall be amended to be at a rate of 24% and (3) issuance of 500,000 stock warrants to purchase the same number of ordinary shares, at an exercise price equal to $0.15 per stock warrant at any time after the issuance date and up to five years thereafter.

B.	On December 10, 2019, the Company entered into convertible note extension agreement and lock-up agreement with another lender whereby it was determined to extend the original Maturity Date of applicable Note until February 2020 (the “Amended Maturity Date”) in exchange for (1) waiver of the conversion feature of the applicable Principal Amount and accrued Interest prior to the Amended Maturity Date, but the lender has at any time after the effectiveness of the Company’s Registration Statement on Form F-1 that is being filed pursuant to the Company’s proposed public offering and Uplisting (including immediately prior to an Event of Default) the option to convert the applicable Principal Amount and accrued Interest into the units that are being registered pursuant to the Company’s proposed public offering and Uplisting (the “Units”), at a conversion price equal to 70% of the price of the Units in such public offering, subject to the availability of Units registered pursuant to the Company’s registration statement for such public offering and (2) issuance of 350,000 newly issued restricted ordinary shares, par value NIS 0.01 each and issuance of 1,666,667 stock warrants to purchase the same number of ordinary shares, at an exercise price equal to $0.15 per stock warrant at any time commencing six months after the issuance date and up to three years thereafter.

The management has determined by using the assistance of third-party appraiser that the fair value of the modified loan plus the fair value of the ordinary shares and stock warrants approximately amounted to the fair value of the convertible bridge loans prior to the modification date. The Company reduced the non-current balance of the convertible bridge loan in total amount of $354,889 and recorded an amount of $24,500 and $137,905 which represented the fair value at the commitment date of ordinary shares to be issued and issued stock warrants, respectively, as an increase of additional paid-in capital. In addition, due to waiver of the conversion feature and the new Amended Maturity Date that was determined, the fair value of the applicable loans in total amount of $192,484 (which was off-set by embedded BCF in total amount of $79,849 which was recorded versus increase of additional paid-in capital) was classified as current liability on the balance sheet as of December 31, 2019.

F-20

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 8 - DERIVATIVE WARRANTS LIABILITY

The Company allocated approximately $19,655, $244,000 and $168,000, for the years ended December 31, 2018, 2016 and 2015, respectively, of proceeds from its units that were issued under Private Placement transactions to the fair value of 600,000, 4,518,406 and 3,106,000 warrants issued during the years ended December 31, 2018, 2016 and 2015, respectively. These warrants were classified as financial liability because of provisions in such warrants that allow for the net cash settlement of such warrants in the event of certain fundamental transactions, as defined in the warrant agreement (some of which are not considered solely within the control of the Company).

In addition, the Company allocated approximately $205,075 for the year ended December 31, 2019, of proceeds from its units that were issued under convertible bridge loans transactions to the fair value of First Warrant issued during the year ended December 31, 2019 (see also Note 7). In addition, the Company has an obligation to issue warrants in total amount of $80,000 to the placement agent in connection with the convertible bridge loans transactions (see also Note 7). These warrants are classified as financial liability because of provisions in such warrants that that permit the holders to receive a variable number of shares of common stock upon exercise (see also Note 2S).

The remaining outstanding warrants and terms as of December 31, 2019 and 2018 is as follows:

Issuance date	Outstanding as of December 31, 2018	Outstanding as of December 31, 2019	Exercise Price	Exercisable as of December 31, 2019	Exercisable Through

Series (2015)	1,502,500	1,502,500	$0.5	1,502,500	April 2021
Series (2016)	2,628,406	375,000	$0.5	375,000	March 2022
Series (2018)	600,000	600,000	$0.125	600,000	November 2021
First Warrant	-	(*)	(*)	-	(**)
	4,730,906	2,477,500		2,477,500

(*)	The number of First Warrant instruments has not been determined as the First Warrant provides the Lenders with 25% warrant coverage, with the warrant exercise price to be equal to the offering price in the Company’s proposed public offering, or, in the event the Loan Amount are converted into ordinary shares, the warrant exercise price will be equal to the applicable closing bid price of the Company’s shares at the time of the conversion of the Loan Amount. However, based on the share price of the Company as of December 31, 2019, the number of the First Warrant would have been 20,896,789 shares.

(**)	The exercise period is three years from the date of the determination of the exercise price.

Since certain conditions in the warrant agreements do not meet the specific conditions for equity classification, the Company is required to classify the fair value of these warrants as a non-current financial liability, with changes in fair value to be recorded as income (loss) due to change in fair value of warrant liability. The estimated fair value of derivative warrant liability at December 31, 2019 and 2018, was $752,309 and $28,525, respectively.

As quoted prices in active markets for identical or similar warrants are not available, the Company uses directly observable inputs in the valuation of its derivative warrant liabilities (level 3 measurement).

The Company uses the Black-Scholes valuation model to estimate fair value of these warrants. In using this model, the Company makes certain assumptions about risk-free interest rates, dividend yields, expected stock price volatility, expected term of the warrants and other assumptions. Expected volatility was calculated based upon historical volatility of peer companies in the same industry on weekly basis since the marketability of the Company is considered low. Risk-free interest rates are derived from the yield on U.S. Treasury debt securities. Dividend yields are based on historical dividend payments, which have been zero to date. The expected term of the warrants is based on the time to expiration of the warrants from the measurement date.

In April 2017, the Company offered to the warrants holders to lower the warrants’ exercise price from $0.5 per share to $0.4 per share for 8 weeks period. As a result of such offer, in May 2017, certain holders exercised 1,665,000 warrants into the same number of ordinary shares for cash consideration of $666,000. The inducement fair value was measured in an amount of $166,500 which was recognized as financing expense in accompanying Company’s Statement of Operations for the year ended December 31, 2017. As of the exercise date, the fair value of the warrants exercised which amounted to $297,200 (after the effect of the inducement) was reclassified to equity rather than derivative warrant liabilities.

In May 2018, the Company offered to the warrants holders an option to convert 25% of the warrants into shares in exchange for extending the period exercise of their warrants for an additional 3 years. As a result of such offer, in May 2018, certain holders exercised 722,500 warrants into the same number of Ordinary Shares for gross cash consideration of $361,250 (see also Note 10C4). During the year ended December 31, 2019, stock warrants have not been exercised.

F-21

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 8 - DERIVATIVE WARRANTS LIABILITY (cont.)

The following table summarizes the observable inputs used in the valuation of the derivative warrant liabilities as of December 31, 2019 and 2018:

	As of December 31, 2019			As of December 31, 2018
	Series (2015)	Series (2016)	Series (2018)	Series (2015)	Series (2016)	Series (2018)
Share price (U.S. dollars)	$0.040	$0.040	$0.040	$0.094	$0.094	$0.094
Exercise price (U.S. dollars)	$0.50	$0.50	$0.125	$0.5	$0.5	$0.125
Expected volatility	109.15%	122.46%	102.92%	63%	63%	63%
Risk-free interest rate	1.59%	1.58%	1.58%	2.92%	2.92%	2.92%
Dividend yield	-	-	-	-	-	-
Expected term (years)	1.35	2.21	1.58	2.4	0.47	2.88

	First Warrant
	Closing Date	As of December 31, 2019
Share price (U.S. dollars)	$0.12-$0.26	$0.040
Exercise price (U.S. dollars)	$0.12-$0.26	$0.018
Expected volatility	125.31%-129.94%	102.55%-125.71%
Risk-free interest rate	1.74%-2.56%	1.58%-1.62%
Dividend yield	-	-
Expected term (years)	2.38	1.96-2.99
Probability for uplisting	75%	75%

	Series (2015)	Series (2016)	Series (2018)	First Warrant	Placement Agent Warrant		Total
Balances at December 31, 2016	$76,768	$182,948	$-	$-	$-		$259,716
Exercised	-	(297,200)	-	-	-		(297,200)
Changes in fair value	477,648	623,581	-	-	-		1,101,229
Balances at December 31, 2017	$554,416	$509,329	$-	$-	$-		$1,063,745
Amount classified to equity upon exercise	(88,803)	(40,162)	-	-	-		(128,965)
Expired	(178,498)	-	-	-	-		(178,498)
Issued	-	-	19,655	-	-		19,655
Changes in fair value	(281,119)	(466,293)	-	-	-		(747,412)
Balances at December 31, 2018	$5,996	$2,874	$19,655	$-	$-		$28,525
Amount classified to equity upon determination of the exercise price (*)	-	-	-	(60,365)	-		(60,365)
Expired	-	(88)	-	-	-		(88)
Issued	-	-	-	205,075	79,200	(**)	284,275
Changes in fair value	(3,901)	-	(13,351)	517,213	-		499,874
Balances at December 31, 2019	$2,095	$2,786	$6,304	$661,923	$79,200		$752,309

(*)	Following the partial conversion of certain convertible bridge loans into ordinary shares (see also Note 7), the exercise price of certain portion of the First Warrant has been determined as a fixed price and accordingly the applicable amount was reclassified into additional paid-in capital.
(**)	The fair value of the Placement Agent Warrant is equal to 8% of the total proceeds received by the Company from introduced investor and/or lenders by the Placement Agent (see also Note 7).

F-22

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 9 - COMMITMENTS AND CONTINGENT LIABILITIES

A.	Israeli Innovation Authority

Commencing 2012 through 2013, the Company received grants of $162,017 from the IIA (Israeli Innovation Authority) for its plans to develop a series of patient-friendly blood tests that enable the early detection of a variety of cancers (the “Development Plan”). Such contingent obligation has no expiration date. In 2016, the IIA approved further grants (under the same terms) up to maximum amount of approximately $185,000, of which the Company received $110,220 in 2016. The receipt of such amounts is dependent on numerous conditions being met. Amounts were not received in 2019 and 2018. The Company is required to pay royalties to IIA at a rate of 3% in the first 3-years period and 3.5% commencing from the fourth year, of the proceeds from the sale of the Company’s products arising from the Development Plan up to an amount equal to $272,237, plus annual interest equal to 12-month LIBOR applicable to dollar deposit.

As of December 31, 2019, and 2018, the Company did not accrue for or pay any royalties to the IIA as no revenue has yet been generated.

A.	B.G. Negev Technologies and Applications Ltd. and Mor Research Applications Ltd.

At inception date, the Company entered into a License Agreement (“Agreement”) with B.G. Negev Technologies and Applications Ltd (a wholly owned subsidiary of Ben Gurion University - Israel) and Mor Research Applications Ltd. (a wholly owned subsidiary of Clalit Medical Services - Israel) (“Licensors”) in which the Company obtained an exclusive world-wide license to develop, research, commercialize, produce, market and sub-license, products based on the Licensors’ technology. The Company’s technology is built on this license which is therefore material to the Company. According to the Agreement, future royalties would be paid to the licensors based on the following royalty rates:

On net sales of:	%

●	leukemia related products	3.0
●	other products	2.5
●	in certain limited circumstances, rates may be reduced to	2.0

On fixed sublicense income (with no sublicense income on sales by sub licensee):	%

●	leukemia related products	20.0
●	other products	15.0

On fixed sublicense income (with sublicense income on sales by sub licensee):	%

●	leukemia related products	10.0
●	other products	7.5

Without any connection to the Company’s sales, the Company is required to pay minimum royalties to the Licensors according to the following schedule (subject to the termination clause described below):

1.	Year 2015 - $10,000
2.	Year 2016 - $25,000
3.	Year 2017 and thereafter - $50,000 per year.

In any specific year, the total royalties payable to the Licensors shall be the higher of:

1.	the regular royalties based on the royalty rates as described above and
2.	the minimum royalties.

The minimum royalties will be paid to the Licensors regardless of whether the Company succeeds in generating revenues from sales of the products arising from the usage of the Licensors’ technology.

The Agreement term is unlimited but each party is entitled to terminate the Agreement as a result of material breach or failure to comply with material term by the other party, as a result of liquidation or insolvency of the other party (“Termination for Cause”). In addition, the Company was entitled to terminate the Agreement if during a period of 7-years following the transaction effective date, the Company, at its sole discretion, determined that commercialization of the leukemia licensed products is not commercially viable. After such period, the Company is not entitled to terminate the Agreement other than in accordance with the Termination for Cause provisions. As of December 31, 2019, the Company did not reach a determination regarding viability of commercialization of the leukemia licensed products.

F-23

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 9 - COMMITMENTS AND CONTINGENT LIABILITIES

B.	B.G. Negev Technologies and Applications Ltd. and Mor Research Applications Ltd. (Cont.)

However, since the 7-year period ended prior to December 31, 2019, the Company may not terminate the agreement other than Termination for Cause. The Company has accrued the amount of the non-cancellable minimum royalties and the future liability with respect to the commitment to pay minimum royalties to the Licensors for any future periods in a total amount of $423,000 of which $235,000 is considered a current liability and $188,000 is considered non-current liability. This balance was measured based on the future cash payments discounted using an interest rate of 21% which represents, according to management estimate, the applicable rate of risk for the Company.

On May 20, 2020, the Company and the Licensors agreed on an amendment to the license agreement, according to which the minimum royalties payable to the Licensors in respect of the years 2015 until 2020 in an aggregate amount of $250,000 shall be paid in cash on December 31 2020.

1.	In January 2015, the Company signed a one-year lease agreement for office space leasing in Rehovot, Israel for a monthly consideration of NIS 6,780 (approximately $1,830). The lease was renewed by the Company on February 1, 2018 for an additional term of one year at NIS 7,200 (approximately $1,892) per month, with automatic renewal for a second one-year period at NIS 7,400 per month, unless one party provides the other with written notice of non-renewal. Lease payments are linked to the Israeli CPI based on the Israeli Customer Price Index (CPI) based on the CPI published on February 15, 2015, which until December 31, 2019, has not changed significantly. The total expected future lease commitments from January 2020 through January 2021 are approximately $22,000. In addition, the aforesaid lease was renewed by the Company on February 1, 2020 for additional one year.

The payments above are associated with lease of premises with law value and therefore are out of scope of ASC 842 “Leases”. Consequently, leasing payments are recognized on a straight-line basis as an expense in the accompanying statements of operations.

1.	MDM Worldwide Inc.

On June 21, 2018, the Company had entered into an Investor Relations Agreement with MDM Worldwide Solution Inc. (“MDM”) whereby the Company agreed to pay MDM a monthly fee of $12,000 for IR services.

On July 17, 2019, the Board of Directors approved the conversion of up to $100,000 owed by the Company to MDM into ordinary shares, at a conversion price of $0.10 per share, for an issuance of up to 1,000,000 shares to MDM. Consequently, during the year ended December 31, 2019, the Company issued 125,000 ordinary shares of NIS 0.01 par value as settlement of financial liability to MDM in total amount of $12,500. See also Note 10C9.

In addition, an amount of $100,000 have been classified as non-current liability as result of execution of new exchange agreement that was entered into effect in May 2020 under which this amount will be converted into shares of the Company based on the terms in the exchange agreement (see also Note 18D1).

1.	Care G.B. Plus Ltd.

On December 20, 2018 (the “Effective Date”), the Company entered into Marketing and Reseller Agreement with Care G.B. Plus Ltd (“Care G.B.”) whereby the Company granted Care G.B. an exclusive right to market, distribute and resell the Company’s breast cancer screening products to customers located in and taking delivery in the State of Israel, including the Palestinian Authority (the “Product”, “Exclusivity” and “Territory”, respectively). On April 29, 2019, the Company held its Annual General Meeting of Shareholders, at which the shareholders of the Company approved inter alia the aforesaid Marketing and Reseller Agreement.

Commencing the second anniversary of the Marketing and Reseller Agreement, Care G.B.’s Exclusivity is subject to Care G.B. achieving annual milestones to be set by both parties (“Annual Milestones”). If Care G.B. is not achieving at least 50% of the Annual Milestones, the Company has its own discretion either to cancel Care G.B.’s Exclusivity or terminate the Marketing and Reseller Agreement. Through December 31, 2019, the annual milestones for Care GB were not set established as the Company was waiting to finish the development of the product in the Territory.

The Agreement became effective at the Effective Date and continue in effect for 5-year period from Care G.B.’s first purchase order of the Products issued to the Company (the “Initial Term”). Upon the Initial Term completion, provided that Care G.B. has achieved the Annual Milestones, the Marketing and Reseller Agreement term shall be automatically renewed for additional 5-year. Thereafter, at the end of each renewal term, the Marketing and Reseller Agreement shall renew for additional 2-year unless one of the parties provides the other party with prior written non-renewal notice.

F-24

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 9 - COMMITMENT AND CONTINGENT LIABILITIES (cont.)

1.	Orot Plus Ltd.

On March 28, 2019 (the “Effective Date”), the Company entered into Distribution Agreement with Orot Plus Ltd. (“Orot”) whereby the Company appointed Orot as its exclusive market generator for importing, marketing and distributing for Products as defined in the Distribution Agreement in Romania and Austria (the “Territories”).

The Distribution Agreement commenced at the Effective Date and shall be in effect for a period of four and five years from the Effective Date with respect to Romania and Austria, respectively (the “Term”). The Term will be extending automatically for an additional period of three years unless terminated by either party at the end of the Term by giving the other party termination notice in writing at least 90 days prior to the Term end.

Both parties have commercial cooperation according to the terms of the Distribution Agreement, under which Orot is committed to minimum purchase quantities of the Products according to the supply price as defined in the Distribution Agreement.

It was agreed that during the first six months of the Term (the “Preliminary Period”), Orot will set up the infrastructure for the marketing, selling and distribution of the Products in the Territories (the “Preliminary Stage”). Orot will bear all costs of the Preliminary Stage. The Company will provide Orot with the Products free of charge to be used for non-revenue producing purposes in furtherance of the Preliminary Stage. In consideration for the expenses made by Orot until the end of the Preliminary Stage, the Company shall issue to Orot Ordinary Shares of the Company of NIS 0.01 par value each, in an amount equal to the Preliminary Stage Expenses based on Preliminary Stage budget of $180,000 divided by the average closing price of the shares during the thirty days period immediately prior to the Effective Date (the “Issued Shares”). The Issued Shares will be issued to Orot within 14 days as of the end of the Preliminary Period. The Issued Shares will be subject to a lock-up 6-months period as of the end of the Preliminary Period in accordance with the terms of the lock-up agreement.

In addition, in the event Orot satisfies with a three monthly sales milestones as defined in the Distribution Agreement, the Company will issue to Orot on the date on which Orot achieve each respective monthly sales milestone, warrants to purchase a number of ordinary shares of the Company par value NIS 0.01 per share equal to 0.5% of the Company’s issued and outstanding shares as of the Effective Date, with the exercise price to be determined once Orot achieves its first commercial sale of the Products to an unaffiliated third party (the “First Commercial Sale Date”). The warrants’ exercise price shall be equal to 80% of the average closing sale price of the Company’s ordinary shares during the five days period immediately prior to the First Commercial Sale Date. The warrants’ exercise period shall be 24 months from their grant date. The shares issuance upon exercise of the warrants shall be subject to a lock-up period of six months as of the date of such issuance in accordance with the terms of the warrants. Through December 31, 2019, the monthly sales milestones have not been met.

Moreover, in the event the Company satisfies with following aggregate milestones: (a) signing the Distribution Agreement and (b) singing of a distribution agreement between the Company and Orot with respect to additional territories (i.e. Japan and Poland) (“Milestones”), Orot will issue the Company on the date in which the Company achieve each respective Milestone, warrants to purchase a number of ordinary shares of Orot, par value NIS 0.01 per share, equal to 0.5% of Orot’s issued and outstanding shares at the Effective Date. The warrants’ exercise price shall be calculated based on Orot’s valuation of $7,000,000. The warrants’ exercise period shall be 24 months from their grant date. Through December 31, 2019, the Milestones have not been met.

The Distribution Agreement is explicitly determining that upon breach of the Distribution Agreement by the Company within the first three years following the preliminary period, Orot will be entitled to one-time termination payment as defined in the Distribution Agreement plus reimbursement of the cost.

On October 10, 2019, the Company entered into supplement to the aforesaid Distribution Agreement with Orot, whereby it was determined that in exchange for completion of the Preliminary Stage, the Company will issue to Orot, on account of the Issued Shares, such number of ordinary shares of Orot in total amount equal to $180,000 divided by the lower of: (a) 20% discount on the average closing price of the shares during the 30 days period immediately prior to March 28, 2019, (b) the average closing price of the shares during the 10 days period immediately prior to the date hereof, (c) the lowest price per share that will apply in any equity investment (including the issuance of convertible securities) in the Company prior to the issuance of the shares under this section to Orot.

F-25

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 9 - COMMITMENT AND CONTINGENT LIABILITIES (cont.)

F.	Orot Plus Ltd.

The modification to the number of Issued Shares was accounted for as an exchange of the original Issued Shares for a new Issued Shares resulting in total compensation cost equal to the grant date fair value of the Issued Shares of $180,000, plus incremental value of the modification amounted to $38,773. Consequently, during the year ended December 31, 2019, the Company recorded stock-based compensation expenses in total amount of $218,773 as part of “Research and Development Expenses” line in operations in the accompanying statement of operations.

On January 13, 2020, 3,600,000 Issued Shares have been issued, reflecting price per share of $0.05.

1.	Orion Capital Advisors, LLC

On May 16, 2019, the Company entered into Business Development Agreement with Orion Capital Advisors, LLC (“BDC”) whereby BDC will provide business development service to the Company which include inter alia (a) review and advice concerning the technical design of existing and planned products or services; (b) business development assistance including terms of possible transactions and suggestions during negotiations; (c) sales assistance through the development of business models and sales strategy; (d) advice regarding financing, review of proposed term sheets, capitalization planning and, where appropriate, participation in negotiations; (e) strategic consulting regarding product planning, market development, marketing and public relations; (f) consulting on corporate structure, employee stock option structure, warrant arrangements and intellectual property planning; (g) introductions to potential strategic partners and other alliance candidates; (h) introductions to prospective customers for the Company’s products or services.

The term of the Business Development Agreement commenced on May 16, 2019 and through August 16, 2019.

Upon execution of the Business Development Agreement, the Company issued 500,000 ordinary shares of the Company par value NIS 0.01 per share to BDC and recorded stock-based compensation expenses in total amount of $115,000 as part of “General and Administrative Expenses” line in operations in the accompanying statement of operations, representing a price per share of $0.23 at the commitment date.

1.	Udi Zelig

On November 24, 2019 (the “Effective Date”), the Company entered into CTO Consulting Agreement with Orot Plus Ltd. (the “Service Provider”), whereby the Service Provider will provide Chief Technology Officer services based on work plan focus on commercialization of breast cancer products (the “CTO Services”) by Mr. Udi Zelig (the “Consultant”) on behalf of the Service Provider.

In consideration for the Service Provider’s performance of the CTO Services, the Company will issue to the Service Provider ordinary shares of the Company valued at two times the monthly agreed upon value (excluding VAT) of the CTO Services which is NIS 13,000 (the “CTO Fee”). The shares will be subject to a lock-up period of six months as of their issuance. In addition, the Company will cover the pre-approved business expenses to the Service Provider and the Consultant in the performance of the CTO Services.

The CTO Consulting Agreement became effective at the Effective Date and continue in effect until terminated.

During the year ended December 31, 2019, the Company recorded stock-based compensation expenses in total amount of $12,135 as part of “Research and Development expenses” line in operations in the accompanying statement of operations which reflects the CTO Services provided by the Consultant for the period commencing the Effective Date through December 31, 2019. On January 14, 2020, the Company issued 242,697 ordinary shares of the Company par value NIS 0.01 per share as compensation for the CTO Services in December 2019.

1.	Steeltown Consulting Group, LLC

On March 28, 2019, the Company entered into Business Development Agreement with Steeltown Consulting Group, LLC (the “Consultant”) whereby the Consultant will provide business development service as defined in the Agreement. In exchange the Company shall issue to the Consultant number of 500,000 ordinary shares of the Company par value NIS 0.01 per share.

The term of the Business Development Agreement commenced on March 28, 2019 through 6-month period.

During the year ended December 31, 2019, the Company recorded stock-based compensation expenses in total amount of $70,000 as part of “General and Administrative Expenses” line in operations in the accompanying statement of operations in exchange for issuance of the above 500,000 ordinary shares of NIS 0.01 par value, representing a price per share of $0.14 at the commitment date.

F-26

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 9 - COMMITMENT AND CONTINGENT LIABILITIES (cont.)

1.	Al and J Media Inc

On March 28, 2019, the Company entered into Media Advertising Agreement with Al and J Media Inc. (the “Consultant”) whereby the Consultant will introduce the Company to potential sources of media, marketing agreement(s) and/or other strategic alliances which may benefit the Company in the performance of implementing its business plan(s), including but not limited to radio and television media spots; various media publications; and internet podcasts (the “Service”). The Company agreed to pay a fee to Consultant for the Services in cash and equity awards according to payment schedule as defined in the Media Advertising Agreement.

The Media Advertising Agreement term commenced on March 28, 2019 and continue through Service completion.

During the year ended December 31, 2019, the Company recorded marketing expenses in total amount of $565,000, an amount of $420,000 out of which was recorded as stock-based compensation expenses in exchange for issuance of 3,000,000 ordinary shares of NIS 0.01 par value, representing a price per share of $0.14 at the commitment date.

1.	Dawson James Securities

On September 17, 2019 (the “Effective Date”), the Company entered into Engagement Agreement with Dawson James Securities (“Dawson”), pursuant to which the Company appointed Dawson as its exclusive financial and sole management underwriter in connection with proposed public offering to raise up to $7 million (the “Offering”). Dawson will be provided with an underwriting discount or spread of up to 9.0% of the Offering price. In addition, Dawson is entitled to (1) none-accountable expense allowance of 1% of the proceeds received by the Company at the closing from the securities sales (excluding any subsequent closings for the sale of the over-allotment securities) and (2) warrants (the “Placement Agent’s Warrants”) to purchase that number of Securities equal to 5% of the aggregate number of securities sold in the Offering. The Placement Agent’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the five-year period commencing six months from the closing of the Offering, at a price per share equal to 125% of the price per Security issued in the Offering. The Placement Agent’s Warrant will provide for a cashless exercise provision, registration rights (including a one-time demand registration right and unlimited piggyback rights) and customary anti-dilution provisions (for stock dividends and splits and recapitalizations).

Dawson is entitled to the above fees with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom Dawson had introduced to the Company during 6-months period commencing the Effective Date (the “Engagement Period”), as well as any investors that participated in the Offering if such Tail Financing is consummated at any time during the Engagement Period or within the 12-month period following the expiration or termination of the Engagement Agreement or the completion of the Offering (the “Tail Period”). If the Offering is completed for 12-month period from the Offering date, Dawson is entitled to right of first refusal to act as lead managing underwriter or book runner, or as lead placement agent, for any and all future equity, equity-linked or debt (excluding commercial bank debt) offerings during such period, of the Company, or any successor to or any Company’s subsidiary. Notwithstanding the foregoing, in the event of public or private sale of securities during the foregoing 12-month period, Dawson is entitled to receive as its compensation at least 50% of the compensation payable to the underwriters or placement agents. During the 12-month period described, if the Company makes any equity, equity-linked or debt (excluding commercial bank debt) offerings, Dawson is permitted to participate at a 50% level as a placement agent or underwriter for such Offering.

Through December 31, 2019, the Company has no obligation regarding aforesaid Engagement Agreement with Dawson.

On April 6, 2020, the Company entered into new engagement agreement with Dawson. See also Note 18F9.

F-27

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 9 - COMMITMENT AND CONTINGENT LIABILITIES (cont.)

1.	First Choice International Company, Inc.

On September 24, 2019, the Company entered into Consulting Agreement with First Choice International Company, Inc. (the “First Choice”) whereby First Choice provided consulting services to the Company that include assist the Company with its plans to expand its business; and (ii) furnish additional ongoing management and business consulting services aimed at enhancing Company’s opportunities. In exchange the Company issued to the Consultant an amount equal to 500,000 shares of restricted common stock. Consequently, during the year ended December 31, 2019, the Company recorded stock-based compensation expenses in total amount of $50,000 as part of “General and Administrative Expenses” line in operations in the accompanying statement of operations in exchange for issuance of 500,000 ordinary shares of NIS 0.01 par value, representing a price per share of $0.10 at the commitment date.

In addition, it was determined that upon achievement of certain milestones (the “Performance Milestones”) an additional 1,000,000 shares of restricted common stock will be issued. As the Performance Milestones was achieved in January 2020, the Company’s management determined the likelihood for consummation of the Performance Milestones as of December 31, 2019 was probable. Consequently, during the year ended December 31, 2019, the Company recorded as additional stock-based compensation expenses in total amount of $100,000 as part of “General and Administrative Expenses” line in operations in the accompanying statement of operations in exchange for commitment to issue 500,000 ordinary shares of NIS 0.01 par value, representing a price per share of $0.10 at the commitment date.

On February 6, 2020, the Company and First Choice entered into first amendment of the Consulting Agreement under which it was determined inter alia that the Term of the Consulting Agreement was extended until and including June 30, 2020. See also Note 18F1.

1.	Financial Buzz Media Networks LLC

On December 2, 2019, the Company entered into PR and Media Service Provider Agreement with Financial Buzz Media Networks LLC (the “Financial Buzz”), whereby media and PR marketing services which including, but are not limited to implementation of an PR and financial media marketing strategy (the “Media Service”), will be provided by Financial Buzz. In consideration for the Media Services, the Company shall issue a total of 5,000,000 fully vested Ordinary Shares of NIS 0.01 par value to Financial Buzz upon execution of the PR and Media Service Provider Agreement. The fair value of these shares amounted to $750,000, representing a price per share of $0.15 at the commitment date.

The term of the PR and Media Service Provider Agreement is for a period of four months without automatic extensions.

Through December 31, 2019, the Company has not issued the aforesaid shares and services were not rendered by Financial Buzz. Subsequent to December 31, 2019 but before the release of these financial statements, the services were rendered by Financial Buzz and 2,500,000 ordinary shares have been issued.

1.	Provista Diagnostics, Inc

On December 19, 2019 (the “Effective Date”), the Company entered into an exclusive Option Agreement (the “Option Agreement”) with Strategic Investment Holdings, LLC, Ascenda BioSciences LLC and Provista Diagnostics, Inc. (“Provista”) pursuant to which at any time after the Effective Date through March 31, 2020 the Company has the right but not the obligation to require Provista to acquire a number of ordinary shares of the Company equal to a value of $10,000,000 at the volume weighted average price (“VWAP”) of the last 20 trading days prior to exercise of the option, provided that the Company’s ordinary shares are listed on a national exchange at the time of the closing of the transaction (the “Call Option”). It was agreed that with respect to the Option exercise, the Company will issue number of ordinary shares of the Company equal to a value of $1,000,000 at the VWAP of the last 20 trading days prior to execution of the Option Agreement. In addition, it was agreed that the Call Option may be extended by the Company to June 30, 2020 by issuance of additional number of ordinary shares equal to a value of $1,000,000 at the VWAP of the last 20 trading days prior to exercising the extension of the Call Option (the “Call Option Extension”).

The Call Option and the Call Option Extension have been exercised by the Company in 2020. See also Note 18E1).

F-28

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 9 - COMMITMENT AND CONTINGENT LIABILITIES (cont.)

1.	Employment Agreement with Dr. Wee Yue Chew

On March 16, 2017, Todos Singapore entered into an employment agreement with Dr. Wee Yue Chew to serve as the managing director of Todos Singapore. The agreement is effective for a term of three years, unless terminated earlier with six months’ notice, or shorter notice in the event of special circumstances. Under the agreement, Dr. Wee is entitled inter alia to an annual performance bonus at the rate of 4% of Todos Singapore’s net profit before tax, if such profit in said year exceeds SGD3,000,000 (approximately $2,150,000).

To date, Todos Singapore is inactive and has not realized any profits.

NOTE 10 - SHAREHOLDERS’ DEFICIT

1. Ordinary Shares:

The Ordinary Shares confer upon the holders thereof all rights accruing to a shareholder of the Company, as provided in these Articles, including, inter alia, the right to receive notices of, and to attend meetings of shareholders; for each share held, the right to one vote at all meetings of shareholders; and to share equally, on a per share basis, in such dividend and other distributions to shareholders of the Company as may be declared by the Board of Directors in accordance with these Articles and the Companies Law, and upon liquidation or dissolution of the Company, in the distribution of assets of the Company legally available for distribution to shareholders in accordance with the terms of applicable law and these Articles. All Ordinary Shares rank pari passu in all respects with each other.

1. Preferred Shares:

According to the Company’s prior Articles of Association, which were revised on August 9, 2015, each preferred share entitled its holder to the following rights, until such preferred share is converted into an ordinary share: (a) the right to receive notices and participate in general meetings, vote there at, receive dividends whenever they are paid on the ordinary shares and to receive liquidation dividends from the assets of the Company upon liquidation; (b) anti-dilution right that is not transferrable; and (c) the right to appoint one (1) director, provided that the holder holds 5% or more of the issued share capital of the Company. During the reported periods all the issued and outstanding preferred shares were held by the then Chief Executive Officer of the Company (“Mr. Zigdon”).

On March 16, 2017, and following the effective date of the registration of the securities of the Company for quotation on OTCQB, the Company’s shareholders at a General Meeting adopted Amended and Restated Articles of Association of the Company and approved the conversion of all preferred shares into the same number of ordinary shares (total of 3,333,471 shares). Accordingly, as of December 31, 2017, there are no preferred shares issued and outstanding and the Company is no longer required to issue any additional preferred shares to Mr. Zigdon. Following the registration of securities and the conversion of the preferred shares, the Company issued to Mr. Zigdon 18,379 ordinary shares related to ordinary shares issued during 2017 prior to the March 2017 conversion date.

F-29

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 10 - SHAREHOLDERS’ DEFICIT

1.	Issuance of Ordinary Shares:

2.In April 2017, the Company offered to the holders of the warrants to lower the exercise price of the warrants from $0.5 per share to $0.4 per share for a limited period of time of 8 weeks.

As a result of such offer, in May 2017, certain holders exercised 1,665,000 warrants to the same number of Ordinary Shares for a cash consideration of $666,000 (net amount of $599,400)

The fair value of the inducement was measured in an amount of $166,500. Such amount was recognized as an additional financing expense in the accompanying Company’s statement of operations.

At the exercise date, the fair value of the warrants exercised which amounted to $297,200 (after consideration of the effect of the inducement), was reclassified to equity rather than derivative warrant liabilities.

1.	In October 2017, the Company signed a share purchase agreement with certain investors for $625,000 in exchange for issuance of 1,061,125 ordinary shares of NIS 0.01 par value. As of December 31, 2017, all of these ordinary shares were sold and the Company received net proceeds of $562,553.

2.	During the year ended December 31, 2017, 81,432 stock options have been exercised into the same number of ordinary shares at an exercise price of NIS0.01.

3.	In May 2018, the Company offered to the holders of the warrants to exercise their warrants in exchange for extending their expiration date for an additional 3 years. As a result of such offer, during May 2018, certain holders exercised 722,500 warrants into the same number of Ordinary Shares for a cash consideration of $361,250. The total direct and incremental costs paid regarding this transaction were approximately $36,992.

4.	On August 15, 2018, a certain consultant converted 620,521 stock options into the same number of ordinary shares at an exercise price of NIS0.01.

5.	On November 18, 2018, the Company signed a share purchase agreement with an investor for $100,000 in exchange for 800,000 ordinary shares of NIS 0.01 par value and 600,000 warrants for 3 years in exercise price of the lowest of $0.125 or the lowest price during the 5 trading days before the exercise notice. An amount of $19,655 was allocated to derivative warrant liability (see also Note 8) and the remaining amount was allocated to the shares.

6.	During the year ended December 31, 2019, the Company signed a share purchase agreement with certain new investors for $295,000 in cash in exchange for 2,950,000 ordinary shares of NIS 0.01 par value, which representing price per share of $0.10.

7.	On April 14, 2019 (“Commitment Date”), the Company’s compensation Committee approved the issuance of 300,000 ordinary shares of NIS 0.01 par value to the then Chief Executive Officer for his service as the chairman of the Board of Directors. Consequently, at the Commitment Date, the Company recorded stock-based compensation expense as part of “General and Administrative” line in operations in the accompanying statement of operations in total amount of $60,000, which representing price per share of $0.2 at the commitment date.

8.	In May 2019, the Company issued 125,000 ordinary shares to certain service provider as partial settlement of financial liability in total amount of $12,500. See also Note 9D.

9.	During the year ended December 31, 2019, the Company entered into several service agreements with certain service providers, whereby the Company issued 4,500,000 ordinary share of NIS 0.01 par value in exchange for services that have been rendered. Consequently, the Company recorded related stock-based compensation expense of $420,000 and $335,000 as part of “Marketing Expenses” and “General and Administrative Expenses” lines in operations in the accompanying statement of operations, respectively, based on the fair value of the issued shares at each applicable commitment date, which representing an average price per share of $0.15. See also Note 9.

F-30

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 11 - STOCK OPTIONS

On January 11, 2016, the Company’s Board of Directors approved and adopted the Todos Medical Ltd. 2015 Israeli Share Option Plan (the “2015 Plan”), pursuant to which the Company’s Board of Directors may award stock options to purchase its ordinary shares to designated participants. Subject to the terms and conditions of the 2015 Plan, the Company’s Board of Directors has full authority in its discretion, from time to time and at any time, to determine (i) the designate participants; (ii) the terms and provisions of the respective Option Agreements, including, but not limited to, the number of Options to be granted to each Optionee, the number of Shares to be covered by each Option, provisions concerning the time and the extent to which the Options may be exercised and the nature and duration of restrictions as to the transferability or restrictions constituting substantial risk of forfeiture and to cancel or suspend awards, as necessary; (iii) determine the Fair Market Value of the Shares covered by each Option; (iv) make an election as to the type of Approved 102 Option under Israeli IRS law; (v) designate the type of Options; (vi) take any measures, and to take actions, as deemed necessary or advisable for the administration and implementation of the 2015 Plan; (vii) interpret the provisions of the 2015 Plan and to amend from time to time the terms of the 2015 Plan.

The 2015 Plan permits grant of up to 6,000,000 options to purchase ordinary shares subject to adjustments set in the 2015 Plan. As of December 31, 2019, there were 3,732,429 ordinary shares available for future issuance under the 2015 Plan.

The following table presents the Company’s stock option activity for employees and directors of the Company for the years ended December 31, 2019 and 2018:

	Number of Options	Weighted Average Exercise Price
Outstanding at December 31, 2017 and 2018	1,758,316	0.003
Granted (*)	1,129,836	0.120
Forfeited or expired	(620,581)	0.003
Outstanding at December 31, 2019	2,267,571	0.061
Exercisable at December 31, 2019	1,879,705	0.073

(*)	On March 25, 2019, the Company’s Board of Directors approved the employment agreement (the “Agreement”) with Dr. Herman Weiss, (“Dr. Weiss”) whereby will serve as the Company’s Chief Executive Officer effective retroactive commencing August 1, 2018, in exchange for compensation package that include inter alia stock options to purchase 5% of the Company’s issued and outstanding shares as of March 25, 2019, at an exercise price equal to the fair market value of the Company’s shares on the grant date, in accordance with the vesting schedule under which 25% of the stock options will vest on grant and the remaining 75% of the stock options will vest upon consummation of the Company’s planned public offering (“Performance Milestone”). On April 29, 2019 (the “Commitment Date”), the Company held its Annual General Meeting of Shareholders, at which the Company’s shareholders approved inter alia the aforesaid Agreement.

The likelihood that the Performance Milestone for consummation of the Company’s planned public offering was determined to be remote due to termination of Dr. Weiss from his position as the Company’s Chief Executive Officer at the beginning of January 2020 (see also Note 18B). Thus, During the year ended December 31, 2019, stock-based compensation expense has not been recorded with respect to the Performance Milestone.

At the Commitment Date, the Company by assistance of third-party appraiser measured the fair value of 1,129,836 stock options which are not subject to Performance Milestone in total amount of $207,541 by using Black-Scholes-Merton pricing model in which the assumptions that have been used are as follows: expected dividend yield of 0%; risk-free interest rate of 2.54%; expected volatility of 125.2%, and stock options exercise period based upon the stated terms. Consequently, the Company recorded stock-based compensation expense in such amount as part of “General and Administrative Expenses” line in operations in the accompanying statement of operations.

As of December 31, 2019, the aggregate intrinsic value for the stock options outstanding and exercisable according to $0.04 price per share was $42,551 and $28,045, respectively, with a weighted average remaining contractual life of 5 years.

Stock-based compensation expenses incurred for employees (and directors) and non-employees, for the years ended December 31, 2019, 2018 and 2017, amounted to $1,253,449 ($1,045,908 out of which allocated to ordinary shares issued or to fixed number of ordinary shares to be issued (see also Note 9F, Note 10C8 and Note 10C10)), $47,672 and $113,758 ($3,801 out of which allocated to ordinary shares issued), respectively.

F-31

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 12 - RESEARCH AND DEVELOPMENT EXPENSES

	Year ended December 31
	2019	2018	2017

Salaries and related expenses	$291,606	$178,486	$144,250
Stock-based compensation (Note 9F)	230,908	12,077	22,883
Professional fees	65,506	22,271	18,888
Laboratory and materials	35,472	70,779	143,644
Patent expenses	51,491	82,367	65,654
Rent and maintenance	32,895	40,146	41,673
Liability for minimum royalty expenses (Note 9B)	-	-	238,000
Depreciation	29,643	25,650	24,083
Insurance and other expenses	18,178	27,408	21,452
	$755,699	$459,184	$720,527

NOTE 13 - MARKETING EXPENSES

	Year ended December 31
	2019	2018	2017

Stock-based compensation (Note 10C10)	$420,000	$-	$-
Professional fees	246,872	-	-
	$666,872	$-	$-

NOTE 14 - GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31
	2019	2018	2017

Salaries and related expenses	$325,879	$190,207	$67,541
Stock-based compensation (Note 10C8, Note 10C10 and Note 11)	602,541	35,595	90,875
Communication and investor relations	106,886	230,194	83,836
Professional fees	943,175	269,980	224,407
Insurance and other expenses	114,164	193,718	150,428
	$2,092,645	$919,694	$617,087

F-32

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 15 - FINANCING (INCOME) EXPENSES, NET

	Year ended December 31
	2019	2018	2017

Change in fair value of warrants liability and fair value of warrants expired (Note 8)	$499,874	$(925,910)	$1,101,229
Inducement related to warrants exercised (Note 8)	-	-	(166,500)
Change in fair value of convertible bridge loans following to Maturity Date (Note 7)	2,321,867	-	-
Loss from extinguishment of loans from shareholders (Note 6)	1,423,493	-	-
Direct and incremental issuance costs allocated to First Warrant (Note 7)	22,109	-	-
Amortization of discounts and accrued interest on convertible bridge loans (prior to Maturity Date) (Note 7)	958,741	-	-
Change in liability to minimum royalties (Note 9B)	50,000	50,000	-
Exchange rate differences and other finance income (expenses)	57,414	(45,427)	(70,029)
Financing (income) expenses, net	$5,333,498	$921,337	$1,337,758

F-33

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 16 - TAXES ON INCOME

The Company files its income tax report in the State of Israel and is subject to taxation laws applicable in Israel.

1.	In December 2016, the Israeli parliament passed the Economic Efficiency Law (Legislative Amendments to Achieve Budget Targets for the 2017 and 2018 Budget), which set a further reduction of corporate tax from 25% to 23%. The provisions of the law included a Temporary Order stipulate that the corporate tax rate in 2017 will be 24%. As a result, the corporate tax rate in effect from 2018 onwards is 23%.

2.	The Company has final (considered final) tax assessments through the 2013 tax year.

3.	As of December 31, 2019, the Company has carried forward losses for Israeli income tax purposes of approximately $6.9 million which can be offset against future taxable income for an indefinite period of time.

4.	Deferred income taxes reflect the net tax effects of net operating loss and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	As of December, 31
Composition of deferred tax assets:	2019	2018
Net operating loss carry-forward	$1,585,272	$991,987
Research and development credits	112,149	63,439
Others	8,556	2,946
Net deferred tax asset before valuation allowance	1,705,976	1,058,371
Valuation allowance	(1,705,976)	(1,058,371)
Net deferred tax assets	$-	$-

	Year Ended December 31,
	2019	2018	2017

Tax rate	23%	23%	24%

Tax expense (benefit) at statutory rate	$2,054,113	$105,234	$642,090
Tax rate differential	-	-	28,057
Change in taxes from permanent differences in stock-based compensation	639,504	10,964	27,301
Change in taxes from permanent difference in derivative warrants liabilities and convertible loans	858,307	(212,959)	304,254
Change in temporary differences	111,480	-	-
Others	1,925	-	-
Loss carryforwards	442,897	307,229	282,478
Income tax expense (benefit)	$-	$-	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences are deductible and net operating losses are utilized. Based on consideration of these factors, the Company recorded a full valuation allowance at December 31, 2019 and 2018.

1.	For the years ended December 31, 2019, 2018 and 2017, the following table reconciles the statutory income tax rate to the effective income tax rate:

F-34

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 17 - RELATED PARTIES

A.	On July 30, 2018, the Company’s Board of Directors resolved that Dr. Herman Weiss will cease to serve as the Company’s current Chairman of the Board of Directors and appointed him as the Company’s Chief Executive Officer, effective immediately. Additionally, in conjunction with the appointment of Dr. Weiss as Chief Executive Officer, Rami Zigdon, the Company’s previous Chief Executive Officer, left his position but was appointed as the Company’s Chief Business Officer and will continue serving as a member of the Company’s Board of Directors.

On March 25, 2019, the Company’s Compensation Committee and Board of Directors have approved the following compensation package for Dr. Weiss, to be retroactive to August 1, 2018:

●	Salary: NIS 47,840 per month

●	Bonus: Annual performance bonus of up to 35% of annual salary + 1% additional options, linked to the achievement of performance goals to be established by the Board of Directors each year.

●	Equity: The Company will grant the CEO options to purchase 5% of the Company’s issued and outstanding shares as of March 25, 2019, at an exercise price equal to the fair market value of the Company’s shares on the date of grant, in accordance with the following vesting schedule:

○	25% will vest on grant

○	25% will vest on the consummation of the Company’s planned public offering (the “Public Offering Date”)

○	25% will vest quarterly in the first year following the Public Offering Date

○	25% will vest quarterly in the second year following the Public Offering Date

●	Notice Period: 3 months

●	Severance Payments: 6 months’ salary following effective date of termination

●	Change in Control Payment: In the event the CEO is terminated due to a change of control, the Company will pay the CEO 12 months’ salary (instead of the 6 months’ salary) following the effective date of termination.

●	Change in Control Acceleration: In the event of a change of control transaction following the Public Offering Date vesting will be accelerated, and all of the options will become fully vested.

On April 29, 2019 (the “Commitment Date”), the Company held its Annual General Meeting of Shareholders, at which the shareholders of the Company approved inter alia the compensation package for Dr. Weiss.

For the years ended December 31, 2019 and 2018, the Company recorded expenses with respect to the aforesaid compensation package OF Dr. Herman Weiss for his services as the Chief Executive Officer in total amount of $463,582 ($207,541 out of which as stock-based compensation (see also Note 11)) and $82,967, respectively.

On January 5, 2020, the Company appointed Mr. Gerald Commissiong as Chief Executive Officer and Director of the Company effective immediately. Additionally, in conjunction with the appointment of Mr. Commissiong as Chief Executive Officer, Dr. Herman Weiss left his position as the Company’s previous Chief Executive Officer and will focus solely on his new role as Chairman of the Board. See also Note 18B.

B.	Crow Technologies 1977 Ltd., a company engaged in the manufacturing of plastics and electronic components, has an exclusive right to manufacture products for the Company (and any component of the products) for a price that is higher by 50% to that of the market prices of manufacturing such products or components in Israel. As of the date hereof, Crow Technologies has not exercised its exclusive right. The products of the Company do not have any electronic parts. While the Company’s products developed through the current date, do have plastic parts, the cost of these parts approximate $0.10 per unit. The Company believes that the exclusive right held by Crow Technologies is immaterial to the ultimate price for which the Company will sell its products or even the overall estimated cost of production of its products.

C.	With respect to Reseller Agreement with Care G.B. Plus Ltd. which is also the Company’s shareholder - see also Note 9E.

F-35

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 18 - SUBSEQUENT EVENTS

1.	COVID-19

Beginning in early 2020, there has been an outbreak of coronavirus (COVID-19), initially in China and which has spread to other jurisdictions, including locations where the Company does or plans to do business. The full extent of the outbreak, related business and travel restrictions and changes to behavior intended to reduce its spread are uncertain as of the date of the financial statements as this continues to evolve globally. Therefore, the full extent to which coronavirus may impact the Company’s results of operations, liquidity or financial position is uncertain. This outbreak has already had a material disruption on the operations of the Company and its suppliers. Management continues to monitor the impact that the COVID-19 pandemic is having on the Company and the economies in which the Company operates. The Company anticipates that its future results of operations, including the results for 2020, and its liquidity and financial position will be materially impacted by the coronavirus outbreak. However, given the speed and frequency of continuously evolving developments with respect to this pandemic, the Company cannot reasonably estimate the magnitude of the impact to its results of operations, and, if the outbreak continues on its current trajectory, such impacts could grow and become material to its liquidity or financial position. To the extent that the Company’s suppliers continue to be materially and adversely impacted by the coronavirus outbreak, this could reduce the availability, or result in delays, of materials or supplies to the Company, which in turn could materially interrupt the Company’s business operations, including its research and development activities.

1.	Resignation of Officer and Appointment of New Directors and Officers

On January 5, 2020, the Company appointed Mr. Gerald Commissiong as Chief Executive Officer and Director of the Company. In addition, Mr. Daniel Hirsch was promoted to Chief Financial Officer and appointed a Director of the Company on January 5, 2020. Mr. Hirsch previously served as the Company’s Director of Investor Relations. Mr. Commissiong and Mr. Hirsch were appointed primarily to transition the Company’s headquarters from Israel to the United States.

Currently, Mr. Commissiong is director and president and Chief Executive Officer of Amarantus Bioscience Holdings, Inc. and is interim Chief Executive Officer of Breakthrough Diagnostics, Inc., the Company’s joint venture with Amarantus. See also Note 3.

Concurrent with Gerald Commissiong’s appointment as Chief Executive Officer, Dr. Herman Weiss resigned as Chief Executive Officer of the Company and will focus solely on his new role as Chairman of the Board.

1.	Funds raising

1.	Convertible Bridge Loans Agreements

1.	On February 20, 2020, the Company entered into Convertible Note Extension Agreements (the “Amendments”) with certain institutional investors who participated in the Company’s previously announced financing round of 2019, under which it was agreed to extend the maturity of those notes to August 14, 2020 (the “Amended Maturity Date”). The institutional investors shall not be entitled to convert the Loan Principal plus Interest prior to the Amended Maturity Date, unless such conversion is either (1) at the Fixed Conversion Price as defined in the Amendments or (2) upon an event of default in which case the Maturity Date shall be accelerated and the Note shall be convertible at the Alternate Conversion Price as defined in the Amendments.

In addition to the warrants issued to the institutional investors pursuant to the Agreement, the Company issues to the institutional investors a third Warrant (the “Third Warrant”) providing the institutional investors with a right to purchase 20,792,380 Third Warrant Shares, at an exercise price equal to $0.10 per Third Warrant Share. The Investor may exercise the Third Warrant after the issue date and up to 5 years thereafter.

Moreover, the Company has entered into lock-up agreements with the institutional investors that preclude them from selling common shares in the market until August 20, 2020.

F-36

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 18 - SUBSEQUENT EVENTS

C.	Funds raising

1.	Convertible Bridge Loans Agreements

1.	Commencing January 1, 2020 through the release date of these financial statement, the Company entered into certain Convertible Bridge Loan Agreements (the “Loan Agreements”), under which the Company obtained an aggregate gross amount of $835,714, (the “Loan Amount”) from several private lenders (the “Lenders”), in order to use for the Company’s working capital needs and finance the Company’s activities through the consummation of a proposed public offering and its planned up listing to the NASDAQ Capital Market.

The Loan Amount has been originally issued with 30% discount of aggregated amount of $250,714, bear interest at a flat rate of 10% (the “Interest”). Having said that, upon occurrence of any uncured Event of Default as defined in the Loan Agreements, and in the event that Lenders at their sole discretion elect to allow the Company to continue with repayment of the Loan Amount and Interest after an Event of Default, the Interest rate on the unpaid Loan Amount will be change to 18% or the highest interest rate currently allowable under Nevada law for loans of this amount (the “Default Interest Rate”).

The Loan Amount has maturity date as defined in the Loan Agreements (the “Maturity Date”). The Company will be required to pay 20% penalty upon repayment of the Loan Amount prior to the Maturity Date.

At the earlier of the effective date of Registration Statement as defined in the Loan Agreements or 6 months after the Effective Date, the Lenders at their sole option, may convert the outstanding Loan Amount, or any portion of the Loan Amount, and any accrued interest, in whole or in part, into shares of the common stock of the Company (the “Common Stock”). Any amount so converted will be converted into common stock of the Company at a price equal to the lower of (1) the closing market price on the date of closing and (2) 50% of the lowest trading price on the primary trading market on which the Company’s Common Stock is quoted for the last 10 trading days immediately prior to but not including the Conversion Date (“Conversion Price”).

The Lenders shall have a right of participation up to 40% of any future financing (excluding strategic transactions) for a period of 2 years.

The Company shall pay a monthly liquidated damages of $12,500 if the Registration Statement is not filed by the earlier of (i) 75 days of the Effective Date or (ii) 30 days after uplisting of the Company’s Common Stock to a national securities exchange and / or declared effective within 180 days from the Effective Date of the Loan Agreements, which damages shall accrue each month until the applicable breach (failure to timely file, failure to timely have declared effective, or both) has been cured.

Upon the occurrence of any uncured Event of Default, the Holder at any time, at its sole discretion, may elect to immediately (without prior notice) convert the outstanding Loan Amount, or any portion of the Loan Amount, and any accrued Interest, in whole or in part, into shares of the Common Stock, according to the terms of the Loan Agreements.

As part of the transaction, the Company issued 24,776,758 warrants to purchase of the same number of ordinary shares at an exercise price of $0.10 per share. The warrants shall be cashless exercisable with full rachet anti-dilution for a period of 5-years from the issuance date.

1.

On June 15, 2020 (the “Issuance Date”), the Company entered into a Securities Purchase Agreement pursuant to which it issued a 2% Convertible Redeemable Note (“Note”). Under the Note, the Company received net cash of $315,000 (which representing 84% of the gross Principal Amount of the note) from a private lender (the “Holder”).

The Note was issued with 16% original issue discount totaling $60,000, bears interest at a flat rate of 2% and has a maturity date of June 15, 2021 (the “Maturity Date”) on which all principal and interest is due and payable in one payment. During the first 40 days after the Issuance Date, the Company has the right to redeem the Note at a price equal to 125% of the Note’s face amount.

F-37

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 18 - SUBSEQUENT EVENTS (cont.)

C.	Funds raising

1.	Convertible Bridge Loans Agreements (Cont.)

C.

The Holder is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the Note and the accumulated Interest then outstanding into the Company’s ordinary shares at a price equal to 80% of the lower of (i) the lowest closing bid price on the trading day prior to the Issuance Date or (ii) the lowest trading price of the ordinary shares as reported by the trading market on which the Company’s shares are traded, for the 20 prior trading days including the day upon which a conversion notice is received (the “Conversion Price”).

Upon occurrence of a Sale Event as defined in the Note, the Company shall, upon request of the Holder, redeem the Note in cash in an amount equal to 150% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of the Note and the unpaid interest into ordinary shares of the Company at the Conversion Price immediately prior to such Sale Event.

Upon the occurrence of an Event of Default (as defined in the Note), the Note shall accrue interest at the lower of (i) 24% per annum or (ii) the highest rate of interest permitted by law. In addition, the Company will be subject to the penalty described in paragraph 8 of the Note.

1.	As noted in Note 7, commencing January 1, 2020 through the signing date of these financial statement, Loan Amount and Interest of $553,973 have been converted into 36,668,926 Ordinary shares.

2.	Subscription Agreements

In March 2020, the Company entered into subscription agreements with several investors under which the Company raised gross funds in total amount of $30,000 in exchange for the issuance of units consisting of 1,500,000 ordinary shares of the Company and 1,339,284 warrants to purchase the same number of ordinary shares of the Company at an exercise price of $0.10. These warrants may be eligible for exercise over a period of four years from the issuance date and are subject to standard anti-dilution provisions. In addition, the Company may be subject to liquidated damages upon failure to timely deliver shares upon exercise of the warrants.

1.	Settlement of debts

1.	MDM Worldwide Solution, Inc.

As noted in Note 9E, on April 13, 2020, the Company entered into exchange agreement under which the Company agreed to exchange partial amount of the outstanding trade debt of $100,000 held by MDM Worldwide Solution, Inc. for issuance of 5,000,000 ordinary shares of the Company at an exchange price of $0.02 per share. The ordinary shares have been issued on May 14, 2020.

As result of the execution of the Agreement, as of December 31, 2019, the outstanding loans from shareholders amounted to $100,000 have been classified as non-current liability on the balance sheet.

1.	Toledo Advisors, LLC

On May 1, 2020, the Company entered into a letter agreement with Toledo Advisors, LLC (“Toledo”) pursuant to which the Company agreed to convert aggregate principal number of Notes of the Company of $119,296 plus $2,845 of accrued interest into 6,107,026 ordinary shares of the Company at a conversion price of $0.02 per share. Upon Conversion the principal amount of the notes and all accrued interest shall no longer be outstanding and any and all defaults shall be cured.

1.	As noted in Note 6, on May 10, 2020, the Company entered into Loan Conversion Agreement (the “Agreement”) with its shareholders pursuant to which the Company will convert the then outstanding loan amounting to $350,000 into 8,750,000 ordinary shares of the Company at a conversion price of $0.04 per share. Upon conversion of the loan, the Company shall be released from all its obligations and liabilities with respect to the loan, which shall be deemed to have been paid in full. The ordinary shares have been issued on May 19, 2020.

As result of the execution of the Agreement, as of December 31, 2019, the outstanding loans from shareholders amounted to $310,477 have been classified as non-current liability on the balance sheet.

F-38

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 18 - SUBSEQUENT EVENTS (cont.)

1.	Establishment or purchasing of Additional Entities

1.	Provista Diagnostics, Inc.

As noted in Note 9N, in January 2020 and subject to the term of the Option Agreement, the Company exercised the Call Option by issuance of 17,091,096 ordinary shares. In April 2020, the Company exercised the Call Option Extension by issuance of 13,008,976 ordinary shares.

In addition, on May 11, 2020, the Company held Special Meeting of Stockholders under which it was approved inter alia that upon the Company’s consummation of proposed public offering the Company will complete the purchasing of the outstanding shares Provista.

1.	Todos Medical USA

On January 29, 2020, the Company’s Board of Directors determined to open a U.S. subsidiary named Todos Medical USA for the purpose of conducting business as medical importer and distributor focused on the distribution the Company’s testing products and services to customers in the North America and Latin America. In addition, Todos Medical USA has formed the subsidiary Corona Diagnostics, LLC (see also Note 18D3 below), for the purpose of marketing COVID-19 related products in the United States and contracting with Provista Diagnostics, Inc. (see also Note 18D1 above) to validate potential products the Company is contemplating distributing and creating marketing materials for the testing products based upon those validations.

1.	Emerald Organic Products, Inc.

On March 23, 2020 Todos Medical USA entered into Joint Venture Agreement (the “Agreement”) with Emerald Organic Products, Inc., a Nevada corporation (“Emerald”), for the formation of Emerald Viral Diagnostics Joint Venture, Inc. (the “Joint Venture”) in order to manage, operate and distribute viral testing currently controlled by Todos Medical USA. It was agreed inter alia that (1) Todos Medical USA will contribute diagnostic testing under its control that will be useful in detecting Coronavirus / COVID-19 (“Viral Testing”). Todos Medical USA will contribute the expertise and know-how to the Joint Venture necessary to validate the products for distribution; (2) Emerald will contribute capital for validation as per the budget as described in the Agreement and be responsible for developing and implementing the necessary financial structures for the distribution of the Viral Testing; (3) interest in the Joint Venture shall be 51% owned and controlled by Emerald and 49% owned and controlled by Todos Medical USA; (4) Emerald shall be entitled to receive priority distributions from the Joint Venture up to the amount of any cash capital contributions made by Emerald; (5) the Board of Managers will initially consist of three board members: Two members shall be appointed by Emerald and one member shall be appointed by Todos Medical USA; (6) the Joint Venture shall commence the date hereof and shall continue until the earlier of (i) 25 years or (ii) mutual agreement of Todos Medical USA and Emerald to dissolve.

On April 24, 2020, Todos Medical USA entered into the Amended and Restated Collaboration Agreement with Emerald, pursuant to which Todos became the owner of 100% of the equity of the Joint Venture (Corona Diagnostics, LLC) and agreed to integrate its COVID-19 tests with Emerald’s telemedicine (Carie Health, Inc.) and independent pharmacy business Bonsa Health, Inc. to create a full solution to help facilitate the screening and diagnosis of individuals potentially to identify each indiciation’s COVID-19 Polymerase Chain Reaction (PCR) and/or antibody testing status to facilitate return to work programs in the United States.

F-39

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 18 - SUBSEQUENT EVENTS (cont.)

1.	Service Agreements

1.	First Choice International Company, Inc.

As described in Note 9L, on February 6, 2020, the Company and First Choice entered into first amendment of the Agreement under which it was agreed that the Term of the Agreement was extent until and including June 30, 2020 (the “Expected Term”) and the Consultant shall continue to perform services including the additional services related to the expansion and addition of business lines during the Expanded Term.

1.	Orion Capital Advisors, LLC

On February 10, 2020, the Company entered into Business Development Agreement (the “Agreement”) with Orion Capital Advisors, LLC (“BDC”) whereby BDC will provide business development service to the Company which include inter alia (a) review and advice concerning the technical design of existing and planned products or services; (b) business development assistance including terms of possible transactions and suggestions during negotiations; (c) sales assistance through the development of business models and sales strategy; (d) advice regarding financing, review of proposed term sheets, capitalization planning and, where appropriate, participation in negotiations; (e) strategic consulting regarding product planning, market development, marketing and public relations; (f) consulting on corporate structure, employee stock option structure, warrant arrangements and intellectual property planning; (g) introductions to potential strategic partners and other alliance candidates; (h) introductions to prospective customers for the Company’s products or services.

Upon signing the Agreement, the Company shall issue to BDC 2,500,000 restricted shares of common stock.

The term of this Agreement shall commence on February 10, 2020 and shall continue through August 10, 2020.

1.	AS Iber Israel Ltd

On February 11, 2020 (the “Effective Date”), the Company entered into Engagement Agreement (the “Agreement”) with AS Iber Israel Ltd (“AS Iber Israel”) whereby AS Iber Israel will render services to the Company concerning equity and/or debt financing transactions in exchange of the following considerations:

1.	Success fee equal in amount to 10% plus VAT of the total value of the benefit, monetary or otherwise derived by the Company shall be earned in connection with any other activities as defined in the Agreement, plus 10% in share at the same value as the investment.

2.	Success fee equal in amount to 7% plus VAT of the total of any success fee earned in connection with any pre and/or post IPO and/or M&A activity whether directly arranged by AS Iber Israel and/or by any registered dealer introduced to the Company by AS Iber Israel who will be entitled to earn this fee in connection with any transaction that is either completed and/or initiated by the registered dealer for a period of 24 months after the initial introduction.

The Agreement shall be effective as of the Effective Date and shall remain in effect for a period of 24 months following the Effective Date.

F-40

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 18 - SUBSEQUENT EVENTS (cont.)

F.	Service Agreements (cont.)

1.	3D Biomedicine Science and Technology Co. Limited

On March 17, 2020 (the “Effective Date”), Todos Medical USA entered into Distribution Agreement (the “Agreement”) with 3D Biomedicine Science and Technology Co. Limited (“3DMed”), whereby at the Effective Date 3DMed hereby appointed Todos Medical USA as its non-exclusive agent for importing, marketing and distributing of the Products as defined in the Agreement in specific countries (the “Territories”). The Agreement shall be in effect for a period of one year from the Effective Date (the “Term”) and will be extending automatically for an additional period of three years unless terminated by either party at the end of the Term by giving the other party termination notice in writing at least 90 days prior to the Term end.

At the initial of the Agreement, the Company will validate the performance of the Products provided by 3DMed (the “Validation Stage”). If the Validation Stage result will be accepted by the Company, both parties will have further commercial cooperation according to the terms of the Agreement, under which the Company will be committed to minimum purchase quantities of the Products according to the supply price as defined in the Agreement.

Having said that, in consideration for the reduced the supply price, the Company will issue to 3DMed restricted ordinary shares amounted to $250,000 at the end of the Validation Stage upon successful completion of the Validation. The shares will be priced as of the closing date of March 13, 2020.

At the date of the singing on these financial statements, the Validation Stage is still in progress.

1.	Gibraltar Brothers and Associates LLC

On March 19, 2020 (the “Effective Date”), Todos Medical USA entered into Distribution Agreement (the “Agreement”) with Gibraltar Brothers and Associates LLC (“Gibraltar”), whereby at the Effective Date Gibraltar hereby appointed Todos Medical USA as its exclusive agent for importing, marketing and distributing of the Products as defined in the Agreement in specific countries (the “Territories”). The Agreement shall be in effect for a period of one year from the Effective Date (the “Term”) and will be extending automatically for an additional period of three years unless terminated by either party at the end of the Term by giving the other party termination notice in writing at least 90 days prior to the Term end.

During the first three months of the Term (the “Preliminary Period”), the Company will set up the infrastructure for the marketing, selling and distribution of the Products in the Territories (the “Preliminary Stage”). The Company will bear all costs of the Preliminary Stage. Gibraltar will provide the Company with the Products free of charge to be used for non-revenue producing purposes in furtherance of the Preliminary Stage.

Both parties have commercial cooperation according to the terms of the Agreement, under which the Company will be committed to minimum purchase quantities of the Products according to the supply price as defined in the Agreement.

1.	Zhengzhou Fortune Bioscience Co. Ltd

On April 18, 2020, Todos Medical USA entered into an Original Equipment Manufacturing (OEM) agreement with Zhengzhou Fortune Bioscience Co. Ltd. (Zhengzhou) for the manufacture of immunochromatography-based colloidal gold SARS-nCoV-2 fingerprick IgM/IgG and IgA/IgM/IgG – IgD/IgE rapid antibody test (Zhengzhou Colloidal Gold). Zhengzhou has applied for Emergency Use Authorization (EUA) with the United States Food & Drug Administration (US FDA).

F-41

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 18 - SUBSEQUENT EVENTS (cont.)

F.	Service Agreements (cont.)

1.	Gnomegen, LLC

On May 7, 2020 (the “Effective Date”), Todos Medical USA entered into an Exclusive Distribution Agreement (the “Agreement”) with Gnomegen LLC (“Gnomegen”) whereby at the Effective Date Gnomegen hereby appointed Todos Medical USA as its exclusive agent for importing, marketing and distributing of SARS-nCoV-2 PCR test kits in specific countries (the “Territories”) as defined in the Agreement. The Agreement shall be in effect for a period of two years from the Effective Date (the “Term”) and will be extending automatically for an additional period of three years unless terminated by either party at the end of the Term by giving the other party termination notice in writing at least 90 days prior to the Term end.

Todos Medical USA is committed to minimum purchase quantities of the Products according to the supply price as defined in the Agreement.

Gnomegen has received Emergency Use Authorization (EUA) with the United States Food and Drug Administration (US FDA).

1.	Zhengzhou

On May 12, 2020, Todos Medial USA entered into a Non-Exclusive Distribution Agreement (the Agreement”) with Zhengzhou Fortune Bioscience Co., Ltd. (“Zhengzhou”), pursuant to which Todos Medial USA has been appointed as distributor of Zhengzhou’s Products as defined in the Agreement in United States. Zhengzhou has applied for Emergency Use Authorization (EUA) with the United States Food and Drug Administration (US FDA).

1.	Dawson James Securities

On April 6, 2020 (the “Effective Date”), the Company entered into an engagement agreement with Dawson James Securities (“Dawson”) to act as lead or managing placement agent on a best efforts basis in connection with any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom Dawson had introduced to the Company during a period of 60 days commencing the Effective Date (the “Engagement Period”) if such Tail Financing is consummated at any time during the Engagement Period or within the 12-month period following the expiration or termination of Agreement or the completion of the offering (the “Tail Period”). If the offering is completed, for a period of 12 months from the offering date, the Company grants Dawson the right of first refusal to act as lead managing underwriter or book runner, or as lead placement agent, for any and all future equity, equity-linked or debt (excluding commercial bank debt) offerings during such period, of the Company, or any successor to or any subsidiary of the Company.

In consideration for the services to be rendered by Dawson, the Company will pay to Dawson a placement agent fee of 8% of the gross proceeds received in the Offering; provided that such fee will be reduced to 7% for investors introduced to Dawson by the Company. As additional compensation for Dawson’s services, the Company shall issue to Dawson or its designees at the closing of the offering (“Closing”) warrants (the “Placement Agent’s Warrants”) to purchase that number of Securities equal to 5% of the aggregate number of securities sold in the offering. The Placement Agent’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the five-year period commencing six months from the closing of the offering, at a price per share equal to 125% of the price per Security issued in the offering. The Placement Agent’s Warrant will provide for a cashless exercise provision, registration rights (including a one-time demand registration right and unlimited piggyback rights) and customary anti-dilution provisions (for stock dividends and splits and recapitalizations).

F-42

NOTES TO FINANCIAL STATEMENTS (cont.)

NOTE 18 - SUBSEQUENT EVENTS (cont.)

G.	Contingencies

Strategic Global Research and Development, Inc

On February 13, 2020 Strategic Global Research and Development, Inc (“Strategic” or “SGR&D”), brought suit against Amarantus and the Company in the United States District Court for the Central District of California Eastern Division for failure to pay for consulting services with respect to sales and marketing support and assistance that were contracted on April 12, 2018.

SGR&D claims it was not paid on time and is owed $91,319, allegedly consisting of $71,209 in unpaid consulting fees and late fees, plus $20,110 in unreimbursed expenses for travel and the like plus late fees. On April 8, 2020, SGR&D’s attorney sent a settlement proposal e-mail offering to settle for the full amount of the claim paid over-time at $4,000 per month with 5% interest compounded monthly, with acceleration and confession of judgment upon default. Defendants have elected not to respond at present, until a lump-sum settlement proposal is fully funded with available funds.

Based on opinion of management and the advice of the legal counsel of the Company, at this stage the outcome of the litigation is inherently unpredictable

F-43

50,000,000 Ordinary Shares

TODOS MEDICAL LTD.

PROSPECTUS

, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors, Officers, Employees and Agents

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. A company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of the duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. An Israeli company may not exculpate a director from liability arising out of a breach of the duty of care with respect to a dividend or distribution to shareholders.

Under the Companies Law and the Securities Law, 5728—1968, or the Securities Law, a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:

●	a monetary liability incurred by or imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such undertaking must be limited to certain events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the foreseen events and described above amount or criteria;

●	reasonable litigation expenses, including reasonable attorneys’ fees, incurred by the office holder as (1) a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (2) in connection with a monetary sanction; a monetary liability imposed on him or her in favor of an injured party at an Administrative Procedure (as defined below) pursuant to Section 52(54)(a)(1)(a) of the Securities Law;

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees; and

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent.

“Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Under the Companies Law and the Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a breach of duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a monetary liability imposed on the office holder in favor of a third party;

●	a monetary liability imposed on the office holder in favor of an injured party at an Administrative Procedure pursuant to Section 52(54)(a)(1)(a) of the Securities Law; and

II-1

●	expenses incurred by an office holder in connection with an Administrative Procedure, including reasonable litigation expenses and reasonable attorneys’ fees.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our amended and restated articles of association permit us to, exculpate, indemnify and insure our office holders as permitted under the Companies Law. Our office holders are currently covered by a directors and officers’ liability insurance policy. As of the date of this registration statement, no claims for directors’ and officers’ liability insurance have been filed under this policy, we are not aware of any pending or threatened litigation or proceeding involving any of our directors or officers in which indemnification is sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

In the opinion of the SEC, however, indemnification of directors and office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

Recent Sales of Unregistered Securities

Set forth below are the sales of all securities of the registrant sold by the registrant within the past three years which were not registered under the Securities Act. All such sales were made under either Section 4(a)(2) of the Securities Act or in reliance upon the exemption contained in Regulation S under the Securities Act:

On June 20, 2016, the Company entered into a Consulting Service Agreement with PCG Advisory Group (“PCG”), pursuant to which PCG undertook to provide the Company with markets advisory, investor relations and media strategies for a period of 7 months commencing the date of the agreement. As partial consideration for the above services, the Company agreed to issue to PCG 50,000 ordinary shares for each calendar month of the term. The Company issued 350,000 ordinary shares to PCG.

On October 18, 2016, the Company entered into a Consulting Agreement with a consultant (the “Consultant”), pursuant to which the Consultant undertook to provide strategic cooperation and technology consulting for a period of two years from the date of the agreement. Unless terminated, the agreement will be automatically renewed for consecutive one-year periods. Based on the agreement, the Company issued to the Consultant 620,521 warrants to purchase ordinary shares of the Company at an exercise price of NIS 0.01 (approximately $0.0026) per share. The Consultant has exercised all of the warrants.

In October 2017, the Company signed a share purchase agreement with certain investors for an investment of $625,000 in exchange for the issuance of 1,061,125 ordinary shares.

On November 18, 2018, the Company signed a share purchase agreement with an investor for an investment of $100,000 in exchange for the issuance of 800,000 ordinary shares and 600,000 warrants with a three year exercise period at an exercise price of the lower of $0.125 or the lowest price during the 5 trading days before the exercise notice.

II-2

On February 27, 2019, the Company entered into a joint venture agreement with Amarantus, pursuant to which the Company issued 17,986,999 Ordinary Shares, representing 19.99% of the Company, to Amarantus, in exchange for Amarantus transferring to the Company 19.99% of the outstanding equity securities of Breakthrough, a wholly owned subsidiary of Amarantus, and for Amarantus assigning the University of Leipzig License Agreement to Breakthrough. On July 28, 2020, the Company entered into Amendment No. 1 to the Binding Joint Venture Agreement with Amarantus pursuant to which the parties agreed that the Company would issue 49.9% of its ordinary shares as of December 31, 2019 to Amarantus in exchange for the 80.01% equity interest it does not own of Breakthrough Diagnostics, Inc. In addition, Amarantus will receive a 10% royalty on LymPro intellectual property, and an additional $150,000 payment. The Breakthrough transaction closed on July 28, 2020. As part of the closing, we issued to Amarantus another 67,599,796 ordinary shares, giving Amarantus a total of 85,586,795 ordinary shares (which equals 49.9% of the ordinary shares that were outstanding as of December 31, 2019). We must pay Amarantus the additional $150,000 no later than July 28, 2021

On February 27, 2019, we entered into a convertible bridge loan agreement, and have issued notes and warrants relating thereto, to obtain loans from several private lenders, including DPH Investment Ltd., a holder of 11.5% of our shares (as of such date), to finance the Company’s activities through the consummation of a proposed public offering and our planned uplisting to the NASDAQ Capital Market. As of April 15, 2019, we have obtained $1,010,500 in bridge loan financing, and have commitments for an additional $340,000 subject to certain milestones. The loans, which have an original issue discount of ten percent (10%), bear interest at a flat rate of ten percent (10%) and have a maturity date six months after receipt of the loan funds. The loans are convertible into ordinary shares of the Company after the maturity date at a conversion price equal to 70% of the average closing bid price of the Company’s Ordinary Shares in the five days prior to the conversion. In the event the Company defaults under the loan agreement, the conversion price will be reduced to 60% of the average closing bid price of the Company’s Ordinary Shares in the 15 days prior to the conversion. In addition, each lender received a warrant to purchase an amount of ordinary shares equal to 25% of the amount loaned by such lender, with the warrant exercise price to be equal to the offering price in the proposed public offering, or, in the event its loan is converted into shares, the warrant exercise price will be equal to the applicable closing bid price of the Company’s shares at the time of the conversion of the loan. The warrants may be exercised only during the period beginning on the date that is six months after the date that the warrant exercise price and the number of warrant shares are determined and ending on the date that is three years thereafter.

On March 10, 2019, we entered into an amendment to the bridge loan agreement. The amendment provides for a 10% penalty if we repay the loan prior to the maturity date. In addition, we agreed to grant each lender a warrant to purchase an additional amount of ordinary shares equal to 25% of the amount loaned by such lender, under the same terms as the original warrant, but with a warrant exercise price equal to 150% of the closing bid price of our shares on the day prior to the closing of the bridge loan transaction.

On February 10, 2020, the Company entered into a Business Development Agreement (the “BDA”) with Orion Capital Advisors, LLC (“BDC”) whereby BDC will provide business development service to the Company which include inter alia (a) review and advice concerning the technical design of existing and planned products or services; (b) business development assistance including terms of possible transactions and suggestions during negotiations; (c) sales assistance through the development of business models and sales strategy; (d) advice regarding financing, review of proposed term sheets, capitalization planning and, where appropriate, participation in negotiations; (e) strategic consulting regarding product planning, market development, marketing and public relations; (f) consulting on corporate structure, employee stock option structure, warrant arrangements and intellectual property planning; (g) introductions to potential strategic partners and other alliance candidates; (h) introductions to prospective customers for the Company’s products or services.

Upon signing the BDA, the Company issued 2,500,000 unregistered ordinary shares to BDC.

The term of this Agreement is through August 10, 2020

On June 15, 2020 (the “Issuance Date”), the Company issued a convertible note in the original principal amount of $375,000 (the “Rotbard Note”) to Mr. Shmuel Rotbard (the “Holder”), a resident of Israel, in a transaction that is exempt from registration under Regulation S under the Securities Act. We received $315,000 under the Rotbard Note, which reflected an original issue discount equal to $60,000. The Rotbard Note bears interest at a rate of 2% per annum. Both principal and interest are payable in one installment on June 15, 2021.

During the first 40 days after the Issuance Date, the Company has the right to redeem the Rotbard Note at a price equal to 125% of the Note’s face amount.

The Holder is entitled, at its option, at any time, to convert all or any amount of the principal face amount of the Rotbard Note and the accumulated interest then outstanding into the Company’s ordinary shares at a price equal to 80% of the lower of (i) the lowest closing bid price on the trading day prior to the Issuance Date or (ii) the lowest trading price of the ordinary shares as reported by the trading market on which the Company’s shares are traded, for the 20 prior trading days including the day upon which a conversion notice is received (the “Conversion Price”).

II-3

Upon the occurrence of a Sale Event as defined in the Rotbard Note, the Company shall, upon request of the Holder, redeem the Rotbard Note in cash for in an amount equal to 150% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, the Holder may convert the unpaid principal amount of the Rotbard Note and the unpaid interest into ordinary shares of the Company at the Conversion Price immediately prior to such Sale Event.

Upon the occurrence of an Event of Default (as defined in the Rotbard Note), the Rotbard Note shall accrue interest at the lower of (i) 24% per annum or (ii) the highest rate of interest permitted by law. In addition, the Company will be subject to the penalty fee as described in paragraph 8 of the Rotbard Note.

On June 23, 2020, we entered into a Securities Purchase Agreement with Daniel Reich (“Reich”) pursuant to which Reich purchased from Todos (a) a convertible note in the original principal amount of $400,000 including an original issue discount of $100,000, and (b) a warrant to purchase up to 3,000,000 ordinary shares of the Company at an exercise price of ten cents per share for a period of five years.

On June 29, 2020, we entered into a Securities Purchase Agreement with Alexsander Shmuel Bar On (“Bar On”) pursuant to which Bar On purchased from Todos (a) a convertible note in the original principal amount of $62,500 including an original issue discount of $12,500 and interest payable in ordinary shares of Todos, and (b) a warrant to purchase up to 500,000 ordinary of shares of the Company at an exercise price of ten cents per share for a period of up to five years.

On July 9, 2020, we entered into a Securities Purchase Agreement with Leviston Resources, LLC (“Leviston”) pursuant to which Leviston purchased from Todos (a) 4,000,000 ordinary shares, (b) a convertible note in the original principal amount of $2,000,000, including an original issue discount of $500,000, and (c) warrants to purchase up to 5,000,000 ordinary shares for a period of five years having an exercise price equal to the lower of (i) $0.10 and (ii) the lowest exercise price of issued and outstanding warrants, subject to adjustment as described therein. Todos also issued an additional 2,000,000 shares to Leviston as a diligence fee.

On July 28, 2020, the Company held a final closing of a financing round of $2,015,000 in convertible notes in the aggregate. The Company entered into multiple securities purchase agreements with institutional and high net worth investors (the “Todos Investors”) pursuant to which the Company agreed to issue to the Todos Investors secured promissory convertible notes in an aggregate principal amount of $2,149,166 (the “Convertible Note”). The Convertible Notes bear interest at 2% per annum. The Convertible Notes are convertible into ordinary shares of the Company (“Conversion Shares”) for 40 days following the date of closing at 150% of the closing bid price of the Company’s ordinary shares on such closing date. After the 40 days, the conversion price equals the lower of (i) 60% of the lowest VWAP trading price of the ordinary shares during the eleven trading days immediately prior to the date of conversion, (ii) 150% of the closing bid price of the Company’s ordinary shares on such closing date and (iii) 150% of the closing bid price on the date of effectiveness of the Company’s registration statement covering the converted shares. $2,000,000 was disbursed to the Company. In addition, the Company issued to certain of the Todos Investors a total of, 4,000,000 shares as a commitment fee (the “Commitment Shares”) and an additional 2,000,000 shares as a diligence fee (the “Diligence Shares”). The Company also issued warrants to the Todos Investors to purchase up to an aggregate 23,500,000 shares (the “ Warrant Shares”) at an exercise price of $0.10 per share exercisable at any time until expiration dates ranging from July 9, 2025 to July 28, 2025. Pursuant to a Registration Rights Agreement, the Company agreed to file within 17 days after the closing date, a registration statement on Form F-1 registering for resale the Conversion Shares, Commitment Shares, Diligence Shares and the Warrant Shares. The Company agreed to use its reasonable best efforts to cause the registration statement to be effective within 90 days after the closing date.

Lincoln Park Financing

On August 4, 2020, we entered into a purchase agreement with Lincoln Park, which we refer to in this prospectus as the Purchase Agreement, pursuant to which Lincoln Park has agreed to purchase from us up to an aggregate of $10,275,000 of our ordinary shares (subject to certain limitations) from time to time over the term of the Purchase Agreement. (See “The Lincoln Park Transaction” below for a description of that agreement and “Selling Shareholder” for additional information regarding Lincoln Park.) Also on August 4, 2020, we entered into a registration rights agreement with Lincoln Park, which we refer to in this prospectus as the Registration Rights Agreement, pursuant to which we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares that have been or may be issued to Lincoln Park under the Purchase Agreement.

This prospectus covers 50,000,000 ordinary shares, all of which are offered for sale by the selling shareholder, Lincoln Park Capital Fund, LLC (“Lincoln Park”). The 50,000,000 ordinary shares are comprised of: (i) 5,812,500 shares that we already issued to Lincoln Park as a commitment fee for making the commitment under the August 4, 2020 purchase agreement with Lincoln Park (“Purchase Agreement”), (ii) 3,247,500 shares that we sold to Lincoln Park for $275,000 on August 5, 2020 for their initial purchase under the Purchase Agreement, and (iii) an additional 40,750,000 shares we have reserved for issuance to Lincoln Park in the future under the Purchase Agreement, if and when we sell shares to Lincoln Park under the Purchase Agreement.

II-4

Other than 5,812,500 ordinary shares that we have already issued to Lincoln Park pursuant to the terms of the Purchase Agreement as consideration for its commitment to purchase our ordinary shares under the Purchase Agreement, and 3,247,500 shares issued to Lincoln Park for its initial $275,000 purchase of ordinary shares on August 5, 2020, we do not have the right to commence any further sales to Lincoln Park under the Purchase Agreement until certain conditions set forth in the Purchase Agreement, all of which are outside of Lincoln Park’s control, have been satisfied, including that the SEC has declared effective the registration statement that includes this prospectus. Thereafter, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase our ordinary shares in amounts up to 500,000 shares on any single business day, subject to a maximum of $500,000 per purchase, plus other “accelerated amounts” under certain circumstances. There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our ordinary shares to Lincoln Park. The purchase price of the shares that may be sold to Lincoln Park under the Purchase Agreement will be based on the market price of our ordinary shares preceding the time of sale as computed under the Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, share split, or other similar transaction occurring during the business days used to compute such price. We may at any time in our sole discretion terminate the Purchase Agreement without fee, penalty or cost upon one business day notice. There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

As of July 31, 2020, we had approximately 294,546,835 ordinary shares outstanding, of which approximately 159,897,855 shares were held by non-affiliates, not including the 9,250,000 shares that we have already issued to Lincoln Park under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to an additional $10,000,000 of our ordinary shares to Lincoln Park, only an additional 40,750,000 of our ordinary shares are being offered under this prospectus, which may be issued to Lincoln Park in the future under the Purchase Agreement, if and when we sell shares to Lincoln Park under the Purchase Agreement. If all of the 50,000,000 shares offered by Lincoln Park under this prospectus were issued and outstanding as of the date hereof, such shares would represent 14.4% of the total number of our ordinary shares outstanding and 26.6% of the total number of outstanding shares held by non-affiliates, in each case as of the date hereof. Depending on the price per share at which we sell our ordinary shares to Lincoln Park, we may be authorized to issue and sell to Lincoln Park under the Purchase Agreement more our ordinary shares than are offered under this prospectus. In that event, if we desire to issue and/or sell to Lincoln Park more than the 50,000,000 shares offered under this prospectus, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our shareholders. The number of shares ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of shares we direct Lincoln Park to purchase under the Purchase Agreement.

The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any ordinary shares if those shares, when aggregated with all other ordinary shares then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of our then total outstanding ordinary shares, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder, which limitation we refer to as the Beneficial Ownership Cap. Currently, Lincoln Park owns and aggregate of 9,250,000 shares, which represents 3.0% of our total outstanding ordinary shares.

Issuances of our ordinary shares in this offering will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted as a result of any such issuance. Although the number of ordinary shares that our existing shareholders own will not decrease, the shares owned by our existing shareholders will represent a smaller percentage of our total outstanding shares after any such issuance to Lincoln Park.

Concurrently with this prospectus, we are filing the Other F-1. The 131,114,728 shares to be registered for resale on behalf of the other investors by the Other F-1 are not included in our outstanding shares in this prospectus, but will have a similar dilutive effect on our existing shareholders. The other shares being registered pursuant to the Other F-1 are included in our outstanding shares in this prospectus when such share numbers are calculated on a fully diluted basis.

We claimed exemption from registration under the Securities Act for these issuances described above under Section 4(a)(2) or Regulation S promulgated under the Securities Act, as well as, with respect to grants of share options, under Rule 701 of the Securities Act as transactions pursuant to written compensatory plans or pursuant to a written contract relating to compensation. No form of general solicitation or general advertising was conducted in connection with any of these sales, and no underwriters were employed.

II-5

Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Amended and Restated Articles of Association of Todos Medical Ltd. (filed as Exhibit 99.1 to the Company’s current report on Form 6-K (File No. 333-209744) filed on March 30, 2017, and incorporated herein by reference).

4.1	Todos Medical Ltd. 2015 Israeli Share Option Plan (filed as Exhibit 10.7 to the Company’s registration statement on Form F-1 (File No. 333-209744) filed on February 26, 2016, and incorporated herein by reference).

5.1	Opinion of Rimon, PC.*

10.1	Summary English Translation of Lease Agreement for Corporate Offices in Rehovot, Israel (filed as Exhibit 10.4 to the Company’s registration statement on Form F-1 (File No. 333-209744) filed on February 26, 2016, and incorporated herein by reference).

10.2	Employment Agreement, dated March 16, 2017, between Todos Medical Singapore Pte Ltd. and Dr. Wee Yue Chew and warrant agreement, dated March 16, 2017, between Todos Medical Ltd. and Dr. Wee Yue Chew (filed as Exhibit 4.12 to Form 20-F (File No. 333-209744) filed on May 1, 2017, and incorporated herein by reference).

10.3	Convertible Bridge Loan Agreement, dated February 27, 2019, filed as Exhibit 4.1 to the Company’s Form 6-K filed on February 28, 2019

10.4	Amendment to Convertible Bridge Loan Agreement, dated February 27, 2019, filed as Exhibit 4.1 to the Company’s Form 6-K filed on March 12, 2019

10.5

Share Purchase and Assignment of License Agreement among Todos Medical Ltd., Amarantus Bioscience Holdings, Inc., and Breakthrough Diagnostics, Inc., dated February 27, 2019, filed as Exhibit 4.4 to the Company’s Form 6-K filed on February 28, 2019

10.6	Assignment and Loan Conversion Agreement among the Company, Adeline Holdings Ltd., Yitzhak Ostrovitsky, and Sorry Doll Ltd. and S.B. Nihul Merkakein Ltd., dated November 28, 2018, filed as Exhibit 4.9 to the Company’s Form 20-F filed on March 28, 2019, and incorporated herein by reference

10.7	Marketing and Reseller Agreement, between the Company and Care G.B. Plus Ltd., dated December 20, 2018 filed as Exhibit 4.10 to the Company’s Form 20-F filed on March 28, 2019, and incorporated herein by reference

10.8	Exclusive option agreement among the Company, Strategic Investment Holdings, LLC, Ascenda BioSciences LLC and Provista Diagnostics, Inc. dated January 6, 2020.*

10.9	2% Convertible Redeemable Note made by the Company in favor of Shmuel Rotbard in the original principal amount of $375,000 dated June 15, 2020.*

10.10	Securities Purchase Agreement with Daniel Reich, dated June 23, 2020.*

10.11	Securities Purchase Agreement with Alexsander Shmuel Bar On, dated June 29, 2020.*

10.12	Securities Purchase Agreement, dated July 9, 2020, with Leviston Resources, LLC.*

10.13	Form of convertible note dated July 28, 2020, between the Company and the Todos Investors.*

10.14	Purchase Agreement dated as of August 4, 2020 by and between Todos Medical Ltd. and Lincoln Park Capital Fund, LLC. filed as Exhibit 10.1 to the Company’s Form 6-K filed on August 6, 2020.

10.15	Registration Rights Agreement dated as of August 4, 2020 by and between Todos Medical Ltd. and Lincoln Park Capital Fund, LLC, filed as Exhibit 10.2 to the Company’s Form 6-K filed on August 6, 2020.

10.16	Research and License Agreement with B.G. Negev Technologies and Applications Ltd. and Mor Research Applications Ltd., dated April 26, 2010, as amended June 25, 2012 (filed as Exhibit 10.1 to the Company’s registration statement on Form F-1 (File No. 333- 209744) filed on February 26, 2016, and incorporated herein by reference).

10.17	Addendum No. 2 to Research and License Agreement Dated March 19, 2017, as amended on June 25, 2012 with B.G. Negev Technologies and Applications Ltd. and Mor Research Applications Ltd. (filed as Exhibit 4.2 to Form 20-F (File No. 333-209744) filed on May 1, 2017, and incorporated herein by reference).

10.18	Employment Agreement between the Company and Dr. Herman Weiss, dated March 25, 2019, filed as Exhibit 10.11 to the Company’s Registration Statement on Form F-1 filed on April 22, 2019, and incorporated herein by reference.

21.1	List of Subsidiaries

23.1	Consent of Fahn Kanne, Grant Thornton.

23.2	Consent of Rimon PC (incorporated in Exhibit 5.1)*.

24.1	Power of Attorney (included on signature page to registration statement).

* To be filed by amendment

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Undertakings

The undersigned Registrant hereby undertakes to:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form F-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York and Rehovot, Israel on August 11, 2020.

TODOS MEDICAL LTD.
(Registrant)

By:	/s/ Gerald Commissiong
Gerald Commissiong
Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Daniel Hirsch
Chief Financial Officer
(Principal Financial and Accounting Officer)

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POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Gerald Commissiong, in his individual capacity, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as we might or could do in person, hereby ratifying and confirming all facts and things that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	TITLE	DATE

/s/ Gerald Commissiong	Chief Executive Officer (Principal	August 11, 2020
Gerald Commissiong	Executive Officer) and Director

/s/ Daniel Hirsch	Chief Financial Officer (Principal	August 11, 2020
Daniel Hirsch	Financial and Accounting Officer) and Director

/s/ Moshe Schlisser	Director	August 11, 2020
Moshe Schlisser

/s/ Moshe Abramovitz	Director	August 11, 2020
Moshe Abramovitz

/s/ Lauren Chung	Director	August 11, 2020
Lauren Chung

/s/ Herman Weiss	Director	August 11, 2020
Dr. Herman Weiss

II-9

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Todos Medical Ltd., has signed this registration statement on August 11, 2020.

Authorized U.S. Representative

/s/ Donald J. Puglisi
Managing Director Puglisi & Associates

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